    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1997


                                                      REGISTRATION NO. 333-34627
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               PKS HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

          STATE OF DELAWARE                           91-1842817                               161,162
   (State Or Other Jurisdiction Of       (I.R.S. Employer Identification No.)        (Primary Standard Industrial
    Incorporation Or Organization)                                                   Classification Code Number)

                         ------------------------------

                            PETER KIEWIT SONS', INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          STATE OF DELAWARE                           47-0210602                   1221, 161, 162, 4813, 4911, 7374
   (State Or Other Jurisdiction Of       (I.R.S. Employer Identification No.)        (Primary Standard Industrial
    Incorporation Or Organization)                                                   Classification Code Number)

              PKS HOLDINGS, INC.                            PETER KIEWIT SONS', INC.
               1000 KIEWIT PLAZA                                1000 KIEWIT PLAZA
             OMAHA, NEBRASKA 68131                            OMAHA, NEBRASKA 68131
                (402) 342-2052                                   (402) 342-2052

              (Address, Including Zip Code, And Telephone Number,
     Including Area Code, Of Each Registrant's Principal Executive Offices)
                         ------------------------------

            THOMAS C. STORTZ, ESQ.                          MATTHEW J. JOHNSON, ESQ.
              PKS HOLDINGS, INC.                            PETER KIEWIT SONS', INC.
               1000 KIEWIT PLAZA                                1000 KIEWIT PLAZA
             OMAHA, NEBRASKA 68131                            OMAHA, NEBRASKA 68131
                (402) 342-2052                                   (402) 342-2052

 (Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                    Of Each Registrant's Agent For Service)

                                     COPIES TO:

                              JOHN S. D'ALIMONTE, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 821-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the satisfaction or waiver of the conditions of the transaction referred to in this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [   ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

    The matters discussed below are referred to herein as the "Transaction."

    Acting pursuant to authority granted to it in the Restated Certificate of Incorporation (the "PKS Certificate") of Peter Kiewit Sons', Inc. ("PKS"), the Board of Directors of PKS (the "PKS Board") has determined to require, subject to the satisfaction of certain conditions, all holders of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class C Stock"), to exchange (the "Share Exchange") such shares for shares of Common Stock, par value $.01 per share (the "Exchanged Shares") of PKS Holdings, Inc. ("PKS Holdings"), a newly formed, direct, wholly owned subsidiary of PKS which will hold all of the assets and liabilities of the construction business of PKS. This Registration Statement constitutes a registration statement of PKS Holdings with respect to the Exchanged Shares.

    Prior to the Share Exchange, PKS will declare a dividend of eight-tenths of one share of newly created Class R Convertible Common Stock, par value $.01 per share ("Class R Stock"), of PKS with respect to each then-outstanding share of Class C Stock. Subject to the terms and conditions of the Class R Stock to be contained in the PKS Certificate, each share of Class R Stock will be convertible into shares of Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock"), of PKS. The eight-tenths of one share of Class R Stock will attach to the Exchanged Share which will be exchanged for such share of Class C Stock in the Share Exchange. This Registration Statement also constitutes a registration statement of PKS with respect to the Class R Stock and the shares of Class D Stock issuable upon conversion of the Class R Stock.

    Although stockholder action with respect to the Share Exchange is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and PKS stockholders. In addition, certain pre-Transaction and post-Transaction changes to the PKS Certificate are being proposed which require approval of the holders of Class C Stock, the holders of Class D Stock and all holders of PKS stock as a group. The amendment and restatement of the Peter Kiewit Sons', Inc. 1995 Class D Stock Plan is also being presented for the approval of all holders of PKS stock as a group. The Proxy Statement/Joint Prospectus included in this Registration Statement constitutes a proxy statement of PKS with respect to the PKS Board's solicitation of such ratification and approval.

                            PETER KIEWIT SONS', INC.

                               1000 KIEWIT PLAZA

                             OMAHA, NEBRASKA 68131


                                                               November   , 1997


Dear Kiewit Shareholder:

    After careful consideration, the Peter Kiewit Sons', Inc. Board of Directors has decided to separate the Construction Group and the Diversified Group into two independent companies. The Board of Directors believes that this separation will enable the Diversified Group to pursue aggressively its business plan while allowing the Construction Group to focus on its core construction and mining businesses.


    The enclosed Proxy Statement/Joint Prospectus describes certain transactions and certain amendments to the PKS Certificate of Incorporation that are intended to accomplish the separation and to recognize the elimination of the Class C stockholders' right to convert Class C Stock into Class D Stock. It also describes the amendment and restatement of the PKS Stock Option Plan proposed in connection with the implementation of the Diversified Group's business plan. The Board of Directors believes that these transactions, the certificate amendments and the option plan amendment and restatement are in the best interest of PKS and its stockholders, and unanimously recommends that you vote for the transactions, certificate amendments and the option plan amendment and restatement. We urge you to read the Proxy Statement/Joint Prospectus carefully and to return your signed proxy as soon as possible.


                                          Sincerely yours,

                                          Walter Scott, Jr.

                                          CHAIRMAN OF THE BOARD

                                            AND PRESIDENT

                            PETER KIEWIT SONS', INC.

                               1000 KIEWIT PLAZA

                             OMAHA, NEBRASKA 68131

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                          TO BE HELD DECEMBER 8, 1997



    A special meeting (the "Special Meeting") of stockholders ("PKS Stockholders") of Peter Kiewit Sons', Inc. ("PKS") will be held on December 8, 1997, at 10:00 a.m. local time, at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131, to consider and vote on four separate proposals that, as described more fully in the attached Proxy Statement/Joint Prospectus, provide for:



    1. Ratification of the decision of the Board of Directors of PKS (the "PKS Board") to separate the construction business of PKS and the diversified business of PKS into two independent companies. The PKS Board would effect this separation by (i) declaring a dividend of eight-tenths of one share of newly created Class R Convertible Common Stock, par value $.01 per share ("Class R Stock"), of PKS with respect to each outstanding share of Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class C Stock"), of PKS, and (ii) causing each outstanding share of Class C Stock to be mandatorily exchanged (the "Share Exchange") by resolution of the PKS Board pursuant to existing provisions of the PKS Restated Certificate of Incorporation (the "PKS Certificate") for one outstanding share of Common Stock, par value $.01 per share, of PKS Holdings, Inc. ("PKS Holdings"), a newly formed, direct, wholly owned subsidiary of PKS, to which the eight-tenths of one share of Class R Stock would attach (collectively, the "Transaction"). PKS following the Transaction is referred to as "Diversified Holdings."



    2. Approval of amendments to the PKS Certificate (the "Initial Certificate Amendments"), to be implemented promptly following approval at the Special Meeting, to: (i) create the Class R Stock to be distributed in the Transaction;
(ii) increase from 50,000,000 to 500,000,000 the number of shares of Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock"), which PKS is authorized to issue; (iii) designate 10 shares of Class D Stock as "Class D Stock, Non-Redeemable Series"; and (iv) eliminate the requirement that the Certificate of Incorporation of PKS Holdings as in effect at the time of the Share Exchange be substantially similar to the PKS Certificate.



    3. Approval of amendments to the PKS Certificate (the "Post-Transaction Certificate Amendments" and, together with the Initial Certificate Amendments, the "Certificate Amendments") to be effected only if the Transaction is consummated, to: (i) redesignate Class D Stock as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series"; (ii) authorize the issuance of series of preferred stock, the terms of which are to be determined by the board of directors of Diversified Holdings (the "Diversified Holdings Board"); (iii) modify the repurchase rights to which the holders of Class D Stock are entitled; (iv) delete the provisions regarding Class C Stock; (v) classify the Diversified Holdings Board; (vi) prohibit stockholder action by written consent; (vii) empower the Diversified Holdings Board, exclusively, to call special meetings of the stockholders; (viii) require a super-majority vote of stockholders to amend the Diversified Holdings by-laws; and (ix) make certain other non-substantive changes consistent with the implementation of the foregoing, as described in the attached Proxy Statement/Joint Prospectus.


    4. Approval of the amendment and restatement of the Peter Kiewit Sons', Inc. 1995 Class D Stock Plan (the "Restated Plan").


    Holders of record of PKS stock at the close of business on November 10, 1997 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. No business other than the Transaction, the Certificate Amendments and the Restated Plan is expected to be considered at the Special Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement/Joint Prospectus and the accompanying form of proxy are first being
mailed to PKS Stockholders on or about November   , 1997.

    Although stockholder action with respect to the Share Exchange is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and (ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Special Meeting. Accordingly, if only the minimum number of shares constituting a quorum were present at the Special Meeting, ratification of the Transaction would require the affirmative vote of 25.1% of the outstanding voting shares of PKS. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C Stock and Class D Stock, voting together. Approval of the Restated Plan requires the affirmative vote of a majority of the shares of Class C Stock and Class D Stock present and voting at the Special Meeting, voting together as a single class.



    The PKS Board has unanimously approved the Transaction, the Certificate Amendments and the Restated Plan and recommends that PKS Stockholders ratify the Transaction and approve the Certificate Amendments and the Restated Plan. Each member of the PKS Board has indicated to PKS that he intends to vote all of his shares of Class C Stock and Class D Stock to ratify the Transaction and to approve the Certificate Amendments and the Restated Plan. As of October 1, 1997, the members of the PKS Board held in the aggregate 28.79% of the outstanding shares of Class C Stock, and 20.47% of the outstanding shares of Class D Stock.



    Consummation of the Transaction is subject to ratification of the Transaction and approval of the Initial Certificate Amendments by PKS Stockholders and the receipt of certain rulings from the Internal Revenue Service or a favorable opinion of counsel as to certain U.S. federal income tax consequences of the Transaction. Consummation of the Transaction is not subject to the approval of the Post-Transaction Certificate Amendments or the Restated Plan. The PKS Board will retain discretion, even if stockholder ratification of the Transaction and approval of the Initial Certificate Amendments are obtained and such rulings or opinion are received, to abandon, defer or modify the Transaction if the PKS Board believes that to do so would be in the best interests of all PKS Stockholders. Unless the PKS Board determines to extend the date, the PKS Board intends to abandon the Transaction if it is not consummated by October 15, 1998. The PKS Board also has determined that if the Transaction is not ratified or the Initial Certificate Amendments are not approved or such rulings or opinion are not received, the PKS Board will not proceed with the Transaction. Receipt of such rulings or opinion is a non-waivable condition to the Transaction. The Post-Transaction Certificate Amendments will be effected only if the Transaction is consummated. The Restated Plan, if approved, will be implemented as soon as possible after receipt of approval. PKS does not have any present intention to issue any of the shares of preferred stock that will be authorized by the Post-Transaction Certificate Amendments.


    TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

By order of the Board of Directors,


Thomas C. Stortz
Secretary



November   , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROXY STATEMENT/JOINT PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION


      PRELIMINARY PROXY STATEMENT/JOINT PROSPECTUS DATED NOVEMBER 6, 1997


PETER KIEWIT SONS', INC.        PKS HOLDINGS, INC.
1000 KIEWIT PLAZA               1000 KIEWIT PLAZA
OMAHA, NEBRASKA 68131           OMAHA, NEBRASKA 68131

                            ------------------------

                 PROXY STATEMENT FOR SPECIAL MEETING/PROSPECTUS
                                       OF
                            PETER KIEWIT SONS', INC.
                            ------------------------

                        PROSPECTUS OF PKS HOLDINGS, INC.
                            ------------------------

                                  INTRODUCTION

    This Proxy Statement/Joint Prospectus is being furnished to stockholders of Peter Kiewit Sons', Inc., a Delaware corporation ("PKS"), who hold either shares of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class C Stock"), or shares of its Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock"), in connection with the solicitation of proxies by the Board of Directors of PKS (the "PKS Board") for use at a special meeting of stockholders of PKS (the "Special Meeting") to be held on December 8, 1997, at 10:00 a.m. local time, at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131, and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Special Meeting. At the Special Meeting, holders of Class C Stock and holders of Class D Stock (together, "PKS Stockholders") will be asked to ratify a proposed transaction (the "Transaction") to effect separation of PKS' construction business (the "Construction Group") and its diversified business (the "Diversified Group" and, together with the Construction Group, the "Business Groups"). The Transaction consists of the Share Exchange and the Class R Stock Distribution (each, as defined below).


    As a result of the Transaction: (i) PKS Holdings, Inc. ("PKS Holdings"), a newly formed, direct, wholly owned subsidiary of PKS, will become an independent company, in which PKS no longer will have an ownership interest, conducting the business of the Construction Group, and each share of Class C Stock outstanding at the time of the consummation of the Transaction (the "Effective Time") will be mandatorily exchanged (the "Share Exchange") for one outstanding share of Common Stock, par value $.01 per share ("PKS Holdings Stock"), of PKS Holdings held by PKS; and (ii) PKS will become an independent company conducting the business of the Diversified Group, and the shares of Class D Stock outstanding at the Effective Time and the shares of Class R Stock (as defined below) distributed in the Class R Stock Distribution will constitute the only outstanding shares of capital stock of PKS. All outstanding shares of PKS Holdings Stock at the Effective Time (which shares will be held by PKS prior to the Share Exchange) will be exchanged for Class C Stock pursuant to the Share Exchange. Immediately following the Transaction, PKS Holdings will be renamed "Peter Kiewit Sons', Inc." and PKS will be renamed a name that will be selected by the PKS Board. PKS, following the Transaction, is referred to in this Proxy Statement/Joint Prospectus as "Diversified Holdings."


    Prior to the Effective Time, PKS will declare a dividend (the "Class R Stock Distribution") of eight-tenths of one share of newly created Class R Convertible Common Stock, par value $.01 per share ("Class R Stock"), of PKS with respect to each then-outstanding share of Class C Stock. Subject to the terms and conditions of the Class R Stock to be contained in the Restated Certificate of Incorporation of PKS (the "PKS Certificate"), each share of Class R Stock (or fractions thereof) will be convertible into shares of Class D Stock with a value varying from $15.00 to $25.00 based upon the appraised value or average trading price per share of Diversified Holdings Stock. Conversion and transfer of Class R Stock will be subject to significant restrictions and conditions. Each eight-tenths of one share of Class R Stock distributed in the Class R Stock Distribution initially will attach to the share of Class C Stock with respect to which it is distributed and, at the Effective Time, will attach to the share of PKS Holdings Stock which is exchanged for such share of Class C Stock in the Share Exchange. PKS will have the right to redeem all the Class R Stock at a price per share equal to the par value of Class R Stock if the Transaction is abandoned. Persons issued shares of either Class C Stock or PKS Holdings Stock following the record date for the Class R Stock Distribution will not be entitled to receive Class R Stock with respect to such shares. The Transaction will be consummated on a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. See "The Transaction."


    The PKS Stockholders are also being asked to approve two separate sets of amendments to the PKS Certificate: the "Initial Certificate Amendments" and the "Post-Transaction Certificate Amendments." The Initial Certificate Amendments would amend the PKS Certificate to create the Class R Stock to be distributed in the Class R Stock Distribution, increase from 50,000,000 to 500,000,000 the number of shares of Class D Stock which PKS is authorized to issue, designate 10 shares of Class D Stock as "Class D Stock, Non-Redeemable Series" and eliminate the requirement that the Certificate of Incorporation of PKS Holdings as in effect at the time of the Share Exchange be substantially similar to the PKS Certificate. If approved, the Initial Certificate Amendments will be implemented promptly following the Special Meeting. See "The Initial Certificate Amendments." The Post-Transaction Certificate Amendments would amend the PKS Certificate to change the name of PKS to "Diversified Holdings, Inc.", redesignate Class D Stock as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series", modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other non-substantive changes consistent with the foregoing, as described herein. If approved, the Post-Transaction Certificate Amendments will be implemented immediately following the consummation of the Transaction. See "The Post-Transaction Certificate Amendments." The Initial Certificate Amendments and the Post-Transaction Certificate Amendments are collectively referred to in this Proxy Statement/Joint Prospectus as the "Certificate Amendments." Class D Stock as so redesignated and modified by the Post-Transaction Certificate Amendments is referred to herein as "Diversified Holdings Stock."

    In addition, PKS Stockholders are being asked to approve the amendment and restatement of the Peter Kiewit Sons', Inc. 1995 Class D Stock Plan (the "Restated Plan").
    This Proxy Statement/Joint Prospectus constitutes a prospectus under the Securities Act of 1933, as amended (the "Securities Act"), (i) of PKS Holdings with respect to the shares of PKS Holdings Stock to be exchanged for Class C Stock in the Transaction and (ii) of PKS with respect to (a) the shares of Class R Stock to be distributed to holders of Class C Stock pursuant to the Transaction and (b) the shares of Class D Stock issuable upon conversion of such shares of Class R Stock.
    FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE TRANSACTION, SEE "RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND OWNERSHIP OF CLASS R STOCK" ON PAGE 23 AND "RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION" ON PAGE 27.

    This Proxy Statement/Joint Prospectus and the accompanying form of proxy are
first being mailed to PKS Stockholders on or about November   , 1997. This Proxy
Statement/Joint Prospectus is dated November   , 1997.

    NEITHER THE TRANSACTION NOR THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/JOINT PROSPECTUS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR THE CERTIFICATE AMENDMENTS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/JOINT PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             AVAILABLE INFORMATION

    PKS is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by PKS with the Commission can be inspected, and copies may be obtained, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:// www.sec.gov.

    PKS and PKS Holdings have jointly filed a Registration Statement on Form S-4 (as amended and including exhibits, the "Registration Statement") with the Commission under the Securities Act (i) of PKS Holdings with respect to the shares of PKS Holdings Stock to be exchanged for Class C Stock in the Transaction, and (ii) of PKS with respect to (x) the shares of Class R Stock to be distributed to holders of Class C Stock pursuant to the Transaction and (y) the shares of Class D Stock issuable upon conversion of such shares of Class R Stock. Such information can be inspected at and obtained from the Commission in the manner set forth above. For further information pertaining to PKS, PKS Holdings, the Construction Group, the Diversified Group, Class C Stock, Class D Stock, PKS Holdings Stock and Class R Stock, reference is made to the Registration Statement. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

    PKS' publicly available information, including information filed with the Commission, includes separate financial statements, financial data and business descriptions for each of the Construction Group and the Diversified Group. The business of PKS Holdings after the Transaction will consist entirely of the business of the Construction Group. Accordingly, information herein with respect to the business of PKS Holdings is information regarding the Construction Group.


    THIS PROXY STATEMENT/JOINT PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, OTHER THAN THE EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE FROM PKS TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT/JOINT PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON TO PETER KIEWIT SONS', INC., 1000 KIEWIT PLAZA, OMAHA, NEBRASKA 68131, ATTENTION: STOCK REGISTRAR (TELEPHONE NUMBER (402) 271-2977). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE WITHIN 15 BUSINESS DAYS OF THE DATE OF MAILING OF THIS PROXY STATEMENT/JOINT PROSPECTUS.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



    The following documents, which have been filed by PKS with the Commission, are incorporated herein by reference:



    1. Annual Report of PKS on Form 10-K for the fiscal year ended December 28, 1996;



    2. Quarterly Report of PKS on Form 10-Q for the quarter ended March 31, 1997; and



    3. Quarterly Report of PKS on Form 10-Q for the quarter ended June 30, 1997.



    All documents filed by PKS with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Joint Prospectus and prior to the consummation of the Transaction shall be deemed to be incorporated by reference in this Proxy Statement/Joint Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Joint Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Joint Prospectus.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                            -----------
INTRODUCTION..............................................................................................           i
AVAILABLE INFORMATION.....................................................................................          ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................          ii
SUMMARY...................................................................................................           1
    Introduction..........................................................................................           1
    The Special Meeting...................................................................................           2
    PKS Holdings..........................................................................................           2
    Diversified Holdings..................................................................................           2
    The Transaction.......................................................................................           5
    The Certificate Amendments............................................................................           8
    The Restated Plan.....................................................................................           9
    Diversified Holdings Rights Plan......................................................................           9
    Risk Factors Regarding PKS Holdings After the Transaction and Ownership of Class R Stock..............          10
    Risk Factors Regarding Diversified Holdings After the Transaction.....................................          10
    Summary Comparison of Class C Stock and PKS Holdings Stock............................................          11
    Summary Comparison of Class D Stock and Diversified Holdings Stock....................................          15
    Installment Note Program..............................................................................          19
    Summary Historical and Pro Forma Financial Data of Peter Kiewit Sons', Inc............................          20
    Summary Historical and Pro Forma Financial Data of the Construction Group.............................          22
RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND OWNERSHIP OF CLASS R STOCK..................          23
    Loss of Conversion Right..............................................................................          23
    Future Sales of PKS Holdings Stock by PKS Holdings....................................................          23
    Limitations on the Value of Class R Stock.............................................................          23
    Limitations on Dividend, Liquidation and Voting Rights of Class R Stock...............................          24
    Restrictions on Conversion and Transfer of Class R Stock..............................................          24
    Transfers from the Construction Group.................................................................          25
    No Public Market for PKS Holdings Stock...............................................................          26
    Risks Associated with the Construction Business.......................................................          26
    Effect of Separation of the Business Groups...........................................................          26
    No Assurance of Achievement of Business Objective.....................................................          26
    Forward-Looking Information May Prove Inaccurate......................................................          26
RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION.........................................          27
    No Assurance of Achievement of Business Objectives....................................................          27
    No Assurance of Transaction Completion................................................................          27
    Potential Consequences of a Failure to Consummate the Transaction.....................................          27
    Expansion Plan Risks..................................................................................          28
    Limited Public Market for Diversified Holdings Stock; No Assurance as to Listing......................          29
    Modification of Repurchase Obligation.................................................................          30
    Risks Relating to Existing Businesses.................................................................          30
    Dividend Policy.......................................................................................          30
    Effect of Separation of the Business Groups...........................................................          31
    Certain Limitations on Changes in Control of Diversified Holdings.....................................          31

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
    Forward-Looking Information May Prove Inaccurate......................................................          31
THE SPECIAL MEETING.......................................................................................          32
    Date, Time and Place of the Special Meeting...........................................................          32
    Purpose of the Special Meeting........................................................................          32
    Recommendation of the PKS Board.......................................................................          32
    Special Meeting Record Date...........................................................................          32
    Appraisal Rights......................................................................................          32
    Voting................................................................................................          32
    Proxies...............................................................................................          33
    Solicitation Costs....................................................................................          33
THE TRANSACTION...........................................................................................          34
    General...............................................................................................          34
    Background and Purposes of the Transaction............................................................          34
    Opinion of Financial Advisor..........................................................................          38
    Recommendation of the PKS Board.......................................................................          42
    Effects of the Transaction............................................................................          42
    Names of PKS Holdings and Diversified Holdings........................................................          42
    Management of PKS Holdings and Diversified Holdings...................................................          42
    The Class R Stock Distribution........................................................................          42
    Exchange of Class C Stock; Delivery of Certificates for PKS Holdings Stock and Class R Stock..........          44
    Conditions of the Transaction.........................................................................          44
    Conversion of Class C Stock Prior to the Transaction..................................................          45
    Installment Note Program..............................................................................          46
    Arrangements for Canadian Class C Holders.............................................................          47
    Conversion of the Debentures..........................................................................          47
    Trading of PKS Holdings Common Stock..................................................................          47
    Trading of Diversified Holdings Stock.................................................................          47
    Required Vote for the Transaction.....................................................................          48
    Material U.S. Federal Income Tax Considerations.......................................................          48
    Certain Canadian Federal Income Tax Considerations....................................................          50
    Nebraska Tax Ruling...................................................................................          52
    Regulatory Approvals..................................................................................          52
    Appraisal Rights......................................................................................          52
    Accounting Treatment..................................................................................          52
    Post-Transaction Arrangements Between PKS Holdings and Diversified Holdings...........................          53
    Existing Arrangements and Relationships...............................................................          54
THE INITIAL CERTIFICATE AMENDMENTS........................................................................          55
    Class R Stock.........................................................................................          55
    Increase in Authorized Shares of Class D Stock........................................................          55
    Class D Stock, Non-Redeemable Series..................................................................          55
    Deletion of Substantially Similar Requirement.........................................................          56

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
THE POST-TRANSACTION CERTIFICATE AMENDMENTS...............................................................          57
    General...............................................................................................          57
    Capital Structure of Diversified Holdings.............................................................          57
    Board of Directors....................................................................................          58
    Stockholder Consent...................................................................................          59
    Stockholders' Meetings................................................................................          59
    Amendment of By-laws..................................................................................          60
    Repurchase Rights.....................................................................................          60
    Reasons for the Corporate Governance Provisions.......................................................          61
    Potential Consequences of the Corporate Governance Provisions.........................................          64
    Section 203 of the Delaware General Corporation Law...................................................          64
    Diversified Holdings Rights Plan......................................................................          64
THE RESTATED PLAN.........................................................................................          67
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF PETER KIEWIT SONS', INC. AND THE CONSTRUCTION GROUP...          71
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PETER KIEWIT
  SONS', INC..............................................................................................          75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE CONSTRUCTION
  GROUP...................................................................................................          83
PKS DIRECTORS AND EXECUTIVE OFFICERS......................................................................          86
PKS HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS.............................................................          88
DIVERSIFIED HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS.....................................................          90
PKS EXECUTIVE COMPENSATION................................................................................          92
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................................................          95
INTEREST OF CERTAIN PERSONS IN THE POST-TRANSACTION CERTIFICATE AMENDMENTS................................          96
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............................................          96
COMPARISON OF CLASS C STOCK AND PKS HOLDINGS STOCK........................................................          97
    General...............................................................................................          97
    Dividend Policy.......................................................................................          98
    Voting Rights.........................................................................................          98
    Repurchase Rights.....................................................................................          98
    Liquidation Rights....................................................................................          99
    Conversion Rights.....................................................................................          99
    Formula Value.........................................................................................         100
    Mandatory Exchange....................................................................................         100
    Ownership and Transferability Restrictions............................................................         101
    Listing...............................................................................................         102
    Redemption............................................................................................         102
    PKS Holdings Stock, Non-Redeemable Series.............................................................         102
    Class B Stock.........................................................................................         103
    Preferred Stock.......................................................................................         103
    Limitation on Directors' Liability....................................................................         103
COMPARISON OF CLASS D STOCK AND DIVERSIFIED HOLDINGS STOCK................................................         104
    General...............................................................................................         104
    Dividend Policy.......................................................................................         104
    Voting Rights.........................................................................................         105

                                                                                                               PAGE
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
    Repurchase Rights.....................................................................................         105
    Liquidation Rights....................................................................................         106
    Conversion Rights.....................................................................................         106
    Formula Value.........................................................................................         107
    Mandatory Exchange....................................................................................         107
    Ownership and Transferability Restrictions............................................................         107
    Listing...............................................................................................         107
    Class D Stock, Non-Redeemable Series; Diversified Holdings Stock, Non-Redeemable Series...............         108
    Preferred Stock.......................................................................................         108
    Limitation on Directors' Liability....................................................................         109
CERTAIN PER SHARE INFORMATION.............................................................................         110
    Class C Dividends and Per Share Values................................................................         110
    Class D Dividends and Per Share Values................................................................         110
DESCRIPTION OF CLASS R STOCK..............................................................................         111
    General...............................................................................................         111
    Rank..................................................................................................         111
    Dividends.............................................................................................         112
    Liquidation Rights....................................................................................         112
    Voting Rights.........................................................................................         112
    Optional Conversion...................................................................................         113
    Conversion Periods....................................................................................         113
    Conversion Condition..................................................................................         113
    Conversion Ratio......................................................................................         114
    Certain Adjustments...................................................................................         115
    Forced Conversion.....................................................................................         115
    Mandatory Conversion..................................................................................         116
    Restrictions on Transfer..............................................................................         116
    Mandatory Redemption..................................................................................         116
    Listing...............................................................................................         116
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PKS, PKS HOLDINGS AND DIVERSIFIED
  HOLDINGS................................................................................................         117
    PKS (Before the Transaction)..........................................................................         117
    PKS Holdings..........................................................................................         118
    Diversified Holdings..................................................................................         119
LEGAL MATTERS.............................................................................................         120
EXPERTS...................................................................................................         120

Index to PKS Financial Statements.........................................................................         F-1
Index to Construction Group Financial Statements..........................................................        F-51
Index to Pro Forma Information............................................................................        F-76


APPENDIX A -- BUSINESS OF PKS HOLDINGS

APPENDIX B -- BUSINESS OF DIVERSIFIED HOLDINGS

APPENDIX C -- FAIRNESS OPINION OF GLEACHER NATWEST


APPENDIX D -- FORM OF RESTATED CERTIFICATE OF INCORPORATION OF PKS HOLDINGS,
              INC.



APPENDIX E-I -- FORM OF INITIAL CERTIFICATE AMENDMENTS



APPENDIX E-II -- FORM OF RESTATED CERTIFICATE OF INCORPORATION OF DIVERSIFIED
                 HOLDINGS

                                    SUMMARY

    The following summary is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement/Joint Prospectus and the Appendices hereto. PKS Stockholders are urged to read this Proxy Statement/Joint Prospectus and the Appendices hereto in their entirety.

INTRODUCTION

    This Proxy Statement/Joint Prospectus is being furnished to PKS Stockholders in connection with the solicitation of proxies by the PKS Board for use at the Special Meeting. At the Special Meeting, PKS Stockholders will be asked to ratify the Transaction and approve the Certificate Amendments and the Restated Plan. The Transaction will be consummated on a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. See "The Transaction." The Initial Certificate Amendments will be effected promptly following the Special Meeting, and the Post-Transaction Certificate Amendments will be effected only if the Transaction is consummated. See "The Initial Certificate Amendments" and "The Post-Transaction Certificate Amendments." The Restated Plan will become effective upon the approval thereof at the Special Meeting. See "The Restated Plan."

THE SPECIAL MEETING


    DATE, TIME AND PLACE OF THE SPECIAL MEETING. The Special Meeting will be held on December 8, 1997, at 10:00 a.m. local time, at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131.


    PURPOSE OF THE SPECIAL MEETING. The Special Meeting is being held to consider and vote upon (i) ratification of the Transaction, (ii) approval of the Certificate Amendments and (iii) approval of the Restated Plan.


    RECOMMENDATION OF THE PKS BOARD. The PKS Board has unanimously approved the Transaction, the Certificate Amendments and the Restated Plan and recommends that PKS Stockholders ratify the Transaction and approve the Certificate Amendments and the Restated Plan. For a description of the reasons for the Transaction, see "The Transaction--Background and Purposes of the Transaction." For a description of the reasons for the Certificate Amendments and the Restated Plan, see "The Initial Certificate Amendments", "The Post-Transaction Certificate Amendments" and "The Restated Plan", respectively. Each member of the PKS Board has indicated to PKS that he intends to vote all of his shares of Class C Stock and Class D Stock to ratify the Transaction and to approve the Certificate Amendments and the Restated Plan. As of October 1, 1997, the members of the PKS Board held in the aggregate 28.79% of the outstanding shares of Class C Stock, and 20.47% of the outstanding shares of Class D Stock.



    SPECIAL MEETING RECORD DATE. PKS Stockholders as of the close of business on November 10, 1997 (the "Special Meeting Record Date") are entitled to notice of and to vote at the Special Meeting.


    APPRAISAL RIGHTS. PKS Stockholders will not be entitled to appraisal rights as a result of the Transaction.

    VOTING. Although stockholder action with respect to the Share Exchange is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and (ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C

Stock and Class D Stock, voting together. Approval of the Restated Plan requires the affirmative vote of a majority of the shares of Class C Stock and Class D Stock present and voting at the Special Meeting, voting together.


    Each share of Class C Stock and Class D Stock (together, the "PKS Stock") outstanding at the close of business on the Special Meeting Record Date is entitled to one vote at the Special Meeting. As of the Special Meeting Record Date, there were 10,081,129 shares of Class C Stock and 26,621,725 shares of Class D Stock outstanding and entitled to vote at the Special Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Special Meeting.


    SOLICITATION COSTS.  PKS will bear the costs of this solicitation.

PKS HOLDINGS

    The Construction Group's business is conducted by operating subsidiaries of Kiewit Construction Group Inc. ("KCG"), which is a direct, wholly owned subsidiary of PKS. Prior to the Share Exchange, PKS will contribute all of the capital stock of KCG to PKS Holdings, and KCG will become a wholly owned subsidiary of PKS Holdings. Immediately following the Transaction, PKS Holdings will be renamed "Peter Kiewit Sons', Inc."

    The Construction Group and its joint ventures perform a full range of engineering, procurement, construction, maintenance, management and related services for a broad range of public and private customers primarily in the United States and Canada. Contract awards of the Construction Group during 1996 were distributed among the following construction markets: transportation (including highways, bridges, airports, railroads and mass transit)--45%, dams and reservoirs--17%, commercial buildings-- 16%, sewage and waste disposal-- 12%, power, heat, cooling--4%, water supply--2%, and mining--2%.

    The Construction Group primarily performs its services as a general contractor. As a general contractor, the Construction Group is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with terms, plans and specifications. The Construction Group plans and schedules the projects, procures materials, hires workers as needed and awards subcontracts. The Construction Group generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors. Several subsidiaries within the Construction Group, primarily in Arizona and Oregon, produce construction materials, including ready-mix concrete, asphalt, sand and gravel. The Construction Group also has quarrying operations in New Mexico and Wyoming, which produce landscaping materials and railroad ballast. Kiewit Mining Group, Inc., a subsidiary within the Construction Group, provides mine management services to Kiewit Coal Properties Inc. ("KCP"), a subsidiary within the Diversified Group, and owns a 47% interest in a coal mine located in Shelby County, Alabama.

    PKS Holdings was incorporated in 1997 as a Delaware corporation. Its principal offices are located at 1000 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 342-2052.

    For further information concerning the business of PKS Holdings, see Appendix A hereto.

DIVERSIFIED HOLDINGS

    CURRENT BUSINESS. The Diversified Group engages in the information services, telecommunications, coal mining and energy businesses, through ownership of operating subsidiaries, joint venture investments and ownership of substantial positions in public companies. The Diversified Group also holds smaller positions in a number of development stage or startup ventures.

    The Diversified Group engages in the information services business through its wholly owned subsidiary, PKS Information Services, Inc. ("PKSIS"), which provides computer outsourcing and systems integration services to customers in the United States and abroad. The Diversified Group currently engages in the telecommunications business through ownership of a 48.5% common stock interest in each of the three public companies (the "C-TEC Companies") into which C-TEC Corporation ("C-TEC") split on September 30, 1997. The C-TEC Companies have interests in the local telephone, video programming, long distance telephone, communication engineering and competitive telephone businesses. In September 1995, PKS distributed to holders of Class D Stock all of the Diversified Group's interest in MFS Communications Company, Inc. ("MFS"). MFS provided a wide range of telecommunications services to business and government customers. In December 1996, WorldCom, Inc. acquired MFS in a stock-for-stock merger.

    The Diversified Group engages in the coal mining business through ownership of a 50% interest in three coal mines managed by the Construction Group. The Diversified Group engages in the energy business through ownership of: (i) approximately 30% of the outstanding stock of CalEnergy Company, Inc. ("CalEnergy"), a public company engaged in the generation, transmission and distribution of electric power in the United States and abroad; (ii) joint venture interests in several power plants developed, built and operated by CalEnergy in the Philippines and Indonesia (the "Joint Venture Energy Projects"); and (iii) ownership of a 30% equity interest in Northern Electric plc, one of the twelve regional electricity companies created by the privatization of the electricity industry in the United Kingdom in 1990.


    On September 10, 1997, Kiewit Diversified Group Inc. ("KDG") entered into an agreement (the "CalEnergy Agreement") pursuant to which KDG has agreed to sell to CalEnergy all of its interests in CalEnergy, the Joint Venture Energy Projects and Northern Electric plc. PKS Stockholders are not being asked to ratify or approve the sale contemplated by the CalEnergy Agreement, and ratification of the Transaction will not constitute ratification of such sale. See "Appendix B--Business of Diversified Holdings--CalEnergy Company, Inc." PKS estimates that the sale to CalEnergy will result in a one-time after tax gain upon closing in 1998 to PKS and KDG of approximately $300 million, and elimination of KDG net income attributable to CalEnergy, the Joint Venture Energy Projects and Northern Electric plc, which was $8 million in 1996 and is expected to be approximately $33 million, prior to the effect of one-time events, in 1997. The sale to CalEnergy also will result in a substantial increase (approximately $960 million) during 1998 in the cash, cash equivalents and other short-term investments held by KDG. Diversified Holdings expects to use substantially all of these funds in connection with the Expansion Plan (as described below).



    For the 1996 fiscal year, the Diversified Group had consolidated revenues of $652 million. Of those revenues, 6% were attributable to its information services business, 56% were attributable to its telecommunications business (giving effect to the consolidation of C-TEC's revenues) and 36% were attributable to its coal mining business. In 1996, the Diversified Group did not have significant revenues attributable to its energy business because the revenues from CalEnergy ($576 million in 1996), the Joint Venture Energy Projects and Northern Electric plc are not consolidated with those of the Diversified Group.



    In connection with the Expansion Plan, the Diversified Group expects to devote substantially more management time and capital resources to its information services business with a view to making the information services business, over time, the principal business of the Diversified Group. In that respect, the management of the Diversified Group intends to conduct a comprehensive review of the existing Diversified Group businesses to determine how those businesses will complement the Diversified Group focus on information services businesses as a result of the Expansion Plan. For example, the management of the Diversified Group negotiated the CalEnergy Agreement because it believes that ongoing ownership by the Diversified Group of its energy businesses will not be compatible with its future focus on the information services business as a result of the Expansion Plan, and because sale of those assets to CalEnergy will provide a substantial portion of the money necessary to fund the early stages of the Expansion Plan. In addition, the Construction Group and the Diversified Group are currently discussing a number of possible changes to their existing relationship with respect to the coal mining properties operated by the Construction Group. These possible changes include a restructuring of the current mine management arrangement between the two Business Groups, the formation of a partnership between the two Business Groups to hold all of their interests with respect to the mining properties, the transfer by the Diversified Group to the Construction Group of its interests in the mining joint ventures or another transaction. The Diversified Group's objectives in any such restructuring would include a reduction in the degree of active participation by the Diversified Group in the coal mining business, with a view toward termination of the Diversified Group's coal mining activities in the near future, and current receipt by the Diversified Group of the long-term value embedded in the coal mining business. The Diversified Group also is reviewing its involvement in a number of start-up and development stage businesses and recently reached preliminary agreement to sell its interest in United Infrastructure Company ("UIC"). The Diversified Group has no current intention to sell, dispose or otherwise alter its ownership interest in the C-TEC Companies.


    EXPANSION PLAN. The Diversified Group recently has determined to increase substantially the emphasis it places on and the resources devoted to its information services business, with a view to becoming a facilities-based provider (I.E., a provider of information services that owns or leases a substantial portion of the plant, property and equipment necessary to provide those services) of a broad range of integrated information services to business (the "Expansion Plan"). Pursuant to the Expansion Plan, the Diversified Group intends to expand substantially its current information services business, through both the expansion of the business of PKSIS and the creation, through a combination of construction, purchase and leasing of facilities and other assets, of a substantial facilities-based Internet communications network.

    Through PKSIS, the Diversified Group currently provides the following information services:

    - Consulting and implementation services to businesses wishing to convert existing software systems which operate on older computer systems to newer client server-based systems, with an emphasis on Internet connected networks;

    - Computer outsourcing services, including networking and computing services necessary both for older mainframe-based systems and newer client server-based systems; and

    - Reengineering services which allow companies to convert older legacy software systems to modern networked computing systems, with a focus on reengineering software to enable older software application and data repositories to be accessed by Hypertext Markup Language (HTML)-based browsers ("Web browsers") over the Internet or over private or limited access Transmission Control Protocol/Internet Protocol ("TCP/IP") networks.

    In order to grow and expand substantially the information services provided by the Diversified Group, the Diversified Group is developing a comprehensive plan to construct, purchase and lease local and backbone facilities necessary to provide a wide range of Internet-based communications services. These services include:

    - After construction, purchase and lease of local and backbone facilities, a range of Internet access services at varying capacity levels and, as technology development allows, at specified levels of quality of service and security; and

    - A number of business-oriented communications services using a combination of network facilities the Diversified Group would construct, purchase and lease from third parties, which may include fax services which are transmitted in part over TCP/IP networks and are offered at a lower price than public telephone network-based fax service and voice message storing and forwarding over the same TCP/IP-based networks.

    The Diversified Group believes that, over time, a substantial number of businesses will convert existing computer application systems (which run on standalone or networked computing platforms utilizing a wide variety of operating systems, applications and data repositories) to computer systems which communicate using TCP/IP and are accessed by users employing Web browsers. The Diversified Group believes that such a conversion will occur for the following reasons:

    - TCP/IP has become a de facto networking standard supported by numerous hardware and software vendors and, as such, provides a common protocol for connecting computers utilizing a wide variety of operating systems;

    - Web browsers can provide a standardized interface to data and applications and thus help to minimize costs of training personnel to access and use these resources; and

    - As a packet-switched technology, in many instances, TCP/IP utilizes network capacity more efficiently than the circuit-switched public telephone network. Consequently, certain services provided over TCP/IP networks may be less costly than such services provided over telephone network-based services.

The Diversified Group further believes that businesses will prefer to contract for assistance in making this conversion with those vendors able to provide a full range of services from initial consulting to Internet access with requisite quality and security levels.

    Pursuant to the Expansion Plan, the Diversified Group's strategy will be to attempt to meet this customer need by: (i) growing and expanding its existing capabilities in computer network systems, consulting, outsourcing, and software reengineering, with particular emphasis on conversion of legacy software systems to systems which are compatible with TCP/IP networks and Web browsers access; and (ii) creating a national end-to-end TCP/IP-based network through a combination of construction, purchase and leasing of assets. The Diversified Group intends to optimize this national network to provide Internet-based services to businesses at low cost and high quality, and to design the network, to the extent possible, to more easily include future technological upgrades than older, less flexible networks owned by competitors.


    To direct its new emphasis on these businesses, the Diversified Group recruited James Q. Crowe and R. Douglas Bradbury, formerly chief executive officer and chief financial officer, respectively, of MFS, as chief executive officer and chief financial officer, respectively, of KDG, effective August 1, 1997. The decision to separate the Diversified Group and the Construction Group was an important factor in recruiting Mr. Crowe and Mr. Bradbury. See "The Transaction--Background and Purposes of the Transaction" and "Certain Relationships and Related Transactions."



    PKS, which is to be renamed a name that will be selected by the PKS Board if the Transaction is consummated, was incorporated in 1941 as a Delaware corporation. Its principal offices are located at 1000 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 342-2052.


    For further information concerning the current business of the Diversified Group, see Appendix B hereto.

THE TRANSACTION


    PURPOSES OF THE TRANSACTION. The Transaction is intended to separate the Business Groups into two independent companies. The PKS Board believes that separation of the Business Groups will (i) permit the Diversified Group to attract and retain the senior management and employees needed to implement and develop the Diversified Group's Expansion Plan, including Mr. Crowe and Mr. Bradbury, (ii) enable the Diversified Group to access the capital markets in order to fund the Expansion Plan on more advantageous terms than would be available to the Diversified Group as part of PKS, (iii) enable the Diversified Group to pursue strategic investments and acquisitions, as part of the Expansion Plan, which could be foreclosed to the Diversified Group as part of PKS and (iv) allow the directors and management of each Business Group to focus their attention and financial resources on that Business Group's business.

Except for the anticipated effect of the Transaction on the management of the Construction Group, the PKS Board does not believe that the Transaction will have any other significant effect on the Construction Group. Accordingly, the PKS Board believes that the separation of the Business Groups is in the best interests of PKS and the Business Groups and, therefore, all PKS Stockholders.

    The Class R Stock Distribution recognizes the potential value of the right of holders of Class C Stock to convert Class C Stock into Class D Stock pursuant to the PKS Certificate (the "Conversion Right"), which will be eliminated by a separation of the Business Groups. See "The Transaction--Background and Purposes of the Transaction."

    DESCRIPTION OF THE TRANSACTION. The Transaction consists of the Share Exchange and the Class R Stock Distribution. PKS Stockholders are being asked to ratify the decision of the PKS Board to effect the Transaction.


    THE SHARE EXCHANGE. The Share Exchange will be consummated at the Effective Time, which will be a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. At the Effective Time, by resolution of the PKS Board pursuant to existing provisions of the PKS Certificate, the PKS Board will cause each outstanding share of Class C Stock to be mandatorily exchanged, pursuant to the Share Exchange, for one outstanding share of PKS Holdings Stock held by PKS.



    As a result of the Share Exchange: (i) PKS Holdings, a newly formed, direct, wholly owned subsidiary of PKS, will become an independent company, in which PKS no longer will have an ownership interest, conducting the business of the Construction Group, and each outstanding share of Class C Stock at the Effective Time will be mandatorily exchanged for one outstanding share of PKS Holdings Stock held by PKS; and (ii) PKS will become an independent company conducting the business of the Diversified Group, and the outstanding shares of Class D Stock at the Effective Time and the shares of Class R Stock distributed in the Class R Stock Distribution will constitute the only outstanding shares of capital stock of PKS. All outstanding shares of PKS Holdings Stock at the Effective Time (which shares will be held by PKS prior to the Share Exchange) will be exchanged for Class C Stock pursuant to the Share Exchange. Immediately following the Share Exchange, PKS Holdings will be renamed "Peter Kiewit Sons', Inc.", and PKS will be renamed a name that will be selected by the PKS Board.


    THE CLASS R STOCK DISTRIBUTION. Prior to the Effective Time, PKS will effect the Class R Stock Distribution by declaring a dividend of eight-tenths of one share of newly created Class R Stock with respect to each then-outstanding share of Class C Stock. Subject to the terms and conditions of the Class R Stock to be contained in the PKS Certificate, each share of Class R Stock will be convertible into such number of shares of Diversified Holdings Stock as equals
(i) a conversion value varying from $15.00 to $25.00 based upon the appraised value or average trading price per share of Diversified Holdings Stock, divided by (ii) such price per share of Diversified Holdings Stock. The conversion value will equal $25.00 if such price per share of Diversified Holdings Stock is greater than or equal to $82.00, subject to certain adjustments. If such price per share of Diversified Holdings Stock is less than $82.00, the conversion value will equal $25.00 minus the amount by which $82.00 exceeds such price per share, subject to certain adjustments; provided, however, that the conversion value will in no event be less than $15.00.

    Conversion and transfer of Class R Stock will be subject to significant restrictions and conditions. Each eight-tenths of one share of Class R Stock distributed in the Class R Stock Distribution initially will attach to the share of Class C Stock with respect to which it is distributed and, at the Effective Time, will attach to the share of PKS Holdings Stock which is exchanged for such share of Class C Stock in the Share Exchange. PKS will have the right to redeem all the Class R Stock at a price per share equal to the par value of such Class R Stock ($.01 per share) if the Transaction is abandoned. Persons issued shares of either Class C Stock or PKS Holdings Stock following the record date for the Class R Stock Distribution will not be entitled to receive Class R Stock with respect to such shares. See "The Transaction--The Class R Stock Distribution" and "Description of Class R Stock."

    Assuming the conversion into Class C Stock of all outstanding PKS convertible debentures (other than any issued in 1997), the conversion of 1,500,000 shares of Class C Stock in the 1997 Conversion Period and an $82.00 appraised value or average trading price per share of Diversified Holdings Stock, the Class R Stock issuable in the Class R Stock Distribution would be convertible into approximately 8.57% of the Class D Stock outstanding as of October 1, 1997. Assuming that 3,000,000 shares of Class C Stock are converted in the 1997 Conversion Period, such Class R Stock would be convertible into approximately 6.85% of the Class D Stock outstanding as of such date.

    CONVERSIONS OF CLASS C STOCK INTO CLASS D STOCK PRIOR TO THE
TRANSACTION. Holders of PKS Holdings Stock (I.E., the former holders of Class C Stock) will have no rights comparable to the Conversion Right, which permits holders of Class C Stock to convert shares of Class C Stock into Class D Stock. Consequently, should the Transaction be consummated, the conversion election period beginning on October 15, 1997 and ending on December 15, 1997 for conversions effective as of January 1, 1998 (the "1997 Conversion Period") would be the final opportunity to convert shares of Class C Stock into Class D Stock. Holders of Class C Stock who convert their shares during the 1997 Conversion Period will not receive shares of Class R Stock with respect to such converted shares pursuant to the Class R Stock Distribution. See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of Class R Stock--Loss of Conversion Right" and "The Transaction--The Class R Stock Distribution."

    Pursuant to the PKS Certificate, the PKS Board has set a limit of 3,000,000 on the number of shares of Class C Stock that can be converted during the 1997 Conversion Period (the "Conversion Cap"). If shares of Class C Stock in excess of the Conversion Cap are tendered to PKS for conversion during the 1997 Conversion Period, PKS will elect to repurchase the excess shares of Class C Stock (on a pro rata basis) for either cash or a short-term promissory note of PKS, at the election of the tendering holder. Tendering holders of such excess stock who are eligible at that time to own Class C Stock may elect to withdraw such excess shares rather than having them purchased by PKS. See "The Transaction--Conversion of Class C Stock Prior to the Transaction."


    MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS. PKS will request rulings (the "IRS Rulings") from the Internal Revenue Service (the "IRS") to the effect that (i) the Share Exchange will be treated as a tax-free exchange under Sections 355 and 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the Class R Stock Distribution will be tax-free. Accordingly, for U.S. federal income tax purposes, no gain or loss will be recognized by the U.S. holders of Class C Stock or, in general, PKS on the Class R Stock Distribution or on the Share Exchange. Consummation of the Transaction is conditioned upon receipt of the IRS Rulings. However, at any time before the IRS Rulings have been issued, PKS may elect to effect the Transaction in reliance on an opinion of counsel (the "Tax Opinion") generally to the effect that the tax consequences described above should result. The receipt of either the IRS Rulings or the Tax Opinion is referred to as the "Tax Condition." The Tax Condition is a non-waivable condition to the consummation of the Transaction. The PKS Board has determined that if the Tax Condition is not satisfied, the PKS Board will not proceed with the Transaction. See "The Transaction--Material U.S. Federal Income Tax Considerations."


    CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. A holder of Class C Stock who, for purposes of the Income Tax Act (Canada) (the "Canadian Act"), is a resident of Canada will (i) be required to include in computing the holder's income an amount equal to the fair market value of any shares of Class R Stock received in the Class R Stock Distribution and (ii) generally realize a capital gain on the exchange of shares in the Share Exchange. See "The Transaction--Certain Canadian Federal Income Tax Considerations."

    CONVERSION OF THE DEBENTURES. If PKS Stockholders ratify the Transaction, PKS will permit holders of its Series 1993 through 1996 Class C Convertible Debentures (collectively, the "Debentures") to convert such Debentures into Class C Stock subsequent to the expiration of the 1997 Conversion Period and prior to the record date for the Class R Stock Distribution. Accordingly, holders of Debentures who convert their Debentures into shares of Class C Stock will receive shares of Class R Stock with respect to such shares in the Class R Stock Distribution and have such shares exchanged in the Share Exchange. A total of 388,237 shares of Class C Stock would be issuable if all of the Debentures were so converted. See "The Transaction--Conversion of the Debentures" and "Certain Relationships and Related Transactions."


    CONDITIONS OF THE TRANSACTION. Consummation of the Transaction is subject to ratification of the Transaction and approval of the Initial Certificate Amendments by PKS Stockholders and satisfaction of the Tax Condition. Consummation of the Transaction is not subject to the approval of the Post-Transaction Certificate Amendments or the Restated Plan. The PKS Board will retain discretion, even if stockholder ratification of the Transaction and approval of the Initial Certificate Amendments are obtained and the Tax Condition is satisfied, to abandon, defer or modify the Transaction if the PKS Board believes that to do so would be in the best interests of all PKS Stockholders. Unless the PKS Board determines to extend the date, the PKS Board intends to abandon the Transaction if it is not consummated by October 15, 1998. The Tax Condition is a non-waivable condition to the consummation of the Transaction. The PKS Board also has determined that if the Transaction is not ratified or the Initial Certificate Amendments are not approved or the Tax Condition is not satisfied, the PKS Board will not proceed with the Transaction. The Initial Certificate Amendments will be effected promptly following the Special Meeting, and the Post-Transaction Certificate Amendments will be effected only if the Transaction is consummated. The Restated Plan, if approved, will be implemented as soon as possible after receipt of approval.



    If the Transaction is not ratified or the Initial Certificate Amendments are not approved by the PKS Stockholders, the PKS Board intends to assess other possible courses of action, including the possible restructuring of the Transaction and reproposal of the restructured Transaction to PKS Stockholders, the listing of Class D Stock for public trading or the continuation of PKS' existing capital stock structure. The PKS Board's choice of alternatives will depend upon a number of factors that it will be able to evaluate only at that time, including the perceived reasons for the failure of any of the proposals to receive approval, the status of the Expansion Plan, the status of the Diversified Group businesses and the intentions of Mr. Crowe.


THE CERTIFICATE AMENDMENTS


    PKS Stockholders are also being asked to approve the Certificate Amendments. The Initial Certificate Amendments would amend the PKS Certificate by creating the Class R Stock to be distributed in the Class R Stock Distribution, increasing from 50,000,000 to 500,000,000 the number of shares of Class D Stock which PKS is authorized to issue, designating 10 shares of Class D Stock as Class D Stock, Non-Redeemable Series and eliminating the requirement that the Certificate of Incorporation of PKS Holdings as in effect at the time of the Share Exchange be substantially similar to the PKS Certificate. See "The Initial Certificate Amendments." The Post-Transaction Amendments would amend the PKS Certificate by redesignating Class D Stock as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series", modifying the repurchase rights to which the holders of Class D Stock are entitled, deleting the provisions regarding Class B Stock (as defined) and Class C Stock, providing for the classification of the Board of Directors of Diversified Holdings (the "Diversified Holdings Board"), authorizing the issuance of preferred stock with such terms as shall be determined by the Diversified Holdings Board, prohibiting stockholder action by written consent, eliminating the ability of stockholders to call special stockholder meetings, requiring a supermajority vote to amend the by-laws of Diversified Holdings and making certain other changes consistent with the implementation of the foregoing, as described under "The Post-Transaction Certificate Amendments." If approved, the Initial Certificate Amendments will be effected promptly following the Special Meeting and the Post-Transaction Certificate Amendments will be effected immediately following the consummation of the Transaction. PKS does not have any present intention to issue any of the shares of preferred stock that will be authorized by the Post-Transaction Certificate Amendments. See "The Initial Certificate Amendments" and "The Post-Transaction Certificate Amendments."

    Certain of the proposed corporate governance provisions included in the Post-Transaction Certificate Amendments could have the effect of delaying, deferring or preventing a change in control of Diversified Holdings, even if such a change would be favorable to the interests of the stockholders of Diversified Holdings, and of limiting any opportunity to realize premiums over prevailing market prices for Diversified Holdings Stock in connection therewith. See "Risk Factors Regarding Diversified Holdings After the Transaction--Certain Limitations on Changes of Control of Diversified Holdings." The PKS Board has proposed these corporate governance provisions with a view toward better enabling Diversified Holdings to (i) develop its business and foster long-term growth through long-range planning, (ii) attempt to avoid the necessity of sacrificing these plans for the sake of short-term gains and the disruptions caused by any threat of a takeover not deemed by the Diversified Holdings Board to be in the best interests of Diversified Holdings stockholders and (iii) allow the Diversified Holdings Board to make a reasoned and unpressured evaluation in the event of an unsolicited takeover proposal.


THE RESTATED PLAN



    In addition, PKS Stockholders are being asked to approve the Restated Plan which would amend and restate the Peter Kiewit Sons' Inc. 1995 Class D Stock Plan (the "Original Plan") to (i) increase the number of shares of Class D Stock reserved for issuance upon the exercise of stock-based awards from 1,000,000 to 7,000,000, (ii) provide for the acceleration of vesting of such awards in the event of a Change Control of PKS (as defined in the Restated Plan), (iii) allow the Compensation Committee of the PKS Board to provide for a tax gross-up in the event that awards granted or vesting pursuant to the Restated Plan are deemed to be "excess parachute payments" within the meaning of Section 280G of the Code,
(iv) allow for the grant of stock-based awards to directors of PKS and KDG, and persons providing services to any member of the Diversified Group, who are not also employees of PKS or KDG and (v) allow for the grant of nonqualified stock options with an exercise price of less than the fair market value of Class D Stock.


    The Diversified Group believes that implementation of the Expansion Plan will require it to hire a substantial number of computer and engineering professionals, who are presently in high demand, and other employees. The management of the Diversified Group believes that the amendments to the Original Plan are a critical piece of a comprehensive compensation program that will be necessary to attract, retain and motivate those employees and thus to accomplish the Expansion Plan.

DIVERSIFIED HOLDINGS RIGHTS PLAN


    It is anticipated that the Diversified Holdings Board will adopt a stockholder rights plan (the "Diversified Holdings Rights Plan") following the consummation of the Transaction and in connection therewith enter into a rights agreement (the "Diversified Holdings Rights Agreement"). A description of the Diversified Holdings Rights Plan is being furnished only to notify PKS Stockholders of the anticipated adoption of such plan by the Diversified Holdings Board. PKS Stockholders are not being asked to approve the adoption of the Diversified Holdings Rights Plan. The Diversified Holdings Rights Plan will have certain anti-takeover effects. To implement the Diversified Holdings Rights Plan, the Diversified Holdings Board will authorize the issuance of one right (a "Diversified Holdings Right") for each share of Diversified Holdings Stock outstanding as of a certain date and issued thereafter until the Distribution Date (as defined in the Diversified Holdings Rights Agreement). Each Diversified Holdings Right will entitle the holder to purchase from Diversified Holdings one one-thousandth of a share of a series of preferred stock to be designated by the Diversified Holdings Board at a specified initial purchase price that will be subject to adjustment. The Diversified Holdings Rights expire on the tenth anniversary of the adoption of the Diversified Holdings Rights Plan, unless extended or earlier redeemed by Diversified Holdings. The Diversified Holdings Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, Diversified Holdings without conditioning the offer on the Diversified

Holdings Rights being rendered inapplicable. See "The Post-Transaction Certificate Amendments-- Diversified Holdings Rights Plan."

RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND OWNERSHIP OF CLASS
  R STOCK

    Persons who will hold PKS Holdings Stock or Class R Stock if the Transaction is consummated should consider carefully risk factors regarding PKS Holdings and ownership of Class R Stock, including (i) the loss of the right of holders of Class C Stock to convert shares of Class C Stock into Class D Stock, (ii) limitations on future sales of PKS Holdings Stock by PKS Holdings, (iii) limitations on the potential value of Class R Stock, (iv) limitations on dividend, liquidation and voting rights of Class R Stock, (v) limitations on the conversion and transfer of Class R Stock, (vi) the potential effect of certain transfers of funds from the Construction Group to the Diversified Group upon conversion of Class C Stock into Class D Stock during the 1997 Conversion Period, (vii) lack of public market for PKS Holdings Stock, (viii) certain risks associated with the construction business, (ix) possible adverse effects on the business of the Construction Group resulting from separation of the Business Groups, (x) the possibility that business objectives of the Transaction may not be achieved and (xi) the risk that forward-looking information included herein may prove inaccurate. See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of Class R Stock" and "Risk Factors Regarding Diversified Holdings After the Transaction."

RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION

    If the Transaction is consummated, holders of Class D Stock will continue to hold the shares of Class D Stock which they held immediately prior to the Effective Time and holders of Class C Stock will receive shares of Class R Stock. Upon the filing of the Post-Transaction Certificate Amendments, Class D Stock will be redesignated and modified as Diversified Holdings Stock. Holders of Class D Stock and Class C Stock should consider carefully risk factors regarding Diversified Holdings after the Transaction, including (i) the possibility that the business objectives of the Transaction will not be achieved, (ii) the possibility that the Transaction may not be completed and the potential consequences of such a failure to complete the Transaction, (iii) certain risks relating to the Expansion Plan, (iv) the limited market for Diversified Holdings Stock and uncertainties as to its being listed for trading in the future, (v) possible effects of modifications of the stock repurchase obligations of Diversified Holdings, (vi) risks relating to the existing businesses of the Diversified Group, (vii) the anticipated policy of the Diversified Holdings Board that dividends will not be paid on Diversified Holdings Stock in the foreseeable future, (viii) possible adverse effects on the business of Diversified Holdings resulting from the separation of the Business Groups, (ix) certain limitations on changes in control of Diversified Holdings and (x) the risk that forward-looking information included herein may prove inaccurate. See "Risk Factors Regarding Diversified Holdings After the Transaction" and "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of Class R Stock."

SUMMARY COMPARISON OF CLASS C STOCK AND PKS HOLDINGS STOCK


    The following is a summary comparison of the terms of Class C Stock and PKS Holdings Stock for which Class C Stock will be exchanged in the Transaction. The rights of and restrictions on PKS Holdings Stock (including dividend rights, repurchase rights, and rights to distributions upon liquidation) under the Restated Certificate of Incorporation of PKS Holdings, to be in effect after the Transaction is consummated (the "PKS Holdings Certificate"), will be comparable to those of Class C Stock under the PKS Certificate, except that there will be no rights or restrictions relating to the Class D Stock. Appendix D sets forth the proposed form of the PKS Holdings Certificate. The terms of the PKS Holdings Certificate will be approved by PKS, as the sole stockholder of PKS Holdings, prior to the Share Exchange and, accordingly, PKS Stockholders will not have an opportunity to approve such terms. For more detailed information regarding the terms of Class C Stock and PKS Holding Stock, see "Comparison of Class C Stock and PKS Holdings Stock."



                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
GENERAL..........................  Holders of Class C Stock are            Holders of PKS Holdings Stock will be
                                   stockholders of PKS, not of the         stockholders of PKS Holdings, which
                                   Construction Group, and have an         will not be a subsidiary of PKS and
                                   interest in the equity and assets of    which will own only assets of the
                                   PKS, including the assets of the        Construction Group. PKS Holdings is a
                                   Construction Group, plus one-half of    Delaware corporation.
                                   the unconsolidated stockholders'
                                   equity (whether positive or negative)
                                   of PKS itself. PKS is a Delaware
                                   corporation.
DIVIDEND POLICY..................  Under Delaware law and the PKS          Under Delaware law and the PKS
                                   Certificate, after dividends have been  Holdings Certificate, after dividends
                                   declared and set aside for payment or   have been declared and set aside for
                                   paid on PKS preferred stock (if any)    payment or paid on PKS Holdings
                                   having a preference over Class C        preferred stock (if any) having a
                                   Stock, dividends on Class C Stock may   preference over PKS Holdings Stock,
                                   be declared and paid out of the         dividends on PKS Holdings Stock may be
                                   excess, if any, of the amount legally   declared and paid out of PKS Holdings
                                   available therefor over the amount      funds legally available therefor. PKS
                                   (the "Available Class D Dividend        Holdings intends to continue the
                                   Amount") equal to the lesser of (i)     current policy of paying in each year
                                   the amount legally available for        15% to 20% of the prior year's
                                   payment of dividends on common stock    earnings of the Construction Group as
                                   of PKS and (ii) an amount equal to (x)  a cash dividend.
                                   a certain value (the "Class D Formula
                                   Value") derived from a formula in the
                                   PKS Certificate, less (y) dividends on
                                   Class D Stock declared during the
                                   current year. The current policy is to
                                   pay in each year 15% to 20% of the
                                   prior year's earnings of the
                                   Construction Group as a cash dividend.
VOTING RIGHTS....................  Holders of Class C Stock are entitled   Holders of PKS Holdings Stock will be
                                   to one vote per share on all matters    entitled to one vote per share on all
                                   submitted to a vote of the common       matters submitted to a vote of the
                                   stockholders of PKS. Holders of Class   common stockholders of PKS Holdings.
                                   C Stock are entitled, as a separate     Holders of PKS Holdings Stock will be
                                   class (and, following the Initial       entitled to elect the entire Board of
                                   Certificate Amendments, as a class      Directors of PKS Holdings (the "PKS
                                   with the holders of the 10 shares of    Holdings Board") by cumulative
                                   Class D

                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
                                   Stock, Non-Redeemable Series), to       voting. In addition, the supermajority
                                   elect two-thirds of the PKS Board by    voting requirements included in the
                                   cumulative voting. In addition, the     PKS Certificate with respect to Class
                                   affirmative vote of both holders of     C Stock will be included in the PKS
                                   (i) 80% of the outstanding Class C      Holdings Certificate with respect to
                                   Stock and (ii) the majority of the      PKS Holdings Stock.
                                   outstanding voting power of PKS, is
                                   required to approve certain
                                   fundamental corporate changes, such as
                                   changes in the capital structure of
                                   PKS.
REPURCHASE RIGHTS................  During the first 15 days of any         During the first 15 days of any
                                   calendar month, PKS must repurchase     calendar month, PKS Holdings will be
                                   shares of Class C Stock upon the        required to repurchase shares of PKS
                                   demand of a holder of such stock at a   Holdings Stock upon demand of a holder
                                   price (the "Class C Per Share Price")   of such stock at the PKS Holdings Per
                                   determined using the Class C Formula    Share Price (as defined in "--Formula
                                   Value (as defined in "--Formula Value"  Value" below) determined using the PKS
                                   below). The PKS Board may, under        Holdings Formula Value (as defined in
                                   certain circumstances, suspend its      "--Formula Value" below). PKS Holdings
                                   repurchase obligation for up to one     intends to implement a program to
                                   year.                                   allow holders of PKS Holdings Stock to
                                                                           elect to receive installment
                                                                           promissory notes as an alternative to
                                                                           cash upon PKS Holdings' repurchase of
                                                                           PKS Holdings Stock. See "The
                                                                           Transaction-- Installment Note
                                                                           Program." The PKS Holdings Board may,
                                                                           under certain circumstances, suspend
                                                                           its repurchase obligation for up to
                                                                           one year. Holders of the 10 shares of
                                                                           PKS Holdings Stock designated as
                                                                           "Common Stock, Non-Redeeemable Series"
                                                                           ("PKS Holdings Stock, Non-Redeemable
                                                                           Series") will have no such repurchase
                                                                           rights.
LIQUIDATION RIGHTS...............  Upon the liquidation, dissolution or    Upon the liquidation, dissolution or
                                   winding up of PKS, after the creditors  winding up of PKS Holdings, after the
                                   of PKS and the holders of PKS           creditors of PKS Holdings and the
                                   preferred stock (if any) receive the    holders of PKS Holdings preferred
                                   full preferential amounts to which      stock (if any) receive the full
                                   they are entitled, holders of Class C   preferential amounts to which they are
                                   Stock will be entitled to receive       entitled, holders of PKS Holdings
                                   assets of PKS based on an account (the  Stock will be entitled to receive any
                                   "C Liquidation Account"), the balance   assets available for distribution to
                                   of which is equal to the value of the   PKS Holdings stockholders.
                                   assets of PKS in excess of an amount
                                   (the "D Liquidation Account") equal to
                                   the value of the assets of the
                                   Diversified Group, plus an amount
                                   equal to one-half of the
                                   unconsolidated stockholders' equity of
                                   PKS itself. Holders of Class C Stock
                                   will

                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
                                   receive an amount equal to $1.00 per
                                   share out of the C Liquidation
                                   Account. After a payment of $2.00 per
                                   share to the holders of Class D Stock
                                   out of the D Liquidation Account (and
                                   the C Liquidation Account, if the D
                                   Liquidation Account is insufficient to
                                   make such payment), any assets
                                   remaining thereafter in the C
                                   Liquidation Account will be
                                   distributed to the holders of Class C
                                   Stock.
CONVERSION RIGHTS................  As of January 1 of each year, a holder  Holders of PKS Holdings Stock will not of Class C Stock may convert shares of  have the right to convert their PKS
                                   Class C Stock into Class D Stock        Holdings Stock into any security of
                                   pursuant to the Conversion Right by     PKS Holdings or Diversified Holdings.
                                   providing written notice to PKS during  PKS Holdings intends to implement a
                                   the period from and including October   program to allow holders of PKS
                                   15 through and including December 15    Holdings Stock to elect to receive
                                   of the immediately preceding year.      installment promissory notes as an
                                   Shares of Class C Stock are             alternative to cash upon PKS Holdings'
                                   convertible into a number of shares of  repurchase of PKS Holdings Stock in
                                   Class D Stock that bears the same       accordance with the terms of the PKS
                                   ratio to the number of shares           Holdings Certificate. See
                                   surrendered for conversion as the       "--Repurchase Rights" above and "The
                                   Class C Per Share Price at the          Transaction--Installment Note
                                   conversion date bears to either (i) if  Program."
                                   Class D Stock is not publicly traded,
                                   the Class D Per Share Price (as
                                   defined below) or (ii) if Class D
                                   Stock is publicly traded, the average
                                   closing price of Class D Stock for
                                   twenty trading days prior to such
                                   date. No conversions of Class C Stock
                                   into Class D Stock will become
                                   effective if PKS' duty to repurchase
                                   Class C or Class D Stock is at the
                                   time suspended, as provided in the PKS
                                   Certificate.
FORMULA VALUE....................  The Class C Per Share Price at which    The "PKS Holdings Per Share Price" at
                                   Class C Stock is bought and sold, and   which PKS Holdings Stock will be
                                   at which the Class C Stock must be      bought and sold, and at which the PKS
                                   repurchased by PKS, is based on the     Holdings Stock must be repurchased by
                                   Class C Formula Value. The Class C      PKS Holdings, is based on a certain
                                   Formula Value is equal to the           formula value (the "PKS Holdings
                                   stockholders' equity of PKS less (i)    Formula Value"). The PKS Holdings
                                   the book value of certain property,     Formula Value is equal to the
                                   plant and equipment, (ii) the           stockholders' equity of PKS Holdings
                                   stockholders' equity attributable to    less (i) the book value of certain
                                   outstanding PKS preferred stock (if     property, plant and equipment, and
                                   any), and (iii) the Class D Formula     (ii) the stockholders' equity
                                   Value.                                  attributable to outstanding PKS
                                                                           Holdings preferred stock (if any).
MANDATORY
  EXCHANGE.......................  If all the assets and liabilities of    Holders of PKS Holdings Stock
                                   the

                                               CLASS C STOCK                         PKS HOLDINGS STOCK
                                   --------------------------------------  --------------------------------------
                                   Construction Group are held by a        will not be subject to mandatory
                                   wholly owned subsidiary of PKS (such    exchange provisions comparable to
                                   as PKS Holdings), the PKS Board may,    those to which Class C stockholders
                                   by a two-thirds vote, require the       are subject.
                                   exchange of all the outstanding Class
                                   C Stock for the common stock of such
                                   subsidiary on a pro rata basis. It is
                                   pursuant to this provision that the
                                   Share Exchange will be effected by the
                                   PKS Board.
OWNERSHIP AND TRANSFERABILITY
  RESTRICTIONS...................  Class C Stock may be owned (with        PKS Holdings Stock will be owned (with
                                   certain limited exceptions) only by     certain limited exceptions comparable
                                   employees of PKS and its subsidiaries.  to those applicable to Class C Stock)
                                   Shares of Class C Stock must be resold  only by employees of PKS Holdings and
                                   to PKS upon death or termination of     its subsidiaries. Shares of PKS
                                   employment of an employee, except that  Holdings Stock must be resold to PKS
                                   Class C Stock may, in certain           Holdings upon death or termination of
                                   circumstances, be converted into Class  employment of an employee. Pursuant to
                                   D Stock. Pursuant to the PKS            the PKS Holdings Certificate and
                                   Certificate and repurchase agreements   repurchase agreements between PKS
                                   between PKS and holders of Class C      Holdings and holders of PKS Holdings
                                   Stock, the holders may only buy Class   Stock, the holders will only be
                                   C Stock from PKS and, except for        entitled to buy PKS Holdings Stock
                                   transfers for the benefit of certain    from PKS Holdings and, except for
                                   family members of the holders and       transfers for the benefit of certain
                                   charitable organizations, may only      family members of the holders and
                                   sell Class C Stock to PKS.              charitable organizations, may only
                                                                           sell PKS Holdings Stock to PKS
                                                                           Holdings.
LISTING..........................  The Class C Stock is not listed for     PKS Holdings Stock will not be listed
                                   trading on any stock exchange or        for trading on any stock exchange or
                                   market.                                 market at the Effective Time or
                                                                           thereafter.
REDEMPTION.......................  Pursuant to the PKS Certificate, the    Pursuant to the PKS Holdings
                                   PKS Board may, upon a determination     Certificate, the PKS Holdings Board
                                   that the amount of Class C Stock owned  may, upon a determination that the
                                   by any PKS employee is excessive in     amount of PKS Holdings Stock owned by
                                   light of such employee's level of       any PKS Holdings employee is excessive
                                   contribution, effort and                in light of such employee's level of
                                   responsibility, repurchase such number  contribution, effort and
                                   of shares of Class C stock from such    responsibility, repurchase such number
                                   employee as it believes to be           of shares of PKS Holdings Stock from
                                   appropriate. In the event of such       such employee as it believes to be
                                   repurchase, such employee has the       appropriate. In the event of such
                                   right to convert such Class C Stock     repurchase, such employee will not
                                   into Class D Stock as an alternative    have the right to convert such PKS
                                   to repurchase.                          Holdings Stock into any security of
                                                                           PKS Holdings or Diversified Holdings
                                                                           as an alternative to repurchase. The
                                                                           10 shares of PKS Holdings Stock,
                                                                           Non-Redeemable Series will not be
                                                                           subject to such repurchase.

SUMMARY COMPARISON OF CLASS D STOCK AND DIVERSIFIED HOLDINGS STOCK


    The Post-Transaction Certificate Amendments will redesignate Class D Stock as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series", modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes consistent with the implementation of the foregoing, as described herein. See "The Post-Transaction Certificate Amendments." Appendix E-II sets forth a form of the restatement of the PKS Certificate after giving effect to the Initial Certificate Amendments and the Post-Transaction Certificate Amendments (the PKS Certificate as so amended and restated is referred to herein as the "Diversified Holdings Certificate"). The following is a summary comparison of the terms of Class D Stock before such redesignation and Diversified Holdings Stock after such redesignation and other modifications. For more detailed information regarding the terms of Class D Stock and Diversified Holdings Stock, see "Comparison of Class D Stock and Diversified Holdings Stock."


                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------

GENERAL.......................  Holders of Class D Stock are              Holders of Diversified Holdings Stock,
                                stockholders of PKS, not of the           together with holders of Class R Stock,
                                Diversified Group, and have an interest   will be stockholders of Diversified
                                in the equity and assets of PKS           Holdings, which will own the assets of
                                including the assets of Diversified       the Diversified Group. Diversified
                                Group plus one-half of the                Holdings is a Delaware corporation.
                                unconsolidated stockholders' equity
                                (whether positive or negative) of PKS.
                                PKS is a Delaware corporation.

DIVIDEND POLICY...............  Under Delaware law and the PKS            Under Delaware law and the Diversified
                                Certificate, after dividends have been    Holdings Certificate, after dividends
                                declared and set aside for payment or     have been declared and set aside for
                                paid on PKS preferred stock (if any)      payment or paid on Diversified Holdings
                                having a preference over Class D Stock,   preferred stock (if any) having a
                                dividends on Class D Stock may be         preference over Diversified Holdings
                                declared and paid out of the Available    Stock, dividends on Diversified Holdings
                                Class D Dividend Amount. Dividends of     Stock and Class R Stock may be declared
                                $.50 per share were paid on Class D       and paid out of Diversified Holdings
                                Stock in each of 1996 and 1997. Prior to  funds legally available therefor. It is
                                the time the Transaction is consummated   currently anticipated that dividends
                                or abandoned, PKS does not intend to      will not be paid on Diversified Holdings
                                declare or pay any additional dividends   Stock or Class R Stock in the
                                on Class D Stock.                         foreseeable future.

VOTING RIGHTS.................  In general, holders of Class D Stock are  Holders of Diversified Holdings Stock
                                entitled to one vote per share on all     will be entitled to one vote per share
                                matters submitted to a vote of the        on all matters submitted to a vote of
                                common stockholders of PKS. Holders of    the common stockholders of Diversified
                                Class D Stock are entitled, as a          Holdings, and, together with holders of
                                separate class, to elect one-third of     Class R Stock (who are entitled to vote
                                the PKS Board. Holders of Class D Stock   for the Diversified Holdings Board on an
                                have no right to cumulative voting. In    as converted basis), will elect the
                                addition, the                             entire

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
                                affirmative vote of holders of 80% of     Diversified Holdings Board. The
                                the outstanding Class D Stock is          Diversified Holdings Board will be
                                required to change the formula for        classified. Stockholders of Diversified
                                determining the Class D Per Share Price   Holdings will have no right to
                                or the Class D Formula Value. Holders of  cumulative voting. Amendment of the
                                the 10 shares of Class D Stock,           By-laws of Diversified Holdings by the
                                Non-Redeemable Series also will be        Diversified Holdings stockholders will
                                entitled to vote with the holders of      require the affirmative vote of the
                                Class C Stock, as a single class, to      holders of two-thirds of the outstanding
                                elect two-thirds of the PKS Board.        Diversified Holdings Stock. The
                                                                          affirmative vote of holders of 80% of
                                                                          Diversified Holdings Stock will be
                                                                          required to amend the formula for
                                                                          determining the Diversified Holdings Per
                                                                          Share Price or Diversified Holdings
                                                                          Formula Value (each as defined below).
                                                                          Provisions of the Diversified Holdings
                                                                          Certificate which provide for
                                                                          supermajority voting rights will require
                                                                          the same supermajority to be amended.
                                                                          Stockholders of Diversified Holdings
                                                                          will not be entitled to act by written
                                                                          consent.

REPURCHASE
RIGHTS........................  Unless and until Class D Stock is         Unless and until the Diversified
                                publicly traded, PKS must repurchase      Holdings Stock is publicly traded,
                                shares of Class D Stock upon the demand   Diversified Holdings will be required to
                                of a holder of such stock, during the     repurchase shares of Diversified
                                first 15 days of any calendar month, at   Holdings Stock upon the demand of a
                                a price (the "Class D Per Share Price")   holder of such stock, during the first
                                determined using the Class D Formula      15 days of any calendar month, at a
                                Value. The PKS Board may, under certain   price (the "Diversified Holdings Per
                                circumstances, suspend its repurchase     Share Price") determined using the
                                obligation for up to one year. In         formula value described below (the
                                addition, if more than 10% of the shares  "Diversified Holdings Formula Value").
                                of Class D Stock are tendered for         The Diversified Holdings Board may,
                                repurchase in any fiscal year, the PKS    under certain circumstances, suspend its
                                Board may elect to repurchase Class D     repurchase obligation for up to one
                                Stock by delivering two-year promissory   year. In addition, if more than 10% of
                                notes instead of cash. Holders of the 10  the shares of Diversified Holdings Stock
                                shares of Class D Stock, Non-Redeemable   are tendered for repurchase in any
                                Series will have no such repurchase       fiscal year, the Diversified Holdings
                                rights.                                   Board may elect to repurchase
                                                                          Diversified Holdings Stock by delivering
                                                                          interest-bearing promissory notes
                                                                          instead of cash.

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
                                                                          Such promissory notes will have such
                                                                          term to maturity, up to ten years, as
                                                                          the Diversified Holdings Board may
                                                                          determine. Holders of the 10 shares of
                                                                          Diversified Holdings Stock designated as
                                                                          "Common Stock, Non-Redeemable Series"
                                                                          ("Diversified Holding Stock,
                                                                          Non-Redeemable Series") will have no
                                                                          such repurchase rights

LIQUIDATION
RIGHTS........................  Upon the liquidation, dissolution or      Upon the liquidation, dissolution or
                                winding up of PKS, after the creditors    winding up of Diversified Holdings,
                                of PKS and the holders of PKS preferred   after the creditors of Diversified
                                stock (if any) receive the full           Holdings and the holders of Diversified
                                preferential amounts to which they are    Holdings preferred stock (if any)
                                entitled, holders of Class D Stock will   receive the full preferential amounts to
                                be entitled to an amount equal to the D   which they are entitled, holders of
                                Liquidation Account. Holders of Class D   Diversified Holdings Stock, together
                                Stock will receive an amount equal to     with holders of Class R Stock, will be
                                $2.00 per share out of the D Liquidation  entitled to receive any assets available
                                Account (and the C Liquidation Account,   for distribution to holders of
                                after the payment of $1.00 to holders of  Diversified Holdings Stock. Holders of
                                Class C Stock, if the D Liquidation       Class R Stock will share such assets
                                Account does not contain sufficient       with holders of Diversified Holdings
                                funds to make such payment). Any assets   Stock on an as converted basis, provided
                                remaining thereafter in the D             that each share of Class R Stock will
                                Liquidation Account will be distributed   receive no less than one-fourth of the
                                to the holders of Class D Stock.          amount of assets to which one share of
                                                                          Diversified Holdings Stock would be
                                                                          entitled.

CONVERSION
RIGHTS........................  A holder of Class D Stock who is offered  Holders of Diversified Holdings Stock
                                Class C Stock in connection with PKS'     will not have the right to convert their
                                annual offering of stock to employees     Diversified Holdings Stock into any
                                may, in lieu of purchasing such shares    security of PKS Holdings or Diversified
                                of Class C Stock, convert shares of       Holdings.
                                Class D Stock into the number of shares
                                of Class C Stock (up to the number of
                                shares of Class C Stock offered) that
                                bears the same ratio to the number of
                                shares surrendered for conversion as the
                                Class D Per Share Price on the date PKS
                                receives notice of the conversion bears
                                to the Class C Per Share Price. No
                                conversions of Class

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
                                D Stock into Class C Stock are allowed
                                after Class D Stock has become publicly
                                traded or if PKS' duty to repurchase
                                Class D Stock is at the time suspended,
                                as provided in the PKS Certificate.
                                Holders of the 10 shares of Class D
                                Stock, Non-Redeemable Series will have
                                no such conversion rights.

FORMULA VALUE.................  The Class D Formula Value is the basis    Unless and until the Diversified
                                for the determination of the amount paid  Holdings Stock is publicly traded, the
                                as dividends on Class D Stock and,        Diversified Holdings Formula Value will
                                unless and until Class D Stock is         be the basis for the determination of
                                publicly traded, the Class D Per Share    the Diversified Holdings Per Share Price
                                Price at which Class D Stock must be      at which Diversified Holdings Stock must
                                repurchased by PKS upon the demand of a   be repurchased by Diversified Holdings
                                holder of Class D Stock.                  upon demand of a holder of Diversified
                                                                          Holdings Stock. The formula for
                                                                          determining the Diversified Holdings
                                                                          Formula Value will be the same as the
                                                                          formula for determining the Class D
                                                                          Formula Value (with necessary changes in
                                                                          terminology to reflect the redesignation
                                                                          of Class D Stock as Common Stock and the
                                                                          deletion of Class D Stock from the
                                                                          Diversified Holdings Certificate). The
                                                                          Diversified Holdings Formula Value will
                                                                          not be used to determine the amounts
                                                                          available for dividends on Diversified
                                                                          Holdings Stock. See "-- Dividend Policy"
                                                                          above.

MANDATORY EXCHANGE............  The PKS Certificate provides that unless  Holders of Diversified Holdings Stock and until Class D Stock becomes publicly  will not be subject to mandatory
                                traded, the PKS Board may, by a           exchange provisions comparable to those
                                two-thirds vote, require an exchange of   to which holders of Class D Stock are
                                the outstanding shares of Class D Stock   subject.
                                for shares of Class C Stock. If a holder
                                of Class D Stock is not then eligible to
                                own Class C Stock, PKS must purchase
                                such holder's shares of Class D Stock
                                for cash at the Class D Per Share Price.
                                Holders of the 10 shares of Class D
                                Stock, Non-

                                                                                    DIVERSIFIED HOLDINGS
                                             CLASS D STOCK                                 STOCK
                                ----------------------------------------  ----------------------------------------
                                Redeemable Series will not be subject to
                                such mandatory exchange.

OWNERSHIP AND TRANSFERABILITY
RESTRICTIONS..................  Under the PKS Certificate, there are no   Under the Diversified Holdings
                                restrictions on the transfer or           Certificate, there will be no
                                ownership of Class D Stock.               restrictions on the transfer or
                                                                          ownership of Diversified Holdings Stock.

LISTING.......................  Class D Stock is not listed for trading   Diversified Holdings does not expect to
                                on any stock exchange or market.          list Diversified Holdings Stock for
                                                                          trading on a stock exchange or market at
                                                                          the Effective Time. Diversified Holdings
                                                                          expects that it will not seek such a
                                                                          listing until it raises capital through
                                                                          a public equity offering or desires to
                                                                          have a listed equity security available
                                                                          for acquisitions. Any determination to
                                                                          raise public equity capital will depend
                                                                          on a number of factors including,
                                                                          without limitation, Diversified
                                                                          Holdings' capital needs, the
                                                                          availability and attractiveness of
                                                                          alternative sources of capital, the
                                                                          performance of Diversified Holdings and
                                                                          conditions in the public equity markets.
                                                                          Accordingly, no assurance can be given
                                                                          that Diversified Holdings Stock will be
                                                                          listed for trading in the future, or, if
                                                                          it is, when such listing will be
                                                                          accomplished or whether an active
                                                                          trading market will develop or be
                                                                          sustained.

INSTALLMENT NOTE PROGRAM

    If the Transaction is consummated, PKS Holdings intends to implement a program (the "Installment Note Program") to allow holders of PKS Holdings Stock to elect to receive installment promissory notes of PKS Holdings ("Installment Notes") as an alternative to cash upon PKS Holdings' repurchase of PKS Holdings Stock in accordance with the terms of the PKS Holdings Certificate. See "The Transaction-- Installment Note Program."

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.


          (Following the consummation of the Transaction to be renamed a name that will be selected by the PKS Board)

                                                                    HISTORICAL                    PRO FORMA (1)(2)(3)
                                                    ------------------------------------------  ------------------------
                                                                            SIX MONTHS ENDED
                                                        FISCAL YEAR                                FISCAL YEAR ENDED
                                                           ENDED                JUNE 30,           DECEMBER 28, 1996
                                                    --------------------  --------------------  ------------------------

                                                                                                 SCENARIO     SCENARIO
                                                      1995       1996       1996       1997          1            2
                                                    ---------  ---------  ---------  ---------  -----------  -----------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue.........................................  $   2,867  $   2,904  $   1,363  $   1,381   $     285    $     285
  Net earnings....................................        244        221         71         91         106          108
FINANCIAL POSITION:
  Total assets....................................  $   3,451  $   3,548             $   3,805
  Current portion of long-term debt...............         42         57                    14
  Long-term debt, less current portion............        370        332                   393
  Stockholders' equity(4).........................      1,607      1,819                 1,926
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary.....................................  $    7.78  $   10.13  $    3.46  $    5.34
      Fully diluted...............................       7.62       9.82       3.36       5.13

    Class D Stock:
      Primary.....................................       6.45       4.85       1.54       1.67   $    3.68    $    3.65
      Fully diluted...............................       6.44       4.85       1.54       1.67        3.67         3.65

  Dividends(5):
    Class C Stock.................................       1.05       1.30       0.60       0.70
    Class D Stock.................................       0.50       0.50     --         --

  Stock Price (6):
    Class C Stock.................................      32.40      40.70      31.80      40.00
    Class D Stock.................................      49.50      54.25      49.50      54.25

  Book Value:
    Class C Stock.................................      42.90      51.02      45.34      55.38
    Class D Stock.................................      49.49      54.23      54.22      55.62



                                                        SIX MONTHS ENDED
                                                         JUNE 30, 1997
                                                    ------------------------
                                                     SCENARIO     SCENARIO
                                                         1            2
                                                    -----------  -----------

RESULTS OF OPERATIONS:
  Revenue.........................................   $     161    $     161
  Net earnings....................................          30           31
FINANCIAL POSITION:
  Total assets....................................   $   2,639    $   2,699
  Current portion of long-term debt...............           1            1
  Long-term debt, less current portion............         133          133
  Stockholders' equity(4).........................       1,840        1,900
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary.....................................
      Fully diluted...............................
    Class D Stock:
      Primary.....................................   $     .99    $    1.00
      Fully diluted...............................         .99         1.00
  Dividends(5):
    Class C Stock.................................
    Class D Stock.................................
  Stock Price (6):
    Class C Stock.................................
    Class D Stock.................................       65.75        65.30
  Book Value:
    Class C Stock.................................
    Class D Stock.................................       65.76        65.32

------------------------------


(1) The pro forma results of operations data are computed assuming that the Transaction was consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997, respectively. The pro forma financial position data as of June 30, 1997 assume that the Transaction was consummated as of such date. The pro forma financial data of PKS should be read in conjunction with PKS' historical consolidated financial statements and the notes thereto and the "Pro Forma Financial Data" included elsewhere herein.


(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and that 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period. The PKS Board has set the Conversion Cap which limits to 3,000,000 the number of shares of Class C Stock that can be converted during the 1997 Conversion Period.

(3) The PKS Board approved the Transaction at a special meeting on August 14, 1997. The pro forma results of operations, financial position and per common share data assume the earnings statement and balance sheet accounts of the Construction Group have been removed as a result of the Transaction. The operating results and financial position of C-TEC have been reflected as an equity method investment in the pro forma data due to C-TEC's restructuring which reduced PKS' voting interest below fifty percent in three separate publicly traded entities. Due to the pending sale of PKS' energy investments to CalEnergy, the net earnings attributable to these investments have been removed from the results of operations. The pro forma results of such sale have been reflected on the pro forma balance sheet.

(4) The aggregate redemption value of Class C Stock and Class D Stock at June 30, 1997 was $404 million and $1,333 million, respectively.

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.


          (Following the consummation of the Transaction to be renamed a name that will be selected by the PKS Board)


(5) The 1995 and 1996 Class C Stock dividends include $.60 and $.70 per share dividends declared in 1995 and 1996, but paid in January of the subsequent year. The 1995 and 1996 Class D Stock dividends include $.50 per share dividends declared in 1995 and 1996, but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction had occurred as of the beginning of the respective periods cannot be determined.

(6) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock and Class D Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

    See "Selected Historical and Pro Forma Financial Data of Peter Kiewit Sons', Inc." for further information.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                           OF THE CONSTRUCTION GROUP

(To be operated by PKS Holdings, Inc. which will be renamed "Peter Kiewit Sons',
                                     Inc."
                 following the consummation of the Transaction)

                                                                    HISTORICAL                      PRO FORMA (1)(2)
                                                    ------------------------------------------  ------------------------
                                                                            SIX MONTHS ENDED
                                                        FISCAL YEAR                                FISCAL YEAR ENDED
                                                           ENDED                JUNE 30,           DECEMBER 28, 1996
                                                    --------------------  --------------------  ------------------------

                                                                                                 SCENARIO     SCENARIO
                                                      1995       1996       1996       1997          1            2
                                                    ---------  ---------  ---------  ---------  -----------  -----------
                                                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
    Revenue.......................................  $   2,330  $   2,286  $   1,072  $   1,047   $   2,286    $   2,286
    Net earnings..................................        104        108         36         50         107          105
FINANCIAL POSITION:
    Total assets..................................  $     977  $   1,036             $   1,117
    Current portion of long-term debt.............          2         --                     2
    Long-term debt, less current portion..........          9         12                    16
    Stockholders' equity(3).......................        467        562                   559
PER COMMON SHARE:
    Net earnings:
      Primary.....................................  $    7.78  $   10.13  $    3.46  $    5.34   $   11.21    $   13.12
      Fully diluted...............................       7.62       9.82       3.36       5.13       11.21        13.12
    Dividends(4)..................................       1.05       1.30       0.60       0.70
    Stock price(5)................................      32.40      40.70      31.80      40.00
    Book value....................................      42.90      51.02      45.34      55.38



                                                        SIX MONTHS ENDED
                                                         JUNE 30, 1997
                                                    ------------------------
                                                     SCENARIO     SCENARIO
                                                         1            2
                                                    -----------  -----------

RESULTS OF OPERATIONS:
    Revenue.......................................   $   1,047    $   1,047
    Net earnings..................................          49           48
FINANCIAL POSITION:
    Total assets..................................   $   1,056    $     996
    Current portion of long-term debt.............           2            2
    Long-term debt, less current portion..........           6            6
    Stockholders' equity(3).......................         505          445
PER COMMON SHARE:
    Net earnings:
      Primary.....................................   $    5.92    $    7.10
      Fully diluted...............................        5.92         7.10
    Dividends(4)..................................
    Stock price(5)................................       42.50        43.00
    Book value....................................       55.92        59.09

------------------------

(1) The pro forma results of operations data are computed assuming the Transaction was consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997, respectively. The pro forma financial position data as of June 30, 1997 assume that the Transaction was consummated as of such date. The pro forma financial data of the Construction Group should be read in conjunction with the Construction Group's historical financial statements and the notes thereto and the "Pro Forma Financial Data" included elsewhere herein.

(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and that 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period. The PKS Board has set the Conversion Cap which limits to 3,000,000 the number of shares of Class C Stock that can be converted during the 1997 Conversion Period.

(3) Ownership of Class C Stock is restricted to certain employees and conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS generally must repurchase shares of Class C Stock upon demand of the holder of such stock at the then-applicable Class C Per Share Price, pursuant to the PKS Certificate. The aggregate redemption value of the Class C Stock at June 30, 1997 was $404 million.

(4) The 1995 and 1996 Class C Stock dividends include $.60 and $.70 per share dividends declared in 1995 and 1996, respectively, but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction had occurred as of the beginning of the respective periods cannot be determined.

(5) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

    See "Selected Historical and Pro Forma Financial Data of the Construction Group" for further information.

         RISK FACTORS REGARDING PKS HOLDINGS AFTER THE TRANSACTION AND
                           OWNERSHIP OF CLASS R STOCK

    If the Transaction is consummated, holders of Class C Stock will receive shares of PKS Holdings Stock in the Share Exchange and receive shares of Class R Stock in the Class R Stock Distribution. Holders of Class C Stock should consider carefully, in addition to the other information set forth in this Proxy Statement/Joint Prospectus, the factors set forth below.

LOSS OF CONVERSION RIGHT

    Holders of PKS Holdings Stock (I.E., the former holders of Class C Stock) will have no rights comparable to the Conversion Right, which permits holders of Class C Stock to convert shares of Class C Stock into Class D Stock. Consequently, should the Transaction be consummated, the 1997 Conversion Period would be the final opportunity to convert shares of Class C Stock into Class D Stock. The PKS Board has set the Conversion Cap which limits to 3,000,000 the number of shares of Class C Stock that can be converted during the 1997 Conversion Period. Since there can be no assurance that the Transaction will be consummated, holders of Class C Stock who convert their shares of Class C Stock during the 1997 Conversion Period should consider the potential consequences of a failure to consummate the Transaction. See "Risk Factors Regarding Diversified Holdings After the Transaction--No Assurance of Transaction Completion" and "--Potential Consequences of a Failure to Consummate the Transaction."

FUTURE SALES OF PKS HOLDINGS STOCK BY PKS HOLDINGS

    PKS offers Class C Stock for sale to employees annually. The PKS Board and management select the employees to whom Class C Stock is to be offered and determine the number of shares to be offered to each such employee based upon consideration of a wide range of factors, including the employee's effort and relative contribution to PKS' economic performance, the employee's level of responsibility, the potential displayed by the employee, the employee's length of service, and the amount of Class C Stock presently owned by the employee. The PKS Board and management also consider any sales or conversions of Class C Stock by an employee permitted under the PKS Certificate in determining whether to offer Class C Stock to the employee in the following year and have generally declined to sell Class C Stock to the employee in the year following such sale or conversion.

    The PKS Holdings Board and management expect to use similar criteria in determining the PKS Holdings employees to whom PKS Holdings Stock will be offered, and the number of shares of PKS Holdings Stock to be offered to each such employee, in 1998. Accordingly, PKS Holdings expects that the PKS Holdings Board and management will not offer PKS Holdings Stock for sale in 1998 to a holder of Class C Stock who has converted Class C Stock during the 1997 Conversion Period. Furthermore, PKS Holdings does not intend to modify any criteria utilized to determine participation in its employee stock ownership program for purposes of enabling persons who converted Class C Stock during the 1997 Conversion Period to restore a comparable level of holdings of PKS Holdings Stock to such persons through future sales.

LIMITATIONS ON THE VALUE OF CLASS R STOCK

    Prior to the Share Exchange, the Class R Stock will hold no dividend, liquidation or voting rights (other than as required by law), and if the Share Exchange is not consummated by October 15, 1998 (subject to extension by the PKS Board) will be mandatorily redeemed by PKS at a per share price equal to the par value of such Class R Stock ($.01 per share). See "Description of Class R Stock--Mandatory Redemption."


    After the Share Exchange, the number of shares of Diversified Holdings Stock into which a share of Class R Stock may be converted (the "Conversion Ratio") is not fixed, but is equal to the Conversion Value (as defined) divided by the Trading Price (as defined) of the Diversified Holdings Stock; a fractional share of Class R Stock may be converted proportionately based on the Conversion Ratio. As a result, the value of a share of Class R Stock is limited to the value of shares of Diversified Holdings Stock into which such Class R Stock is convertible, plus the dividend and liquidation rights of such Class R Stock. The Conversion Value, and thus the value of the shares of Diversified Holdings Stock into which a share of Class R Stock is convertible, can vary between a minimum of $15.00 and a maximum of $25.00, based on the Trading Price and subject to certain adjustments. Although the Class R Stock is being issued in recognition of the potential value of the Conversion Right, the rights of a holder of Class R Stock are not the same as the rights of a holder of Class C Stock with respect to the Conversion Right. See "Description of Class R Stock."


LIMITATIONS ON DIVIDEND, LIQUIDATION AND VOTING RIGHTS OF CLASS R STOCK


    Prior to the Share Exchange, Class R Stock will possess no liquidation or dividend rights, and will possess only those voting rights required by law. After the Share Exchange, holders of Class R Stock will possess the right to share in Regular Dividends (as defined) paid on Diversified Holdings Stock in an amount per share of Class R Stock (or fraction thereof) equal to the Regular Dividend paid on the number of shares of Diversified Holdings Stock into which such share of Class R Stock (or fraction thereof) could be converted, and Extraordinary Dividends (as defined) in an amount per share of Class R Stock (or fraction thereof) equal to one fourth of the Extraordinary Dividend paid on the number of shares of Diversified Holdings Stock into which such share of Class R Stock (or fraction thereof) could be converted. See "Description of Class R Stock--Dividends." It is not anticipated that Diversified Holdings will pay dividends to holders of Diversified Holdings Stock or Class R Stock in the foreseeable future. See "Risk Factors Regarding Diversified Holdings After the Transaction--Dividend Policy."


    After the Share Exchange, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Diversified Holdings, holders of Class R Stock will be entitled to be paid ratably out of the assets and funds of Diversified Holdings legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any preferred stock of Diversified Holdings, in an amount equal to the amount paid on the number of shares of Diversified Holdings Stock into which such share of Class R Stock (or fraction thereof) could be converted, subject to certain adjustments which provide, among other things, that each share of Class R Stock will receive no less than one-fourth of the amount of assets to which one share of Diversified Holdings Stock would be entitled upon liquidation, dissolution or winding up. See "Description of Class R Stock--Liquidation Rights."

    After the Share Exchange, holders of Class R Stock will be entitled to vote only for the election of directors and on such other matters as required by law. For matters on which holders of Class R Stock are entitled to vote, each such holder will be entitled to a number of votes per share equal to the Conversion Ratio then in effect. As result, there may be matters affecting PKS or Diversified Holdings on which holders of Class R Stock may not be entitled to vote, or if such holders are entitled to vote, where the number of votes held by them is much lower than those held by holders of Diversified Holdings Stock. See "Description of Class R Stock--Voting Rights."

RESTRICTIONS ON CONVERSION AND TRANSFER OF CLASS R STOCK


    A particular share of Class R Stock (or fraction thereof) may be converted into Diversified Holdings Stock only during certain periods (each, a "Conversion Period"), and only if one of certain specified events has occurred (the "Conversion Condition"). A Conversion Period occurs (x) if the Diversified Holdings Stock is not publicly traded, for a 25-day period each year following the preparation of a valuation used to determine the Conversion Ratio of the Class R Stock, with the first such period following December 31, 1999, as well as upon the occurrence of certain other events and (y) if the Diversified Holdings Stock is publicly traded, for a period of six business days each month, with the first such period following 90 days (subject to extension to 180 days) after the Diversified Holdings Stock becomes publicly traded. The

Conversion Condition with respect to a particular share of Class R Stock is the earlier to occur of: (i) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which such share of Class R Common Stock (or fraction thereof) is attached; (ii) the exchange of the share of PKS Holdings Stock to which such share of Class R Common Stock (or fraction thereof) is attached into another class of stock or securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; and (iii) April 15, 2006. Notwithstanding any of the foregoing limitations, Class R Common Stock will be convertible after the occurrence of a change of control of Diversified Holdings. Included among the events which constitute a change of control of Diversified Holdings is a sale or other disposition of "all or substantially all" of the assets of Diversified Holdings. The phrase "all or substantially all" assets is not defined in the terms of the Class R Stock and, accordingly, there may be uncertainty as to whether a particular transaction would constitute such a sale or disposition. However, such phrase does have an established meaning under the Delaware General Corporation Law ("DGCL"), which requires stockholder approval for a corporation to sell, lease or exchange all or substantially all of its property and assets. The Delaware case law indicates that a corporation has not disposed of "all or substantially all" of its assets unless it has done so from a quantitative and qualitative perspective. Quantitatively, a sale must constitute at least a majority of the corporation's assets. Qualitatively, the sale must substantially affect the business of the corporation. In interpreting the phrase "all or substantially all of the assets" when used in stock terms, Delaware courts have followed the definition developed under the DGCL. See "Description of Class R Stock."



    Except for an Attached Transfer (as defined), Class R Stock may not be transferred prior to the Share Exchange. Following the Share Exchange and prior to the first day on which the Conversion Condition with respect to a particular share of Class R Stock (or fraction thereof) becomes satisfied (the "Restricted Period Termination Date"), such share of Class R Stock (or fraction thereof) may only be transferred (a) to Diversified Holdings or its designee (a "Permitted Transfer"), or (b) in a simultaneous transfer to the same transferee with the share of PKS Holdings Stock to which such share of Class R Stock (or fraction thereof) is attached (an "Attached Transfer"), provided that such transfer of such share of PKS Holdings Stock is permitted by the PKS Holdings Certificate. After (i) the Share Exchange and (ii) the Restricted Period Termination Date with respect to a particular share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) will be freely transferable.


TRANSFERS FROM THE CONSTRUCTION GROUP

    Whenever Class C Stock is converted into Class D Stock, it has been PKS' practice (although the terms of the PKS Certificate do not require that it do so) to transfer funds from the Construction Group to the Diversified Group, in an amount equal to the aggregate Class C Per Share Price of the Class C Stock so converted, in order that the conversion will not have the effect of diluting the Class D Formula Value. PKS will take the same action with respect to Class C Stock converted into Class D Stock during the 1997 Conversion Period. Thus, the more Class C Stock that is converted during the 1997 Conversion Period, the greater the funds that will be transferred from the Construction Group to the Diversified Group. For example, if 1,500,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $72,000,000 from the Construction Group to the Diversified Group; if 3,000,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $144,000,000 from the Construction Group to the Diversified Group (calculated in each case assuming a year end 1997 Class C Per Share Price of $48.00). Pursuant to the PKS Certificate, the PKS Board has set the Conversion Cap, which limits to 3,000,000 the number of shares of Class C Stock that can be converted during the 1997 Conversion Period. The Construction Group will be required to borrow funds to make the appropriate transfer. The degree to which PKS Holdings is required to become leveraged could, under certain circumstances, limit its financial and operating flexibility. See "The Transaction--Conversion of Class C Stock Prior to the Transaction."

NO PUBLIC MARKET FOR PKS HOLDINGS STOCK

    The PKS Certificate and repurchase agreements between PKS and holders of Class C Stock substantially restrict the transfer of shares of Class C stock. Consequently, there is no public market for Class C Stock. The PKS Holdings Certificate and repurchase agreements to be executed between PKS Holdings and holders of PKS Holdings Stock will contain comparable restrictions on transfer. Thus, there will be no public market for PKS Holdings Stock. See "Comparison of Class C Stock and PKS Holdings Stock."

RISKS ASSOCIATED WITH THE CONSTRUCTION BUSINESS

    The risks associated with the business of the Construction Group include all of the risks attendant to any construction business, including the impact on the construction industry of changes in national and regional economies, the cyclical nature of the construction business, the risk of bankruptcy of, or non-payment by, owners, the risk of cost overruns and job losses on particular projects, risks associated with increasing competition in the construction business, the risks of foreign construction operations, and the costs and restraints imposed upon operation by regulatory requirements.

EFFECT OF SEPARATION OF THE BUSINESS GROUPS

    The Construction Group from time to time has performed construction services for Diversified Group companies. For example, the Construction Group is currently building three of the Joint Venture Energy Projects. See "Appendix B--Business of Diversified Holdings--International Energy." The Construction Group also performed services for MFS during the early stages of development when MFS was controlled by the Diversified Group. If the Business Groups were to continue to be affiliated, it is possible that similar construction opportunities would be presented to the Construction Group in the future. If the Transaction is consummated and the Business Groups are no longer affiliated, such opportunities might not be available to the Construction Group to the same extent as before the Transaction.

NO ASSURANCE OF ACHIEVEMENT OF BUSINESS OBJECTIVE

    The PKS Board believes that separation of the Business Groups will allow the management of the Construction Group to focus its attention and financial resources on its business. Although PKS believes that the Transaction will enable PKS Holdings to achieve this objective, there can be no assurance as to whether and to what extent this business objective of the Transaction will be achieved if the Transaction is consummated. See "The Transaction--Background and Purposes of the Transaction."

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

    This Proxy Statement/Joint Prospectus contains certain forward-looking statements and information relating to PKS Holdings that are based on the beliefs of PKS or management of PKS or the Construction Group as well as assumptions made by and information currently available to PKS or such managements. When used in this document, the words "anticipate", "believe", "estimate" and "expect" and similar expressions, as they relate to PKS or PKS Holdings or the management of PKS or the Construction Group, are intended to identify forward-looking statements. Such statements reflect the current views of PKS or the Construction Group with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Proxy Statement/Joint Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Neither PKS nor PKS Holdings intends to update these forward-looking statements.

       RISK FACTORS REGARDING DIVERSIFIED HOLDINGS AFTER THE TRANSACTION

    If the Transaction is consummated, holders of Class D Stock will continue to hold the shares of Class D Stock which they held immediately prior to the Effective Time and holders of Class C Stock will receive shares of Class R Stock. Upon filing of the Post-Transaction Certificate Amendments, Class D Stock will be redesignated and modified as Diversified Holdings Stock. Holders of Class C Stock and Class D Stock should consider carefully, in addition to the other information set forth in this Proxy Statement/Joint Prospectus, the factors set forth below.

NO ASSURANCE OF ACHIEVEMENT OF BUSINESS OBJECTIVES


    The Transaction is intended, among other things, to (i) permit the Diversified Group to attract and retain the senior management and employees needed to implement and develop the Diversified Group's Expansion Plan, including James Q. Crowe and R. Douglas Bradbury, (ii) enable the Diversified Group to access the capital markets in order to fund the Expansion Plan on more advantageous terms than would be available to the Diversified Group as part of PKS, (iii) enable the Diversified Group to pursue strategic investments and acquisitions, as part of the Expansion Plan, which could be foreclosed to the Diversified Group as part of PKS and (iv) allow the directors and management of the Diversified Group to focus their attention and financial resources on its business. There can be no assurance as to whether and to what extent any of the business objectives of the Transaction will be achieved if the Transaction is consummated. See "The Transaction--Background and Purposes of the Transaction."


NO ASSURANCE OF TRANSACTION COMPLETION


    If the Transaction is consummated, the 1997 Conversion Period will be the last opportunity for holders of Class C Stock to convert Class C Stock into Class D Stock. In deciding whether to convert their Class C Stock, such holders of Class C Stock should recognize that consummation of the Transaction is subject to stockholder ratification of the Transaction and approval of the Initial Certificate Amendments, satisfaction of the Tax Condition and the decision of the PKS Board to proceed with the Transaction. Although it is likely that a holder of Class C Stock will know whether PKS Stockholders have ratified the Transaction and approved the Initial Certificate Amendments before the holder must make a conversion decision for the 1997 Conversion Period, the Tax Condition will not have been satisfied by that time and it is likely that a holder of Class C Stock will not know at that time whether the Tax Condition will be satisfied when the holder makes that decision. Furthermore, the PKS Board could subsequently determine to abandon, defer or modify the Transaction if it were to determine that such action were in the best interests of all PKS Stockholders. Accordingly, holders of Class C Stock electing to convert Class C Stock into Class D Stock during the 1997 Conversion Period will have no assurance that the Transaction will be consummated.


POTENTIAL CONSEQUENCES OF A FAILURE TO CONSUMMATE THE TRANSACTION


    Pursuant to the executive engagement agreement among PKS, KDG and James Q. Crowe (the "Engagement Agreement"), if the Transaction is abandoned and if, as currently anticipated, Mr. Crowe resigns as Chief Executive Officer of KDG, Mr. Crowe is entitled to acquire substantially all of the Diversified Group's assets relating to the Expansion Plan, at the Diversified Group's book value for those assets, and to pursue the business contemplated by the Expansion Plan outside of the Diversified Group. The Diversified Group has not invested a significant amount to date in the Expansion Plan. However, the Diversified Group anticipates that Expansion Plan expenditures through mid-1998 could approach $150 million, and that a substantial portion of those expenditures would be expensed for accounting purposes. Accordingly, it is anticipated that such book value will be substantially lower than the amount of the Diversified Group's aggregate investment in such assets. See "Certain Relationships and Related Transactions." If Mr. Crowe chooses to exercise this purchase right, it is likely that substantially all of the employees retained to pursue the Expansion Plan would follow Mr. Crowe. As a result, if the Transaction is abandoned for any reason and, as anticipated, Mr. Crowe leaves the Diversified Group, it is likely that the

Diversified Group would not be able to pursue the Expansion Plan. In addition, as a result of the CalEnergy Agreement, the Diversified Group would no longer participate in the energy business, and would be left solely with its current information systems business, its investment in the C-TEC Companies and its coal mining business, together with substantial cash resources. Accordingly, the Diversified Group would have to retain new senior management and redirect significantly its business strategy.

EXPANSION PLAN RISKS

    The decision of the Diversified Group to pursue the Expansion Plan entails significant and substantial risks not presented by the other Diversified Group businesses or current ownership of Class D Stock. These risks include:

    INCREASE IN EMPHASIS ON INFORMATION SERVICES BUSINESS. The Expansion Plan represents a major increase in emphasis by the Diversified Group on its information services business. In addition, the Expansion Plan provides for the creation of a new facilities-based Internet communications network. The Expansion Plan is in an early stage of development, thus making an evaluation of its risks and rewards extremely difficult and speculative. Furthermore, the Expansion Plan's focus on the information services business and the creation of an information services network ultimately will reduce the overall diversification of the Diversified Group's businesses, thus increasing the risk that a downturn in a single area of business could adversely affect overall Diversified Group performance.

    OPERATING LOSSES. The Diversified Group has recorded net profits in each year since it was established. The development of the Expansion Plan, however, will require significant capital expenditures, a substantial portion of which will be incurred before any related revenues from the Expansion Plan are realized. These expenditures, together with the associated early operating expenses, will result in negative cash flow until an increased customer base is established, and could result in substantial net losses for the Diversified Group in the developmental years of the Expansion Plan. There can be no assurance that Diversified Holdings will be able to achieve or sustain profitability in the future. In addition, net losses by the Diversified Group would reduce the formula price at which Diversified Holdings is required to repurchase Diversified Holdings Stock.

    SIGNIFICANT CAPITAL REQUIREMENTS. Diversified Holdings expects to fund the Expansion Plan through existing resources, internally generated funds and additional debt or equity financing as appropriate. In addition, Diversified Holdings could sell or dispose of existing businesses or investments to fund portions of the Expansion Plan. For example, the Diversified Group has entered into the CalEnergy Agreement, pursuant to which it will sell all of its energy assets to fund a portion of the capital requirements of the Expansion Plan. The costs of the Expansion Plan, however, are expected to be substantial (in excess of $1 billion per year within approximately two years after the consummation of the Transaction), and there can be no assurance that Diversified Holdings will be successful in producing sufficient cash flow or raising sufficient debt or equity capital on terms that it will consider acceptable, and proceeds of dispositions of Diversified Group assets might not reflect their intrinsic value. Failure to generate sufficient funds may require Diversified Holdings to delay or abandon some of its future expansion or expenditures, which could have a material adverse effect on its growth.

    COMPETITION. All the businesses encompassed by the Expansion Plan are subject to significant competition from a wide variety of competitors in the information services and telecommunications industries. Many of these existing and potential competitors have more experience than the Diversified Group and financial, personnel and other resources significantly greater than those of the Diversified Group.

    IMPLEMENTATION RISKS. Implementation of the Expansion Plan will require a rapid expansion of information services offerings and accelerated development of a facilities-based Internet network. This expansion and development will depend on, among other things, Diversified Holdings' ability to assess markets, design fiber optic network backbone routes, install facilities and obtain rights-of-way, building access and any required government authorizations and/or permits. As a result, there can be no assurance that Diversified Holdings will be able to accomplish all of the tasks necessary to implement the Expansion Plan. If Diversified Holdings is not able to accomplish those tasks efficiently and effectively, there will be a material adverse effect on its growth.

    RAPID TECHNOLOGICAL CHANGES. The businesses encompassed by the Expansion Plan are subject to rapid and significant changes in technology. While Diversified Holdings believes that, for the foreseeable future, these changes will not hinder the Expansion Plan, the effect of technological changes on the Expansion Plan cannot be predicted.

    DEPENDENCE ON KEY PERSONNEL. Diversified Holdings' businesses will be managed by a small number of key executive officers, particularly James Q. Crowe, Chief Executive Officer, and R. Douglas Bradbury, Chief Financial Officer, the loss of certain of whom could have a material adverse effect on Diversified Holdings. Diversified Holdings believes that its future success will depend in large part on its ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified personnel.

    OPERATIONAL ISSUES ARISING FROM RAPID GROWTH. Management of the business of the Diversified Group has required and will continue to require, among other things, continued development of financial and management controls, further controls of operating expenses as well as other costs, and the training of new personnel. There can be no assurance that Diversified Holdings will be able to manage successfully this growth and development. As Diversified Holdings continues this strategy of growth through investment and acquisitions, there can be no assurance that Diversified Holdings will be able to identify other suitable candidates for strategic investment and acquisition on acceptable terms or that it will be able to obtain the requisite financing for any such future investments or acquisitions. Additionally, there can be no assurance that any future investments or acquisitions will not have a material adverse effect on Diversified Holdings' operating results or on the value of Diversified Holdings Stock, particularly during the period immediately following such acquisitions.


    DISPOSITION OF EXISTING BUSINESSES. In connection with the emphasis on the information services business as a result of the Expansion Plan, the Diversified Group has entered into the CalEnergy Agreement, pursuant to which it will sell all of its energy assets, is discussing the restructuring of its coal mining business, has recently reached preliminary agreement to sell its interest in UIC and may enter into other arrangements to sell or dispose of businesses that are not compatible with the Expansion Plan. Accordingly, the past performance of the Diversified Group will not be indicative of its future prospects or future performance.


LIMITED PUBLIC MARKET FOR DIVERSIFIED HOLDINGS STOCK; NO ASSURANCE AS TO LISTING

    There has been an extremely limited market for Class D Stock since its initial issuance in 1992. Class D Stock is not currently listed for trading on any stock exchange or market. Diversified Holdings does not expect to list Diversified Holdings Stock for trading on a stock exchange or market at the Effective Time. Diversified Holdings expects that it will not seek such a listing until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. Any determination to raise public equity capital will depend on a number of factors including, without limitation, Diversified Holdings' capital needs, the availability and attractiveness of alternative sources of capital, the performance of Diversified Holdings and conditions in the public equity markets. Accordingly, no assurance can be given that Diversified Holdings Stock will be listed for trading in the future, or, if it is, when such listing will be accomplished or whether an active trading market will develop or be sustained.

MODIFICATION OF REPURCHASE OBLIGATION

    Under the PKS Certificate, PKS has an obligation to repurchase Class D Stock on the terms described under "Comparison of Class D Stock and Diversified Holdings Stock." The PKS Certificate provides that PKS may deliver promissory notes with a two-year term to satisfy its repurchase obligation if more than 10% of the shares of Class D Stock are tendered for repurchase in any calendar year. Diversified Holdings' obligation to repurchase Diversified Holdings Stock will be modified by the Certificate Amendments to provide that such promissory notes will have such term to maturity, up to ten years, as the Diversified Holdings Board may determine. Thus, holders of Diversified Holdings Stock may, under certain circumstances, have stock repurchased on less favorable terms than would holders of Class D Stock.

    The modification of the repurchase obligation with respect to Class D Stock may cause lenders that have extended credit secured by Class D Stock to conclude that the value of their collateral has been adversely affected and, as a result, these lenders may require borrowers to provide additional collateral. Furthermore, lenders may be less willing to extend credit secured by Diversified Holdings Stock.

RISKS RELATING TO EXISTING BUSINESSES


    DIVERSIFIED GROUP CASH FLOWS. The Diversified Group currently derives most of its operating cash flow from its coal mining business. During 1996, for example, the Diversified Group received $70 million, or substantially all, of its after-tax net operating cash flow from its coal mining operations. Although that business currently produces substantial cash flow, those cash flows will decline substantially over the next few years. For example, after-tax net operating cash flow from coal sales under long-term purchase contracts, which was approximately $70 million in 1996, is expected to decline to approximately $55 million by 1998 and to approximately $13 million by 2002, and will decline further thereafter. These decreases are primarily due to a decrease in quantities of coal required to be purchased under those contracts.


    LEVERAGE. Although KDG does not have substantial indebtedness, Commonwealth Telephone Enterprises, Inc. and Cable Michigan, Inc., two of the C-TEC Companies, have higher levels of indebtedness. Although debt financing may increase the equity returns to those companies from their activities, it may also increase the risk associated with those activities, and the abilities of those companies to grow in the future.


    COMPETITION. KCP, PKSIS and the C-TEC Companies are subject to substantial competition in their respective businesses. For example, KCP is subject to substantial competition from other producers of coal, and the expiration of certain long-term coal purchase arrangements will substantially increase the competitive pressures to which KCP is subject. Instead of making these sales primarily to customers under long-term contracts, KCP increasingly will be forced to produce coal for sale in spot markets. Spot market sales are likely to be at substantially lower prices than those available under KCP's current long-term contracts. PKSIS and the C-TEC Companies are subject to increasing levels of competition in the rapidly changing and evolving sectors of the industries in which they compete.


    REGULATION. Each of KCP and the C-TEC Companies are subject to varying degrees of federal, state, local and international regulation. KCP, for example, is subject to strict environmental regulation in its coal mining operations. The businesses of the C-TEC Companies are subject to extensive federal, state and local regulations that have changed significantly in recent years and are likely to continue to change in the future. There can be no assurances that the Diversified Group's businesses will not be adversely impacted by the costs of complying with current regulations or by future regulatory changes.

DIVIDEND POLICY

    Diversified Holdings' dividend policy following the Transaction will be determined by the Diversified Holdings Board. Under Delaware law and the Diversified Holdings Certificate, the Diversified Holdings Board will not be required to declare dividends on any class of Diversified Holdings capital stock and will be free to adopt such dividend policy as it deems appropriate and to change its dividend policies and practices from time to time. It is not anticipated that Diversified Holdings will pay dividends to the holders of Diversified Holdings Stock or Class R Stock in the foreseeable future. See "Comparison of Class D Stock and Diversified Holdings Stock."

EFFECT OF SEPARATION OF THE BUSINESS GROUPS

    The Diversified Group from time to time has been introduced to business relationships or investment opportunities as a result of its affiliation with the Construction Group. After the Transaction is consummated, those relationships and opportunities might not be available to Diversified Holdings. In addition, the Construction Group has performed and is currently performing services for businesses of the Diversified Group. Although those service arrangements are negotiated at arms length, the use of an affiliated contractor can have many benefits, including ease of contract administration and efficient resolution of disputes. After the Transaction is consummated, Diversified Holdings will no longer enjoy the benefits of using an affiliated contractor.

CERTAIN LIMITATIONS ON CHANGES IN CONTROL OF DIVERSIFIED HOLDINGS

    The Diversified Holdings Certificate and the By-laws of Diversified Holdings as proposed to be in effect at the Effective Time (the "Diversified Holdings By-laws") will contain certain provisions which could have the effect of delaying, deferring or preventing a change in control of Diversified Holdings, even if such a change would be favorable to the interests of the stockholders of Diversified Holdings, and of limiting any opportunity to realize premiums over prevailing market prices for Diversified Holdings Stock in connection therewith. These provisions include, but are not limited to, provisions providing for the classification of the Diversified Holdings Board, authorizing the issuance of preferred stock without stockholder approval and upon such terms as the Diversified Holdings Board may determine, prohibiting stockholder action by written consent, and eliminating the ability of stockholders to call special stockholder meetings and requiring stockholders to comply with certain procedures in order to nominate persons for election as directors or to introduce business to be considered at an annual or special meeting of stockholders. Furthermore, it is anticipated that the Diversified Holdings Board will adopt the Diversified Holdings Rights Plan, which could have the effect of delaying, deferring or preventing a change in control and of limiting any opportunity to realize premiums over prevailing market prices. In addition, as a result of the Initial Certificate Amendments, Diversified Holdings will have a substantial number of authorized but unissued shares of Class D Stock that could be issued to a third party selected by management or used as the basis for the Diversified Holdings Rights Plan, which could have the effect of deterring a potential acquiror. See "The Initial Certificate Amendments", "The Post-Transaction Certificate Amendments" and "Comparison of Class D Stock and Diversified Holdings Stock."

FORWARD-LOOKING INFORMATION MAY PROVE INACCURATE

    This Proxy Statement/Joint Prospectus contains certain forward-looking statements and information relating to Diversified Holdings that are based on the beliefs of the management of PKS or of the Diversified Group as well as assumptions made by and information currently available to PKS or such managements. When used in this document, the words "anticipate", "believe", "estimate" and "expect" and similar expressions, as they relate to PKS or Diversified Holdings or the management of PKS or the Diversified Group, are intended to identify forward-looking statements. Such statements reflect the current views of the management of PKS or the Diversified Group with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Proxy Statement/Joint Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Neither PKS nor Diversified Holdings intends to update these forward-looking statements.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING


    The Special Meeting will be held on December 8, 1997, at 10:00 a.m. local time, at the Cloud Room, Kiewit Plaza, Omaha, Nebraska 68131.


PURPOSE OF THE SPECIAL MEETING

    The Special Meeting is being held to consider and vote upon (i) ratification of the Transaction, (ii) approval of the Certificate Amendments and (iii) approval of the Restated Plan.

RECOMMENDATION OF THE PKS BOARD


    The PKS Board has unanimously approved the Transaction, the Certificate Amendments and the Restated Plan and recommends that PKS Stockholders ratify the Transaction and approve the Certificate Amendments and the Restated Plan. For a description of the reasons for the Transaction, see "The Transaction--Background and Purposes of the Transaction." For a description of the reasons for the Certificate Amendments and the amendment and restatement of the Original Plan as the Restated Plan, see "The Initial Certificate Amendments", the "Post-Transaction Certificate Amendments" and "The Restated Plan", respectively. Each member of the PKS Board has indicated to PKS that he intends to vote all of his shares of Class C Stock and Class D Stock to ratify the Transaction and to approve the Certificate Amendments and the Restated Plan. As of October 1, 1997, the members of the PKS Board held in the aggregate 28.79% of the outstanding shares of Class C Stock, and 20.47% of the outstanding shares of Class D Stock.


SPECIAL MEETING RECORD DATE


    PKS Stockholders at the close of business on November 10, 1997, the Special Meeting Record Date, are entitled to notice of and to vote at the Special Meeting.


APPRAISAL RIGHTS

    PKS Stockholders will not be entitled to appraisal rights as a result of the Transaction.

VOTING

    Although stockholder action with respect to the Share Exchange is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and the PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and (ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C Stock and Class D Stock, voting together. Approval of the Restated Plan requires the affirmative vote of a majority of the shares of Class C Stock and Class D Stock present and voting at the Special Meeting, voting together.


    Each share of PKS Stock outstanding at the close of business on the Special Meeting Record Date is entitled to one vote at the Special Meeting. As of the Special Meeting Record Date there were 10,081,129 shares of Class C Stock and 26,621,725 shares of Class D Stock outstanding and entitled to vote at the Special Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Special Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal. Abstentions and "non-votes" will have the effect of votes against the Certificate Amendments.

PROXIES

    All shares of PKS Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Special Meeting in accordance with the directions on the proxies. If no direction is indicated on a properly executed proxy, the shares will be voted in favor of the proposals. If any other matters are properly presented at the Special Meeting for action, which is not anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. Any PKS Stockholder returning a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Stock Registrar of PKS or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the Special Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given. Any written notice revoking a proxy should be sent to Peter Kiewit Sons', Inc., 1000 Kiewit Plaza, Omaha, Nebraska 68131, Attention: Stock Registrar.


    If a quorum is not present at the time the Special Meeting is convened, or if PKS believes that additional time should be allowed for the solicitation of proxies or for any other reason, PKS may adjourn the Special Meeting from time to time upon a vote of a majority of PKS Stockholders present at the Special Meeting in person or by proxy. If PKS proposes any adjournment of the Special Meeting by a vote of PKS Stockholders, the persons named in the enclosed form of proxy will vote all shares of PKS Stock for which they have voting authority in favor of such adjournment, so long as such shares are subject to proxies directing such shares to be voted for ratification of the Transaction and approval of the Certificate Amendments.


    Stockholder ratification of the Transaction and approval of the Certificate Amendments would likely be raised as a defense in the event that any suit or other legal action were brought opposing the Transaction or the Certificate Amendments. Accordingly, although Delaware law is not entirely settled on such matters, stockholder ratification of the Transaction and approval of the Certificate Amendments could have the following consequences: (i) stockholders who voted in favor of such actions could be precluded from participating in any lawsuits filed on behalf of any or all stockholders with respect to such actions; and (ii) the vote in favor of such matters by holders of the requisite percentage of Class C Stock and Class D Stock could effectively preclude certain lawsuits with respect to such actions and/or give the members of the PKS Board the protection of the business judgment rule or a shifted burden of proof if certain lawsuits were filed. There are no pending, or to the knowledge of PKS threatened, legal proceedings against PKS or members of the PKS Board relating to the Transaction.

SOLICITATION COSTS

    PKS will bear the costs of this solicitation. In addition to solicitation by mail, banks, brokers, and other custodians, nominees and fiduciaries will be requested to supply proxy material to the beneficial owners of Class C Stock and Class D Stock of whom they have knowledge, and will be reimbursed for their expenses in so doing. Certain directors, officers and other employees of PKS, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telefax.

                                THE TRANSACTION

GENERAL


    PKS Stockholders are being asked to ratify the decision of the PKS Board to effect the Transaction, which would separate the Construction Group and the Diversified Group into two independent companies. The Transaction will be consummated at the Effective Time, which will be a date to be determined by the PKS Board after the satisfaction of the conditions of the Transaction. See "--Conditions of the Transaction." The Transaction consists of the Share Exchange and the Class R Stock Distribution. It is currently anticipated that the Effective Time would occur during the second quarter of 1998. At the Effective Time, by resolution of the PKS Board pursuant to existing provisions of the PKS Certificate, the PKS Board will cause each outstanding share of Class C Stock to be mandatorily exchanged, pursuant to the Share Exchange, for one outstanding share of PKS Holdings Stock held by PKS.



    As a result of the Share Exchange: (i) PKS Holdings, a newly formed, direct, wholly owned subsidiary of PKS, will become an independent company, in which PKS no longer will have an ownership interest, conducting the business of the Construction Group, and each share of Class C Stock outstanding at the Effective Time will be mandatorily exchanged for one outstanding share of PKS Holdings Stock held by PKS; and (ii) PKS will become an independent company conducting the business of the Diversified Group, and the shares of Class D Stock outstanding at the Effective Time and the shares of Class R Stock distributed in the Class R Stock Distribution will constitute the only outstanding shares of capital stock of PKS. All outstanding shares of PKS Holdings Stock at the Effective Time (which shares will be held by PKS prior to the Share Exchange) will be exchanged for Class C Stock pursuant to the Share Exchange. Immediately following the Share Exchange, PKS Holdings will be renamed "Peter Kiewit Sons', Inc." and PKS will be renamed a name that will be selected by the PKS Board. Prior to the Effective Time, PKS will effect the Class R Stock Distribution by declaring a dividend of eight-tenths of one share of newly created Class R Stock with respect to each then-outstanding share of Class C Stock. The eight-tenths of one share of Class R Stock initially will attach to the share of Class C Stock with respect to which it is distributed and, at the Effective Time, will attach to the share of PKS Holdings Stock which is exchanged for such share of Class C Stock in the Share Exchange. Certificates representing the shares of Class R Stock will not be distributed until after the Share Exchange is consummated. See "--The Class R Stock Distribution." For an explanation of certain factors to be considered with respect to the Transaction, see "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of Class R Stock" and "Risk Factors Regarding Diversified Holdings After the Transaction."


BACKGROUND AND PURPOSES OF THE TRANSACTION

    THE 1992 AMENDMENT. In January 1992, PKS Stockholders approved an amendment to the PKS Certificate (the "1992 Amendment") pursuant to which each share of PKS' then existing Class C stock was automatically exchanged for one share of Class C Stock and one share of Class D Stock. The 1992 Amendment also provided holders of Class C Stock with the right to convert Class C Stock into Class D Stock, exercisable during the period from October 15 through December 15 of each year and effective January 1 of the following year, on the basis of the ratio of the Class C Per Share Price to the Class D Per Share Price in effect on such January 1. The 1992 Amendment was intended to provide PKS Stockholders with separate interests in the Business Groups without diminishing the benefits of remaining a single corporation or restricting PKS future restructuring options, and to remove potential demands on PKS' equity base presented by the repurchase obligation as then set forth in the PKS Certificate. The conversion provision achieved the latter goal by permitting holders of Class C Stock who were leaving the employment of PKS to convert their Class C Stock, tax-free, into another PKS equity security instead of selling Class C Stock back to PKS for cash on a taxable basis.

    The Consent Statement and Prospectus of PKS dated November 5, 1991 (the "Consent Statement") distributed to the holders of the then existing Class C Stock in connection with the 1992 Amendment acknowledged the possibility of future public trading of Class D Stock, or of a permanent separation of the Construction Group and the Diversified Group. In the Consent Statement, PKS acknowledged that, in the future, it might facilitate the public trading of Class D Stock depending upon a number of factors, including the desirability of reducing the Class D Stock repurchase obligation, the need to raise capital by issuing Class D Stock in the public and private capital markets and the maturation of the Diversified Group businesses. The Consent Statement also noted that under the 1992 Amendment, PKS could, upon a two-thirds vote of the PKS Board, require a mandatory exchange of Class D Stock or Class C Stock for the stock of the related Diversified Group or Construction Group subsidiary in order to "spin-off" the subsidiary.

    DIVERSIFIED GROUP DEVELOPMENT. At the time of the 1992 Amendment, the Diversified Group assets included substantial cash resources, coal mining properties and several smaller investments in start-up or early growth stage companies, such as PKSIS, MFS and CalEnergy. At the time, the Diversified Group's cash resources had been derived primarily from the sale of the packaging and other businesses that had comprised The Continental Group, Inc. Since the 1992 Amendment, the Diversified Group has invested substantial additional sums in PKSIS, MFS and CalEnergy, and has made significant investments in new businesses, such as the 1993 acquisition of C-TEC, a series of international power generation projects with CalEnergy and the joint acquisition with CalEnergy in 1996 of Northern Electric plc.

    As the Diversified Group business has grown, the PKS Board has from time to time considered proposals intended to address issues created by that growth, including proposals for the listing of Class D Stock and proposals for the separation of the Construction Group and the Diversified Group. In 1995, the PKS Board considered proposals for the listing of Class D Stock and for the separation of the Business Groups before approving a tax-free spin-off of the Diversified Group's ownership interest in MFS as a way to provide MFS with the maximum flexibility possible to raise capital in the public capital markets and to grow through acquisitions and as a way to address the substantial disparity at that time between the value of the Diversified Group business, on one hand, and the Class D Formula Value and Class D Per Share Price, on the other.


    MANAGEMENT STUDY OF ALTERNATIVES. Although the MFS spin-off dealt with some of the issues facing PKS in 1995, PKS continued to be confronted by issues created by the growth of the Diversified Group business and the operation of two very different businesses under a single corporate umbrella. In October 1996, the PKS Board directed PKS management to pursue a listing of Class D Stock as a way to deal with certain of those issues and certain other issues created by PKS' two-class capital stock structure, and shortly thereafter PKS management began to examine the consequences of a listing of Class D Stock for PKS and the Business Groups. During the course of its examination of the consequences of a listing of Class D Stock, PKS management concluded that a listing of Class D Stock would not adequately address those issues, particularly in light of the Expansion Plan and the need to attract and retain senior management and employees, and instead began to study a separation of the Construction Group and the Diversified Group as a way to address those issues. At the regular meeting of the PKS Board on July 23, 1997, PKS management submitted for consideration by the PKS Board a proposal for separation of the Construction Group and the Diversified Group on substantially the terms eventually approved by the PKS Board. The PKS Board considered management's proposal at that meeting and at a special meeting of the PKS Board on August 14, and approved the proposal at its August 14 meeting. In connection with its approval of the CalEnergy Agreement on September 10, 1997, the PKS Board considered the effect of the sale contemplated by such agreement on the proposal, and concluded, based on the advice of Gleacher NatWest, Inc. ("Gleacher NatWest"), financial advisor to PKS, that such sale would not have a material effect on the proposal as approved on August 14. At a meeting on October 22, 1997, the PKS Board approved modifications to the proposal that substituted the Class R Stock Distribution for a previously contemplated distribution to holders of Class C Stock of warrants to purchase shares of Class D Stock at a discount to the trading value of the Class D Stock (the "Warrants"). The PKS Board determined at that meeting, based upon the advice of Gleacher NatWest and in light of the unique equity-like characteristics of the previously contemplated Warrants, that the Class R Stock is substantially the economic equivalent of the Warrants. See "--Opinion of Financial Advisor."


    PKS BOARD CONCLUSIONS. The PKS Board has concluded that, at some time in the future, the Diversified Group will be required to access the public equity capital markets in order to accommodate its growth and development, and in particular to implement the Expansion Plan. Because Class D Stock is a "targeted" or "tracking" stock (I.E., stock of a company the economic attributes of which target or track the financial performance of a subsidiary of the company), and because the PKS Certificate provides for substantial control by the holders of Class C Stock over PKS in general and the Diversified Group in particular, the PKS Board believes that public equity capital markets would assess a substantial discount to the intrinsic value of Diversified Group's businesses in determining a public trading price for Class D Stock. Accordingly, the PKS Board believes that the price of Class D Stock, if publicly traded, would not reflect the intrinsic value of the Diversified Group businesses and assets, and that the price might substantially understate that intrinsic value. The PKS Board has also concluded that substantial tracking stock and control discounts would not be applied to common stock issued by the Diversified Group as a stand-alone company and that the trading price of the common stock of a stand-alone Diversified Group would more closely reflect the intrinsic value of the Diversified Group's businesses and assets.

    The PKS Board has determined that providing the Diversified Group with the most cost-effective and efficient equity capital instrument will be a key element in enabling the Diversified Group to continue to grow and develop its businesses and in particular to design, implement and refine the Expansion Plan for the following three reasons.

    First, in order to continue the growth of the Diversified Group and to implement the Expansion Plan, PKS will need to attract an experienced and sophisticated senior management team, and a large group of technologically sophisticated employees. The PKS Board believes that stock purchase and stock option plans will be an important component of any compensation program designed for the Diversified Group's management and employees, and that an efficient and effective equity currency will be the cornerstone of any such plans. Accordingly, the PKS Board also has approved and recommended to PKS Stockholders the Restated Plan in order to increase the number of shares subject to the Original Plan, to make certain other changes to the Original Plan intended to make awards under the Original Plan more attractive to potential employees, and to ensure that the Original Plan is consistent with the use of Diversified Holdings Stock as an equity incentive. The decision to separate the Diversified Group and the Construction Group, thus creating a stand-alone equity currency, was an important factor in recruiting James Q. Crowe and R. Douglas Bradbury to lead the Diversified Group's management team. For the reasons described above, the PKS Board believes that Diversified Holdings Stock will better suit the needs of such equity plans than would Class D Stock.

    Second, the PKS Board believes that the Diversified Group will be required to spend substantial sums of money over the next few years to continue the growth of the Diversified Group businesses and implement the Expansion Plan. The PKS Board has concluded that currently available cash and anticipated cash flow from conversions of Class C Stock and from existing Diversified Group businesses will not meet those cash needs, even with the receipt of the proceeds of the sale of the Diversified Group's energy businesses pursuant to the CalEnergy Agreement. As a result, the PKS Board believes that the Diversified Group will have to raise significant amounts of capital in the public and private capital markets, and that the Diversified Group will be able to raise capital on more cost-effective terms if the Transaction is consummated and the Diversified Group becomes an independent public company.

    Third, the PKS Board believes that strategic investments and acquisitions might be a key element in permitting the Diversified Group to acquire the assets and human resources necessary to implement the

Expansion Plan. In many circumstances, publicly traded equity capital is a key to successful and cost-effective completion of such transactions. The PKS Board, therefore, believes that a separation of the Business Groups, which will enable the Diversified Group to issue a stand-alone equity security, will facilitate accomplishment of such transactions by the Diversified Group.


    In addition to the benefits of the Transaction derived from the issuance by the Diversified Group of a stand-alone equity security, the PKS Board has determined that a separation of the Diversified Group and the Construction Group will allow the directors and management of each Business Group to focus their attention and financial resources on its respective business. The PKS Board is required to devote considerable time and attention to each of the Business Groups. Because of the significant differences between the business of the Construction Group and the business of the Diversified Group, members of the PKS Board spend more time on each business than would be required if the businesses were more similar. The members of the Construction Group management serving on the PKS Board, who control the PKS Board, have had little experience with a rapidly growing information services business contemplated by the Expansion Plan, and would have to spend even more time and attention on Diversified Group business in order to fulfill their duties as directors. In addition, the PKS Board believes that a board of directors with experience and a firm focus on the information services business will be critical to the success of the Expansion Plan. Accordingly, the PKS Board believes that the separation of the Business Groups will permit the management of each Business Group to focus its efforts on its own Business Group.


    Except for the effect on Construction Group management described above, the Transaction will affect primarily the business and operations of the Diversified Group. In determining to approve the Transaction, the PKS Board considered whether the Transaction would have other effects on the Construction Group. Although, as discussed under "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of Class R Stock", it is possible that consummation of the Transaction will result in the loss of certain business opportunities by the Construction Group, the PKS Board has concluded that the Transaction would not have a significant effect on the business or operations of the Construction Group.

    Based on the foregoing considerations and the advice of Gleacher NatWest, the PKS Board concluded that a separation of the Construction Group and the Diversified Group would address the problems presented by Diversified Group growth and the implementation of the Expansion Plan better than would a listing of Class D Stock. A separation of the Business Groups, however, will eliminate the Conversion Right. Under the PKS Certificate, Class C Stock is converted into Class D Stock based upon the ratio of the Class C Per Share Price to the Class D Per Share Price. The PKS Board believes that the Conversion Right currently has potential value. A separation of the Construction Group and the Diversified Group and the resulting loss of the Conversion Right would eliminate that potential value. In formulating the proposal submitted to the PKS Board, therefore, PKS management, in consultation with Gleacher NatWest, devised first the Warrants and then the Class R Stock that replaced the Warrants to recognize the potential value. The terms of the Class R Stock were developed through negotiations between the management of the Construction Group and the management of the Diversified Group.


    The PKS Board has concluded that the Class R Stock recognizes the potential value of the Conversion Right, without burdening or unfairly diluting holders of Class D Stock. In reaching this conclusion, the PKS Board considered a number of factors, including: the terms of the Class R Stock; the PKS Board's assessment of the potential value of the Conversion Right; estimates of the likely timing of the exercise of the conversion right by current holders of Class C Stock; the nominal and actual values of the Class R Stock to holders of Class C Stock; estimates of the present value cost of, and resulting dilution from, the Class R Stock to holders of Class D Stock; and estimates of the present value cost of, and the dilution resulting to, holders of Class D Stock from estimated exercises of the Conversion Right. The PKS Board also considered the advice and analyses presented by Gleacher NatWest at meetings of the PKS Board on July 23, August 14, September 10 and October 22, as reflected in the fairness opinion attached as Appendix C hereto.

OPINION OF FINANCIAL ADVISOR


    In reaching a decision to recommend the Transaction, the PKS Board considered the advice of PKS' financial advisor, Gleacher NatWest. Gleacher NatWest was selected to act as financial advisor to PKS based on its qualifications, expertise and reputation, as well as its investment banking relationships and familiarity with PKS and its subsidiaries. At the August 14, 1997 meeting of the PKS Board, Gleacher NatWest delivered an oral opinion to the PKS Board, to be confirmed as of the date of this Proxy Statement/Joint Prospectus, to the effect that, based upon the matters set forth in such opinion, the Transaction is fair from a financial point of view to the holders of Class C Stock and the holders of Class D Stock. Gleacher NatWest advised the PKS Board at its September 10 meeting to consider the CalEnergy Agreement that the sale contemplated by such agreement did not affect Gleacher NatWest's opinion with respect to the Transaction. At the October 22, 1997 meeting of the PKS Board, Gleacher NatWest advised the PKS Board that, in light of the unique equity-like characteristics of the previously contemplated Warrants, the Class R Stock to be distributed in the Class R Stock Distribution is substantially the economic equivalent of the Warrants and, accordingly, Gleacher NatWest was of the opinion that, based on the matters set forth in such opinion, the Transaction as so modified is fair from a financial point of view to the holders of Class C Stock and the holders of Class D Stock. Gleacher NatWest confirmed the opinion delivered on October 22, 1997 in writing as of the date of this Proxy Statement/Joint Prospectus. As noted in "--Background and Purposes of the Transaction", the opinion of Gleacher NatWest was among many factors considered by the PKS Board in determining to unanimously approve the Transaction.


    A summary of the opinion rendered by Gleacher NatWest with respect to the Transaction is set forth below. The full text of such opinion, dated as of the date hereof, which sets forth certain assumptions made, matters considered and limitations on the review undertaken as described below, is attached as Appendix C hereto and is incorporated herein by reference. PKS Stockholders are urged to read such opinion carefully and in its entirety. The summary of the opinion of Gleacher NatWest set forth herein is qualified by reference to the full text of such opinion. Gleacher NatWest's opinion is addressed to the PKS Board and does not constitute a recommendation to any holder of Class C Stock or any holder of Class D Stock as to how such holder should vote at the Special Meeting.

    In arriving at its opinion, Gleacher NatWest, among other things: (i) reviewed the financial terms of the Transaction as originally contemplated with a distribution of Warrants and as later modified and as described in this Proxy Statement/Joint Prospectus and the various agreements relating to the Transaction referred to in this Proxy Statement/Joint Prospectus; (ii) conducted discussions with members of management of PKS, the Construction Group and the Diversified Group with respect to the historical and current businesses and the future prospects of the Construction Group and the Diversified Group, the anticipated effects of the Transaction on the capital structures, cash flows and operations of the Construction Group and the Diversified Group; (iii) analyzed certain historical and financial information relating to the Construction Group and the Diversified Group; (iv) reviewed public information as filed with the Commission relating to PKS, the Construction Group and the Diversified Group, including audited financial statements; (v) reviewed the terms of the Consent Statement, relating to the 1992 Amendment; and (vi) conducted such other financial studies, analyses and investigations as it deemed appropriate.

    In rendering its opinion, Gleacher NatWest assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by it. Gleacher NatWest also assumed, based upon the information which had been provided to it and without assuming responsibility for independent verification thereof, that no material undisclosed or contingent liability existed with respect to PKS, the Construction Group or the Diversified Group. Gleacher NatWest did not make any independent evaluation or appraisal of the assets or liabilities of the Construction Group or the Diversified Group. Gleacher NatWest's opinion was based necessarily on the economic, market and other conditions existing on the date of its opinion and the information made available to it as of such date. Gleacher NatWest has not committed to render any further opinion on the fairness of the Transaction and is under no obligation to update the opinion rendered to the PKS Board and the PKS Board does not presently intend to request any such further opinion or update. Gleacher NatWest does not make a market in any of the securities of PKS.

    No limitations were imposed by PKS or the PKS Board upon Gleacher NatWest with respect to the investigations made or the procedures followed by Gleacher NatWest.


    The following is a summary of the analyses presented by Gleacher NatWest to the PKS Board of Directors on August 14, 1997 in connection with rendering its oral opinion. Upon the delivery of such opinion, the proposed Transaction contemplated the distribution of Warrants rather than Class R Stock. Gleacher NatWest later concluded and advised the PKS Board that the Class R Stock to be distributed in the Class R Stock Distribution is substantially the economic equivalent of the previously contemplated Warrants. Gleacher NatWest used substantially the same types of financial analyses in preparing its oral opinion for the PKS Board on October 22, 1997 and its written opinion dated the date of this Proxy Statement/Joint Prospectus as it used in providing its oral opinion to the PKS Board on August 14, 1997.


    TRANSACTION SUMMARY. Gleacher NatWest first reviewed the principal terms of the Transaction and discussed the potential benefits to be derived from the Transaction. In particular, Gleacher NatWest reviewed the terms of the Warrants, the Share Exchange, the Conversion Cap and the Installment Note Program. Gleacher NatWest also reviewed in detail the terms of the Warrants, including the number of Warrants to be distributed per share of Class C Stock, the fixed dollar discount at which the Warrants would be exercisable and the adjustments thereto and the exercise and transfer conditions to the Warrants. In addition, Gleacher NatWest reviewed the Conversion Right.

    WARRANT TERMS. Gleacher NatWest reviewed the terms of the Warrants, including that each holder of Class C Stock would receive eight-tenths of one Warrant for each share of Class C Stock held as of the date of the distribution of the Warrants. Gleacher NatWest explained that this eight-tenths ratio represents the ratio of the estimated Class C Formula Value to the estimated Class D Formula Value as of June 30, 1997. Gleacher NatWest also noted that the Warrants would allow the holder thereof to acquire shares of Diversified Holdings Stock at a fixed dollar discount to the appraised value or average trading price per share of Diversified Holdings Stock at the time of exercise of the Warrant, that such discount would be $25 per share if such appraised value or average trading price per share of Diversified Holdings Stock is $82 or greater, and that such discount would be adjusted downward by the amount by which such appraised value or average trading price is less than $82, but in no event would the discount be less than $15 per share. Gleacher NatWest explained that each Warrant generally would be exercisable only upon the earlier of the time (i) at which such PKS Holdings share to which it was attached would be sold or exchanged; (ii) eight years from the date of the Transaction; or (iii) upon the occurrence of a of control of Diversified Holdings; and that each Warrant would have a term of 12 years from the date of the Transaction.

    VALUATION OF DIVERSIFIED GROUP. Gleacher NatWest provided an analysis of the assets owned by Diversified Group and a range of what it believed to be the fully diluted potential trading value of Class D Stock were such shares to be listed on a public exchange and if no tracking stock or control discounts were to be applied to Class D Stock. Gleacher NatWest noted specifically that such range did not represent an estimate of the actual trading prices of Class D Stock, and that such actual trading prices of Class D Stock, in its current form, could be substantially lower than such range due to the lack of an established trading market for Class D Stock and the likely application of tracking stock and control discounts to Class D Stock. Gleacher NatWest estimated such range to be $77 to $87 per share of Class D Stock. This range was determined by taking into account a variety of relevant factors, including historical and current market values for CalEnergy and C-TEC, internal valuations for PKSIS and other illiquid assets, anticipated cash flows (at various discount rates) for energy projects, the potential dilution represented by the Conversion Right, and estimates of embedded taxes. Based on this range, Gleacher NatWest determined that the fully diluted potential trading value of Class D Stock was $82 per share. Gleacher NatWest also noted that the

Class D Per Share Price was estimated to be $57 at June 30, 1997, and that the current difference between the fully diluted potential trading value per share of Class D Stock and the Class D Per Share Price was therefore $25. Gleacher NatWest further noted that if the Transaction did not occur, this difference might increase or decrease over time.


    VALUE OF THE WARRANTS TO HOLDERS OF CLASS C STOCK. Based on a fixed dollar discount of $25 per share of Class D Stock, Gleacher NatWest determined that the aggregate nominal value of the Warrants to be issued to holders of Class C Stock would be between $150 million and $210 million, depending upon various estimates the number of shares of Class C Stock that were expected to be converted into shares of Class D Stock during the 1997 Conversion Period. If no shares of Class C Stock were so converted, the aggregate nominal value of the Warrants would be $210 million, based upon 10,512,717 shares of Class C Stock outstanding; if 3,000,000 shares of Class C Stock were allowed to convert into Class D Stock during the 1997 Conversion Period, the maximum number of shares of Class C Stock which would be allowed to be convert pursuant to the Conversion Cap, the aggregate normal value of the Warrants would be $150 million.


    Gleacher NatWest noted that the present value of the Warrants would depend upon the timing of exercise of the Warrants and assumptions regarding an appropriate discount rate. Gleacher NatWest provided a table which indicated that the aggregate present value of the Warrants, based on discount rates ranging from 5% to 15% and conversions of shares of Class C Stock into shares of Class D Stock during the 1997 Conversion Period ranging from no shares to 3,000,000 shares, is between $66 million and $155 million.


    ECONOMIC DILUTION TO HOLDERS OF CLASS D STOCK. Gleacher NatWest provided an analysis which estimated the economic dilution to holders of Class D Stock due to the issuance of the Warrants. Gleacher NatWest defined economic dilution to be the amount by which a share of Class D Stock is worth less because of the Warrants. Gleacher NatWest made estimations regarding the timing of future Warrant exercises and assumptions regarding the future growth in the value of shares of Class D Stock, and provided a table indicating the economic dilution under a range of these assumptions. Based on a range of annual growth rates for eight years for shares of Class D Stock of 0% to 20%, and based on conversions from shares of Class C Stock into shares of Class D Stock during the Conversion Period ranging from no shares to 3,000,000 shares, Gleacher NatWest estimated that the economic dilution to holders of Class D Stock would be between 2.2% and 8.6%.



    Based upon the foregoing analyses and considerations, Gleacher NatWest indicated to the PKS Board that it was Gleacher NatWest's opinion that, as of August 14, 1997, the Transaction is fair to both the holders of Class C Stock and the holders of Class D Stock from a financial point of view.



    At the September 10 PKS Board meeting, Gleacher NatWest provided an update of the analysis provided at the August 14 PKS Board meeting. This update included a revision of the August 14 analysis to reflect the impact of the transaction contemplated by the CalEnergy Agreement and other revised assumptions. The following is a summary of the analyses presented to the PKS Board on September 10.



    Gleacher NatWest indicated that the range of what it believed to be the fully diluted potential trading value of Class D Stock was $75 to $79 per share, and that based on this range, the fully diluted potential trading value of Class D Stock was $77 per share. Gleacher NatWest also noted that the Class D Per Share Price was estimated to be $58 per share at January 1, 1998.



    Although Gleacher NatWest's estimate of the fully diluted potential trading value of Class D Stock was lower at the September 10 meeting than it was at the August 14 meeting, Gleacher NatWest explained that its opinion with respect to the Transaction was unaffected because (i) such value was constantly changing, given that it was determined in part on the value of publicly traded securities, which were in turn subject to daily changes; and (ii) the terms of the previously contemplated Warrants were structured to allow for such variances, as the discount of the Warrant exercise price to the trading value of the Class D Stock would vary from $15.00 to $25.00 depending on such value.



    Gleacher NatWest determined that the aggregate nominal value of the Warrants would be $168 million, assuming there were no conversions of Class C Stock into Class D Stock during the 1997 Conversion Period, and that the present value of the Warrants, using similar assumptions to the August 14 analysis, would be $94 million, based on a 10% discount rate.



    Gleacher NatWest indicated that the economic dilution to holders of Class D Stock due to the issuance of the Warrants, assuming no conversions of Class C Stock into Class D Stock during the 1997 Conversion Period, would be between 3.2% and 8.7%, based on a range of annual growth rates for eight years for shares of Class D Stock of 0% to 20%.



    Based upon the foregoing updated analyses, Gleacher NatWest indicated to the PKS Board that it was Gleacher NatWest's opinion that, as of September 10, 1997, the Transaction is fair to both the holders of Class C Stock and the holders of Class D Stock from a financial point of view.


    Gleacher NatWest believes that its analyses must be considered as a whole and that selecting portions of such analyses or any of the factors considered, without considering all such analyses and factors, could create an incomplete view of the process underlying its analyses and opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Gleacher NatWest has not indicated that any of the analyses which it performed had a greater significance than any other. In performing its analyses, Gleacher NatWest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of PKS. Such analyses were prepared solely as a part of Gleacher NatWest's analyses of the fairness of the Transaction to holders of Class C Stock and the holders of Class D Stock and were provided to the PKS Board in connection with the delivery of Gleacher NatWest's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Further, Gleacher NatWest's opinion does not represent its opinion as to the value of the securities of PKS Holdings or Diversified Holdings following the consummation of the Transaction, or as to the prices at which such securities may trade, when issued in connection with the Transaction or at any other time.

    Gleacher NatWest is an internationally recognized investment banking and advisory firm that regularly engages in the valuation of businesses and their securities in connection with mergers, acquisitions and corporate restructurings.

    PKS retained Gleacher NatWest to provide a wide range of financial advisory services to PKS and its subsidiaries during a one-year period beginning June 1, 1997 for an aggregate fee of $1.8 million. PKS has also agreed, among other things, to reimburse Gleacher NatWest for all reasonable out-of-pocket expenses incurred in connection with the services provided by Gleacher NatWest, and to indemnify and hold harmless Gleacher NatWest and certain related parties from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, in connection with its engagement.

    Gleacher NatWest has acted from time to time as a financial advisor to PKS and affiliates of PKS. During the past several years, Gleacher NatWest has provided a wide range of financial advisory services and has received customary fees in connection with such services. In the past, Gleacher NatWest has also acted as a financial advisor to affiliates of PKS, including MFS. In September 1995, PKS distributed to holders of Class D Stock all of its interest in MFS. Certain professionals of Gleacher NatWest hold an aggregate of 30,000 shares of Class D Stock.

RECOMMENDATION OF THE PKS BOARD

    Based on the foregoing, the PKS Board has determined that the Transaction, the Certificate Amendments and the amendment and restatement of the Original Plan as the Restated Plan are in the best interests of, and fair to, PKS and each of the Business Groups, and, therefore, all PKS Stockholders. The PKS Board has unanimously approved the Transaction, the Certificate Amendments and the Restated Plan and recommends that PKS Stockholders ratify the Transaction and approve the Certificate Amendments and the Restated Plan by executing and returning the enclosed proxy.

EFFECTS OF THE TRANSACTION


    CLASS C STOCK. Upon consummation of the Transaction, each outstanding share of Class C Stock will be mandatorily exchanged for one fully paid and nonassessable outstanding share of PKS Holdings Stock held by PKS. Holders of Class C Stock will become stockholders of PKS Holdings rather than of PKS. PKS Holdings Stock will not have any preemptive or subscription rights. As stockholders of PKS Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the PKS Holdings Certificate and the By-laws of PKS Holdings as proposed to be in effect at the Effective Time (the "PKS Holdings By-laws"). The rights of, and restrictions upon, PKS Holdings Stock under the PKS Holdings Certificate will be comparable to those of Class C Stock under the PKS Certificate, except that there will be no rights or restrictions comparable to those in the PKS Certificate relating to Class D Stock. See "Comparison of Class C Stock and PKS Holdings Stock."



    CLASS D STOCK. Upon consummation of the Transaction and the filing of the Post-Transaction Certificate Amendments, each outstanding share of Class D Stock will remain outstanding and be subject to the PKS Certificate, as amended by the Certificate Amendments. The Post-Transaction Certificate Amendments will redesignate Class D Stock as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series", modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes described herein. See "The Post-Transaction Certificate Amendments." Upon consummation of the Transaction, holders of Class D Stock will hold Diversified Holdings Stock. As stockholders of Diversified Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the Diversified Holdings Certificate and the Diversified Holdings By-laws. See "Comparison of Class D Stock and Diversified Holdings Stock."



NAMES OF PKS HOLDINGS AND DIVERSIFIED HOLDINGS



    Immediately following the Share Exchange, PKS Holdings will be renamed "Peter Kiewit Sons', Inc." and Diversified Holdings will be renamed a name that will be selected by the PKS Board. As permitted under the DGCL, such change of the name of Diversified Holdings will be effected solely by action of the PKS Board without any action of the PKS Stockholders.


MANAGEMENT OF PKS HOLDINGS AND DIVERSIFIED HOLDINGS

    If the Transaction is consummated, it is anticipated that the current senior management members of the Construction Group will serve in similar capacities at PKS Holdings, and that the current senior management members of the Diversified Group will serve in similar capacities at Diversified Holdings.

THE CLASS R STOCK DISTRIBUTION

    Prior to the Effective Time, PKS will effect the Class R Stock Distribution by declaring a dividend of eight-tenths of one share of newly created Class R Stock with respect to each then-outstanding share of Class C Stock. Each eight-tenths of one share of Class R Stock distributed in the Class R Stock

Distribution initially will attach to the share of Class C Stock with respect to which it is distributed and then, at the Effective Time, will attach to the share of PKS Holdings Stock which is exchanged for such share of Class C Stock in the Share Exchange, except as described in "--Conversion of Class C Stock Prior to the Transaction" below. Persons issued shares of either Class C Stock or PKS Holdings Stock following the record date for the Class R Stock Distribution (which will be a date subsequent to January 1, 1998 as determined by the PKS Board) will not be entitled to receive Class R Stock with respect to such shares.


    Each share of Class R Stock will be convertible at the option of the holder thereof into such number of shares of Diversified Holdings Stock as equals the Conversion Ratio. The Conversion Ratio equals (i) a conversion value (the "Conversion Value") varying from $15.00 to $25.00 based upon the appraised value or average trading price per share of Diversified Holdings Stock (the "Trading Price"), divided by (ii) such price per share of Diversified Holdings Stock. The Conversion Value will equal $25.00 if such price per share of Diversified Holdings Stock is greater than or equal to $82.00, subject to certain adjustments. If such price per share of Diversified Holdings Stock is less than $82.00, the conversion value will equal $25.00 minus the amount by which $82.00 exceeds such price per share, subject to certain adjustments; provided, however that the conversion value shall in no event be less than $15.00. The Conversion Ratio, Conversion Value and Trading Price are subject to certain adjustments. See "Description of Class R Stock--Conversion Ratio" and "--Certain Adjustments."


    A particular share of Class R Stock (or fraction thereof) may be converted into Diversified Holdings Stock at the option of the holder thereof only during a Conversion Period, and only if the Conversion Condition has occurred with respect to such share of Class R Stock (or fraction thereof). A Conversion Period occurs (x) if the Diversified Holdings Stock is not publicly traded, for a 25-day period each year (subject to extension in certain instances) following the preparation of a valuation used to determine the Conversion Ratio of the Class R Stock, with the first such period following December 31, 1999, as well as upon the occurance of certain events, and (y) if the Diversified Holdings Stock is publicly traded, for a period of six business days each month, with the first such period following 90 days (subject to extension to 180 days) after the Diversified Holdings Stock becomes publicly traded. The Conversion Condition with respect to a particular share of Class R Stock is the earlier to occur of:
(i) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which such share of Class R Stock (or fraction thereof) is attached;
(ii) the exchange of the share of PKS Holdings Stock to which such share of Class R Stock (or fraction thereof) is attached into another class of stock or securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; and (iii) April 15, 2006. Notwithstanding any of the foregoing limitations, Class R Stock will be convertible after the occurrence of a change of control of Diversified Holdings. See "Description of Class R Stock--Conversion Period" and "--Conversion Condition."



    All shares of Class R Stock (and fractions thereof) may be converted into Diversified Holdings Stock at the option of the Diversified Holdings. See "Description of Class R Stock--Forced Conversion." All shares of Class R Stock (and fractions thereof) outstanding as of April 15, 2010 will automatically be converted into Diversified Holdings Stock. See "Description of Class R Stock--Mandatory Conversion."



    Prior to the Restricted Period Termination Date with respect to a particular share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) may only be transferred (a) in a Permitted Transfer to Diversified Holdings or its designee, or (b) in an Attached Transfer to the same transferee with the share of PKS Holdings Stock to which such share of Class R Stock (or fraction thereof) is attached provided that such transfer of such share of PKS Holdings Stock is permitted by the PKS Holdings Certificate. After the occurrence of (i) the Share Exchange and (ii) the Restricted Period Termination Date with respect to a given share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) will be freely transferable. See "Description of Class R Stock-- Restrictions on Transfer."

    Assuming the conversion into Class C Stock of all outstanding PKS convertible debentures (other than any issued in 1997), the conversion of 1,500,000 shares of Class C Stock in the 1997 Conversion Period and a Trading Price of $82.00, the Class R Stock issuable in the Class R Distribution would be convertible into Diversified Holdings Stock representing approximately 8.57% of the Class D Stock outstanding as of October 1, 1997. Assuming that 3,000,000 shares of Class C Stock are converted in the 1997 Conversion Period, such Class R Stock would be convertible into approximately 6.85% of the Class D Stock outstanding as of such date.


    If the Share Exchange is not consummated by October 15, 1998 (subject to extension by the PKS Board) the Class R Stock will be mandatorily redeemed by PKS at a per share price equal to the par value of the Class R Stock ($.01 per share). See "Description of Class R Stock--Mandatory Redemption."


    Prior to the Share Exchange, the Class R Stock holds no dividend, liquidation or voting rights, except as required by law. After the Share Exchange, holders of Class R Stock will be entitled to certain dividends and possess certain voting and liquidation rights. See Description of Class R Stock--Dividends", "-- Liquidation Rights" and "--Voting Rights."

    See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of the Class R Stock--Limitations on Value of the Class R Stock", "--Limitations on Dividend, Liquidation and Voting Rights of Class R Stock", "--Limitations on Conversion and Transfer of the Class R Stock" and "Description of Class R Stock."

EXCHANGE OF CLASS C STOCK; DELIVERY OF CERTIFICATES FOR PKS HOLDINGS STOCK AND
  CLASS R STOCK


    By resolution of the PKS Board pursuant to its existing powers under the PKS Certificate, at the Effective Time each issued and outstanding share of Class C Stock will be mandatorily exchanged for one outstanding share of PKS Holdings Stock held by PKS. Accordingly, immediately after the Effective Time, (i) for all purposes of determining the record holders of PKS Holdings Stock, the holders of Class C Stock immediately prior to the Effective Time shall be deemed to be holders of PKS Holdings Stock and (ii) subject to any permitted transfer of such stock, such holders shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, PKS Holdings Stock. Diversified Holdings will mail, as promptly as practicable after the Effective Time, to each record holder of Class C Stock as of the Effective Time, appropriate documentation for such holder to use in surrendering the certificates which represented such holder's Class C Stock in exchange for (x) a certificate representing the number of shares of PKS Holdings Stock to which such holder is entitled and (y) certificates representing the shares of Class R Stock attached to those shares of PKS Holdings Stock. Holders of shares of Class C Stock will be instructed to mail the certificates representing such shares to Diversified Holdings accompanied by such documentation. HOLDERS OF CLASS C STOCK SHOULD NOT RETURN SUCH CERTIFICATES WITH THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT/JOINT PROSPECTUS. Diversified Holdings will mail, as promptly as practicable after the Effective Time to each record holder of Class R Stock who is not at that time a record holder of Class C Stock, certificates representing such holder's shares of Class R Stock. In addition, PKS will request that each record holder of Class R Stock deliver to Diversified Holdings an irrevocable proxy appointing the Secretary and any Assistant Secretary of Diversified Holdings as such holder's proxies to vote such holder's shares of Class R Stock on all matters with respect to which holders of Class R Stock are entitled to vote or consent other than the election of directors. Execution of such a proxy will not be a condition to delivery of certificates for PKS Holdings Stock or Class R Stock.


CONDITIONS OF THE TRANSACTION


    Consummation of the Transaction is subject to ratification of the Transaction and approval of the Initial Certificate Amendments by the PKS Stockholders and satisfaction of the Tax Condition. Consummation of the Transaction is not subject to the approval of the Post-Transaction Certificate Amendments or the Restated Plan. The PKS Board will retain discretion, even if stockholder ratification of the Transaction and approval of the Initial Certificate Amendments are obtained and the Tax Condition is satisfied, to abandon, defer or modify the Transaction if the PKS Board believes that to do so would be in the best interests of all PKS Stockholders. Unless the PKS Board determines to extend the date, the PKS Board intends to abandon the Transaction if it is not consummated by October 15, 1998. The PKS Board also has determined that if the Transaction is not ratified or the Initial Certificate Amendments are not approved or the Tax Condition is not satisfied, the PKS Board will not proceed with the Transaction. Satisfaction of the Tax Condition is a non-waivable condition to the Transaction. The Initial Certificate Amendments will be effected promptly following the Special Meeting, and the Post-Transaction Certificate Amendments will be effected only if the Transaction is consummated. The Restated Plan, if approved, will be implemented as soon as possible after receipt of approval.


CONVERSION OF CLASS C STOCK PRIOR TO THE TRANSACTION

    Holders of PKS Holdings Stock (I.E., the former holders of Class C Stock) will have no rights comparable to the Conversion Right, which permits holders of Class C Stock to convert shares of Class C Stock into Class D Stock. Consequently, should the Transaction be consummated, the 1997 Conversion Period would be the final opportunity to convert shares of Class C Stock into shares of Class D Stock. Holders of Class C Stock who convert such shares during the 1997 Conversion Period will not receive shares of Class R Stock with respect to such converted shares pursuant to the Class R Stock Distribution.

    Under the PKS Certificate, PKS may elect to repurchase any shares of Class C Stock tendered for conversion into Class D Stock during the 1997 Conversion Period at the applicable Class C Per Share Price. A tendering holder of Class C Stock who is an employee of PKS or a 20%-owned subsidiary of PKS may withdraw the tender of any shares which PKS has elected to repurchase. Pursuant to this grant of authority, the PKS Board has set the Conversion Cap, which limits to 3,000,000 shares the number of shares of Class C Stock that can be converted during the 1997 Conversion Period. The PKS Board has imposed the Conversion Cap in order to limit the potential dilution to holders of Class D Stock resulting from conversions during the 1997 Conversion Period.

    Holders of Class C Stock tendering shares of Class C Stock for conversion during the 1997 Conversion Period will be required to indicate whether, if the Conversion Cap applies: (i) such holder desires to receive cash in exchange for any shares of Class C Stock such holder is unable to convert as a result of the Conversion Cap; (ii) such holder desires to receive a short-term promissory note (as described below) for such unconverted stock; or (iii) such holder desires to have such unconverted stock returned to the holder.


    PKS expects that holders of Class C Stock who intend to leave the employment of PKS at year end 1997 or shortly thereafter will elect to receive cash or a short-term promissory note for such unconverted stock and that all other holders of Class C Stock will elect to have such unconverted stock returned to them. PKS expects to pay cash and deliver promissory notes for unconverted Class C Stock on or about April 1, 1998. Any such promissory note will be unsecured, will be payable on January 15, 1999 and will bear interest at an annual rate of at least 6% from the date of issuance, payable at maturity. The record date for the Class R Stock Distribution will be subsequent to January 1, 1998 and prior to the payment of cash or delivery of promissory notes for such unconverted stock. All tendering holders of Class C Stock who are unable to convert shares of Class C Stock into Class D Stock during the 1997 Conversion Period as a result of the Conversion Cap will receive shares of Class R Stock in the Class R Stock Distribution with respect to such unconverted shares of Class C Stock. If a holder of Class C Stock elects to receive cash or a short-term promissory note for any such unconverted Class C Stock, the related shares of Class R Stock will be delivered to such holder following consummation of the Transaction, and will not be attached to any Class C Stock or PKS Holdings Stock.


    If the Transaction is not consummated, PKS intends to offer to sell Class D Stock to tendering holders of Class C Stock who were unable to convert Class C Stock as a result of the Conversion Cap and received cash or a short-term promissory note for such unconverted Class C Stock. PKS intends to offer to each such Class C holder a number of shares of Class D Stock equal to the number of shares of Class D Stock into which such unconverted shares of Class C Stock would have been convertible but for the application of the Conversion Cap, at a price per share of Class D Stock equal to the Class D Per Share Price as of January 1, 1998.


    Walter Scott, Jr., the Chairman of the Board and President of PKS, has indicated to PKS that he intends to elect to convert 150,000 shares of Class C Stock during the 1997 Conversion Period, which is the next conversion in a series of conversions which had previously been agreed to as part of a plan to reduce, over time, Mr. Scott's ownership of Class C Stock.


    Whenever Class C Stock is converted into Class D Stock, it has been PKS' practice (although the terms of the PKS Certificate do not require that it do so) to transfer funds from the Construction Group to the Diversified Group, in an amount equal to the aggregate Class C Per Share Price of the Class C Stock so converted, in order that the conversion will not have the effect of diluting the Class D Formula Value. PKS will take the same action with respect to Class C Stock converted into Class D Stock during the 1997 Conversion Period. Thus, the more Class C Stock that is converted during the 1997 Conversion Period, the greater the funds that will be transferred from the Construction Group to the Diversified Group. For example, if 1,500,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $72,000,000 from the Construction Group to the Diversified Group; if 3,000,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $144,000,000 from the Construction Group to the Diversified Group (calculated in each case assuming a year end 1997 Class C Per Share Price of $48.00). See "Risk Factors Regarding PKS Holdings After the Transaction and Ownership of Class R Stock--Transfers from the Construction Group."

INSTALLMENT NOTE PROGRAM

    If the Transaction is consummated, PKS Holdings intends to institute the Installment Note Program, to allow holders of PKS Holdings Stock to elect to receive Installment Notes as an alternative to cash upon repurchase of PKS Holdings Stock in accordance with the PKS Holdings Certificate. Under the PKS Certificate and the PKS Holdings Certificate, holders of Class C Stock have, and holders of PKS Holdings Stock will have, the right to sell Class C Stock or PKS Holdings Stock to the issuer, at the Class C Per Share Price or PKS Holdings Per Share Price, as applicable. Any such sales are for cash, which is required to be paid to the selling holder, without interest, within 60 days of the tender of the stock to the issuer.

    Under the Installment Note Program, PKS Holdings intends to offer to holders of PKS Holdings Stock who tender stock for sale to PKS Holdings, the option to receive any or all of the purchase price for the PKS Holdings Stock in an Installment Note. Installment Notes will have provisions, such as term to maturity, interest rate, and interest and principal payment terms, as determined by the PKS Holdings Board from time to time.


    PKS Holdings expects that selling holders of PKS Holdings Stock who receive Installment Notes generally will be required to recognize gain for U.S. federal income tax purposes on the sale of the related stock only as principal payments are received on the Installment Notes. As a result, the Installment Note Program would permit holders of PKS Holdings Stock to defer taxes that would otherwise be payable upon a cash sale of such stock to PKS Holdings, although such holders would be also required to defer receipt of the related portion of the sales price of such stock. To the extent that the Installment Notes received in any year by a selling holder of PKS Holdings Stock exceed $5,000,000, such selling holder will be required to pay interest each year, as additional tax, on part of the deferred tax liability with respect to the sale of the PKS Holdings Stock giving rise to the Installment Notes.


    PKS intends to implement the Installment Note Program, in part, because the Conversion Right will be eliminated as a result of the consummation of the Transaction. The Installment Note Program is merely a tax deferral mechanism, and is not intended to provide holders of Class C Stock with an investment comparable to, or having the potential risks and rewards of, a conversion of Class C Stock into Class D Stock as a result of the exercise of the Conversion Right. PKS may modify or discontinue the Installation Note Program at any time without notice to holders of PKS Holdings Stock.

ARRANGEMENTS FOR CANADIAN CLASS C HOLDERS


    A holder of Class C Stock who is a resident of Canada for Canadian federal income tax purposes will be subject to tax on receipt of shares of Class R Stock in the Class R Stock Distribution and generally will realize a capital gain on receipt of PKS Holdings Stock in the Share Exchange. See "--Certain Canadian Federal Income Tax Considerations." Consequently, such holders may decide to sell such Class C Stock to PKS, pursuant to the PKS Certificate, after the Class R Stock Distribution but prior to the Share Exchange. PKS Holdings currently intends to provide such selling holders of Class C Stock with interest-free loans in connection with purchases of PKS Holdings Stock subsequent to the Share Exchange. The costs of the interest-free loan arrangements, which are not expected to exceed $8.5 million, will be allocated between PKS and PKS Holdings in accordance with the general cost allocation provisions of the separation agreement to be entered into between PKS and PKS Holdings (the "Separation Agreement").


CONVERSION OF THE DEBENTURES

    Under the terms of the Debentures, which have been offered by PKS in the past to certain of its senior management employees, holders may convert the Debentures into Class C Stock during 1998 through 2001. If PKS Stockholders ratify the Transaction, PKS will permit holders of the Debentures to convert such Debentures into Class C Stock during a ten-day period subsequent to the expiration of the 1997 Conversion Period and prior to the Class R Stock Distribution. Accordingly, holders of Debentures who convert their Debentures into shares of Class C Stock will receive shares of Class R Stock with respect to such shares in the Class R Stock Distribution and have such shares exchanged in the Share Exchange. As of August 23, 1997, approximately $9.6 million in principal amount of Debentures was outstanding. A total of 388,237 shares of Class C Stock would be issuable if all Debentures were so converted.

    PKS is aware that holders of Debentures generally incur indebtedness to fund the purchase of the Debentures and the Class C Stock into which such Debentures are convertible. An early conversion of Debentures will cause a holder of Debentures to pay interest to such holder's borrowings without the offsetting benefit of interest income from the Debentures. PKS intends to provide holders of Debentures who convert their Debentures with interest-free loans to repay outstanding loans that were used by the holders to finance the purchase of the Debentures. These interest-free loans would be in the principal amount of the Debentures converted, would have maturity dates which conform to the original conversion dates specified in the Debentures, and would become immediately due upon a holder's termination of employment. The costs of such interest-free loans, which are not expected to exceed $2 million, will be allocated between PKS and PKS Holdings in accordance with the general cost allocation provisions of the Separation Agreement. See "Certain Relationships and Related Transactions."

TRADING OF PKS HOLDINGS COMMON STOCK

    Shares of Class C Stock are not currently listed for trading on any stock exchange or market. PKS Holdings Stock will not be listed for trading at the Effective Time or thereafter.

TRADING OF DIVERSIFIED HOLDINGS STOCK

    Shares of Class D Stock are not currently listed for trading on any stock exchange or market. Diversified Holdings does not expect to list Diversified Holdings Stock for trading on a stock exchange or market at the Effective Time. Diversified Holdings expects that it will not seek such a listing until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions.

Any determination to raise public equity capital will depend on a number of factors including, without limitation, Diversified Holdings' capital needs, the availability and attractiveness of alternative sources of capital, the performance of Diversified Holdings and conditions in the public equity markets. Accordingly, no assurance can be given that Diversified Holdings Stock will be listed for trading in the future, or, if it is, when such listing will be accomplished or whether an active trading market will develop or be sustained.

REQUIRED VOTE FOR THE TRANSACTION

    Although stockholder action with respect to the Share Exchange is not required under applicable law or the PKS Certificate, the PKS Board has determined to seek stockholder ratification of the Transaction due to the importance of the Transaction to PKS and the PKS Stockholders. Ratification of the Transaction requires the affirmative vote of (i) a majority of the shares of Class C Stock present and voting at the Special Meeting, voting separately as a class, and (ii) a majority of the shares of Class D Stock present and voting at the Special Meeting, voting separately as a class. Approval of the Certificate Amendments under Delaware law and the PKS Certificate requires the affirmative vote of (x) at least 80% of the outstanding shares of Class C Stock, voting separately as a class, (y) a majority of the outstanding shares of Class D Stock, voting separately as a class, and (z) a majority of the outstanding shares of Class C Stock and Class D Stock, voting together. Approval of the Restated Plan requires the affirmative vote of a majority of the shares of Class C Stock and Class D Stock present and voting at the Special Meeting, voting together.


    If the Transaction is not ratified or the Initial Certificate Amendments are not approved by the stockholders, the PKS Board will assess other possible courses of action in order to address the issues intended to be addressed by the Transaction. These courses of action could include the possible restructuring of the Transaction, the listing of Class D Stock for public trading or the continuation of the existing capital stock structure. The PKS Board's choice of a course of action will depend upon a number of factors that it will be able to evaluate only at that time, including the perceived reasons for the failure of the Transaction to receive approval, the status of the Expansion Plan, the status of the Diversified Group businesses and the intentions of Mr. Crowe at that time.


MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of the material U.S. Federal income tax consequences of the Transaction. The discussion which follows is based on the Code, Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, and is subject to any changes in these or other laws occurring after such date, possibly with retroactive effect. The discussion below is for general information only and does not address the effects of any state, local or foreign tax laws on the Transaction. A holder of Class D Stock will not receive shares of Class R Stock or shares of PKS Holdings Stock in the Transaction and, as a result, will recognize no income, gain or loss pursuant to the Transaction. The tax treatment of a holder of Class C Stock may vary depending on his or her particular situation, and certain stockholders (including "non-U.S. persons" (as defined in the Code)) may be subject to special rules not discussed below.

    EACH HOLDER OF CLASS C STOCK IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.


    Consummation of the Transaction is conditioned upon the receipt of the IRS Rulings to the effect that (i) the exchange of Class C Stock for PKS Holdings Stock in the Share Exchange will qualify as a transaction described in Sections 355(a) and 368(a)(1)(D) of the Code and (ii) the distribution of shares of Class R Stock pursuant to the Class R Stock Distribution will be tax-free. However, at any time before the IRS Rulings have been issued, PKS may elect to effect the Transaction in reliance on the Tax Opinion generally to the effect that the tax consequences described below should result. The Tax Condition is a non-waivable condition to the consummation of the Transaction. The PKS Board has determined that if the Tax Condition is not satisfied, the PKS Board will not proceed with the Transaction.



    The IRS Rulings and the Tax Opinion (if any) will be based on current law and on certain representations as to factual matters made by, among others, PKS and PKS Holdings. Such representations, if incorrect in material respects, could jeopardize the conclusions reached in the IRS Rulings or the Tax Opinion. Neither PKS nor PKS Holdings is currently aware of any facts or circumstances which would cause any such representations required to be made to the IRS or to counsel to be untrue or incorrect in any material respect. Further, the Tax Opinion of counsel is not binding on the IRS or any court. Promptly following the public release of the IRS Rulings by the IRS, an opinion of tax counsel to PKS as to the tax consequences of the Transaction as set forth in the IRS Rulings, will be filed as an exhibit to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part by post-effective amendment. Promptly following the delivery of the Tax Opinion, if any, the Tax Opinion will be filed as an exhibit to such Registration Statement by post-effective amendment.


    Based on the IRS Rulings and Tax Opinion (if any) discussed above, the material U.S. federal income tax consequences expected to result from the Transaction are as follows:


        (i) Except as described below, no income, gain or loss will be recognized by PKS or PKS Holdings upon the distribution of the Class R Stock or the exchange of Class C Stock for PKS Holdings Stock pursuant to the Transaction.


        (ii) A holder of Class C Stock will not recognize any income, gain or loss as a result of (a) the receipt of the shares of Class R Stock pursuant to the Class R Stock Distribution or (b) the exchange of Class C Stock for PKS Holdings Stock pursuant to the Share Exchange.

        (iii) A holder of Class C Stock will have, immediately after the Transaction, a tax basis for the shares of Class R Stock and shares of PKS Holdings Stock received in the Transaction that is equal to such holder's tax basis in the Class C Stock immediately before the Transaction, allocated in proportion to the relative fair market values of the Class R Stock and Class C Stock at the time of the Class R Stock Distribution.

        (iv) The holding period to a holder of Class C Stock for the shares of Class R Stock and shares of PKS Holdings Stock received in the Transaction will include the period during which the holder held the Class C Stock with respect to which such shares of Class R Stock and shares of PKS Holdings Stock are distributed, provided that such Class C Stock is held as a capital asset at that time.

    Notwithstanding the foregoing, PKS will recognize gain on the exchange of Class C Stock for PKS Holdings Stock pursuant to the Share Exchange to the extent that shares of PKS Holdings Stock are received by holders of Class C Stock who are not United States persons ("non-U.S. persons"), as defined in the Code. The shares of PKS Holdings Stock expected to be distributed to non-U.S. persons are estimated to represent not more than 6.1% of the total number of shares of PKS Holdings Stock distributed in the Transaction. Moreover, PKS may recognize additional gain on account of or with respect to certain aspects of the Transaction, including certain restructuring transactions expected to be consummated in connection with the Transaction. The aggregate amount of gain recognized by PKS in connection with the Transaction is not expected to result in a material amount of current tax liability.

    If the exchange of Class C Stock for PKS Holdings Stock in the Share Exchange does not qualify as a tax-free exchange under Section 355 of the Code, then, among other consequences, (i) PKS would recognize gain equal to the amount by which the fair market value of PKS Holdings Stock distributed to holders of Class C Stock exceeds PKS' adjusted tax basis therein and (ii) each holder of Class C Stock who receives shares of PKS Holdings Stock in exchange for such holder's Class C Stock in the Share Exchange would be treated as having received a taxable distribution, taxed, depending on such holder's particular circumstances, either as a dividend to the extent of PKS' available current and accumulated earnings and profits, or as a sale or exchange giving rise to capital gain or loss. If the distribution of the shares of Class R

Stock pursuant to the Class R Stock Distribution does not qualify as either a tax-free recapitalization under Section 368(a)(1)(E) of the Code or as a tax-free distribution under Section 305(a) of the Code, then, among other consequences, each holder of Class C Stock who receives shares of Class R Stock pursuant to the Class R Stock Distribution will be treated as having received a taxable distribution, taxed to such holder generally as described in the preceding sentence. The incurrence of significant tax liabilities by PKS, in the event that the exchange of Class C Stock for PKS Holdings Stock is not treated as a tax-free exchange under Section 355, could have a material adverse effect on PKS' business and financial condition.

    Treasury regulations governing Section 355 of the Code require that each stockholder of PKS who receives shares of PKS Holdings Stock pursuant to the Share Exchange attach a statement to such holder's federal income tax return for the taxable year in which such holder receives such stock, which statement indicates the applicability of Section 355 of the Code to the Share Exchange. PKS will provide each stockholder with the information necessary to comply with this requirement.


    TAX TREATMENT OF CLASS R STOCK. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to PKS, the following discussion, subject to the assumptions and limitations contained therein and in the first paragraph under the heading "Material U.S. Federal Income Tax Considerations" above, is an accurate summary of the material federal income tax consequences of a conversion or sale of Class R Stock. The discussion assumes that a holder will hold shares of Class R Stock (and the Diversified Holdings Stock issuable upon the conversion of the Class R Stock) as capital assets. A holder generally will not recognize gain or loss upon the conversion of a share of Class R Stock, except with respect to the receipt of cash in lieu of a fractional share of Diversified Holdings Stock. A holder who receives cash in lieu of a fractional share of Diversified Holdings Stock will be treated as if such fractional share had been issued and then immediately redeemed for cash. As a result, the holder will recognize gain or loss equal to the difference between the amount of such cash and the holder's tax basis in such fractional share. A holder's tax basis in the shares of Diversified Holdings Stock received upon the conversion of shares of Class R Stock (including any fractional share interest therein) generally will equal the holder's tax basis in the shares of Class R Stock immediately prior to conversion. A holder's holding period for shares of Diversified Holdings Stock into which such shares of Class R Stock are converted will include the period during which the holder held such shares of Class R Stock.



    Upon a sale or other taxable transfer of shares of Class R Stock to persons other than Diversified Holdings, a holder generally will recognize a capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received in exchange therefor and the holder's tax basis in the shares of Class R Stock, which would be a long-term capital gain or loss if the holder has held the shares of Class R Stock for more than one year. Long-term capital gains recognized by individual taxpayers are taxed at a maximum rate of 28%. Recently-enacted legislation generally reduces the maximum capital gains rate to 20% for capital assets held for more than eighteen months.


    BECAUSE OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH HOLDER OF CLASS C STOCK IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTION, INCLUDING THE EFFECT OF U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN AND OTHER TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN SUCH TAX LAWS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the principal Canadian federal income tax considerations generally applicable under the Canadian Act to a holder of Class C Stock who receives shares of Class R Stock in the Class R Stock Distribution and shares of PKS Holdings Stock in the Share Exchange and who, for purposes of the Canadian Act, is a resident of Canada, holds Class C Stock, and will hold the shares of Class R Stock and the Diversified Holdings Stock into which such shares of Class R Stock are converted, as capital property, deals at arm's length with PKS and PKS Holdings and is not affiliated with PKS or PKS Holdings within the meaning of the Tax Proposals referred to below (a "Canadian C Holder").


    This summary does not apply to a financial institution within the meaning of section 142.2 of the Canadian Act or to a Canadian C Holder in respect of which PKS is a foreign affiliate within the meaning of the Canadian Act.

    This summary is based on the current provisions of the Canadian Act and the regulations thereunder (the "Canadian Regulations") in force on the date hereof, specific proposals (the "Tax Proposals") to amend the Canadian Act or the Canadian Regulations publicly announced by the Minister of Finance prior to the date hereof and an understanding of the current published administrative and assessing practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"). Except for the Tax Proposals, this summary does not take into account or anticipate any proposed changes to the law or to Revenue Canada's administrative and assessing practices, whether by legislative, governmental or judicial actions.

    THE FOLLOWING DISCUSSION IS INTENDED TO BE A GENERAL DESCRIPTION OF THE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO A CANADIAN C HOLDER BY REASON OF THE TRANSACTION AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. EACH CANADIAN C HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY PROVINCIAL, LOCAL OR FOREIGN LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

    TREATMENT OF THE CLASS R STOCK DISTRIBUTION. A Canadian C Holder will be required to include in computing such holder's income an amount equal to the fair market value of any shares of Class R Stock received by way of dividend in the Class R Stock Distribution. The Class R Stock Distribution will not be eligible for the gross-up and dividend tax credit generally applicable to dividends received in respect of shares of taxable Canadian corporations nor will any Canadian C Holder which is a corporation be entitled to a deduction in computing taxable income in respect of such dividend. A Canadian C Holder will generally be entitled to a deduction equal to any U.S. tax required to be deducted or withheld in respect of such dividend in computing his or her tax otherwise payable in respect of such dividend. The cost to a Canadian C Holder of the shares of Class R Stock received in the Class R Stock Distribution will be an amount equal to the fair market value of such shares of Class R Stock.


    CONVERSION AND DISPOSITION OF SHARES OF CLASS R STOCK. The conversion of shares of Class R Stock, whether at the option of the Canadian C Holder or PKS or upon the automatic conversion, will not constitute a disposition of property for purposes of the Canadian Act. Shares of Diversified Holdings Stock issued to a Canadian C Holder upon the conversion of shares of Class R Stock will have a cost equal to the adjusted cost base to such Canadian C Holder of the shares of Class R Stock so converted. It is Revenue Canada's current administrative practice that a Canadian C Holder who receives cash not exceeding Canadian $200.00 in lieu of a fractional share will have the option of recognizing the capital gain or capital loss arising on the disposition of the fractional share in computing the Canadian C Holder's income for the taxation year in which the conversion occurs or alternatively of reducing the adjusted cost base of the Diversified Holdings Stock received upon the conversion by the amount of such cash. A Canadian C Holder who disposes of shares of Class R Stock (including to PKS otherwise than in a conversion) will realize a capital gain (or a capital loss) to the extent that the proceeds of disposition thereof, net of any reasonable costs of disposition exceed (or are exceeded by) the Canadian C Holder's adjusted cost base of such shares of Class R Stock.


    DIVIDENDS ON CLASS R STOCK. A Canadian C Holder will be required to include the gross amount of any dividends paid on the shares of Class R Stock in computing such holder's income. Any such dividends will be subject to the tax treatment described in "--Treatment of the Class R Stock Distribution."

    EXCHANGE OF CLASS C STOCK IN THE SHARE EXCHANGE. A Canadian C Holder who receives shares of PKS Holdings Stock in the Share Exchange will generally realize a capital gain (or a capital loss) to the extent that the fair market value of the PKS Holdings Stock received in the Share Exchange exceeds (or is exceeded by) the Canadian C Holder's adjusted cost base of the Class C Stock.


    The cost to a Canadian C Holder of the shares of PKS Holdings Stock received in the Share Exchange should be equal to the fair market value of such PKS Holdings Stock, determined at the time of such exchange.

    FOREIGN CURRENCY TRANSLATION ISSUES. Generally speaking, all amounts relevant to the computation of income under the Canadian Act which are paid, received or expressed in foreign currency must be translated into Canadian dollars using an appropriate exchange rate. A Canadian C Holder's cost of Class C Stock, Class R Stock and PKS Holdings Stock will be translated into Canadian dollars at the date of the acquisition thereof. The fair market value of the shares of Class R Stock and the fair market value of the PKS Holdings Stock received in the Share Exchange must be translated into Canadian dollars at the date of acquisition thereof.

NEBRASKA TAX RULING

    PKS will apply to the State of Nebraska Department of Revenue for a ruling to the effect that even though PKS and PKS Holdings will become independent companies if the Transaction is consummated, PKS and PKS Holdings would continue to be considered the same corporation for purposes of the Nebraska capital gain exclusion provisions (the "Nebraska Ruling"). Accordingly, provided certain requirements are met and an appropriate election is made, such Nebraska capital gain exclusion would be available for the sale of PKS Holdings Stock by residents of Nebraska. As of September 1, 1997, 239 holders of Class C Stock, holding in the aggregate 3,719,284 shares of Class C Stock (including Messrs. Scott, William Grewcock, Stinson, Toll, Bruce Grewcock and Johnson, who are members of the PKS Board and hold in the aggregate 1,672,056 shares of Class C Stock) are residents of the State of Nebraska. Because failure to receive such a ruling could result in substantial additional tax cost of the Transaction to a substantial number of Class C stockholders, if PKS does not receive the Nebraska Ruling or an opinion of tax counsel generally to the same effect as the requested Nebraska Ruling, by the date upon which the Tax Condition is satisfied, the PKS Board may review the benefits of the Transaction in light of the failure to receive the Nebraska Ruling or such opinion, and could determine to abandon, defer or modify the Transaction if it determined that such action would be in the best interests of all PKS Stockholders.

REGULATORY APPROVALS

    PKS does not believe that any material federal or state regulatory approvals will be necessary in connection with the Transaction.

APPRAISAL RIGHTS

    PKS Stockholders will not be entitled to appraisal rights as a result of the Transaction.

ACCOUNTING TREATMENT


    Upon consummation of the Transaction, the historical consolidated financial statements of PKS will be retroactively restated, where appropriate, to disaggregate the historical basis financial information of the Construction Group, and present the business of the Construction Group as discontinued operations. PKS, which will be renamed "Diversified Holdings, Inc." following the consummation of the Transaction, will account for the Share Exchange using the fair market value of the Construction Group and following the Transaction will continue to account for its results on an historical cost basis. After the Transaction the business of the Construction Group will be operated by PKS Holdings and will continue to be reflected in the separate financial statements of PKS Holdings on an historical cost basis.

POST-TRANSACTION ARRANGEMENTS BETWEEN PKS HOLDINGS AND DIVERSIFIED HOLDINGS


    PKS and PKS Holdings will enter into various agreements intended to implement the Transaction, including the Separation Agreement. Set forth below are descriptions of the material terms of the Separation Agreement, the form of which is included as an exhibit to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part. The descriptions below are qualified by reference to those agreements.


    SEPARATION AGREEMENT. The Separation Agreement provides for the principal corporate transactions necessary to consummate the Transaction, the relationship between PKS Holdings and Diversified Holdings after the Transaction, the allocation of certain risks and responsibilities between PKS Holdings and Diversified Holdings after the Transaction and certain other matters.


    The Separation Agreement provides for the Share Exchange, the Class R Stock Distribution and certain internal corporate transactions necessary to consummate the Transaction. The Separation Agreement provides that each of Diversified Holdings and PKS Holdings will indemnify the other with respect to breaches of the Separation Agreement and with respect to the activities of its subsidiary business groups, except as specifically provided under the Tax Allocation Agreement (as defined below). The cross-indemnities are intended to allocate financial responsibility for liabilities arising out of the historical and future business of the Construction Group to PKS Holdings, and financial responsibility for liabilities arising out of the historical and future business of the Diversified Group to Diversified Holdings. The Separation Agreement also allocates between Diversified Holdings and PKS Holdings certain corporate-level risk exposures not readily allocable to one or the other.


    The Separation Agreement provides for the division between the Construction Group and the Diversified Group of any assets (other than corporate subsidiaries) held directly by PKS immediately prior to the Share Exchange.


    The Separation Agreement provides that not later than the date of the filing of the Post-Transaction Certificate Amendments in the State of Delaware, PKS will change its name to a name that will be selected by the PKS Board, and that PKS and all of its subsidiaries will assign to PKS Holdings any and all right, title and interest in and to any corporate name, tradename or trademark using the initials "PKS" or the names "Peter Kiewit Sons', Inc." or "Kiewit," and any other proprietary right with respect to those names or related symbols, and will refrain from using any such property right in connection with the future conduct of its businesses. PKSIS, however, will be entitled to continue to use its current corporate name for a period of two years after the Effective Time.


    The Separation Agreement provides that each of Diversified Holdings and PKS Holdings will be granted access to certain records and information in the possession of the other company, and requires that each of Diversified Holdings and PKS Holdings retain all such information in its possession for a period of ten years following the Transaction. Under the Separation Agreement, each company is required to give the other company prior notice of any intention to dispose of any such information.

    The Separation Agreement provides that, except as otherwise set forth therein or in any related agreement, costs and expenses in connection with the Transaction will be paid 82.5% by Diversified Holdings and 17.5% by PKS Holdings.


    The Separation Agreement provides that PKS and PKS Holdings will negotiate and enter into a tax allocation agreement (the "Tax Allocation Agreement") that defines each company's rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the Business Groups' operations for tax years (or portions thereof) ending prior to the Transaction and with respect to certain tax attributes of Diversified Holdings and PKS Holdings after the Transaction. Under the Tax Allocation

Agreement, in general, with respect to periods (or portions thereof) ending on or before the Effective Time, PKS Holdings will be responsible for preparing both consolidated federal tax returns for the consolidated group, and state tax returns for the combined and any subsidiary group. In general, under the Tax Allocation Agreement, Diversified Holdings and PKS Holdings will be responsible for paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities) that are allocable to the Diversified Group business and the Construction Group business, respectively. Diversified Holdings and PKS Holdings will cooperate with each other and share information in preparing such tax returns and in dealing with other tax matters.



    The Separation Agreement also provides that PKS and PKS Holdings will negotiate and enter into agreements or arrangements with respect to certain other identified matters before the consummation of the Transaction, including the matters described under the heading "--Existing Arrangements and Relationships."


EXISTING ARRANGEMENTS AND RELATIONSHIPS

    Although PKS and PKS Holdings will become two independent companies if the Transaction is consummated, it is anticipated that PKS and PKS Holdings will continue certain existing business arrangements and relationships. Set forth below is a description of the material terms of such arrangements and relationships.

    MINE MANAGEMENT AGREEMENT. The Construction Group and the Diversified Group are parties to an agreement (the "Mine Management Agreement") pursuant to which a Construction Group subsidiary, Kiewit Mining Group Inc., provides mine management and related services for the Diversified Group's coal mining properties. In consideration of the provision of such services, Kiewit Mining Group Inc. receives a fee equal to thirty percent of the adjusted operating income of the coal mining properties. The Mine Management Agreement also provides for specified capital requirements in the event the parties mutually agree to undertake a new mining venture. Disputes under the Mine Management Agreement are resolved by the PKS Board. The term of the Mine Management Agreement expires on January 1, 2016, subject to early termination by the PKS Board. In contemplation of the consummation of the Transaction, the management of the Construction Group and the management of the Diversified Group are reviewing the possibility of modifications to the Mine Management Agreement, or of a restructuring of the relationship of the Diversified Group and the Construction Group with respect to the mining properties. The Business Groups, however, have not yet reached any agreement on any such modification or restructuring.

    KIEWIT INVESTMENT MANAGEMENT. The Diversified Group owns 60% of, and the Construction Group owns 40% of, the capital stock of Kiewit Investment Management Corp., ("KIM") a registered investment adviser that manages the Kiewit Mutual Fund. See "Appendix B--Business of Diversified Holdings-- Kiewit Mutual Fund."

    Substantially all of the cash and cash equivalents of the Business Groups, and a substantial portion of the marketable securities of the Construction Group and the Diversified Group, are comprised of investments in the Kiewit Mutual Fund. The Diversified Group and the Construction Group are discussing a number of possible arrangements regarding money management for the Business Groups, with a view toward development of separate money management functions for each Business Group at an appropriate time following consummation of the Transaction. These discussions could result in a sale or disposition of one Business Group's ownership interest in KIM to the other Business Group, the sale of KIM to a third party or another restructuring related to the Kiewit Mutual Fund.


    OTHER SERVICES. PKSIS currently provides certain information services to the Construction Group, and the Construction Group currently leases certain corporate office space and provides certain aircraft flight and maintenance services to the Diversified Group. The Business Groups believe that such services are provided pursuant to terms which are at least as favorable to each of the Business Groups as could have been negotiated by such groups with unaffiliated third parties. The Business Groups expect that such services will continue to be provided after the Transaction is consummated.

                       THE INITIAL CERTIFICATE AMENDMENTS

    The PKS Board has approved, and recommends that PKS Stockholders approve, the Initial Certificate Amendments to become effective promptly following their approval at the Special Meeting. The text of the Initial Certificate Amendments is set forth as Appendix E-I hereto.


    The Initial Certificate Amendments amend the PKS Certificate to: (i) create the Class R Stock to be distributed in the Class R Stock Distribution pursuant to the Transaction; (ii) increase from 50,000,000 to 500,000,000 the number of shares of Class D Stock which PKS is authorized to issue; (iii) designate 10 shares of Class D Stock as Class D Stock, Non-Redeemable Series; and (iv) eliminate the requirement that the PKS Holdings Certificate as in effect at the time of the Share Exchange be substantially similar to the PKS Certificate.


CLASS R STOCK

    The Initial Certificate Amendments include a provision creating the Class R Stock and authorizing 8,500,000 shares of Class R Stock for issuance. The Class R Stock is being created in order to be distributed in the Class R Stock Distribution pursuant to the Transaction and will be convertible into Diversified Holdings Stock and have terms as described in "Description of Class R Stock." For a description of the means of distribution of Class R Stock by PKS pursuant to the Transaction, see "The Transaction--The Class R Stock Distribution."


INCREASE IN AUTHORIZED SHARES OF CLASS D STOCK


    As a result of the Initial Certificate Amendments, the number of authorized shares of Class D Stock will be increased from 50,000,000 to 500,000,000 shares. The purpose of the increase is to provide PKS with the ability to engage in financing and other acquisition transactions using the Class D Stock, to distribute shares of Class D Stock as dividends on PKS Stock, to effect stock splits with respect to the Class D Stock and to otherwise have sufficient shares of Class D Stock available for issuance from time to time by the PKS Board upon its determination that such issuance is appropriate and in the best interest of PKS. The availability of additional shares of Class D Stock will provide PKS with the flexibility necessary to respond to the business needs and opportunities of PKS. It is anticipated that prior to the consummation of the Share Exchange the PKS Board will determine to issue shares of Class D Stock as a dividend with respect to the outstanding shares of Class D Stock in order to effect a stock split with respect to the Class D Stock. As a result of the Initial Certificate Amendments, Diversified Holdings will have a substantial number authorized but unissued shares of Class D Stock that could be used by Diversified Holdings to deter a potential acquiror. See "Risk Factors Relating to Diversified Holdings After the Transaction--Certain Limitations on Changes in Control of Diversified Holdings."

CLASS D STOCK, NON-REDEEMABLE SERIES


    The Initial Certificate Amendments also include a provision designating 10 shares of Class D Stock as Class D Stock, Non-Redeemable Series. Pursuant to the PKS Certificate, as amended by the Initial Certificate Amendments, shares of Class D Stock, Non-Redeemable Series will have terms identical to those of other shares of Class D Stock, with the following exceptions: (i) holders of Class D Stock, Non-Redeemable Series will have no rights to cause PKS to repurchase their shares; (ii) shares of Class D Stock, Non-Redeemable Series will not be convertible into Class C Stock; (iii) shares of Class D Stock, Non-Redeemable Series will not be subject to mandatory exchange into Class C Stock by PKS; (iv) Class D Stock, Non-Redeemable Series will not be subject to any redemption; and
(v) holders of Class D Stock, Non-Redeemable Series will be entitled to vote with the holders of Class C Stock, as a single class, to elect two-thirds of the PKS Board. See "Comparison of Class D Stock and Diversified Holdings Stock-- Repurchase Rights", "--Conversion Rights" and "--Mandatory Exchange." A holder of Class D Stock, Non-Redeemable Series will share on a pro rata basis with the other holders of Class D Stock in amounts available upon liquidation of PKS and will receive dividends per share equal to those paid on other shares of Class D Stock. A holder of Class D Stock, Non-Redeemable Series will be entitled to vote together with the other holders of Class D Stock, as a single class, on all matters upon which Class D Stock is entitled to vote, other than as required by law. Further, upon Class D Stock's becoming publicly traded, all outstanding shares of Class D Stock, Non-Redeemable Series shall cease being so designated and shall have the same rights, preferences, privileges and limitations as other shares of Class D Stock.


    The DGCL provides that at any time a Delaware corporation redeems its stock it must have outstanding shares of at least one class or series of stock with full voting powers which are not subject to redemption. PKS is designating Class D Stock, Non-Redeemable Series as a new series of non-redeemable stock to be outstanding at the time of potential redemptions of its other capital stock. Similarly, the PKS Holdings Certificate will designate 10 shares of PKS Holdings Stock as PKS Holdings Stock, Non-Redeemable Series so that PKS Holdings will have a series of stock with full voting powers that is not subject to redemption. See "Comparison of Class C Stock and PKS Holdings Stock--PKS Holdings Stock, Non-Redeemable Series."



    PKS intends to issue the 10 shares of Class D Common Stock, Non-Redeemable Series to an officer of PKS promptly following the effectiveness of the Initial Certificate Amendments. The purchase price for such shares will be at the then applicable Class D Per Share Price. In connection with this purchase, such officer will agree with PKS that, on each matter submitted to a vote of stockholders, he will vote such shares in proportion to the aggregate vote of all other shares of PKS stock voting on the matter. The agreement with respect to the voting of such shares will be binding on any persons to whom such shares are subsequently transferred.



DELETION OF SUBSTANTIALLY SIMILAR REQUIREMENT



    The PKS Certificate requires that in connection with certain mandatory exchanges, including the Share Exchange, the certificate of incorporation of the resulting corporation be substantially similar to the PKS Certificate, with such modifications as would be appropriate, since there would be no class of stock corresponding to Class D Stock in such corporation. To eliminate any uncertainty as to whether the PKS Holdings Certificate will satisfy this standard, the Initial Certificate Amendments will eliminate such requirement.

                  THE POST-TRANSACTION CERTIFICATE AMENDMENTS

GENERAL


    The PKS Board has approved, and recommends that PKS Stockholders approve, the Post-Transaction Certificate Amendments which will become effective only upon the consummation of the Transaction. The Diversified Holdings Certificate, which is a restatement of the PKS Certificate after giving effect to the Initial Certificate Amendments and the Post-Transaction Certificate Amendments, is attached as Appendix E-II hereto. Following the Share Exchange and prior to the filing of the Post-Transaction Certificate Amendments, Diversified Holdings will be renamed a name that will be selected by the PKS Board. As permitted under the DGCL, this change will be effected solely by action of the Diversified Holdings Board without any action of the PKS Stockholders.



    The Diversified Holdings Certificate incorporates into a single document the Initial Certificate Amendments and the Post-Transaction Certificate Amendments. The Post-Transaction Certificate Amendments will amend the PKS Certificate to:
(i) redesignate Class D Stock as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series";
(ii) authorize the issuance of series of preferred stock, the terms of which are to be determined by the Diversified Holdings Board; (iii) modify the repurchase rights to which the holders of Class D Stock are entitled; (iv) delete the provisions regarding Class B Stock and Class C Stock; (v) classify the Diversified Holdings Board; (vi) prohibit stockholder action by written consent;
(vii) empower the Diversified Holdings Board, exclusively, to call special meetings of the stockholders; (viii) require a super-majority vote of stockholders to amend the Diversified Holdings By-laws; and (ix) make certain other non-substantive changes consistent with the foregoing. Certain other provisions of the Diversified Holdings Certificate, such as those with respect to indemnification and limitation of liability of directors, while amended by the Post-Transaction Certificate Amendments, will be substantially the same as the corresponding provisions in the PKS Certificate.


CAPITAL STRUCTURE OF DIVERSIFIED HOLDINGS

    As a result of the Transaction, Diversified Holdings will be an independent company holding the assets of the Diversified Group, and holders of Class D Stock will hold all of the outstanding shares of Common Stock, par value $.01 per share, of Diversified Holdings as a result of the redesignation of Class D Stock. The following Post-Transaction Certificate Amendments are proposed in connection with the new capital structure of Diversified Holdings following the Transaction and certain corporate governance matters.


    REDESIGNATION OF CLASS D STOCK. The Class D Stock will be redesignated as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series." For a comparison of Class D Stock and Diversified Holdings Stock, see "Comparison of Class D Stock and Diversified Holdings Stock." Holders of Class D Stock will hold all outstanding shares of Diversified Holdings Stock.


    DELETION OF CERTAIN PROVISIONS AND REFERENCES. Following the Share Exchange, Class C Stock will have been mandatorily exchanged for PKS Holdings Stock, and Diversified Holdings will no longer own the Construction Group. In addition, as of January 1997 all outstanding shares of PKS Class B Construction & Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class B Stock"), were converted into shares of Class D Stock. For these reasons, it will not be necessary for the Diversified Holdings Certificate to provide the terms of, or otherwise make reference to, either of Class C Stock or Class B Stock. Upon adoption of the Post-Transaction Certificate Amendments, all such provisions and references to Class C Stock or Class B Stock, including provisions related to the conversion, voting and repurchase and other rights, will be deleted in their entirety from the Diversified Holdings Certificate.

    AUTHORIZATION OF PREFERRED STOCK. The Post-Transaction Certificate Amendments include a provision authorizing 10,000,000 shares of preferred stock and authorize the Diversified Holdings Board to issue such shares of preferred stock in one or more series. Each such series may have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges, as may be determined by the Diversified Holdings Board. Under the PKS Certificate, the PKS Board is authorized to establish the terms and issue one or more series of preferred stock; however, the terms of such preferred stock may not include voting rights and may not provide for conversion of such preferred stock into voting stock. Currently, there are no shares of PKS preferred stock issued and outstanding. PKS does not have any present intention to issue any of the shares of preferred stock that will be authorized by the Post-Transaction Certificate Amendments. See "Risk Factors Regarding Diversified Holdings After the Transaction--Certain Limitations on Changes in Control of Diversified Holdings."



    REMOVAL OF CERTAIN OTHER PROVISIONS. Certain provisions of the PKS Certificate will be made unnecessary or otherwise ineffective by the consummation of the Transaction, or are already provided as a matter of Delaware law. Such provisions include, but are not limited to: (i) provisions for the mandatory exchange of Class D Stock; (ii) provisions for the general duties of officers; (iii) provisions relating to the powers of the PKS Board; (iv) provisions allowing for the ratification of any contract, transaction or act by a majority of a quorum of stockholders; and (v) the provision allowing for the holding of stockholder and board meetings and the keeping of offices outside of the State of Delaware. The Diversified Holdings Certificate will not contain such provisions. For a more detailed description of the mandatory exchange provisions related to Class D Stock, see "Comparison of Class D Stock and Diversified Holdings Stock."


BOARD OF DIRECTORS

    As a result of the Post-Transaction Certificate Amendments, the Diversified Holdings Board will be divided into three classes, designated Class I, Class II and Class III, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the Diversified Holdings Board. The term of the initial Class I directors will terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II directors will terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors will terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting will be elected for three-year terms. Accordingly, approximately one-third of the Diversified Holdings Board will be elected each year. See "Diversified Holdings Directors and Executive Officers."

    Notwithstanding any limitation in the Diversified Holdings Certificate on the maximum number of directors, if holders of Diversified Holdings preferred stock have the right to elect a specified number of directors, the election, term of office, filling of vacancies and other features of such directorships will be governed by the terms of such preferred stock.

    If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class appointed to fill a vacancy resulting from an increase in the number of such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. In accordance with the Diversified Holdings Certificate and Delaware law, directors may be removed only for cause because the Diversified Holdings Board is classified. In addition, a director will hold office until the annual meeting for the year in which his term expires and until his successor will be elected, subject, however, to prior death, resignation, retirement or removal from office. Any vacancy occurring in the Diversified Holdings Board may be filled only by a vote of the majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

    The PKS Board believes that a classified board structure is advantageous to Diversified Holdings and its stockholders because, by providing that directors will serve three-year terms rather than one-year terms, it will enhance the likelihood of continuity and stability in the composition of the Diversified Holdings Board and in the policies formulated by it. This will in turn permit the Diversified Holdings Board to represent more effectively the interests of all stockholders, including the taking of action in response to demands or actions by a minority stockholder or group. In addition, this provision ensures that a majority of the directors at any given time will have had prior experience as directors of Diversified Holdings.



    NUMBER OF DIRECTORS. The PKS Certificate provides for between nine and 15 directors, as determined by the By-laws of PKS (the "PKS By-laws"). Such authorized number of directors may be increased no more than twice during any twelve-month period. The Diversified Holdings Certificate will provide that the number of directors will be fixed between six and 15, and vacancies on the Diversified Holdings Board may only be filled by the Board. One possible effect of these provisions of the Diversified Holdings Certificate and By-laws is that the Diversified Holdings Board could prevent any stockholder from obtaining majority representation on the Diversified Holdings Board by expanding the size of the Diversified Holdings Board, and filling the new directorships with its own nominees.



    POWERS OF THE BOARD. The PKS Certificate specifically enumerates a number of powers and limitations on powers of the PKS Board. The limitations typically require approval of two-thirds of the directors and/ or a supermajority vote of the stockholders (in most cases the holders of 80% of the Class C Stock outstanding) in order for the PKS Board or PKS to take certain actions; these limitations are primarily related, directly or indirectly, to the unique nature of the PKS capital and management structure. As Diversified Holdings will possess a more standard capital and management structure, the PKS Board believes that such limitations are not appropriate for Diversified Holdings. Therefore, such limitations are not included in the Diversified Holdings Certificate, although all supermajority voting rights will be maintained in the Diversified Holdings Certificate in respect to the Diversified Holdings Stock. Under the Diversified Holdings Certificate, although the powers of the Diversified Holdings Board will not be specifically enumerated, the Diversified Holdings Board will have complete power to manage the business and affairs of Diversified Holdings, as provided under the DGCL.


    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to these provisions.

STOCKHOLDER CONSENT

    The Diversified Holdings Certificate will provide that stockholders of Diversified Holdings may only take action at an annual or special meeting and may not act by written consent. The PKS Certificate does not contain such a general prohibition. Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voting.

    By prohibiting stockholders from acting by written consent, the Diversified Holdings Certificate will limit the ability of any stockholder to take action immediately and without prior notice to the Diversified Holdings Board, and would allow stockholders to act only at an annual or special meeting. As a result, the Diversified Holdings Certificate ensures that all stockholders will have the opportunity to consider any matter that could affect their rights. However, such a limitation on a majority stockholder's ability to act might impact upon such person's or entity's decision to purchase voting securities of Diversified Holdings.

    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to this provision.

STOCKHOLDERS' MEETINGS

    Under the DGCL, special meetings of stockholders of a corporation may be called by the corporation's board of directors or by such persons as may be authorized by a corporation's certificate of incorporation or by-laws.

    The Diversified Holdings Certificate will provide that special meetings of the stockholders may be called only by the Diversified Holdings Board, the Chairman of the Board or the Chief Executive Officer and may not be called by any other person or persons. Accordingly, stockholders of Diversified Holdings may not call a special meeting of stockholders. The PKS Certificate is silent on this matter. The PKS By-laws provide that special meetings of stockholders may be called by the Chairman of the Board or at the request of a majority of the PKS Board or a majority of the outstanding voting stock of PKS.

    This provision of the Diversified Holdings Certificate is intended to ensure that the election of directors and other matters for stockholder consideration will be voted on only at Diversified Holdings' annual meeting and that Diversified Holdings will not be forced to incur the expense and distraction of a special meeting unless the Diversified Holdings Board, the Chairman of the Board or the Chief Executive Officer considers such a meeting to be in the best interests of the stockholders and calls such a meeting. The PKS Board believes that the Diversified Holdings Board is in the best position to determine those issues which are properly the subject of a special meeting of stockholders. Although this provision has the effect of precluding stockholder consideration of a proposal over the opposition of the Diversified Holdings Board, the Chairman of the Board or the Chief Executive Officer, the PKS Board believes that stockholders are provided a full opportunity to make proper proposals at duly convened stockholder meetings and to request that any such proposal be presented for consideration to other stockholders in the Diversified Holdings' annual proxy statement.

    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to this provision.

AMENDMENT OF BY-LAWS


    The Diversified Holdings Certificate will provide that the Diversified Holdings Board is authorized to adopt, repeal, alter, amend or rescind the Diversified Holdings By-laws and that the stockholders of Diversified Holdings may not adopt, repeal, alter, amend or rescind the Diversified Holdings By-laws except upon the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of stock of Diversified Holdings. The DGCL vests such power solely in the stockholders of a corporation unless such power is conferred upon the board of directors in the certificate of incorporation. The PKS Certificate currently provides that the PKS By-laws may be amended by the affirmative vote of two-thirds of the PKS Board, or both (i) two-thirds of the outstanding Class C Stock and (ii) a majority of the outstanding voting stock of PKS.


    The PKS Board believes that this provision will help to assure continuity with respect to the management of the day-to-day operations of Diversified Holdings. In addition, the provision will prevent a purchaser who acquires a majority of the Diversified Holdings Stock from adopting by-laws which are not in the best interest of all the stockholders or repealing by-laws which are in such stockholders' interests.

    See "--Reasons for the Corporate Governance Provisions" for additional background discussion relating to this provision.

REPURCHASE RIGHTS


    Currently, holders of Class D Stock may require PKS to purchase any or all of the Class D Stock held by them by delivering the certificate or certificates for such Class D Stock to PKS together with a written notice requesting repurchase. PKS must pay for any repurchased Class D Stock within 60 days after receipt of the certificates and written notice. The PKS Board may, under certain circumstances, suspend its repurchase obligations for up to one year.

    The PKS Board may limit the obligation of PKS to repurchase Class D Stock for cash after PKS has in any fiscal year purchased shares of Class D Stock tendered to PKS in an amount equal to 10% of the number of shares of Class D Stock outstanding at the end of the prior fiscal year (the "10% Threshold"). During a given fiscal year, until the 10% Threshold is reached PKS must repurchase all shares of Class D Stock tendered. If the 10% Threshold is reached, the PKS Board may elect to repurchase Class D Stock by delivering a promissory note instead of cash. In setting the proportion of shares to be purchased for cash, the PKS Board may set the proportion so that the cumulative shares sold during the fiscal year is equal to the 10% Threshold or the PKS Board may set some higher proportion. Under the PKS Certificate, the promissory notes have a term to maturity not to exceed two years.

    The Diversified Holdings Certificate will provide repurchase rights similar to those provided with respect to Class D Stock under the PKS Certificate. Under the Diversified Holdings Certificate, however, promissory notes issued after the 10% Threshold is reached in a given fiscal year may have such term to maturity, up to ten years, as the Diversified Holdings Board may determine. This extension of the potential terms of repurchase promissory notes is intended to provide the Diversified Holdings Board with greater flexibility in responding to a substantial call on its capital by stockholders seeking redemption. See "Risk Factors Regarding Diversified Holdings After the Transaction--Modification of Repurchase Obligation."

REASONS FOR THE CORPORATE GOVERNANCE PROVISIONS


    GENERAL. Although it is not anticipated that Class D Stock will be listed for trading on a stock exchange or market at the Effective Time, it is anticipated that such a listing will be sought at such time that Diversified Holdings determines to raise capital through a public equity offering or decides to have a listed equity security available for acquisitions. See "Risk Factors Regarding Diversified Holdings After the Transaction--Certain Limitations on Changes in Control of Diversified Holdings" and "Comparison of Class D Stock and Diversified Holdings Stock--Listing." If the Diversified Holdings Stock becomes publicly traded, the Diversified Holdings Certificate provisions described under "--Board of Directors", "--Stockholder Consent", "--Stockholders' Meetings" and "--Amendment of By-laws" above (together, the "Corporate Governance Provisions") would reduce the vulnerability of Diversified Holdings to an unsolicited takeover proposal not deemed by the Diversified Holdings Board to be in the best interests of the stockholders. As a result of the Transaction, Diversified Holdings will not have Class C Stock. Accordingly, Diversified Holdings would no longer have a class of capital stock which could be held only by certain persons, and, if Diversified Holdings Stock was sold by its current holders, Diversified Holdings could be subject to coercive takeover tactics which might impede its long-term business prospects. The Corporate Governance Provisions are proposed with a view toward better enabling Diversified Holdings to (i) develop its business and foster long-term growth through long-range planning, (ii) attempt to avoid the necessity of sacrificing these plans for the sake of short-term gains and the disruptions caused by any threat of a takeover not deemed by the Diversified Holdings Board to be in the best interests of Diversified Holdings and its stockholders and (iii) allow the Diversified Holdings Board to make a reasoned and unpressured evaluation in the event of an unsolicited takeover proposal.


    In addition, these measures would discourage certain types of transactions, which may involve an actual or threatened change of control of Diversified Holdings. The measures are designed to make it more difficult and time-consuming to change, among other things, majority control of the Diversified Holdings Board and thus reduce the vulnerability of Diversified Holdings to an unsolicited proposal for a takeover, particularly one that is made at an inadequate price or does not contemplate the acquisition of all of the Diversified Holdings capital stock, or an unsolicited proposal for the restructuring or sale of all or part of Diversified Holdings. The PKS Board believes that, as a general rule, such proposals would not be in the best interest of Diversified Holdings and its stockholders. The Diversified Holdings Board will always be bound by its fiduciary duties to act in the best interest of Diversified Holdings and its stockholders.

    Historically, the accumulation of substantial stock positions in public companies by third parties is sometimes a prelude to proposing a takeover or a restructuring or sale of all or part of such companies or other similar extraordinary corporate action or simply as a means to put such companies "in play." Such actions are often undertaken by the third party without advance notice to, or consultation with, the management of such companies. In many cases, the purchaser seeks representation on the particular company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the particular company's board, the purchaser may commence a proxy contest to have its nominee elected to the board in place of certain directors or the entire board. In a number of cases, the purchaser may not truly be interested in taking over the company, but uses the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase the purchaser's equity position at a substantial premium over the existing market price or as a means to put the company into "play" solely to reap short-term gains from his recent accumulation of stock.

    The PKS Board believes that the imminent threat of removal of management in such situations would severely curtail management's ability to negotiate effectively with such purchasers. In addition, the PKS Board believes that the ability of a third party to put Diversified Holdings "in play" would severely curtail management's ability to negotiate effectively with any other third party interested in acquiring Diversified Holdings. Diversified Holdings' management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving Diversified Holdings which may ultimately be undertaken. If the real purpose of a takeover bid were to force Diversified Holdings to repurchase an accumulated stock interest at a premium price, management would face the risk that, if it did not repurchase the purchaser's stock interest, the Company's business and management would be disrupted, perhaps irreparably.

    Given the unique capital structure of PKS and the closely held nature of Class C Stock, the PKS Certificate does not contain provisions similar in purpose and effect to the Corporate Governance Provisions. In the view of the PKS Board, the relevant provisions of the Diversified Holdings Certificate which PKS Stockholders are being asked to approve will help ensure that the Diversified Holdings Board, if confronted by a proposal from a third party which has acquired a block of Diversified Holdings' capital stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of its stockholders.

    AMENDMENTS TO THE PKS BY-LAWS. In addition to the Corporate Governance Provisions, the PKS Board believes that certain amendments to the PKS By-laws will further protect Diversified Holdings from an actual or threatened change of control. In furtherance thereof, the PKS Board intends to approve the Diversified Holdings By-laws, which will become effective upon the filing of the Diversified Holdings Certificate with the Secretary of State of the State of Delaware. The PKS By-laws can be amended by the PKS Board. As such, no action need be taken by PKS Stockholders with respect to such amendments; the following description of the amendments to the Diversified Holdings By-laws is being furnished only to notify PKS Stockholders of the proposed adoption of such amendments by the PKS Board.

    The Diversified Holdings By-laws will provide that any stockholder of record may nominate one or more persons for election as director or directors at an annual meeting or at any special meeting of stockholders called for the purpose of electing directors only if written notice of such stockholder's intent to make such nomination contains certain specified information and has been given to the Secretary of Diversified Holdings within a specified time prior to the meeting. In the case of an annual meeting of stockholders, the notice must be given not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be given not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

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    Such stockholder's notice will be required to set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of Diversified Holdings which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. In addition, such stockholder's notice must set forth, as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of Diversified Holdings which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person (including his name and address) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.


    The chairman of a meeting of the Diversified Holdings stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Although the nomination provision does not give the Diversified Holdings Board any power to approve or disapprove of stockholder nominations for the election of directors, this provision may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Diversified Holdings, even if such attempt might be beneficial to Diversified Holdings and its stockholders.

    The Diversified Holdings By-laws also will provide that certain requirements must be satisfied for business to be properly introduced by a stockholder of record of Diversified Holdings at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the direction of the Board of Directors. In addition to any other applicable requirements, such business may be introduced by such stockholder at such meeting only if written notice thereof is given by such stockholder to the Secretary of Diversified Holdings not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    Such stockholder's notice will be required to set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of Diversified Holdings which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person (including his name and address) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    The stockholder proposal provision of the Diversified Holdings By-laws will not preclude discussion by any stockholder of any business properly brought before any meeting of stockholders. Under this

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
provision, the chairman of the annual meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted. Although this provision does not give the Diversified Holdings Board or the chairman of the annual meeting any powers to approve or disapprove such matters, the stockholder proposal provision may have the effect of precluding the consideration of matters at a particular annual meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some stockholders to be beneficial to Diversified Holdings and its stockholders.

POTENTIAL CONSEQUENCES OF THE CORPORATE GOVERNANCE PROVISIONS

    The Corporate Governance Provisions included in the Post-Transaction Certificate Amendments and those to be included in the Diversified Holdings By-laws could have the effect of delaying, deferring, or preventing a change in control of Diversified Holdings, even if such a change would be favorable to the interests of the stockholders of Diversified Holdings, and of limiting any opportunity to realize premiums over prevailing market prices for Diversified Holdings Stock in connection therewith. See "Risk Factors Regarding Diversified Holdings After the Transaction--Certain Limitations on Changes in Control of Diversified Holdings."

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Diversified Holdings is a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such stockholder becomes an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes (a) any merger or consolidation of the corporation with the interested stockholder, (b) any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, (c) certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder, (d) certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder or (e) certain transactions in which the interested stockholder receives financial benefits provided by the corporation. An "interested stockholder" generally is (i) any person that owns 15% or more of the outstanding voting stock of the corporation, (ii) any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder and (iii) the affiliates or associates of any such person.

DIVERSIFIED HOLDINGS RIGHTS PLAN


    It is anticipated that the Diversified Holdings Board will adopt the Diversified Holdings Rights Plan following the consummation of the Transaction and in connection therewith enter into the Diversified Holdings Rights Agreement. The following description of the Diversified Holdings Rights Plan is being furnished only to notify PKS Stockholders of the anticipated adoption of such plan by the Diversified


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Holdings Board. The Diversified Holdings Rights Plan will have certain anti-takeover effects. To implement the Diversified Holdings Rights Plan, the Diversified Holdings Board will authorize the issuance of one Diversified Holdings Right for each share of Diversified Holdings Stock outstanding as of a certain date and issued thereafter until the Distribution Date (as defined in the Diversified Holdings Rights Agreement). Each Diversified Holdings Right will entitle the holder to purchase from Diversified Holdings one one-thousandth of a share of a series of preferred stock to be designated by the Diversified Holdings Board (the "Rights Plan Preferred Stock") at a specified initial purchase price that will be subject to adjustment. The Diversified Holdings Rights expire on the tenth anniversary of the adoption of the Diversified Holdings Rights Plan, unless extended or earlier redeemed by Diversified Holdings. The Diversified Holdings Rights will cause substantial dilution to a person or group that attempts to acquire, or merge with, Diversified Holdings without conditioning the offer on the Diversified Holdings Rights being rendered inapplicable.

    The Diversified Holdings Rights will separate from the Diversified Holdings Stock and a Distribution Date will occur upon the earlier of ten days following public disclosure that certain persons or groups of persons have become a beneficial owner of 15% or more of the outstanding Diversified Holdings Stock (an "Acquiring Person") or ten business days following the commencement of a tender offer or exchange offer that would result in certain persons or groups becoming an Acquiring Person. Upon the occurrence of a Distribution Date, each holder of a Diversified Holdings Right will have the right to receive, upon exercise of the right, Diversified Holdings Stock having a value equal to two times the exercise price of the Diversified Holdings Right, except that all Diversified Holdings Rights held by an Acquiring Person become null and void.

    In the event that a person becomes an Acquiring Person and Diversified Holdings is acquired in a merger or other business combination in which Diversified Holdings is not the surviving corporation, or more than 50% of the assets or earning power of Diversified Holdings' assets are sold or transferred, each holder, except for Acquiring Persons, of a Diversified Holdings Right will have the right to receive, upon exercise, common stock of the acquiring company which has a value equal to two times the exercise price of a Diversified Holdings Right.

    The Rights Plan Preferred Stock will be nonredeemable, and subordinate to all other series of Diversified Holdings preferred stock. The liquidation preference of each share of Rights Plan Preferred Stock will be an amount equal to (i) 1,000 times the aggregate amount to be distributed per share to holders of Diversified Holdings Stock and (ii) after the payments set forth in (i), a ratable and proportionate share with the holders of Diversified Holdings Stock of the remaining assets to be distributed. Each share of Rights Plan Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend at the rate equal to 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (payable in kind) (other than a dividend payable in Diversified Holdings equity securities). Each share of Rights Plan Preferred Stock will have 1,000 votes, subject to adjustment, voting together with the Diversified Holdings Stock and not as a separate class. If Diversified Holdings enters into any consolidation, merger, combination or other transaction in which the shares of Diversified Holdings Stock are exchanged, each share of Rights Plan Preferred Stock will be entitled to receive 1,000 times the amount received per share of Diversified Holdings Stock. The right of the Rights Plan Preferred Stock as to dividends, voting right and liquidation are protected by antidilution provisions.

    Diversified Holdings may redeem the Diversified Holdings Rights in whole, but not in part, at any time until ten days following the date on which there has been public disclosure that, or facts indicating that, a person has become an Acquiring Person at a price (the "Redemption Price") of $.01 per Diversified Holdings Right (or such other consideration deemed appropriate by the Diversified Holdings Board) by resolution of the Diversified Holdings Board, subject to certain exceptions. The redemption of the Diversified Holdings Rights may be made effective at such time on such basis with such conditions as the Diversified Holdings Board in its sole discretion may establish. The Diversified Holdings Rights will

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
terminate immediately upon the action of the Diversified Holdings Board ordering redemption of the Diversified Holdings Rights and thereafter the holders of Diversified Holdings Rights will only be able to receive the Redemption Price.

    Other than provisions relating to the principal economic terms of the Diversified Holdings Rights, the Diversified Holdings Rights Agreement may be amended by resolution of the Diversified Holdings Board, subject to certain exceptions, prior to the Distribution Date. After the Distribution Date, the Diversified Holdings Rights Agreement may be amended by resolution of the Diversified Holdings Board, subject to certain exceptions, in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Diversified Holdings Rights (excluding the interests of any Acquiring Person or its affiliates or associates), or to shorten or lengthen any time period under the Diversified Holdings Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the Diversified Holdings Rights are not redeemable.

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
                               THE RESTATED PLAN


    Effective September 25, 1995, the PKS Board adopted the Original Plan, under which 1,000,000 shares of Class D Stock were reserved for issuance upon the exercise of certain stock-based awards. In contemplation of the Transaction (but not subject thereto), on October 22, 1997, the PKS Board amended and restated the Original Plan in the form of the Restated Plan, subject to stockholder approval, to (i) increase the number of shares of Class D Stock reserved for issuance upon the exercise of stock-based awards from 1,000,000 to 7,000,000,
(ii) provide for the acceleration of vesting of such awards in the event of a Change in Control of PKS (as defined in the Restated Plan), (iii) allow the Compensation Committee of the PKS Board to provide for a tax gross-up in the event that awards granted or vesting pursuant to the Restated Plan are deemed to be "excess parachute payments" within the meaning of Section 280G of the Code,
(iv) allow for the grant of stock-based awards to directors of PKS and KDG, and persons providing services to any member of the Diversified Group who are not also employees of PKS or KDG ("Non-Employee Grantees")and (v) allow for the grant of nonqualified stock options with an exercise price of less than the fair market value of Class D Stock. PKS is seeking stockholder approval of the Restated Plan in order to comply with the requirements of Sections 162(m) and 422 of the Code. The following summary of the material terms of the Restated Plan is qualified in its entirety by express reference to the text of the Restated Plan which is filed as an exhibit to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part. The Restated Plan permits the issuance of stock options (including "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Options") and options not so qualified ("Nonqualified Options")), restricted stock, stock appreciation rights, convertible debentures, and other stock-related awards ("Awards").


    The Diversified Group believes that implementation of the Expansion Plan will require it to hire a substantial number of computer and engineering professionals, who are presently in high demand, and other employees. The management of the Diversified Group believes that the amendments to the Original Plan are a critical piece of a comprehensive compensation program that will be necessary to attract, retain and motivate those employees and thus to accomplish the Expansion Plan.

PURPOSE AND ELIGIBILITY


    The primary purpose of the Restated Plan is to increase the value of Class D Stock and the profitability of PKS and the Diversified Group (i) by enabling the PKS and the Diversified Group to attract, retain, motivate and reward employees of PKS and the Diversified Group and Non-Employee Grantees, and (ii) by aligning the interests of those individuals with the interests of PKS, the Diversified Group and the holders of Class D Stock. The Original Plan did not allow for the participation of Non-Employee Grantees. Under the Restated Plan, all employees of KDG and its subsidiaries, full-time employees of PKS who perform substantial services for the Diversified Group, and Non-Employee Grantees are eligible to participate.


ADMINISTRATION

    The Restated Plan is administered by the Compensation Committee of the PKS Board (the "Committee"). The Committee, in its sole discretion, has the authority to determine the terms of all Awards, the persons to whom Awards are granted, the number of Awards granted, and the timing of grants, vesting, exercise, and forfeiture.

LIMITS

    The Restated Plan has a ten year term, ending September 25, 2005. Under the Original Plan, the Committee could not grant (i) Awards with respect to more than 1,000,000 shares of Class D Stock during the term of the Original Plan,
(ii) Awards with respect to more than 500,000 shares of Class D Stock in any two year period, or (iii) Awards to any one participant with respect to more than 200,000 shares of Class D

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

Stock during the term of the Original Plan. Under the Restated Plan, the Committee cannot grant (i) Awards with respect to more than 7,000,000 shares of Class D Stock during the term of the Restated Plan, or (ii) stock options or stock appreciation rights to any one participant with respect to more than 1,000,000 shares of Class D Stock during the term of the Restated Plan.


TERMS AND CONDITIONS OF OPTIONS


    The Committee may from time to time grant stock options (including Incentive Options) to an eligible person, provided that Incentive Options may not be granted to Non-Employee Grantees. The terms of options granted under the Restated Plan will be set out in option agreements between PKS and participants which will contain such provisions as the Committee from time to time deems appropriate, including the exercise price, vesting conditions and the expiration date of such options. Non qualified options may have an exercise price that is less than the fair market value of the Class D Stock on the date of the grant. (The Original Plan did not allow exercise prices of less than the fair market value of Class D Stock on the date of grant.) If the Class D Stock is not publicly traded, the fair market value of Class D Stock will be considered to be the Class D Per Share Price. As of the date of this Proxy Statement/Joint Prospectus, the Class D Per Share Price is $54.25 per share.


    In anticipation of the Transaction (but not subject thereto), it is anticipated that the Committee will implement a program pursuant to which it will periodically grant Awards to eligible executives based on the performance of Class D Stock versus a broad market index, and an evaluation of each executive's individual performance. It is further anticipated that the Awards granted under this program will have an exercise or strike price equal to the fair market value of Class D Stock at the time of grant, will vest ratably over a period determined by the Committee and will have a term of no less than five and no more than seven years. The exact terms of the program will be established by the Committee, and the program may be adjusted or terminated by the Committee at any time. As is the case with all Awards under the Restated Plan, the final determination of the number of Awards granted to an executive under this program is at the sole discretion of the Committee.

OTHER AWARDS

    The Committee may grant any other Awards to a participant that the Committee deems appropriate, including but not limited to restricted stock, convertible debentures, stock appreciation rights, bargain stock, performance stock and stock bonuses.

PAYMENT UPON EXERCISE

    Payment in full for the number of shares of Class D Stock purchased under any Award, including an option, must be made to PKS at the time of such exercise. Payment for such shares must be made in cash, or with the consent of the Committee, in Class D Stock, or any combination thereof, or in any other manner approved by the Committee. No fees or commissions are applicable to the purchase of Class D Stock under the Restated Plan.

WITHHOLDING

    PKS will have the right to withhold any taxes required by law to be withheld with respect to any payments or distributions made to participants, or the exercise of any Awards, under the Restated Plan. The Committee, in its sole discretion, may permit a participant to satisfy tax withholding obligations, in whole or in part, either (i) by having PKS withhold from the Class D Stock to be issued upon the exercise of an option or upon the receipt of another Award, Class D Stock having a fair market value equal to the withholding amount or (ii) by delivering to PKS sufficient Class D Stock to satisfy the withholding amount due.

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
ADJUSTMENTS

    If any change is made to the Class D Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made by the Committee to the kind and number of Class D Stock and price per share subject to each outstanding Award. It is anticipated that, upon consummation of the Transaction, all Awards will become payable in or with respect to, or exercisable for (as the case may be), Diversified Holdings Stock.

CHANGE IN CONTROL


    The Restated Plan provides that upon a Change in Control of PKS (as defined in the Restated Plan, but specifically excluding the Transaction), (i) all Awards shall become immediately vested and (ii) the Committee may cancel any outstanding Awards upon 10 days' advance written notice, and pay the value of such Awards to the holders thereof in cash or stock. The Original Plan did not contain these provisions.


TAX GROSS-UP

    The Restated Plan allows the Committee discretion to provide in any Award agreement for a tax gross-up in the event that the granting of an Award or early vesting upon a change in control is deemed to create "excess parachute payments" for purposes of Section 280G of the Code. The Original Plan did not contain this provision.

NON-TRANSFERABILITY

    Except as provided by the Committee in an Award agreement, (i) no Award, nor any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution, (ii) during the lifetime of an Award holder, Awards are exercisable only by the grantee or his or her legal representative and (iii) restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered during the restricted period.

TERMINATION OR AMENDMENT

    The PKS Board may terminate the Restated Plan at any time, provided that no such action shall deprive participants of their rights under outstanding Awards. The Committee may amend the Restated Plan from time to time as it deems appropriate, subject to approval of the PKS Board with respect to the number of shares of Class D Stock available for grant and certain other provisions.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief discussion of the federal income tax consequences of transactions with respect to options granted under the Restated Plan.


    INCENTIVE OPTIONS. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If Class D Stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the optionee's employer for federal income tax purposes. Under current tax law, the long-term capital gains tax rate varies depending on how long the shares are actually held following the exercise of the Incentive Option.


    If the Class D Stock acquired upon the exercise of an Incentive Option is disposed of within two years after the date of grant or within one year after the transfer of such shares to the optionee, generally (i) the

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optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (ii) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Class D Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer.

    Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a Nonqualified Option.

    For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an Incentive Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a Nonqualified Option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, an optionee who exercises Incentive Options must determine his or her potential liability under the alternative minimum tax.


    NONQUALIFIED OPTIONS. With respect to Nonqualified Options: (i) no income is realized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount; and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term, mid-term or long- term capital gain (or loss) depending on how long the shares have been held. Under current tax law, the applicable capital gains tax rate varies depending on how long the shares are actually held following the exercise of the Nonqualified Option.



    NEW PLAN BENEFITS. The grant of awards under the Restated Plan is entirely within the discretion of the Committee. PKS cannot forecast the nature or extent of Awards that will be granted in the future, nor the nature or extent of Awards that would have been granted in the last fiscal year had the Restated Plan, as amended and restated, been in operation during such time. Therefore, PKS has omitted the tabular disclosure of the benefits or amounts to be allocated under the Restated Plan.


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              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
              PETER KIEWIT SONS', INC. AND THE CONSTRUCTION GROUP

    The following selected historical and pro forma financial data of PKS and the Construction Group should be read in conjunction with the PKS and the Construction Group historical financial statements and the notes thereto and the pro forma financial information and the notes thereto included elsewhere herein or incorporated herein by reference.

    The selected historical financial data for each of the years in the period 1992 to 1996 and as of the end of each such year have been derived from audited financial statements. The selected historical financial data for the six months ended June 30, 1996 and 1997, and as of June 30, 1997, have been derived from unaudited financial statements. In the opinion of management, such unaudited financial statements reflect all adjustments consisting only of normal recurring accruals, necessary to present fairly the financial position of PKS and the Construction Group at June 30, 1997 and the results of operations for the six months ended June 30, 1996 and 1997. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire 1997 fiscal year.

    The pro forma results of operations data for the six months ended June 30, 1997 of PKS and the Construction Group, respectively, assume that the Transaction is consummated on December 29, 1996. The pro forma results of operations data for the year ended December 28, 1996 of PKS and the Construction Group, respectively, assume that the Transaction is consummated on December 31, 1995. The pro forma financial position data of PKS and the Construction Group as of June 30, 1997 assume that such transactions were consummated as of such date. The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period.

    The pro forma financial information is not intended to reflect the results of operations or the financial position of PKS and the Construction Group which actually would have resulted had the Transaction been effective on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of PKS or the Construction Group.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.


          (Following the consummation of the Transaction to be renamed a name that will be selected by the PKS Board)

                                                                                                                      PRO
                                                                     HISTORICAL                                   FORMA(1)(2)(3)
                                     ---------------------------------------------------------------------------  -----------
                                                                                                                  FISCAL YEAR
                                                                                                 SIX MONTHS          ENDED
                                                                                                   ENDED           DECEMBER
                                                       FISCAL YEAR ENDED                          JUNE 30,         28, 1996
                                     -----------------------------------------------------  --------------------  -----------

                                                                                                                   SCENARIO
                                       1992       1993       1994       1995       1996       1996       1997          1
-----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue (4)(5)...................  $   1,918  $   2,050  $   2,700  $   2,867  $   2,904  $   1,363  $   1,381   $     285
  Earnings before cumulative effect
    of change in accounting
    principle(6)...................        162        261        110        244        221         71         91         106
  Net earnings(6)..................        181        261        110        244        221         71         91         106
FINANCIAL POSITION:
  Total assets(4)(5)...............  $   2,549  $   3,634  $   4,504  $   3,451  $   3,548             $   3,805
  Current portion of long-term
    debt(4)(5)(7)..................          3         15         33         42         57                    14
  Long-term debt, less current
    portion(4)(5)(7)...............         30        462        908        370        332                   393
  Stockholders' equity(8)..........      1,458      1,671      1,736      1,607      1,819                 1,926
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary......................  $    4.48  $    4.63  $    4.92  $    7.78  $   10.13  $    3.46  $    5.34
      Fully diluted................       4.46       4.59       4.86       7.62       9.82       3.36       5.13
    Class D Stock:
      Primary......................       3.95       9.08       1.63       6.45       4.85       1.54       1.67   $    3.68
      Fully diluted................       3.94       9.06       1.63       6.44       4.85       1.54       1.67        3.67
  Dividends(9):
    Class C Stock..................       0.70       0.70       0.90       1.05       1.30       0.60       0.70
    Class D Stock..................       1.95       0.50     --           0.50       0.50     --         --
  Stock Price (4)(10):
    Class C Stock..................      18.70      22.35      25.55      32.40      40.70      31.80      40.00
    Class D Stock..................      50.65      59.40      60.25      49.50      54.25      49.50      54.25
  Book Value:
    Class C Stock..................      23.31      27.43      31.39      42.90      51.02      45.34      55.38
    Class D Stock..................      50.75      59.52      60.36      49.49      54.23      54.22      55.62



                                                      SIX MONTHS ENDED

                                                       JUNE 30, 1997
                                                  ------------------------
                                      SCENARIO     SCENARIO     SCENARIO
                                          2            1            2
-----------------------------------  -----------  -----------  -----------

RESULTS OF OPERATIONS:
  Revenue (4)(5)...................   $     285    $     161    $     161
  Earnings before cumulative effect
    of change in accounting
    principle(6)...................         108           30           31
  Net earnings(6)..................         108           30           31
FINANCIAL POSITION:
  Total assets(4)(5)...............                $   2,639    $   2,699
  Current portion of long-term
    debt(4)(5)(7)..................                        1            1
  Long-term debt, less current
    portion(4)(5)(7)...............                      133          133
  Stockholders' equity(8)..........                    1,840        1,900
PER COMMON SHARE:
  Net Earnings:
    Class C Stock:
      Primary......................
      Fully diluted................
    Class D Stock:
      Primary......................   $    3.65    $     .99    $    1.00
      Fully diluted................        3.65          .99         1.00
  Dividends(9):
    Class C Stock..................
    Class D Stock..................
  Stock Price (4)(10):
    Class C Stock..................
    Class D Stock..................                    65.75        65.30
  Book Value:
    Class C Stock..................
    Class D Stock..................                    65.76        65.32

------------------------

(1) The pro forma results of operations data are computed assuming that the Transaction is consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997, respectively. The pro forma financial position data as of June 30, 1997 assumes that the Transaction was consummated as of such date. The pro forma financial data of PKS should be read in conjunction with PKS' historical consolidated financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere herein or incorporated by reference.

(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and that 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period. The PKS Board has set the Conversion Cap which limits to 3,000,000 the number of shares of Class C Stock that can be converted during the 1997 Conversion Period.

(3) The PKS Board approved the Transaction at a special meeting held on August 14, 1997. The pro forma results of operations, financial position and per common share data assume the earnings statement and balance sheet accounts of the Construction Group have been removed as a result of the Transaction. The operating results and financial position of C-TEC have been reflected as an equity method investment in the pro forma data due to C-TEC's restructuring which reduced PKS' voting interest below fifty percent in three separate publicly traded entities. Due to the pending sale of PKS' energy investments to CalEnergy, the net earnings attributable to these investments have been removed from the results of operations. The pro forma results of such sales have been reflected on the pro forma balance sheet.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                            PETER KIEWIT SONS', INC.


          (Following the consummation of the Transaction to be renamed a name that will be selected by the PKS Board)


(4) In September 1995, PKS dividended its investment in MFS to Class D Stockholders. MFS' results of operations have been classified as a single line item on the statements of earnings through 1995. MFS is consolidated in the 1992-1994 balance sheets.

(5) In October 1993, PKS acquired 35% of the outstanding shares of C-TEC that had 57% of the available voting rights. At June 30, 1997, PKS owned 48.5% of the outstanding shares and 63.6% of the voting rights.

(6) In 1993, through two public offerings, PKS sold 29% of MFS, resulting in a $137 million after-tax gain. In 1994 and 1995, additional MFS stock transactions resulted in $35 million and $2 million after-tax gains to PKS and reduced its ownership in MFS to 67% and 66%.

(7) In January 1994, MFS issued $500 million of 9.375% Senior Discount Notes.

(8) The aggregate redemption value of the Class C Stock and Class D Stock at June 30, 1997 was $404 million and $1,333 million, respectively.

(9) The 1992, 1993, 1994, 1995 and 1996 Class C Stock dividends include $.30, $.40, $.45, $.60 and $.70 per share dividends declared in 1992, 1993, 1994,
    1995 and 1996, respectively, but paid in January of the subsequent year. The 1992, 1995 and 1996 Class D Stock dividends include $.50 per share dividends declared in 1992, 1995 and 1996 but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction had occurred as of the beginning of the respective periods cannot be determined.

(10) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock and Class D Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

              SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF
                             THE CONSTRUCTION GROUP
(To be operated by PKS Holdings, Inc. which will be renamed "Peter Kiewit Sons',
                                     Inc."
                 following the consummation of the Transaction)

                                                           HISTORICAL                                       PRO FORMA(1)(2)
                           ---------------------------------------------------------------------------  ------------------------
                                                                                       SIX MONTHS
                                                                                         ENDED             FISCAL YEAR ENDED
                                             FISCAL YEAR ENDED                          JUNE 30,           DECEMBER 28, 1996
                           -----------------------------------------------------  --------------------  ------------------------

                                                                                                         SCENARIO     SCENARIO
                             1992       1993       1994       1995       1996       1996       1997          1            2
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
  Revenue................  $   1,675  $   1,783  $   2,175  $   2,330  $   2,286  $   1,072  $   1,047   $   2,286    $   2,286
  Earnings before
    cumulative effect of
    change in accounting
    principle............         69         80         77        104        108         36         50         107          105
  Net earnings...........         82         80         77        104        108         36         50         107          105
FINANCIAL POSITION:
  Total assets...........  $     862  $     889  $     963  $     977  $   1,036             $   1,117
  Current portion of
    long-term debt.......          2          4          3          2     --                         2
  Long-term debt, less
    current portion......         12         10          9          9         12                    16
  Stockholders'
  equity(3)..............        437        480        505        467        562                   559
PER COMMON SHARE:
  Net Earnings:
    Primary..............  $    4.48  $    4.63  $    4.92  $    7.78  $   10.13  $    3.46  $    5.34   $   11.21    $   13.12
    Fully diluted........       4.46       4.59       4.86       7.62       9.82       3.36       5.13       11.21        13.12
  Dividends(4)...........       0.70       0.70       0.90       1.05       1.30       0.60       0.70
  Stock price(5).........      18.70      22.35      25.55      32.40      40.70      31.80      40.00
  Book value.............      23.31      27.43      31.39      42.90      51.02      45.34      55.38



                               SIX MONTHS ENDED
                                JUNE 30, 1997
                           ------------------------
                            SCENARIO     SCENARIO
                                1            2
                           -----------  -----------

RESULTS OF OPERATIONS:
  Revenue................   $   1,047    $   1,047
  Earnings before
    cumulative effect of
    change in accounting
    principle............          49           48
  Net earnings...........          49           48
FINANCIAL POSITION:
  Total assets...........   $   1,056    $     996
  Current portion of
    long-term debt.......           2            2
  Long-term debt, less
    current portion......           6            6
  Stockholders'
  equity(3)..............         505          445
PER COMMON SHARE:
  Net Earnings:
    Primary..............   $    5.92    $    7.10
    Fully diluted........        5.92         7.10
  Dividends(4)...........
  Stock price(5).........       42.50        43.00
  Book value.............       55.92        59.09

------------------------------

(1) The pro forma results of operations data are computed assuming that the Transaction was consummated on December 31, 1995 and December 29, 1996 for the fiscal year ended December 28, 1996 and six months ended June 30, 1997 respectively. The pro forma financial position data as of June 30, 1997 assume that the Transaction was consummated as of such date. The pro forma financial data of the Construction Group should be read in conjunction with the Construction Group's historical financial statements and the notes thereto and the "Pro Forma Financial Information" included elsewhere herein.

(2) The pro forma information assumes, in two separate scenarios, that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock will be converted in the 1997 Conversion Period. The PKS Board has set the Conversion Cap which limits to 3,000,000 the number of shares of Class C Stock that can be converted during the 1997 Conversion Period.

(3) Ownership of the Class C Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS is generally committed to purchase all Class C Stock at the price determined, when put to PKS by a stockholder, pursuant to the PKS Certificate. The aggregate redemption value of the Class C Stock at June 30, 1997 was $404 million.

(4) The 1992, 1993, 1994, 1995 and 1996 Class C Stock dividends include $.30, $.40, $.45, $.60 and $.70 per share dividends declared in 1992, 1993, 1994,
    1995 and 1996, respectively, but paid in January of the subsequent year. Pro forma dividends have not been presented as the amount of any dividends that may have been declared if the Transaction occurred as of the beginning of the respective periods cannot be determined.

(5) Pursuant to the PKS Certificate, the stock price calculation of a share of Class C Stock is computed annually at the end of the fiscal year, except that adjustments to the stock price to reflect dividends are made at the time such dividends are declared.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
               RESULTS OF OPERATIONS OF PETER KIEWIT SONS', INC.



    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/JOINT PROSPECTUS.



RESULTS OF OPERATIONS



COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30, 1996



    CONSTRUCTION. KCG's construction operations can be separated into two components: construction and materials. Total revenue for the construction segment for the six months ended June 30, 1997 decreased $25 million or 2% compared to the same period in 1996. Revenue for the construction business decreased 4% to $918 million compared to $961 million in 1996. This decline was due to several large projects being in the start-up phase and the substantial completion of the San Joaquin toll road project at the end of 1996. Although construction revenue was down, materials revenue increased 16% due to the strong demand for aggregates in the Arizona market. A 20% increase in the average sales price of aggregate, hot mix and ready mix was responsible for 60% of the total increase in materials revenue. The remaining growth was attributable to additional materials sales.



    Contract backlog at June 30, 1997 was $3.5 billion of which 4% is attributable to foreign operations located in Canada and Indonesia. Domestic projects are spread geographically throughout the United States. Included in backlog is $755 million for the "I-15" project awarded in late March. PKS is the sponsoring partner on the design-build joint venture reconstructing 16 miles of Interstate 15 through the Salt Lake City area. The project is expected to be completed in 2001.



    Margins on construction projects for the first six months of 1997 increased to 10% compared to 8% for the same period in 1996. Claim settlements received in the first quarter of 1997 and the recognition of additional revenue from the San Joaquin toll road were the primary factors contributing to the increase. Materials margins in 1997 were consistent with those of 1996.



    MINING. Coal sales increased 4% during the first half of 1997 compared to the same period in 1996. Additional spot coal sales, partially due to a decline in hydroelectric power generated in the northwestern United States, and additional contract sales to Mississippi Power were primarily responsible for the increase in revenue.



    Operating costs as a percentage of revenue during the first half of 1997 were virtually unchanged from the same period in 1996. The increase in lower margin contract and spot sales was substantially offset by the proceeds from the partial buy-out of a spot sales contract.



    TELECOMMUNICATIONS. PKS' telecommunications revenue increased 6% to $194 million for the six months ended June 30, 1997 compared to the same period in 1996. Sales for the telephone group were consistent with that of the prior year. A decline in revenue from the communications services business was substantially offset by increases in higher local network service revenue, interstate and intrastate access revenue, and internet access revenue. Sales for the cable group increased 9% to $79 million for the period. The increase is primarily attributable to higher basic service revenue resulting from additional subscribers and the effects of a rate increase implemented during the first quarter of 1997. Revenue for RCN Telecom Services ("RCN") for the first half of 1997 was $6 million, an increase of $5 million compared to the same period in 1996. This increase was due to additional subscribers in the Boston and New York markets.



    The cost of revenue for PKS' telecommunications segment increased 12% for the six months ended June 30, 1997 compared to the same period in 1996. The costs associated with the development of a competitive local telephone effort in 1997 and the positive effect of a one-time postemployment benefit adjustment in 1996 were primarily responsible for the 5% increase in the telephone group's cost of revenue. Partially offsetting these items was a decline in costs for the communications services business resulting from a decrease in sales. The cable group's costs increased 9% for the six months ended June 30, 1997 compared to the same period in 1996. The increase is primarily due to higher basic programming costs. The development of the New York and Boston markets resulted in an $11 million increase in costs for RCN during the period. The most significant increases occurred in personnel related costs, origination and programming costs and advertising expenses.



    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 22% for the six months ended June 30, 1997 compared to the same period in 1996. The expenses of RCN's New York operating subsidiary, acquired by C-TEC in 1996, certain non capitalized costs of $10 million incurred in connection with March 1997 transactions with the minority shareholders in the New York operating subsidiary, and the professional fees incurred for C-TEC's restructuring were primarily responsible for these higher general and administrative expenses. Also contributing to the increase were additional costs associated with the Diversified Group's growing information services business.



    EQUITY EARNINGS, NET. Equity earnings increased significantly for the six months ended June 30, 1997 compared to the same period in 1996. The Diversified Group's proportionate share of CalEnergy's earnings were $16 million for the six months ended June 30, 1997, an increase of $10 million compared to the same period in 1996. An increase in PKS' share of CalEnergy's earnings and improvements in those earnings, primarily due to the commencement of operations of additional geothermal facilities and the acquisitions of three cogeneration facilities and Northern Electric plc, all of which occurred in the last half of 1996 accounts for the increase. The Diversified Group's share of Northern Electric plc provided $9 million of income. Partially offsetting these gains were losses attributable to the Casecnan project.



    INVESTMENT INCOME, NET. Investment income declined 27% for the six months ended June 30, 1997 compared to the same period in 1996. The conversion of CalEnergy convertible debentures into common stock, a reduction in the average portfolio balance due to significant investments in CE Electric UK plc and the RCN businesses, and a decline in the gains recognized on sales of securities all contributed to this reduction in investment income.



    INTEREST EXPENSE, NET. Interest expense for the six months ended June 30, 1997 increased to $20 million from $15 million for the same period in 1996. Through June 1996 and 1997, CPTC incurred $4 million and $5 million of interest expense on its long-term debt. In 1996 the interest was capitalized due to the construction of the SR91 toll road. In the six months ended June 30, 1997 the interest was charged against earnings.



    OTHER, NET. Other income is primarily comprised of gains and losses on the sale and disposition of property, plant and equipment and other assets. Increased income from the sale of operating assets, and the absence of a one-time charge for C-TEC's write-off of regulatory assets, led to the increase in other income for the six months ended June 30, 1997 compared to the same period in 1996.



    PROVISION FOR INCOME TAXES. The effective income tax rate for the six months ended June 30, 1997 and the six months ended June 30, 1996 was 38% and 39% respectively. These differed from the expected statutory rate of 35% primarily due to the state income taxes.



    MINORITY INTEREST IN NET LOSS (INCOME) OF SUBSIDIARIES. C-TEC's losses, primarily due to the development of the RCN business, certain non-capitalized costs incurred in connection with the March 1997 transactions with the minority shareholders in the New York operating subsidiary and restructuring expenses, and the losses associated with the SR91 toll road, resulted in the increased losses attributable to minority shareholders.

COMPARISON OF FISCAL YEAR ENDED DECEMBER 28, 1996 TO FISCAL YEAR ENDED DECEMBER
  30, 1995



    CONSTRUCTION. The Construction Group's construction operations can be separated into two components: construction and materials. Revenue from construction decreased 2% to $2,060 million in 1996. This resulted from the completion of several major projects during the year, while many new contracts were still in the start-up phase. The Construction Group's share of joint venture revenue remained at 30% of total revenues in 1996. Contract backlog at December 28, 1996 was $2.3 billion, of which 4% was attributable to foreign operations, principally in Canada and the Philippines. Projects on the west coast of the United States account for 42% of the total backlog. Revenue from materials increased by less than 1% in 1996. The slight increase in materials revenue was attributable to a 15% increase in the tonnage of aggregates, hot mix and ready mix sold during the year. This increase in volume was partially offset by a 4% decline in the average sales price from the prior year. The increased demand for aggregates in the Arizona market was also offset by a decline in precious metal sales. The Construction Group sold its gold and silver operations in Nevada to Kinross Gold Corporation ("Kinross") and essentially liquidated its metals inventory in 1995.



    Opportunities in the construction and materials industry continued to expand along with the economy during 1996. Because of the increased opportunities, the Construction Group was able to be selective in the construction projects it pursued. Gross margins for construction increased from 8% in 1995 to 10% in 1996. This resulted from the completion of several large projects and increased efficiencies in all aspects of the construction process. Gross margins for materials declined from 13% in 1995 to 10% in 1996. The lack of higher margin precious metals sales in 1996 combined with slightly lower construction materials margins produced the reduction in operating margin.



    COAL MINING. Revenue and net earnings improved primarily due to increased alternate source tons sold to Commonwealth Edison Company in 1996 and the liquidation of a captive insurance company which insured against black lung disease. Upon such liquidation, the Diversified Group received a refund of premiums paid plus interest in excess of reserves established by the Diversified Group for this liability. Since 1993, the amended contract with Commonwealth Edison Company provides that delivery commitments will be satisfied with coal produced by unaffiliated mines in the Powder River Basin in Wyoming. Excluding the alternate source coal sales, coal produced at the Diversified Group's mines did not change significantly in 1996 from 1995 levels. The Diversified Group expects a decline in coal revenue and earnings after 1998 as certain long-term contracts begin to expire.



    TELECOMMUNICATIONS. Revenue for the telecommunications segment was $367 million for 1996, an increase of 13% from 1995. C-TEC's telephone group's $10 million, or 8% increase in sales and C-TEC's cable group's $33 million or 26% increase were the primary contributors to these improved results. The increase in telephone group revenue is due to higher intrastate access revenue from the growth in access minutes, an increase of 13,000 access lines, and higher internet access and video conferencing sales. Cable group revenue increased primarily due to higher average subscribers and the effects of rate increases in April 1995 and February 1996. Subscriber counts increased primarily due to the acquisition by C-TEC of Pennsylvania Cable Systems, formerly Twin County Trans Video, Inc. ("Twin County"), in September 1995, and the consolidation of Mercom, Inc. ("Mercom") since August 1995. Pennsylvania Cable Systems and Mercom, Inc. account for $23 million of the increase in cable revenue in 1996.



    The 1996 operating expenses for the telecommunications business increased $38 million, or 18%, compared to 1995. The telephone group and the cable group experienced increases in expenses of 9% and 31%, respectively, in 1996 compared to 1995. The increase for the telephone group was primarily attributable to higher payroll expenses resulting from additional personnel, wage increases and higher overtime. Also contributing to the increase, were fees associated with the internet access services and consulting services for a variety of regulatory and operational matters. The cable group's increase is due to increased depreciation, amortization and compensation expenses associated with the acquisition of Pennsylvania Cable Systems and the consolidation of Mercom's operations. Also contributing to the higher costs were rate increases for existing programming and the costs for additional programming.



    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were $260 million in 1996, a decrease of 6% compared to 1995. Decreases in expenses associated with legal and environmental matters were partially offset by higher compensation and travel expenses, as well as costs attributable to C-TEC and the opening of the SR91 toll road. C-TEC's corporate overhead and other costs increased approximately 13% in 1996 compared to 1995. This increase was attributable to the costs associated with the development of the RCN business in New York and Boston, the acquisition of Pennsylvania Cable Systems, the consolidation of Mercom and the investigation of the feasibility of various restructuring alternatives to increase shareholder value.



    EQUITY EARNINGS, NET. Equity earnings increased 50% in 1996 compared to 1995. An increase in the Diversified Group's proportionate share of CalEnergy's earnings, and improvements in those earnings totaling $10 million, along with an increase in income from the Construction Group's investment in ME Holding, Inc. of $2 million and C-TEC's investment in Megacable S.A. de C.V. ("Megacable") of $2 million contributed to the higher earnings. Partially offsetting those gains were losses attributable to the Casecnan project and other investments. The Casecnan loss resulted from the variance in borrowing and investing interest rates on the funds generated by the project's debt offering in 1995.



    INVESTMENT INCOME, NET. Investment income increased $5 million, or 7%, in 1996 compared to 1995. Gains on the sale of equity securities and a slight increase in interest income were primarily responsible for the improved results.



    INTEREST EXPENSE, NET. The increase in interest expense in 1996 compared to 1995 was primarily attributable to the CPTC debt that was capitalized through July 1996, C-TEC's redeemable preferred stock, issued in the Pennsylvania Cable Systems acquisition, which began accruing interest in 1996, and the interest on the Construction Group's short-term borrowings which were repaid in 1996.



    GAIN ON SUBSIDIARY'S STOCK TRANSACTIONS, NET. The issuance by MFS of capital stock for acquisitions and the exercise of MFS employee stock options resulted in a $3 million net gain to the Diversified Group in 1995. The Diversified Group recognized gains and losses from the sale and issuance of capital stock by MFS on the statements of earnings. Since the spin-off of MFS by PKS, such gains are no longer recognized by PKS.



    OTHER, NET. Other income in 1996 primarily related to the gains on the disposition of property, plant and equipment and other assets. Other income in 1995 also included the Whitney Benefits settlement proceeds related to certain litigation (the "Whitney Benefits" litigation) and the gain from the Kinross transaction.



    INCOME TAX (PROVISION) BENEFIT. The effective income tax rate for 1996 of 28% differed from the statutory rate of 35% primarily because of adjustments to prior year tax provisions, partially offset by state taxes and nondeductible costs associated with goodwill amortization. In 1995, the effective rate of 5% was lower than 35% due primarily to $93 million of income tax benefits from the reversal of certain deferred tax liabilities originally recognized on gains from MFS capital stock transactions that were no longer required due to the tax-free spin-off of MFS, and adjustments to prior year tax provisions.



COMPARISON OF FISCAL YEAR ENDED DECEMBER 30, 1995 TO FISCAL YEAR ENDED DECEMBER
  31, 1994



    CONSTRUCTION. Revenue from construction increased $155 million, or 7%, to $2,330 million in 1995 compared to 1994. Revenue for the construction and materials components increased 6% and 21%, respectively, in 1995. Construction's improvement was attributable to a 32% increase in joint venture revenue, which comprised 30% of the total revenue in 1995 compared to 24% of total revenue in 1994. The

San Joaquin Toll Road Joint Venture ("San Joaquin") in southern California contributed $225 million and $111 million to total revenue in 1995 and 1994, respectively. Contract backlog at December 30, 1995 was $2 billion, of which 10% was attributable to foreign operations, principally Canada and the Philippines. Projects on the west coast of the United States accounted for 36% of the total backlog which included San Joaquin backlog of $133 million. The inclusion of two additional months of materials revenue generated by APAC-Arizona ("APAC") companies, which were acquired by PKS on February 28, 1994, was the primary factor resulting in the increased materials revenue.



    Gross margins for the Construction Group increased 13% in 1995 compared to 1994. The construction and materials components each produced similar results. The Construction Group's increased revenue, primarily from joint ventures, increased operational efficiencies and substantial claim settlements all contributed to improved results in 1995. Materials benefited from the robust demand for construction materials in Arizona and also from the operational efficiencies generated by the merger of APAC and the Construction Group's existing materials business in Arizona. Also contributing to the higher margins was the liquidation of the Construction Group's precious metal inventory in 1995.



    COAL MINING. Mining revenue decreased 4% in 1995 compared to 1994. Spot sales were lower in 1995 due to reduced demand in the Diversified Group's spot coal markets caused by a mild winter and high hydro-electricity generation in the western United States. Partially offsetting the decline in spot sales were higher alternate source coal sales in 1995 due to the acceleration of coal shipments to the current year from future years and the shifting of certain coal shipments from mined coal to alternate source coal.



    Direct costs of mining, as a percentage of mining revenue, declined 4% in 1995. The increase in higher margin additional alternate sales and the decrease in lower margin spot coal sales contributed to the improved margins.



    TELECOMMUNICATIONS. After the spin-off of MFS by PKS in 1995, the telecommunications segment consisted solely of C-TEC. C-TEC's primary operations are telephone and cable. In 1995 telecommunications revenue increased 12% over 1994. Sales of the telephone group were $129 million in 1995, an increase of $7 million, or 6%, compared to 1994. Increases in access lines for local network service and rate increases for intrastate access traffic were primarily responsible for the improvement. Sales for the cable group increased 34% to $127 million in 1995. The acquisition of Twin County in September 1995, and the consolidation of Mercom's results since August 1995 contributed $18 million and $6 million to C-TEC's revenue in 1995. In addition, subscriber increases of approximately 16,000 in 1995 compared to 1994 and rate increases effective in April 1995 accounted for an $8 million increase in cable revenue. Revenues from other operating groups increased $17 million, or 32%, compared to 1994 primarily due to the resale of long distance telephone services to another long distance reseller, improvements in switched business, 1-800 service sales and third party revenues from C-TEC's communication services business. The arrangement with the third party reseller terminated in the second quarter of 1995. Partially offsetting C-TEC's increase in revenue was the sale of the mobile services group in 1994 which contributed $23 million in revenue that year.



    C-TEC's direct costs increased $30 million, or 15%, in 1995 compared to 1994. The telephone group's cost of revenue increased primarily because of higher payroll expenses and higher depreciation expense. The acquisitions of Mercom and Twin County led to a 37% increase in direct costs for the cable group in 1995. In addition, higher basic programming costs resulting from increased subscribers, channel additions and rate increases contributed to this increase. Direct expenses for C-TEC's other operating groups increased in 1995 because of costs associated with the resale of long distance services and communication services work performed for third parties. Partially offsetting these increases was the elimination of direct costs associated with the mobile services group, which was sold in 1994.



    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 25% in 1995. Higher benefit costs attributable to the retired packaging employees, an increase in expenses for legal and environmental matters, and increases in C-TEC's expenses were partially offset by lower payroll expenses. C-TEC's 10% increase in costs in 1995 resulted primarily from expenses associated with RCN, higher professional fees for evaluation of strategic alternatives for enhancing shareholder value and higher compensation expenses.



    EQUITY EARNINGS, NET. The significant improvement in equity earnings in 1995 was primarily attributable to CalEnergy. The successful merger of Magma Energy's operations into CalEnergy in 1995 was primarily responsible for the $5 million increase in the Diversified Group's share of CalEnergy's earnings. Partially offsetting this increase was an equity loss of $3 million from C-TEC's investment in Megacable which was purchased in January 1995. The remainder of the increase is due to other equity investments contributing individually insignificant increases in earnings.



    INVESTMENT INCOME, NET. Investment income was $67 million in 1995, an increase of 91% compared to 1994. Improvements in interest income and declines in losses on the sales of securities and international energy project development expenses all contributed to the increase in investment income. Interest earned on the Whitney Benefits settlement proceeds contributed to an increase in investment income. C-TEC's proceeds from its rights offering and the sale of its mobile services group also contributed to a higher average portfolio balance and increased interest income.



    INTEREST EXPENSE, NET. Interest expense in 1995 decreased 34% compared to 1994. The decline was primarily due to C-TEC's prepayment of senior secured notes in December 1994.



    GAIN ON SUBSIDIARY'S STOCK TRANSACTIONS, NET. The issuance by MFS of capital stock for acquisitions and the exercise of MFS employee stock options resulted in a $3 million net gain to the Diversified Group in 1995. In 1994, the Diversified Group settled a contingent purchase price obligation resulting from MFS' 1990 purchase of Chicago Fiber Optic Corporation ("CFO"). The former shareholders of CFO accepted MFS stock previously held by the Diversified Group, valued at market prices, as payment of the obligation. This transaction, along with the issuances of stock for acquisitions and employee stock options, resulted in a $54 million net gain before taxes.



    OTHER, NET. Other income in 1995 primarily related to a $21 million gain on the exchange of the Construction Group's gold operations in Nevada for the common stock of Kinross and the Diversified Group's settlement proceeds of $135 million from the Whitney Benefits litigation. Other income also included gains and losses from the disposition of property, plant and equipment and other assets in 1995 and 1994.



    EQUITY LOSS OF MFS. The expansion activities of MFS announced in 1993 and 1995 required significant initial development and roll out expenses in advance of anticipated revenues and continued to negatively affect the operating results of MFS. After September 30, 1995, the Diversified Group no longer included MFS' results in its financial statements.



    INCOME TAX (PROVISION) BENEFIT. The 5% effective income tax rate for 1995 differs from the statutory rate of 35% due primarily to $93 million of income tax benefits from the reversal of certain deferred tax liabilities originally recognized on gains from MFS stock transactions that were no longer required due to the tax-free spin-off of MFS, and adjustments to prior year tax provisions. In 1994, the effective rate of 21% was lower than 35% primarily due to adjustments to prior year tax provisions.



LIQUIDITY AND CAPITAL RESOURCES



    Excluding C-TEC, described in a separate paragraph below, PKS' working capital increased $109 million or 15% during the first six months of 1997. The increase was primarily due to cash provided by operations, including $93 million of tax refunds, and financing activities. The increase was offset by cash used to fund investing activities.

    Investing activities in the first six months of 1997 included $61 million of investments and $74 million of capital expenditures, including $62 million for construction equipment and $8 million for the information services business. The investments primarily include the Diversified Group's $5 million investment in a Philippine power project, $14 million investment in three Indonesian power projects, $22 million for a real estate investment and the Construction Group's $15 million investment in the Oak Mountain mine. These capital outlays were partially offset by $17 million of net proceeds from the sale of marketable securities and $26 million of proceeds from the sale of property, plant and equipment and other assets.



    Financing sources in the first six months of 1997 included $34 million and $5 million for the issuance of Class C Stock and Class D Stock, and $16 million and $2 million of long-term debt borrowing to finance the Diversified Group's real estate investment and to modernize the Construction Group's Oak Mountain mine, respectively. Financing uses consisted primarily of $13 million of dividends on Class C Stock and $12 million of dividends on Class D Stock.



    C-TEC's working capital decreased slightly in 1997. The series of transactions with the minority shareholders of its New York operating subsidiary for $40 million, $61 million of capital expenditures to expand the RCN, cable and telephone networks, and $7 million to repay long-term debt and preferred dividends were partially funded by C-TEC's sale of marketable securities of $43 million.



    PKS also anticipates making significant investments in its construction, telecommunications and information services businesses and searching for opportunities to acquire businesses which provide for long-term growth. Other long-term liquidity uses include payment of income taxes and repurchasing PKS' stock. PKS' current financial condition and borrowing capacity should be sufficient for immediate operating and investing activities.



    In late 1995, a Diversified Group and CalEnergy venture, CE Casecnan Water and Energy Company, Inc., ("CE Casecnan") closed financing and commenced construction of a $495 million irrigation and hydroelectric power project located on the Philippine island of Luzon. The Diversified Group and CalEnergy have each made $62 million of equity contributions to the project.



    The CE Casecnan project was being constructed on a joint and several basis by Hanbo Corporation and Hanbo Engineering & Construction Co. Ltd. ("HECC"). On May 7, 1997, CE Casecnan announced that it had terminated the Hanbo Contract. In connection with the contract termination, CE Casecnan made a $79 million draw request under the letter of credit issued by Korea First Bank ("KFB") to pay for certain transition costs and other damages under the Hanbo Contract. KFB failed to honor the draw request; the matter is being litigated. If KFB would not be required to honor its obligations under the letter of credit, such action may have a material adverse effect on the CE Casecnan project. The Diversified Group does not expect the outcome of the litigation to affect its financial position due to the transactions contemplated by the CalEnergy Agreement.



    On September 30, 1997, C-TEC completed a tax-free restructuring that separated its operations along business lines into three separate, publicly traded companies:



    - Commonwealth Telephone Enterprises, Inc. containing the local telephone group and related engineering business;



    - Cable Michigan, Inc., containing the cable television operations in Michigan; and



    - RCN Corporation, which consists of RCN; C-TEC's existing cable systems in the Boston-Washington D.C. corridor; and the investment in Megacable S.A. de C.V., a cable operator in Mexico. RCN Telecom Services is a provider of packaged local and long distance telephone, video, and internet access services provided over fiber optic networks to residential customers in Boston and New York City.

    As a result of the C-TEC reorganization and spin-offs, the Diversified Group owns less than 50% of the outstanding shares and voting rights of each entity, and will therefore account for each entity using the equity method for all of 1997. See "Appendix B--Business of Diversified Holdings."



    The restructuring is intended to permit investors and the financial markets to better understand and evaluate C-TEC's various businesses. In addition, the restructuring will allow C-TEC to raise capital on the most efficient terms. In July 1997, C-TEC closed four separate credit facilities with a syndicate of banks aggregating $410 million. C-TEC intends to use these credit facilities to refinance the cable group's existing senior secured notes and to fund RCN's continued development.



    On September 10, 1997, KDG entered into the CalEnergy Agreement with CalEnergy. Under the CalEnergy Agreement CalEnergy agreed to repurchase KDG's entire ownership interest in CalEnergy's common stock and to acquire KDG's entire ownership interest in the Joint Venture Energy Projects and Northern Electric plc. These assets comprise the energy segment of KDG. Therefore, KDG will reflect these assets, the earnings and losses attributable to these assets through the closing date, and the related cash flow items as discontinued operations on the consolidated balance sheet and statements of earnings and cash flows. KDG is no longer required to provide additional capital to these entities through the closing date.



    In order to fund the purchase of these assets, CalEnergy sold, in October 1997, approximately 19.1 million shares of its common stock at a price of $37.875 per share. This sale reduced KDG's ownership in CalEnergy to approximately 23% but increased its proportionate share of CalEnergy equity. It is KDG's policy to recognize gains or losses on the sale of stock by its investees. KDG will recognize an after-tax gain of approximately $50 million from this transaction in the fourth quarter of 1997.



    KDG expects to recognize an after-tax gain on the disposition of its energy assets upon closing in 1998 of approximately $300 million. The after-tax proceeds from the transaction of approximately $960 million will be used to fund the expansion plan of the information services business.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                RESULTS OF OPERATIONS OF THE CONSTRUCTION GROUP

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/JOINT PROSPECTUS.

RESULTS OF OPERATIONS

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 TO SIX MONTHS ENDED JUNE 30, 1996


    CONSTRUCTION. The Construction Group's operations can be separated into two components: construction and materials. The Construction Group's total revenue for the six months ended June 30, 1997 decreased $25 million or 2% compared to the same period in 1996. Revenue for the construction business decreased 4% to $918 million compared to $961 million in 1996. This decrease was due to several large projects being in the start-up phase and the substantial completion of the San Joaquin toll road project at the end of 1996. Although construction revenue was down, materials revenue increased 14% due to the strong demand for aggregates in the Arizona market. A 20% increase in the average sales price of aggregate, hot mix and ready mix was responsible for 60% of the total increase in materials revenue. The remaining revenue growth was attributable to additional materials sales.


    Contract backlog at June 30, 1997 was $3.5 billion of which 4% is attributable to foreign operations located in Canada and Indonesia. Domestic projects are spread geographically throughout the United States. Included in backlog is $755 million for the "I-15" project awarded in late March 1997. Kiewit is the sponsoring partner on the design-build joint venture reconstructing 16 miles of Interstate 15 through the Salt Lake City area. The project is expected to be completed in 2001.

    Margins on construction projects for the first six months of 1997 increased to 10% compared to 8% for the same period in 1996. Claim settlements received in the first quarter of 1997 and the recognition of additional revenue from the San Joaquin toll road were the primary factors contributing to the increase. Materials margins in the first six months of 1997, as a percentage of revenue, were unchanged from the same period in 1996.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 8% in the first six months of 1997 compared to the same period of 1996. The increase was attributable to higher compensation, travel and professional services expenses.

    INTEREST EXPENSE, NET. The repayment of short term borrowings in the first and second quarter of 1996 was responsible for the reduction of interest expense in the first six months of 1997 compared to the same period of 1996.

    OTHER, NET. The 21% increase in other income in the first six months of 1997 compared to the same period of 1996 was attributable to higher mine management fee income and increased gains on the disposition of construction equipment.

    PROVISION FOR INCOME TAXES. The effective income tax rate for the first six months of 1997 and 1996 was 40% and 39%, respectively. These differ from the expected statutory rate of 35% primarily due to state income taxes.

COMPARISON OF FISCAL YEAR ENDED DECEMBER 28, 1996 TO FISCAL YEAR ENDED DECEMBER
  30, 1995

    CONSTRUCTION. The Construction Group's operations can be separated into two components; construction and materials. Revenue from construction decreased 2% to $2,060 million in 1996. This resulted from the completion of several major projects during the year, while many new contracts were still in the start-up phase. The Construction Group's share of joint venture revenue remained at 30% of total revenues in 1996. Contract backlog at December 28, 1996 was $2.3 billion, of which 4% is attributable to foreign operations, principally in Canada and the Philippines. Projects on the west coast of the United States account for 42% of the total backlog. Revenue from materials increased by less than 1% in 1996. The slight increase in materials revenue was attributable to a 15% increase in the tonnage of aggregates, hot mix and ready mix sold during the year. This increase in volume was partially offset by a 4% decline in the average sales price from the prior year. The increased demand for aggregates in the Arizona market was also offset by a decline in precious metal sales. The Construction Group sold its gold and silver operations in Nevada to Kinross and essentially liquidated its metals inventory in 1995.


    Opportunities in the construction and materials industry continued to expand along with the economy during 1996. Because of the increased opportunities, the Construction Group was able to be selective in the construction projects it pursued. Gross margins for construction increased from 8% in 1995 to 10% in 1996. This resulted from the completion of several large projects and increased efficiencies in all aspects of the construction process. Gross margins for materials declined from 13% in 1995 to 10% in 1996. The lack of higher margin precious metals sales in 1996 combined with slightly lower construction materials margins produced the reduction in operating margin.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased 1% for 1996 compared to 1995. Increases in compensation and travel expenses were partially offset by lower insurance, computer operations and other administrative expenses.

    INVESTMENT INCOME. Investment income increased 24% in 1996 compared to 1995. The increase was primarily due to ME Holding Inc.'s equity earnings increasing from $2 million in 1995 to $4 million in 1996 and due to $2 million of investment income from other equity investments. Partially offsetting this increase was a slight decline in interest income, due to a decrease in the average cash balance during the year.

    INTEREST EXPENSE. The increase in interest expense of $2 million in 1996 compared with 1995 was primarily attributable to the short-term borrowings outstanding during the year.

    OTHER, NET. In 1995, the exchange of the Construction Group's gold and silver operations in Nevada for 4,000,000 shares of common stock of Kinross led to a $21 million gain for the Construction Group. The gain was the difference between the Construction Group's book value in the gold and silver operations and the market value of the Kinross shares at the time of the exchange. Other income was also primarily comprised of mine management fees, of $37 million and $30 million in 1996 and 1995, respectively, and gains on the disposition of property, plant and equipment and other assets of $17 million and $12 million in 1996 and 1995, respectively.

    PROVISION FOR INCOME TAXES. The effective income tax rate of 40% for 1996 differed from the statutory rate of 35% primarily because of adjustments to prior year tax provisions and state income taxes. In 1995, the effective rate of 37% was higher than the 35% rate due primarily to state income taxes.

COMPARISON OF FISCAL YEAR ENDED DECEMBER 30, 1995 TO FISCAL YEAR ENDED DECEMBER
  31, 1994


    CONSTRUCTION. Revenue for the Construction Group increased $155 million, or 7%, to $2,330 million in 1995 compared to 1994. Revenue for the construction and materials components increased 6% and 21%, respectively, in 1995 compared to 1994. The improvement in the Construction Group's construction revenue was attributable to a 32% increase in joint venture revenue, which comprised 30% of the total revenue in 1995 compared to 24% in 1994. The San Joaquin Toll Road Joint Venture ("San Joaquin") in southern California contributed $225 million and $111 to revenue in 1995 and 1994. Contract backlog at December 30, 1995 was $2 billion, of which 10% was attributable to foreign operations, principally in Canada and the Philippines. Projects on the west coast of the United States accounted for 36% of the total backlog, including San Joaquin backlog of $133 million. The inclusion of two additional months of materials revenue generated by APAC, which were acquired on February 28, 1994, was the primary factor resulting in the increased materials revenue.

    Gross margins for the Construction Group increased 13% in 1995. The construction and materials components each produced similar results. Construction's increased revenue, primarily from joint ventures, increased operational efficiencies and substantial claim settlements all contributed to improved results. The materials segment benefited from the robust demand for construction materials in Arizona and also from the operational efficiencies generated by the merger of APAC with the Construction Group's existing materials business in Arizona. Also contributing to the higher margins was the liquidation of the Construction Group's precious metal inventory in 1995.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased 4% in 1995 compared to 1994. Declines in payroll, computer operations and depreciation expense were partially offset by higher insurance and professional service fees.

    INVESTMENT INCOME. Slight improvements in interest income, earnings from equity investments and reduced losses on the sale of securities contributed to the increase in investment income in 1995 compared to 1994.

    OTHER, NET. In 1995, the exchange of the Construction Group's gold and silver operations for Kinross common stock led to a $21 million gain for the Construction Group. Other income was also primarily comprised of mine management fees, $30 million and $29 million in 1995 and 1994, respectively, and gains on the disposition of property, plant and equipment and other assets of $12 million and $13 million in 1995 and 1994, respectively.

    PROVISION FOR INCOME TAXES. The 37% effective income tax rate for 1995 differed from the statutory rate of 35% due primarily to state income taxes. In 1994, the effective rate of 34% was lower than the federal statutory rate due to prior year tax adjustments.

LIQUIDITY AND CAPITAL RESOURCES

    The Construction Group's working capital decreased $43 million or 12% during the first six months of 1997. The decrease was primarily due to capital expenditures of $62 million, investments and acquisitions of $18 million, the exchange and repurchase of Class B Stock and Class C Stock totaling $73 million, dividend payments of $13 million and $37 million of cash used in operating activities. Partially offsetting these uses were the issuance of Class C Stock totaling $34 million, net proceeds from the sale of marketable securities of $22 million, proceeds from the sale of property, plant and equipment and other assets of $25 million and $2 million of debt borrowings.

    The Construction Group typically anticipates investing between $40 and $75 million annually in its construction business, including opportunities to acquire additional businesses. On July 1, 1997, the Construction Group paid $4 million to increase its ownership in ME Holding Inc. to 80%. Other long term liquidity uses include the payment of income taxes, repurchases and conversions of common stock and the payment of dividends. The Construction Group's current financial condition and borrowing capacity together with anticipated cash flows from operations should be sufficient for immediate cash requirements and future investing activities.

    The Construction Group will transfer funds to the Diversified Group in an amount equal to the aggregate Class C Per Share Price of the Class C Stock converted into Class D Stock during the 1997 Conversion Period. For example, if 1,500,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $72,000,000 from the Construction Group to the Diversified Group; if 3,000,000 shares of Class C Stock were converted into Class D Stock during the 1997 Conversion Period, PKS would transfer $144,000,000 from the Construction Group to the Diversified Group (calculated in each case assuming a year end 1997 Class C Per Share Price of $48.00). The Construction Group will be required to borrow all or a portion of the funds necessary to fund this transfer. The degree to which the Construction Group is required to borrow such funds could, under certain circumstances, limit its financial and operating flexibility.

                      PKS DIRECTORS AND EXECUTIVE OFFICERS



    The following table sets forth certain information with respect to each person currently serving as a director of PKS, including his business experience during the past five years (1992-1997) and current directorships in other public companies:



NAME                                                  BUSINESS EXPERIENCE                                  AGE
-------------------------  --------------------------------------------------------------------------     -----
Walter Scott, Jr.*         Chairman of the Board and President, PKS (for more than the past five               66
                           years); also a director of Berkshire Hathaway Inc., Burlington Resources
                           Inc., CalEnergy, ConAgra, Inc., Commonwealth Telephone Enterprises, Inc.,
                           RCN, U.S. Bancorp and Valmont Industries, Inc.

Peter Kiewit, Jr.          Attorney, of counsel to the law firm of Gallagher & Kennedy of Phoenix,             71
                           Arizona (for more than the past five years)

William L. Grewcock*       Vice Chairman, PKS (for more than the past five years)                              72

Robert B. Daugherty        Director (and formerly Chairman of the Board and Chief Executive Officer)           75
                           of Valmont Industries, Inc. (for more than the past five years)

Charles M. Harper          Former Chairman of the Board and Chief Executive Officer of RJR Nabisco             69
                           Holdings Corp. Currently a director (and formerly Chairman of the Board and Chief Executive Officer) of ConAgra, Inc. and also a director of E.I.
                           DuPont de Nemours and Company, Norwest Corporation and Valmont Industries,
                           Inc.

Kenneth E. Stinson*        Executive Vice President, PKS (for more than the past five years);                  55
                           Chairman (since 1993) and CEO (since 1992), KCG; also a director of
                           ConAgra, Inc. and Valmont Industries, Inc.

Richard Geary*             Executive Vice President, KCG; President of Kiewit Pacific Co., a KCG               62
                           construction subsidiary (for more than the past five years)

George B. Toll, Jr.*       Executive Vice President, KCG (since 1994); Vice President, Kiewit Pacific          61
                           Co., a KCG construction subsidiary (1992-1994)

James Q. Crowe             President and Chief Executive Officer, KDG (since August 1, 1997);                  48
                           Chairman of the Board, WorldCom, Inc., an international telecommunications company (January 1997-July 1997); Chairman of the Board, MFS, an
                           international telecommunications company (1992-1996) (MFS was a KDG subsidiary until 1995); also a director of CalEnergy, Commonwealth
                           Telephone Enterprises, Inc., RCN, Qwest Communications International, Inc.
                           and InaCom Corp.

Richard R. Jaros           Executive Vice President (1993-1997) and Chief Financial Officer                    45
                           (1995-1997), PKS; President of KDG (1996-1997); President and COO of
                           CalEnergy (1992-1993); also a director of CalEnergy, Commonwealth
                           Telephone Enterprises, Inc., RCN and WorldCom, Inc.

Richard W. Colf*           Vice President, Kiewit Pacific Co., a KCG construction subsidiary (for              54
                           more than the past five years)

NAME                                                  BUSINESS EXPERIENCE                                  AGE
-------------------------  --------------------------------------------------------------------------     -----
Bruce E. Grewcock*         Executive Vice President, KCG (since 1996); Chairman (since 1996),                  43
                           President (1992-1996) and Sr. Vice President (1992) of Kiewit Mining
                           Group, Inc.; also a director of Kinross Gold Corporation

Tait P. Johnson*           President, Gilbert Industrial Corporation, a KCG construction subsidiary            48
                           (for more than the past five years); President (1992-1996), Gilbert
                           Southern Corp., a KCG construction subsidiary

Allan K. Kirkwood*         Vice President, Kiewit Pacific Co., a KCG construction subsidiary (for              54
                           more than the past five years)



    Identified by asterisks are the nine persons currently serving as executive officers of PKS. Executive officers are those directors who are employed by PKS or its subsidiaries. Bruce E. Grewcock is the son of William L. Grewcock.



    The PKS Board has an Audit Committee, a Compensation Committee and an Executive Committee.



    The Audit Committee members are Messrs. Johnson, Kirkwood and Kiewit. The functions of the Audit Committee are to recommend the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial matters; and report and make recommendations to the full PKS Board. The Audit Committee had four meetings in 1996.



    The Compensation Committee members are Messrs. Daugherty, Harper, and Kiewit, none of whom are employees of PKS. This committee reviews the compensation of the executive officers of PKS. This committee has also assumed the functions of the former Management Compensation Committee, the purpose of which was to review the compensation, securities ownership, and benefits of the employees of PKS other than its executive officers. The Compensation Committee had one formal meeting in 1996 and acted twice by written consent action in lieu of meetings.



    The Executive Committee members are Messrs. Scott (Chairman), William Grewcock, Stinson, and Crowe. This committee exercises the powers of the PKS Board between meetings of the PKS Board, except powers assigned to other committees. During 1996, the Executive Committee had no formal meetings, acted by written consent action in lieu of a meeting on three occasions, and had several informal meetings.



    PKS does not have a nominating committee. The PKS Certificate provides that the incumbent directors elected by holders of Class C Stock may nominate a slate of Class C directors to be elected by holders of Class C Stock and the incumbent directors elected by holders of Class D Stock may nominate a slate of directors to be elected by holders of Class D Stock, for election at the annual meeting of stockholders.



    The PKS Board had three formal meetings in 1996 and acted by written consent action on two occasions. In 1996, no director attended less than 75% of the meetings of the PKS Board and the committees of which he was a member, except Mr. Crowe and Mr. Geary, each of whom was absent at one meeting.



    Directors who are employees of PKS or its subsidiaries do not receive directors' fees. Non-employee directors are paid annual directors' fees of $30,000, plus $1,200 for attending each meeting of the PKS Board, and $1,200 for attending each meeting of a committee of the PKS Board.

                 PKS HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS


    The following table sets forth certain information with respect to each person currently anticipated to be a director of PKS Holdings after consummation of the Transaction, including his business experience during the past five years (1992-1997) and current directorships in other public reporting companies:



NAME                                                  BUSINESS EXPERIENCE                                  AGE
------------------------  ---------------------------------------------------------------------------     -----
Walter Scott, Jr.         Chairman of the Board and President, PKS (for more than the past five                66
                          years); also a director of Berkshire Hathaway Inc., Burlington Resources
                          Inc., CalEnergy, ConAgra, Inc., Commonwealth Telephone Enterprises, Inc.,
                          RCN Corporation, U.S. Bancorp and Valmont Industries, Inc.

Kenneth E. Stinson*       Executive Vice President, PKS (for more than the past five years); Chairman          55
                          (since 1993) and CEO (since 1992), KCG; also a director of ConAgra, Inc.
                          and Valmont Industries, Inc.

Richard Geary*            Executive Vice President, KCG; President of Kiewit Pacific Co., a KCG                62
                          construction subsidiary (for more than the past five years)

Bruce E. Grewcock*        Executive Vice President, KCG (since 1996); Chairman (since 1996),                   43
                          President (1992-1996) and Sr. Vice President of Kiewit Mining Group, Inc.
                          (1992); also a director of Kinross

George B. Toll, Jr.*      Executive Vice President, KCG (since 1994); Vice President, Kiewit Pacific           61
                          Co., a KCG construction subsidiary (1992-1994)

Richard W. Colf*          Vice President, Kiewit Pacific Co., a KCG construction subsidiary (for more          54
                          than the past five years)

Tait P. Johnson*          President, Gilbert Industrial Corporation, a KCG construction subsidiary             48
                          (for more than the past five years); President (1992-1996), Gilbert
                          Southern Corp., a KCG construction subsidiary

Allan K. Kirkwood*        Vice President, Kiewit Pacific Co., a KCG construction subsidiary (for more          54
                          than the past five years)

Thomas C. Stortz*         Vice President and General Counsel, KCG (for more than the past five years)          46

William L. Grewcock       Vice Chairman, PKS (for more than the past five years)                               72

James Q. Crowe            President and Chief Executive Officer, KDG (since August 1, 1997); Chairman          48
                          of the Board, WorldCom, Inc., an international telecommunications company
                          (January 1997-July 1997); Chairman of the Board, MFS, an international telecommunications company (1992-1996) (MFS was a KDG subsidiary until
                          1995); also a director of CalEnergy, Commonwealth Telephone Enterprises,
                          Inc., RCN Corporation, Qwest Communications International, Inc. and InaCom
                          Corp.

Peter Kiewit, Jr.         Attorney, of counsel to the law firm of Gallagher & Kennedy of Phoenix,              71
                          Arizona (for more than the past five years)


    Identified by asterisks are the eight persons expected to be executive officers of PKS Holdings after the consummation of the Transaction. Executive officers are those directors who will be employed by PKS Holdings or its subsidiaries. Each such person is expected to serve as an executive officer of PKS Holdings in a capacity similar to that in which he currently serves at KCG or a KCG subsidiary. Bruce E. Grewcock is the son of William L. Grewcock.

    The PKS Holdings Board will have an Audit Committee, a Compensation Committee and an Executive Committee.

    The Audit Committee members are expected to be Messrs. Johnson (Chairman), Kirkwood and Kiewit. The functions of the Audit Committee will be to recommend the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial matters; and report and make recommendations to the full PKS Holdings Board.

    The Compensation Committee members are expected to be Messrs. Crowe and Kiewit, neither of whom is an employee of PKS Holdings. This committee will review the compensation of PKS Holdings executive officers as well as the compensation, securities ownership and benefits of PKS Holdings employees.

    The Executive Committee members are expected to be Messrs. Stinson (Chairman), Geary, Bruce Grewcock and Toll. The committee will exercise the powers of the PKS Holdings Board between board meetings, except powers assigned to other committees.

             DIVERSIFIED HOLDINGS DIRECTORS AND EXECUTIVE OFFICERS


    The following table sets forth certain information with respect to each person currently anticipated to be a director of Diversified Holdings after consummation of the Transaction, including business experience during the past five years and current directorships in other public reporting companies:



NAME                                                          BUSINESS EXPERIENCE                                AGE
-----------------------------------  ----------------------------------------------------------------------     -----
Walter Scott, Jr.*                   Chairman of the Board and President, PKS (for more than the past five           66
                                     years); also a director of Berkshire Hathaway Inc., Burlington
                                     Resources Inc., CalEnergy, ConAgra, Inc., Commonwealth Telephone
                                     Enterprises, Inc., RCN, U.S. Bancorp and Valmont Industries, Inc.
James Q. Crowe*                      President and Chief Executive Officer, KDG (since August 1, 1997);              48
                                     Chairman of the Board, WorldCom, Inc., an international
                                     telecommunications company (January 1997-July 1997); Chairman of the
                                     Board, MFS, an international telecommunications company (1992-1996)
                                     (MFS was a KDG subsidiary until 1995); also a director of CalEnergy,
                                     Commonwealth Telephone Enterprises, Inc., RCN, Qwest Communications
                                     International, Inc. and InaCom Corp.
R. Douglas Bradbury*                 Executive Vice President, KDG (since August 1, 1997); Chief Financial           46
                                     Officer (1992-1996), Executive Vice President (1995-1996), and Senior
                                     Vice President (1992-1995) of MFS, an international telecommunications company
William L. Grewcock                  Vice Chairman, PKS (for more than the past five years)                          72
Richard R. Jaros                     Executive Vice President (1993-1997) and Chief Financial Officer                45
                                     (1995-1997), PKS; President of KDG (1996-1997); President and COO of
                                     CalEnergy (1992-1993); also a director of CalEnergy, Commonwealth
                                     Telephone Enterprises, Inc., RCN and WorldCom, Inc.
Robert E. Julian                     Chairman of the Board, PKSIS (since 1995); Executive Vice President             58
                                     and Chief Financial Officer, PKS (1992-1995)
Kenneth E. Stinson                   Executive Vice President, PKS (for more than the past five years);              55
                                     Chairman (since 1993) and CEO (since 1992) of KCG; also a director of
                                     ConAgra, Inc. and Valmont Industries, Inc.
Robert B. Daugherty                  Director (and formerly Chairman of the Board and Chief Executive                75
                                     Officer) of Valmont Industries, Inc. (for more than the past five years)
Charles M. Harper                    Former Chairman of the Board and Chief Executive Officer of RJR                 69
                                     Nabisco Holdings Corp. Currently a director (and formerly Chairman of
                                     Board and Chief Executive Officer) of ConAgra, Inc. and also a director of E.I DuPont de Nemours and Company, Norwest Corporation and
                                     Valmont Industries, Inc.
David C. McCourt                     Chairman and Chief Executive Officer, Commonwealth Telephone                    40
                                     Enterprises, Inc., Cable Michigan, Inc. and RCN; Chairman of the Board
                                     and Chief Executive Officer, C-TEC (1993-1997); also a director of
                                     Mercom and WorldCom, Inc.
Michael B. Yanney                    Chairman of the Board, President and Chief Executive Officer, America           63
                                     First Companies L.L.C. (for more than the past five years); also a director of Burlington Northern Santa Fe Corporation, RCN Corporation,
                                     Forest Oil Corporation and Mid-America Apartment Communities, Inc.


    Identified by asterisks are the three persons expected to be executive officers of Diversified Holdings after consummation of the Transaction. Walter Scott, Jr. is expected to be Chairman of the Board of Diversified Holdings and receive an annual salary of $200,000. Effective August 1, 1997, James Q. Crowe became President and Chief Executive Officer of KDG, with an annual salary of $350,000. Effective August 1, 1997, R. Douglas Bradbury became Executive Vice President of KDG, with an annual salary of $250,000. Mr. Crowe and Mr. Bradbury are expected to hold similar positions with Diversified Holdings. See "Certain Relationships and Related Transactions."



    As a result of the Post-Transaction Certificate Amendments, the Diversified Holdings Board will be divided into three classes, designated Class I, Class II and Class III, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the Diversified Holdings Board. The initial Class I Directors will consist of Walter Scott, Jr., James Q. Crowe, Robert B. Daugherty and Charles M. Harper; the initial Class II Directors will consist of William L. Grewcock, Richard R. Jaros, Robert E. Julian and David C. McCourt; and the initial Class III Directors will consist of R. Douglas Bradbury, Kenneth E. Stinson and Michael B. Yanney. The term of the initial Class I Directors will terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II Directors will terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III Directors will terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting will be elected for three-year terms. See "The Post-Transaction Certificate Amendments--Board of Directors."


    The Diversified Holdings Board will have an Audit Committee, a Compensation Committee and an Executive Committee.

    The Audit Committee members are expected to be Messrs. Julian (Chairman), Grewcock and McCourt. The functions of the Audit Committee will be to recommend the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial matters; and report and make recommendations to the full Diversified Holdings Board.

    The Compensation Committee members are expected to be Messrs. Yanney (Chairman), Jaros and McCourt, none of whom are employees of Diversified Holdings. This committee will review the compensation of Diversified Holdings executive officers as well as the compensation, securities ownership and benefits of Diversified Holdings employees.

    The Executive Committee members are expected to be Messrs. Scott (Chairman), Crowe, Bradbury, Stinson and Yanney. This committee will exercise the powers of the Diversified Holdings Board between board meetings, except powers assigned to other committees.

                           PKS EXECUTIVE COMPENSATION



SUMMARY COMPENSATION TABLE



    The table below shows the annual compensation of the chief executive officer and the next four most highly compensated executive officers of PKS (the "Named Executive Officers"). PKS does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers, other than options granted under the Original Plan.



                                                                                                        LONG-TERM
                                                                        ANNUAL COMPENSATION           COMPENSATION
                                                                ------------------------------------  -------------
                                                                                       OTHER ANNUAL    SECURITIES
                NAME AND PRINCIPAL                                                     COMPENSATION    UNDERLYING
                     POSITION                          YEAR     SALARY($)   BONUS($)        ($)        OPTIONS (#)
---------------------------------------------------  ---------  ---------  ----------  -------------  -------------

Walter Scott,Jr....................................  1996         715,000   2,000,000      276,400(1)
  Chief Executive Officer                            1995         630,000   1,250,000      157,800
                                                     1994         630,000     500,000      126,900

Kenneth E. Stinson.................................  1996         402,500     900,000
  Executive Vice President                           1995         351,300     600,000
                                                     1994         310,800     475,000

Richard Geary......................................  1996         270,750     600,000
  Executive Vice President of KCG                    1995         252,800     525,000
                                                     1994         234,800     450,000

Richard R. Jaros (2)...............................  1996         371,200     450,000                      50,000(3)
  Executive Vice President                           1995         304,100     400,300                     150,000
                                                     1994         276,000     300,000

George B. Toll, Jr. (4)............................  1996         231,250     500,000
  Executive Vice President of KCG                    1995         201,250     400,000
                                                     1994         171,250     300,000


------------------------


(1) Other Annual Compensation means perquisites and other personal benefits received by each of the Named Executive Officers, if over $50,000. The only reportable amounts are the non-business use of PKS aircraft attributable to Mr. Scott. Aircraft usage values are calculated under federal income tax regulations and are reported as taxable income by Mr. Scott.



(2) Mr. Jaros resigned as Executive Vice President of PKS and President of the Diversified Group effective July 31, 1997.



(3) Class D Stock options. See "--Option Tables."



(4) PKS loaned Mr. Toll $800,000 during 1994 in connection with the purchase of a residence and relocation expenses. The full principal amount of his demand note payable to PKS is currently outstanding.



OPTION TABLES



    In June 1996, PKS Stockholders approved the Original Plan. Mr. Jaros is the only Named Executive Officer participating in the Original Plan. Mr. Jaros was granted 150,000 options, effective November 1, 1995, to purchase shares of Class D Stock at an exercise price of $40.40 per share (the then-applicable Class D Per Share Price) and 50,000 options, effective November, 1996, to purchase shares of Class D Stock at $49.50 per share (the then-applicable Class D Per Share Price). Messrs. Scott and Jaros also hold certain options to purchase shares of CalEnergy common stock. The Company no longer has a stock appreciation rights plan.



                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                       NUMBER OF      PERCENT OF                               ANNUAL RATES OF STOCK
                                      SECURITIES     TOTAL OPTIONS                             PRICE APPRECIATION FOR
                                      UNDERLYING      GRANTED TO     EXERCISE OF                    OPTION TERM
                                        OPTION       EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                  GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)     10% ($)
-----------------------------------  -------------  ---------------  -----------  -----------  ----------  ----------

Walter Scott, Jr.                          1,000          --            25.75        5-16-06       16,200      41,000
  CalEnergy (1)....................        1,000          --            29.0625     12-06-06       18,300      46,300

Kenneth E. Stinson.................       --              --             --           --           --          --

Richard Geary......................       --              --             --           --           --          --

Richard R. Jaros
  CalEnergy(1).....................        1,000          --            25.75        5-16-06       16,200      41,000
  Class D Stock(2).................       50,000            27.9        49.50       11-01-06    1,556,500   3,944,500

George B. Toll, Jr.................       --              --             --           --           --          --


------------------------


(1) As fees for serving on the board of directors of CalEnergy, Messrs. Scott and Jaros received options to purchase CalEnergy common stock.



(2) In connection with his resignation as President of the Diversified Group, PKS agreed to vest all of Mr. Jaros' options. The options expire ten years from the grant date. The last two columns show the value of the options (in excess of the exercise price) assuming that the underlying shares appreciate at an annual compounded rate of 5% or 10% for the ten year period.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END



                              OPTION VALUES TABLES



                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED  VALUE OF UNEXERCISED
                                                                         OPTIONS AT        IN-THE-MONEY OPTIONS
                                             SHARES                  FISCAL YEAR END(#)    AT FISCAL YEAR END($)
                                           ACQUIRED ON    VALUE    ----------------------  ---------------------
                                            EXERCISE    REALIZED                 UNEXER-                UNEXER-
NAME                                           (#)         ($)     EXERCISABLE   CISABLE   EXERCISABLE  CISABLE
-----------------------------------------  -----------  ---------  -----------  ---------  ----------  ---------

Walter Scott, Jr.
  CalEnergy(1)...........................      10,000     147,500       2,100      --          13,900     --

Kenneth E. Stinson.......................      --          --          --          --          --         --

Richard Geary............................      --          --          --          --          --         --

Richard R. Jaros
  CalEnergy(1)...........................       3,210      91,500     401,100      --       7,471,900     --
  Class D(2).............................      --          --         200,000      --       2,315,000     --

George B. Toll, Jr.......................      --          --          --          --          --         --


------------------------


(1) The value of the CalEnergy options is the difference between the exercise prices of the options and the closing price of the CalEnergy common stock on the New York Stock Exchange of $33.50 per share on December 31, 1996.



(2) The value of the Class D Stock options is the difference between the exercise prices of the options and the then-applicable Class D Per Share Price of $54.25 per share on January 1, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    In connection with his retention as Chief Executive Officer of KDG, Mr. Crowe has entered into the Engagement Agreement with PKS and KDG. Under the Engagement Agreement, KDG has acquired from Mr. Crowe, Mr. Bradbury and others, Broadband Capital Group, L.L.C., a company formed to develop investment opportunities, for a purchase price of $68,523, the cash investment in that company. Pursuant to the Engagement Agreement, PKS has sold 1,000,000 shares of Class D Stock to Mr. Crowe and 250,000 shares of Class D Stock to Mr. Bradbury, in each case at $54.25 per share, the current Class D Per Share Price. The Engagement Agreement also provides that PKS will make available for sale, from time to time prior to the consummation of the Transaction, to certain Diversified Group employees designated by Mr. Crowe in connection with the implementation of the Expansion Plan ("Expansion Plan Employees"), up to an aggregate of 1,050,000 shares of Class D Stock at a price per share equal to the then applicable Class D Per Share Price.



    The Engagement Agreement also sets forth certain provisions that apply only if the Transaction is abandoned or if Mr. Crowe's employment is terminated by KDG before the Transaction is consummated or abandoned. In either case, (i) PKS will have the right to repurchase all Class D Stock issued to Mr. Crowe and Mr. Bradbury under the Retention Agreement at a price per share equal to the then-applicable Class D Per Share Price, and (ii) Mr. Crowe will have the right to purchase from the Diversified Group the stock of subsidiaries formed to implement the Expansion Plan (but not including PKSIS or any other subsidiary of the Diversified Group in existence on August 1, 1997) ("Expansion Plan Subsidiaries") and certain assets acquired by the Diversified Group in connection with the implementation of the Expansion Plan, in each such case at the book value of such stock or assets as reflected in the books and records of the Diversified Group. The Diversified Group has not invested a significant amount to date in the Expansion Plan. However, the Diversified Group anticipates that Expansion Plan expenditures through mid-1998 could approach $150 million, and that a substantial portion of those expenditures would be expensed for accounting purposes, thus resulting in the book value for the Expansion Plan assets being substantially lower than the Diversified Group's investment in such assets. PKS will enter into agreements with each Expansion Plan Employee that provide that PKS may repurchase any Class D Stock sold to the Expansion Plan Employee if the Expansion Plan Employee resigns or ceases to be an employee of the Diversified Group through purchase by Mr. Crowe of the capital stock of any Expansion Plan Subsidiary at any time before January 1, 1999, at a price per share equal to the then applicable Class D Per Share Price. See "Risk Factors Regarding Diversified Holdings After the Transaction--Potential Consequences of a Failure to Consummate the Transaction."


    On August 5, 1997, KDG purchased a jet aircraft from a company controlled by Mr. Crowe for $5.7 million, the price paid by the company for the aircraft in June 1997. KDG and Mr. Crowe have entered into an aircraft operating lease, under which Mr. Crowe may lease the aircraft for personal use at rates specified by certain Federal Aviation Administration regulations. KDG anticipates that Mr. Crowe will lease approximately 15% of the aircraft's annual flight time, and will pay KDG approximately $70,000 per year at the current lease rate.

    PKS is currently negotiating a sale of an interest in an aircraft to Mr. Scott for his personal use. It is anticipated that Mr. Scott, or a company controlled by him, will purchase a 40% interest in the aircraft prior to consummation of the Transaction for a price equal to 40% of the fair market value of the aircraft, and that KCG will acquire the remaining 60% interest in the aircraft from PKS prior to consummation of the Transaction. Under this arrangement, Mr. Scott would pay a proportional share of all expenses associated with the plane.

    PKS entered into a separation agreement with Mr. Jaros, a director of PKS, in connection with the resignation of Mr. Jaros as President of the Diversified Group effective July 31, 1997. Under the separation agreement, PKS paid Mr. Jaros $1.8 million on July 31, and agreed to pay Mr. Jaros the balance of his 1997 salary ($187,500) between August 1 and December 31, 1997 and a bonus payment of $262,350 when PKS makes its customary executive bonus payments in 1998. PKS also agreed to amend the option agreements with Mr. Jaros with respect to the options to purchase 150,000 shares of Class D Stock at $40.40 per share (the then-applicable Class D Per Share Price) granted to Mr. Jaros in 1995, and the options to purchase 50,000 shares of Class D Stock at $49.50 per share (the then-applicable Class D Per Share Price) granted to Mr. Jaros in 1996, to provide that those options would be fully vested on July 31, 1997, and would be exercisable at any time during the ten-year term of the original option agreements.

    In December 1996, PKS agreed to sell 10,000 shares of Class D Stock to Mr. Harper, 10,000 shares of Class D Stock to Mr. Daugherty and 8,000 shares of Class D Stock to Mr. Kiewit, in each case at $49.50 per share (the then-applicable Class D Per Share Price). Those stock purchase transactions were consummated in March 1997.


    In October, 1997, PKS sold 10,000 shares of Class D Stock to Mr. Yanney and 10,000 shares of Class D Stock to Mr. McCourt, in each case at $54.25 per share (the then-applicable Class D Per Share Price).


    Mr. Stinson has indicated that he will convert all his Debentures into Class C Stock prior to the record date for the Class R Stock Distribution as a result of PKS' permitting such early conversion of Debentures. Mr. Stinson will also be eligible to obtain an interest-free loan to repay his outstanding loan used to finance the purchase of his Debentures. The cost of such arrangement is not expected to exceed $225,000. See "The Transaction--Conversion of the Debentures."

         INTEREST OF CERTAIN PERSONS IN THE POST-TRANSACTION AMENDMENTS

    Certain of the Post-Transaction Certificate Amendments, including the classification of the Diversified Holdings Board, the authorization of the issuance of Diversified Holdings preferred stock without stockholder approval, the prohibition of stockholder action by written consent, the elimination of the ability of stockholders to call special stockholder meetings and the requirement of a supermajority vote to amend the Diversified Holdings By-laws, could have the effect of delaying, deferring or preventing a change in or removal of the management of Diversified Holdings. Based on this potential effect of these Post-Transaction Certificate Amendments, those directors and executive officers of PKS who are expected to become directors and executive officers of Diversified Holdings after the Transaction is consummated may have an interest in approval of the Post-Transaction Certificate Amendments which differs from that of other PKS Stockholders. See "The Post-Transaction Certificate Amendments", "Diversified Holdings Directors and Executive Officers" and "Risk Factors Regarding Diversified Holdings After the Transaction--Certain Limitations on Changes in Control of Diversified Holdings."

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of PKS consists of Messrs. Daugherty, Harper and Kiewit, none of whom is an officer or employee of PKS. Each of Messrs. Daugherty, Harper and Kiewit purchased Class D Stock from PKS in 1997. See "Certain Relationships and Related Transactions."

    The Compensation Committee of PKS Holdings is expected to consist of Messrs. Crowe and Kiewit, none of whom is expected to be an officer or employee of PKS Holdings. Mr. Crowe has purchased Class D Stock from PKS and has entered into the Retention Agreement with PKS and KDG. On August 1, 1997, KDG purchased a jet aircraft from a company controlled by Mr. Crowe for $5.7 million, the price paid by the company for the aircraft in June 1997. Mr. Kiewit purchased Class D Stock from PKS in 1997. See "Certain Relationships and Related Transactions."

    The Compensation Committee of Diversified Holdings is expected to consist of Messrs. Yanney, McCourt and Jaros, none of whom is expected to be an officer or employee of PKS Holdings. Each of Messrs. Yanney and McCourt has purchased Class D Stock from PKS. Mr. Jaros has entered into a separation agreement with PKS, pursuant to which, among other things, he has received certain severance payments. See "Certain Relationships and Related Transactions."

               COMPARISON OF CLASS C STOCK AND PKS HOLDINGS STOCK

GENERAL


    In the Share Exchange, each outstanding share of Class C Stock will be mandatorily exchanged for one fully paid and nonassessable outstanding share of PKS Holdings Stock held by PKS. Thus, holders of Class C Stock will become stockholders of PKS Holdings rather than of PKS. See "The Transaction." PKS Holdings Stock will not have any preemptive or subscription rights. As stockholders of PKS Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the PKS Holdings Certificate and the PKS Holdings By-laws. The rights of and restrictions on PKS Holdings Stock (including dividend rights, repurchase rights and rights to distributions upon liquidation) under the PKS Holdings Certificate and PKS Holdings By-laws will be comparable to those of Class C Stock under the PKS Certificate and PKS By-laws, except that there will be no rights or restrictions comparable to those in the PKS Certificate and PKS By-laws relating to the Class D Stock. The terms of the PKS Holdings Certificate will be approved by PKS, as the sole stockholder of PKS Holdings, prior to the Share Exchange and, accordingly, PKS Stockholders will not have an opportunity to approve such terms.



    Holders of Class C Stock are stockholders of PKS, not of the Construction Group, and have an interest in the equity and assets of PKS, including the assets of the Construction Group, plus one-half of the unconsolidated stockholders' equity (whether positive or negative) of PKS itself. PKS is a Delaware corporation. The PKS Certificate authorizes 183,250,000 shares of capital stock, of which 8,000,000 shares are Class B Stock, 125,000,000 shares are Class C Stock, 50,000,000 shares are Class D Stock, and 250,000 shares are PKS preferred stock. As of November 10, 1997 there were no shares of Class B Stock, 10,821,129 shares of Class C Stock, 26,621,725 shares of Class D Stock and no shares of PKS preferred stock outstanding. On such date, such outstanding shares of Class C Stock were held of record by 1,222 persons and such outstanding shares of Class D Stock were held of record by 1,941 persons. After giving effect to the Initial Certificate Amendments, the PKS Certificate will authorize 641,750,000 shares of capital stock, of which 8,000,000 shares are Class B Stock, 125,000,000 shares are Class C Stock, 500,000,000 shares are Class D Stock (with 10 of such shares being designated as Class D Stock, Non-Redeemable Series), 8,500,000 shares are Class R Stock and 250,000 shares are PKS preferred stock. See "The Initial Certificate Amendments." PKS intends to issue 10 shares of Class D Stock, Non-Redeemable Series promptly following the filing of the Initial Certificate Amendments and expects to issue not more than 8,500,000 shares of Class R Stock in the Class R Stock Distribution.



    Holders of PKS Holdings Stock will be stockholders of PKS Holdings, which will not be a subsidiary of PKS and which will have an interest only in the Construction Group. PKS Holdings is a Delaware corporation. The PKS Holdings Certificate authorizes 125,250,000 shares of capital stock of PKS Holdings, of which, 125,000,000 shares are PKS Holdings Stock (with 10 of such shares being designated as PKS Holdings Stock, Non-Redeemable Series) and 250,000 shares are PKS Holdings preferred stock. As of October 1, 1997 there were 100 shares of PKS Holdings Stock outstanding, all of which were held by PKS and no shares of PKS Holdings Preferred Stock outstanding. After the consummation of the Transaction, PKS Holdings estimates that there will be not more than 10,500,000 shares of PKS Holdings Stock (of which 10 shares will be designated as PKS Holdings Stock, Non-Redeemable Series) and no shares of PKS Holdings preferred stock outstanding.


    Reference is made to the more detailed provisions of, and the following descriptions are qualified in their entirety by reference to, the PKS Certificate, the PKS By-laws and the PKS Holdings By-laws, copies of which are filed with the Commission as exhibits to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part, and the PKS Holdings Certificate, a copy of which is attached as Appendix D.

    The following discussion relating to PKS Holdings Stock, the PKS Holdings Certificate and the PKS Holdings By-laws gives effect to the consummation of the Transaction.

DIVIDEND POLICY

    Under Delaware law and the PKS Certificate, after dividends have been declared and set aside for payment or paid on PKS preferred stock (if any) having a preference over Class C Stock, dividends on Class C Stock may be declared and paid out of the excess, if any, of the amount legally available therefor over the Available Class D Dividend Amount, which is equal to the lesser of (i) the amount legally available for payment of dividends on common stock of PKS and (ii) an amount equal to (a) the Class D Formula Value less (b) dividends on Class D Stock declared during the current year. The current policy is to pay in each year 15% to 20% of the prior year's earnings of the Construction Group as a cash dividend on Class C Stock.

    Under Delaware law and the PKS Holdings Certificate, after dividends have been declared and set aside for payment or paid on PKS Holdings preferred stock (if any) having a preference over PKS Holdings Stock, dividends on PKS Holdings Stock may be declared and paid out of PKS Holdings funds legally available therefor. PKS Holdings intends to continue the current PKS policy of paying in each year 15% to 20% of the prior year's earnings of the Construction Group as a cash dividend on PKS Holdings Stock.

VOTING RIGHTS


    Holders of Class C Stock are entitled to one vote per share on all matters submitted to a vote of the common stockholders of PKS. Moreover, the holders of Class C Stock are entitled, as a separate class (and, following the Initial Certificate Amendments, as a class with the holders of the 10 shares of the Class D Stock, Non-Redeemable Series), to elect two-thirds of the directors, by cumulative voting, while the remaining directors are elected by the holders of Class D Stock. The PKS Certificate provides that certain fundamental corporate changes, such as changes in the capital structure of PKS, are effective only upon the approval of at least 80% of the outstanding Class C Stock, voting as a separate class as well as a majority of the outstanding voting power of PKS, while certain other actions require the approval of 66 2/3% of Class C Stock, voting as a separate class, as well as a majority of the voting power of PKS. The PKS Certificate further provides that, in the event that the number of issued and outstanding shares of Class C Stock should at any time be less than the number of issued and outstanding shares of Class D Stock, the PKS Board may declare stock dividends on Class C Stock without declaring a corresponding stock dividend on Class D Stock so that the number of outstanding shares of Class C Stock and Class D Stock will be approximately equal.


    Holders of PKS Holdings Stock will be entitled to one vote per share on all matters submitted to a vote of the common stockholders of PKS Holdings. Holders of PKS Holdings Stock are entitled to elect the entire PKS Holdings Board by cumulative voting. The PKS Holdings Certificate provides that certain fundamental corporate changes, such as changes in the capital structure of PKS Holdings, are effective only upon the approval of at least 80% of PKS Holdings Stock, while certain other actions require the approval of 66 2/3% of PKS Holdings Stock. All of the supermajority voting requirements included in the PKS Certificate with respect to Class C Stock are included in the PKS Holdings Certificate with respect to PKS Holdings Stock.

REPURCHASE RIGHTS

    During the first 15 days of any calendar month, PKS must repurchase shares of Class C Stock upon the demand of a holder of such stock at the Class C Per Share Price determined using the Class C Formula Value. The PKS Board may suspend PKS' duties to repurchase Class C Stock upon the PKS Board's determination that the Class C Formula Value to be determined at the end of the current fiscal year is likely to be less than the Class C Formula Value determined at the end of the prior year less dividends declared on Class C Stock since the prior fiscal year end. The suspension may not exceed one year. No voluntary tenders of stock of the affected class will be accepted during the suspension period. Different suspension periods may be applied to Class C Stock and Class D Stock. During a Class C Stock suspension period, required repurchases (E.G., upon employment termination) may continue, but the repurchase price will be determined as follows: if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the Class C Per Share Price determined as of the end of the prior fiscal year (less dividends per share declared on Class C Stock since the prior fiscal year end). However, if the suspension period ends during the second half of a fiscal year (after June 30), the repurchase price will be the Class C Per Share Price determined at the end of the suspension period.


    During the first 15 days of any calendar month, PKS Holdings will be required to repurchase shares of PKS Holdings Stock upon demand of a holder of such stock at the PKS Holdings Per Share Price determined using the PKS Holdings Formula Value. The PKS Holdings Board may suspend PKS Holdings' duties to repurchase PKS Holdings Stock upon the PKS Holdings Board's determination that the PKS Holdings Formula Value to be determined at the end of the current fiscal year is likely to be less than the PKS Holdings Formula Value determined at the end of the prior year less dividends declared on PKS Holdings Stock since the prior fiscal year end. The suspension may not exceed one year. No voluntary tenders of stock of the affected class will be accepted during the suspension period. During a PKS Holdings Stock suspension period, required repurchases (E.G., upon employment termination) may continue, but the repurchase price will be determined as follows: if the suspension period ends during the first half of the fiscal year (before July 1), the repurchase price will be the PKS Holdings Per Share Price determined as of the end of the prior fiscal year (less dividends per share declared on PKS Holdings Stock since the prior fiscal year end). However, if the suspension period ends during the second half of a fiscal year (after June 30), the repurchase price will be the PKS Holdings Per Share Price determined at the end of the suspension period. Holders of the 10 shares of PKS Holdings Stock, Non-Redeemable Series will have no such repurchase rights.


LIQUIDATION RIGHTS

    Upon the liquidation, dissolution or winding up of PKS, after the creditors of PKS and the holders of PKS preferred stock (if any) receive the full preferential amounts to which they are entitled, the PKS Board will establish two accounts. The "D Liquidation Account" will be in an amount equal to the value of the Diversified Group's assets, plus an amount equal to one-half of the unconsolidated stockholders' equity of PKS itself. The "C Liquidation Account" will be the value of the remaining assets. These values will be determined at the time of liquidation. Holders of Class C Stock will receive an amount equal to $1.00 per share out of the C Liquidation Account. After a payment of $2.00 per share to the holders of D Stock out of the D Liquidation Account (and the C Liquidation Account, if the D Liquidation Account is insufficient to make such payment), any assets remaining thereafter in the C Liquidation Account will be distributed to the holders of Class C Stock.

    Upon the liquidation, dissolution or winding up of PKS Holdings, after the creditors of PKS Holdings and the holders of PKS Holdings preferred stock (if any), receive the full preferential amounts to which they are entitled, holders of PKS Holdings Stock will be entitled to receive any assets available for distribution to stockholders of PKS Holdings.

CONVERSION RIGHTS

    A holder of Class C Stock may convert shares of Class C Stock into Class D Stock pursuant to the Conversion Right by providing written notice to PKS during the period from and including October 15 through and including December 15 of each year. Such conversions generally become effective on January 1 (the "Conversion Date") of the following year. Shares of Class C Stock are convertible into a number of shares of Class D Stock that bears the same ratio to the number of shares surrendered for conversion as the Class C Per Share Price at the Conversion Date bears to either (i) if Class D Stock is not publicly traded, the Class D Per Share Price or (ii) if Class D Stock is publicly traded, the average closing price of Class D Stock for twenty trading days prior to such date. Instead of effecting the conversion described above, PKS may repurchase any shares of Class C Stock tendered for such conversion at the Class C Per Share Price at the Conversion Date by providing written notice to the tendering stockholder of such election not later than the Conversion Date. A holder of Class C Stock (but only if such holder is then an employee of PKS or an entity of which PKS owns at least a 20% equity interest) may withdraw the tender of shares at any time before, or within 10 days after, PKS provides written notice that it has elected to repurchase the shares. Partial payment for such tendered shares shall be made within 60 days after the Conversion Date, and the balance paid after PKS' financial statements are certified. No conversions of Class C Stock into Class D Stock will become effective if PKS' duty to repurchase Class C or Class D Stock is at the time suspended, as provided in the PKS Certificate.


    Holders of PKS Holdings Stock will not have the right to convert their shares into any security of PKS Holdings or Diversified Holdings. In the event that the Transaction is consummated, PKS Holdings intends to implement the Installment Note Program to allow holders of PKS Holdings Stock to elect to receive Installment Notes as an alternative to cash upon PKS Holdings' repurchase of PKS Holdings Stock in accordance with the terms of the PKS Holdings Certificate. See "The Transaction--Installment Note Program."


FORMULA VALUE

    The Class C Formula Value is an amount equal to the stockholders' equity of PKS less (i) the book value of certain property, plant and equipment, (ii) the stockholders' equity attributable to outstanding PKS preferred stock (if any) and (iii) the Class D Formula Value, based on the year-end audited financial statements. The Class C Formula Value is the basis for the determination of the Class C Per Share Price at which shares of Class D Stock must be repurchased by PKS upon demand of the holder thereof, subject to certain exceptions. The Class C Per Share Price is determined by increasing the Class C Formula Value by the portion of the face amount of any outstanding debentures convertible into Class C Stock and dividing the result by the sum of (i) the number of outstanding shares of Class C Stock and (ii) the number of shares reserved for the conversion of such debentures into Class C Stock. This quotient is rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on Class C Stock since the prior year end to arrive at the Class C Per Share Price.

    The PKS Holdings Formula Value will be an amount equal to the stockholders' equity of PKS Holdings less (i) the book value of certain property, plant and equipment and (ii) the stockholders' equity attributable to outstanding PKS Holdings preferred stock (if any), based on the year-end audited financial statements. The PKS Holdings Formula Value will be the basis for the determination of the PKS Holdings Per Share Price, at which shares of PKS Holdings Stock must be repurchased by PKS upon demand of the holder thereof, subject to certain exceptions. The PKS Holdings Per Share Price will be determined by increasing the PKS Holdings Formula Value by the portion of the face amount of any outstanding debentures convertible into PKS Holdings Stock and dividing the result by the sum of (i) the number of outstanding shares of PKS Holdings Stock and (ii) the number of shares reserved for the conversion of such debentures into PKS Holdings Stock. This quotient will be rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on PKS Holdings Stock since the prior year end to arrive at the PKS Holdings Per Share Price.

MANDATORY EXCHANGE


    If all the assets and liabilities of the Construction Group are held by a wholly owned subsidiary of PKS (such as PKS Holdings), the PKS Board may, by a two-thirds vote, require the exchange of all the outstanding Class C Stock for the common stock of such subsidiary, on a pro rata basis. The Initial Certificate Amendments will eliminate from the PKS Certificate the requirement that such subsidiary have a certificate of incorporation substantially similar to the PKS Certificate. It is pursuant to this provision of the PKS Certificate that the Share Exchange will be effected by the PKS Board.

    Holders of PKS Holdings Stock will not be subject to mandatory exchange provisions comparable to those to which Class C stockholders are subject.

OWNERSHIP AND TRANSFERABILITY RESTRICTIONS

    Class C Stock may be owned only by employees of PKS and its subsidiaries and, with prior PKS Board approval, by certain authorized transferees of such employees (I.E., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). Under the PKS Certificate, an employee of a subsidiary of which PKS owns at least a 20% equity interest (or any joint venture in which PKS and/or such subsidiary owns at least a 20% equity interest), is deemed to be an employee for purposes of Class C Stock ownership and the attendant transfer restrictions. A director who is a former employee may continue to own Class C Stock. No more than 10% of the total Class C Stock may be owned by any one employee and certain transferees at any time.

    PKS Holdings Stock may be owned only by employees of PKS Holdings and its subsidiaries and, with prior PKS Holdings Board approval, by certain authorized transferees of such employees (I.E., fiduciaries for the benefit of members of the immediate families of employees, corporations wholly owned by employees or employees and their spouses and/or children, fiduciaries for the benefit of such corporations, charities, and fiduciaries for charities designated by any such persons). Under the PKS Holdings Certificate, an employee of a subsidiary of which PKS Holdings owns at least a 20% equity interest (or any joint venture in which PKS Holdings and/or such subsidiary owns at least a 20% equity interest), is deemed to be an employee for purposes of PKS Holdings Stock ownership and the attendant transfer restrictions. A director who is a former employee may continue to own PKS Holdings Stock. No more than 10% of the total PKS Holdings Stock may be owned by any one employee and certain transferees at any time.

    Each holder of Class C Stock is required to execute a repurchase agreement which provides that a stockholder may offer to sell all or part of the Class C Stock owned by such stockholder to PKS at any time at the class price determined by formula and that PKS must accept any such offer, with payment to be made within 60 days after the receipt of notice of the offer and of the stock certificates offered by the holder. Upon the tender of a part of such holder's shares of Class C Stock, PKS may, at its option, require the holder to sell Class C Stock held by such holder back to PKS. Under the repurchase agreement, the employee may not transfer the shares of Class C Stock held by such employee except in a sale to PKS or a transfer to an authorized transferee (I.E., a charity, etc.). Upon the death, termination or retirement of such employee, all Class C Stock held by the employee and by such employee's authorized transferees must be sold back to PKS.


    Each holder of PKS Holdings Stock (other than PKS Holdings Stock, Non-Redeemable Series) will be required to execute a repurchase agreement which will provide that a stockholder may offer to sell all or part of the PKS Holdings Stock owned by such stockholder to PKS Holdings at any time at the class price determined by formula and that PKS Holdings must accept any such offer, with payment to be made within 60 days after the receipt of notice of the offer and of the stock certificates offered by the holder. Upon the tender of a part of such holder's shares of PKS Holdings Stock, PKS Holdings will be entitled, at its option, to require the holder to sell PKS Holdings Stock held by such holder back to PKS Holdings. Under the repurchase agreement, the employee will not be entitled to transfer the shares of PKS Holdings Stock held by such employee except in a sale to PKS Holdings or a transfer to an authorized transferee (I.E., a charity, etc.). Upon the death, termination or retirement of such employee, all PKS Holdings Stock held by the employee and by such employee's authorized transferees will be required to be sold back to PKS Holdings. Each holder of PKS Holdings Stock will be required to execute a repurchase agreement with PKS Holdings prior to receiving a stock certificate for the PKS Holdings Stock received in the Share Exchange.

LISTING

    The Class C Stock is not listed for trading on any stock exchange or market. PKS Holdings Stock will not be listed for trading on a stock exchange or market at the Effective Time or thereafter.

    Class C Stock is currently registered as an equity security of PKS under the Exchange Act. Since no shares of Class C Stock will be outstanding after the consummation of the Transaction it is anticipated that Diversified Holdings will apply to the Commission for termination of such registration. Upon effectiveness of the Certificate Amendments, Class C Stock will be eliminated from the PKS Certificate and will no longer be authorized capital stock of Diversified Holdings.

    PKS Holdings Stock will be registered as an equity security under the Exchange Act.


REDEMPTION



    Upon a determination by the PKS Board that the amount of Class C Stock held by an employee and/ or the employee's authorized transferee is excessive in view of PKS' policy that the level of an employee's Class C Stock ownership should reflect certain factors, including but not limited to (i) the relative contribution of that employee to the economic performance of PKS, (ii) the effort being put forth by such employee and/or (iii) the level of responsibility of such employee, PKS has the option to repurchase from the employee or the employee's authorized transferee an amount of stock that the PKS Board, in its discretion, believes is appropriate. In the event of such repurchase, such employee has the right to convert such Class C Stock into Class D Stock as an alternative to repurchase.



    Upon a determination by the PKS Holdings Board that the amount of PKS Holdings' Stock held by an employee and/or the employee's authorized transferee is excessive in view of PKS Holdings' policy that the level of an employee's ownership of PKS Holdings Stock should reflect certain factors, including but not limited to (i) the relative contribution of that employee to the economic performance of PKS Holdings, (ii) the effort being put forth by such employee and/or (iii) the level of responsibility of such employee, PKS Holdings has the option to repurchase from the employee or the employee's authorized transferee an amount of stock that the PKS Holdings Board, in its discretion, believes is appropriate. In the event of such repurchase, such employee will not have the right to convert such PKS Holdings Stock into any security of PKS Holdings or Diversified Holdings as an alternative to repurchase.



PKS HOLDINGS STOCK, NON-REDEEMABLE SERIES



    The PKS Holdings Certificate will designate 10 shares of PKS Holdings Stock as PKS Holdings Stock, Non-Redeemable Series. Shares of PKS Holdings Stock, Non-Redeemable Series will have terms identical to those of the other shares of PKS Holdings Stock, with the following exceptions: (i) holders of PKS Holdings Stock, Non-Redeemable Series will have no right to cause PKS Holdings to repurchase their shares and will not be required to offer such shares for repurchase and (ii) shares of PKS Holdings Stock, Non-Redeemable Series will not be subject to any redemption by PKS Holdings. The DGCL provides that at any time a Delaware corporation redeems its stock it must have outstanding shares of at least one class or series of stock with full voting powers which are not subject to redemption. The designation of PKS Holdings Stock, Non-Redeemable Series will ensure that PKS Holdings will have a series of non-redeemable stock outstanding at the time of potential redemptions of its other capital stock.



    PKS Holdings intends to issue the 10 shares of PKS Holdings Stock, Non-Redeemable Series to an officer of PKS Holdings immediately following the Share Exchange. The purchase price for such shares will be at the then applicable PKS Holdings Per Share Price. In connection with this purchase, such officer will agree with PKS Holdings that, on each matter submitted to a vote of stockholders, he will vote such shares in proportion to the aggregate vote of all other shares of PKS Holdings stock voting on the matter. The agreement with respect to the voting of such shares will be binding on any persons to whom such shares are subsequently transferred.

CLASS B STOCK



    Shares of Class B Stock have terms identical to those of shares of Class C Stock, with the following exceptions: (i) except as required by law, holders of Class B Stock have no voting rights; and (ii) the PKS Board at any time may redeem all the outstanding shares of Class B Stock at a redemption price equal to the then applicable Class C Per Share Price.



    PKS Holdings will have no class of capital stock comparable to Class B
Stock.


PREFERRED STOCK

    The PKS Board is empowered, without approval of the stockholders, to cause shares of PKS preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it; except that no series of PKS preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

    The PKS Holdings Board is empowered, without approval of the stockholders, to cause shares of PKS Holdings preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it. Among the specific matters that may be determined by the PKS Holdings Board are the rate of dividends, if any; rights and terms of conversion or exchange, if any; the terms of redemption, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of PKS Holdings; the terms of a sinking or purchase fund, if any. No series of PKS Holdings preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

LIMITATION ON DIRECTORS' LIABILITY

    The PKS Certificate provides, as authorized by Section 102(b)(7) of the DGCL, that a director of PKS will not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The PKS Holdings Certificate will contain identical provisions with respect to PKS Holdings and its directors.

           COMPARISON OF CLASS D STOCK AND DIVERSIFIED HOLDINGS STOCK

GENERAL


    The Post-Transaction Certificate Amendments will redesignate Class D Stock as "Common Stock, par value $.01 per share", and Class D Stock, Non-Redeemable Series as "Common Stock, Non-Redeemable Series", of Diversified Holdings, modify the repurchase rights to which the holders of Class D Stock are entitled, delete the provisions regarding Class C Stock, add certain corporate governance provisions and make certain other changes described herein. Upon consummation of the Transaction, holders of Class D Stock will become holders of Diversified Holdings Stock. As stockholders of Diversified Holdings, such holders' rights will continue to be governed by Delaware law and will be governed by the Diversified Holdings Certificate and the Diversified Holdings By-laws.



    Holders of Class D Stock are stockholders of PKS, not of the Diversified Group, and have an interest in the equity and assets of PKS, including the assets of the Diversified Group plus one-half of the unconsolidated stockholders' equity (whether positive or negative) of PKS itself. PKS is a Delaware corporation. The PKS Certificate authorizes 183,250,000 shares of capital stock, of which 8,000,000 shares are Class B Stock, 125,000,000 shares are Class C Stock, 50,000,000 shares are Class D Stock and 250,000 shares are PKS preferred stock. As of November 10, 1997 there were no shares of Class B Stock, 10,081,129 shares of Class C Stock, 26,621,725 shares of Class D Stock and no shares of PKS preferred stock outstanding. On such date, such outstanding shares of Class C Stock were held of record by 1,222 persons and such outstanding shares of Class D Stock were held of record by 1,941 persons. After giving effect to the Initial Certificate Amendments, the PKS Certificate will authorize 641,750,000 shares of capital stock, of which 8,000,000 shares are Class B Stock, 125,000,000 shares are Class C Stock, 500,000,000 shares are Class D Stock (with 10 of such shares being designated as Class D Stock, Non-Redeemable Series), 8,500,000 shares are Class R Stock and 250,000 shares are PKS preferred stock. See "The Initial Certificate Amendments." PKS intends to issue 10 shares of Class D Stock, Non-Redeemable Series promptly following the filing of the Initial Certificate Amendments and expects to issue not more than 8,500,000 shares of Class R Stock in the Class R Stock Distribution.



    Holders of Diversified Holdings Stock will continue to be stockholders of the same Delaware corporation, renamed a name that will be selected by the PKS Board, which will have an interest only in the Diversified Group. The Diversified Holdings Certificate will authorize 518,500,000 shares of capital stock of Diversified Holdings, of which 500,000,000 shares are Diversified Holdings Stock (with 10 of such shares being designated as Diversified Holdings Stock, Non-Redeemable Series), 8,500,000 shares are Class R Stock and 10,000,000 shares are Diversified Holdings preferred stock. After the consummation of the Transaction, PKS estimates that there will be not more than 30,000,000 shares of Diversified Holdings Stock (of which 10 shares will be designated as Diversified Holdings Stock, Non-Redeemable Series), not more than 8,500,000 shares of Class R Stock and no shares of Diversified Holdings preferred stock outstanding.


    Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the PKS Certificate, the PKS By-laws and the Diversified Holdings By-laws, copies of which are filed with the Commission as exhibits to the Registration Statement of which this Proxy Statement/Joint Prospectus is a part, and the Diversified Holdings Certificate, a copy of which is attached as Appendix E-II.

    The following discussion relating to Diversified Holdings Stock, the Diversified Holdings Certificate and the Diversified Holdings By-laws gives effect to the consummation of the Transaction.

DIVIDEND POLICY

    Under Delaware law and the PKS Certificate, after dividends have been declared and set aside for payment or paid on PKS preferred stock (if any) having a preference over Class D Stock, dividends on Class D Stock may be declared and paid out of the Available Class D Dividend Amount. Dividends of $.50
per share were paid on Class D Stock in each of 1996 and 1997. Prior to the time the Transaction is consummated or abandoned, PKS does not intend to declare or pay any additional dividends on Class D Stock.

    Under Delaware law and the Diversified Holdings Certificate, after dividends have been declared and set aside for payment or paid on Diversified Holdings preferred stock (if any) having a preference over Diversified Holdings Stock, dividends on Diversified Holdings Stock and Class R Stock may be declared and paid out of Diversified Holdings funds legally available therefor. It is currently anticipated that dividends will not be paid on Diversified Holdings Stock or Class R Stock in the foreseeable future.

VOTING RIGHTS


    In general, holders of Class D Stock are entitled to one vote per share on all matters submitted to a vote of the common stockholders of PKS. Holders of Class D Stock are entitled, as a separate class, to elect one-third of the PKS Board. Class D Stock has no right to cumulative voting. In addition, the affirmative vote of holders of 80% of the outstanding Class D Stock is required to change the formula for determining the Class D Per Share Price or the Class D Formula Value. Holders of the 10 shares of Class D Stock, Non-Redeemable Series also will be entitled to vote with the holders of Class C Stock, as a single class, to elect two-thirds of the PKS Board. The PKS Certificate further provides that in the event that the number of issued and outstanding shares of Class C Stock is at any time less than the number of issued and outstanding shares of Class D Stock, the PKS Board may declare stock dividends on Class C Stock without declaring a corresponding stock dividend on Class D Stock so that the number of outstanding shares of Class C Stock and Class D Stock will be approximately equal.



    Holders of Diversified Holdings Stock will be entitled to one vote per share on all matters submitted to a vote of the common stockholders of Diversified Holdings, and, together with holders of Class R Stock (who are entitled to vote for the election of the Diversified Holding Board on an as converted basis), will elect the entire Diversified Holdings Board. The board of directors of Diversified Holdings will be classified. Stockholders of Diversified Holdings will have no right to cumulative voting. Amendment of the Diversified Holdings By-laws by the Diversified Holdings stockholders will require the affirmative vote of the holders of two-thirds of the outstanding Diversified Holdings Stock. The affirmative vote of holders of 80% of Diversified Holdings Stock will be required to amend the formulas for determining of the Diversified Holdings Per Share Price or Diversified Holdings Formula Value. Provisions of the Diversified Holdings Certificate which provide for supermajority voting rights will require the same supermajority to be amended. Stockholders of Diversified Holdings will not be entitled to act by written consent.


REPURCHASE RIGHTS


    Holders of Class D Stock may, during the first 15 days of any calendar month, offer to sell Class D Stock to PKS at the Class D Per Share Price. Except as described below, PKS must accept such offers and purchase Class D Stock for cash. PKS' duty to repurchase Class D Stock ends if Class D Stock becomes publicly traded. The PKS Board may suspend PKS' duties to repurchase Class D Stock upon the PKS Board's determination that the stock formula value for Class D Stock to be determined at the end of the current fiscal year is likely to be less than the formula value determined at the end of the prior year less dividends declared on Class D Stock since the prior fiscal year end. The suspension period may not exceed one year. No voluntary tenders of Class D Stock will be accepted during the suspension period. Different suspension periods may be applied to Class C Stock and Class D Stock. The PKS Board may decide to conserve PKS' cash by temporarily halting PKS' duty to repurchase Class D Stock for cash. In such event, payment will be in the form of an interest-bearing two-year promissory note. However, holders may withdraw tenders of shares that would be paid for with notes. The PKS Board may choose to invoke this cash repurchase limitation only after more than 10% of the outstanding shares of Class D Stock have been tendered in any fiscal year. Holders of the 10 shares of Class D Stock, Non-Redeemable Series will have no such repurchase rights.

    Holders of Diversified Holdings Stock will have the right, during the first 15 days of any calendar month, to offer to sell Diversified Holdings Stock to Diversified Holdings at the Diversified Holdings Per Share Price. Except as described below, Diversified Holdings will be required to accept such offers and purchase Diversified Holdings Stock for cash. Diversified Holdings' duty to repurchase Diversified Holdings Stock will end if Diversified Holdings Stock becomes publicly traded. The Diversified Holdings Board will have the right to suspend Diversified Holdings' duties to repurchase Diversified Holdings Stock upon the Diversified Holdings Board's determination that the stock formula value for Diversified Holdings Stock to be determined at the end of the current fiscal year is likely to be less than the formula value determined at the end of the prior year less dividends declared on Diversified Holdings Stock since the prior fiscal year end. The suspension period may not exceed one year. No voluntary tenders of Diversified Holdings Stock will be accepted during the suspension period. The Diversified Holdings Board will have the right to decide to conserve Diversified Holdings' cash by temporarily halting Diversified Holdings' duty to repurchase Diversified Holdings Stock for cash. In such event, payment will be in the form of interest-bearing promissory notes instead of cash. Such promissory notes will have such term to maturity, up to ten years, as the Diversified Holdings Board may determine. Holders may withdraw tenders of shares that would be paid for with notes. The Diversified Holdings Board will have the right to invoke this cash repurchase limitation only after more than 10% of the outstanding shares of Diversified Holdings Stock have been tendered in any fiscal year. Holders of the 10 shares of Diversified Holdings Stock, Non-Redeemable Series will have no such repurchase rights.


LIQUIDATION RIGHTS

    Upon the liquidation, dissolution or winding up of PKS, after the creditors of PKS and the holders of PKS preferred stock (if any) receive the full preferential amounts to which they are entitled, the PKS Board will establish two accounts. The "D Liquidation Account" will be in an amount equal to the value of the Diversified Group's assets, plus an amount equal to one-half of the unconsolidated stockholders' equity of PKS itself. The "C Liquidation Account" will be the value of the remaining assets. These values will be determined at the time of liquidation. Holders of Class D Stock will receive an amount equal to $2.00 per share out of the D Liquidation Account (and the C Liquidation Account, after the payment of $1.00 to holders of Class C Stock, if the D Liquidation Account does not contain sufficient funds to make such payment). Any assets remaining thereafter in the D Liquidation Account will be distributed to the holders of Class D Stock.

    Upon the liquidation, dissolution or winding up of Diversified Holdings, after the creditors of Diversified Holdings and the holders of Diversified Holdings preferred stock (if any) receive the full preferential amounts to which they are entitled, holders of Diversified Holdings Stock, together with holders of Class R Stock, will be entitled to receive any assets available for distribution to holders of Diversified Holdings Stock. Holders of Class R Stock will share such assets with holders of Diversified Holdings Stock on an as converted basis provided that each share of Class R Stock will receive no less than one-fourth of the amount of assets to which one share of Diversified Holdings Stock would be entitled.

CONVERSION RIGHTS


    A holder of Class D Stock who is offered Class C Stock in connection with PKS' annual offering of stock to employees may, in lieu of purchasing such shares of Class C Stock, convert shares of Class D Stock into the number of shares of Class C Stock (up to the number of shares of Class C Stock offered) that bears the same ratio to the number of shares surrendered for conversion as the Class D Per Share Price on the date PKS receives notice of the conversion bears to the Class C Per Share Price. No conversions of Class D Stock into Class C Stock are allowed after Class D Stock has become publicly traded or if PKS' duty to repurchase Class D Stock is at the time suspended, as provided in the PKS Certificate. Holders of the 10 shares of Class D Stock, Non-Redeemable Series will have no such conversion rights.

    Holders of Diversified Holdings Stock will not have the right to convert their Diversified Holdings Stock into any security of PKS Holdings or Diversified Holdings.

FORMULA VALUE


    The Class D Formula Value is an amount equal to the stockholders' equity of the entities comprising the Diversified Group plus one-half of the stockholders' equity of PKS itself on an unconsolidated basis and without considering PKS' investment in any subsidiaries. The Class D Formula Value is the basis for the determination of the amount paid as dividends on Class D Stock and, unless and until Class D Stock is publicly traded, the Class D Per Share Price at which shares of Class D Stock must be repurchased by PKS upon the demand of the holders thereof. The Class D Per Share Price is determined by increasing the Class D Formula Value by the portion of the face amount of any outstanding debentures convertible into Class D Stock and dividing the result by the sum of
(i) the number of outstanding shares of Class D Stock and (ii) the number of shares reserved for the conversion of such debentures. This quotient is rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on Class D Stock since the prior year end to arrive at the Class D Per Share Price.



    The Diversified Holdings Formula Value is an amount equal to the stockholders' equity of Diversified Holdings on a consolidated basis, less the stockholders' equity attributable to outstanding Diversified Holdings preferred stock (if any). The Diversified Holdings Formula Value is the basis for the determination of the Diversified Holdings Per Share Price, the price at which, unless and until Diversified Holdings Stock is publicly traded, shares of Diversified Holdings Stock must be repurchased by Diversified Holdings upon the demand of the holders thereof. The Diversified Holdings Per Share Price is determined by increasing the Diversified Holdings Formula Value by the face amount of any outstanding debentures convertible into Diversified Holdings Stock and dividing the result by the sum of (i) the number of outstanding shares of Diversified Holdings Stock and (ii) the number of shares reserved for the conversion of such debentures. This quotient is rounded to the nearest $.05 and reduced by the amount of any dividends per share declared on the Diversified Holdings Stock since the prior year end to arrive at the Diversified Holdings Per Share Price. See "--Repurchase Rights." Neither the Diversified Holdings Formula Value nor the Diversified Holdings Per Share Price will be used to determine the amounts available for dividends on Diversified Holdings Stock. See "--Dividend Policy."


MANDATORY EXCHANGE


    Unless and until Class D Stock has become publicly traded, under the PKS Certificate the PKS Board may, by a two-thirds vote, require an exchange of the outstanding shares of Class D Stock for shares of Class C Stock. The number of shares of Class C Stock to be issued in such exchange will be determined by the ratio of the Class D Per Share Price to the Class C Per Share Price. The two prices will be those two prices as of the date of the exchange. If the holder of Class D Stock is not eligible to own Class C Stock, such holder will be paid cash for his or her Class D Stock, at the Class D Per Share Price. Holders of the 10 shares of Class D Stock, Non-Redeemable Series will not be subject to such mandatory exchange.


    Holders of Diversified Holdings Stock will not be subject to mandatory exchange provisions comparable to those to which holders of Class D Stock are subject.

OWNERSHIP AND TRANSFERABILITY RESTRICTIONS

    Under the PKS Certificate, there are no restrictions on the transfer or ownership of Class D Stock. Under the Diversified Holdings Certificate, there will be no restrictions on the transfer or ownership of Diversified Holdings Stock.

LISTING

    Class D Stock is not listed for trading on any stock exchange or market, and Diversified Holdings does not expect to list Diversified Holdings Stock for trading on a stock exchange or market at the Effective

Time. Diversified Holdings expects that it will not seek such a listing until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. Any determination to raise public equity capital will depend on a number of factors including, without limitation, Diversified Holdings' capital needs, the availability and attractiveness of alternative sources of capital, the performance of Diversified Holdings and conditions in the public equity markets. Accordingly, no assurance can be given, that Diversified Holdings Stock will be listed for trading in the future, or, if it is, when such listing will be accomplished or whether an active trading market will develop or be sustained.


CLASS D STOCK, NON-REDEEMABLE SERIES; DIVERSIFIED HOLDINGS STOCK, NON-REDEEMABLE
  SERIES



    The Initial Certificate Amendments include a provision designating 10 shares of Class D Stock as Class D Stock, Non-Redeemable Series. Pursuant to the PKS Certificate, as amended by the Initial Certificate Amendments, shares of Class D Stock, Non-Redeemable Series will have terms identical to those of other shares of Class D Stock, with the following exceptions: (i) holders of Class D Stock, Non-Redeemable Series will have no rights to cause PKS to repurchase their shares; (ii) shares of Class D Stock, Non-Redeemable Series will not be convertible into Class C Stock; (iii) shares of Class D Stock, Non-Redeemable Series will not be subject to mandatory exchange into Class C Stock by PKS; and
(iv) Class D Stock, Non-Redeemable Series will not be subject to any redemption; and (v) holders of Class D Stock, Non-Redeemable Series will be entitled to vote with the holders of Class C Stock, as a single class, to elect two-thirds of the PKS Board. See "The Initial Certificate Amendments--Class D Stock, Non-Redeemable Series."



    The Diversified Holdings Certificate will redesignate the Class D Stock, Non-Redeemable Series as Diversified Holdings Stock, Non-Redeemable Series. Shares of Diversified Holdings Stock, Non-Redeemable Series will have terms identical to those of other shares of Diversified Holdings Stock except that holders of Diversified Holdings Stock, Non-Redeemable Series will have no rights to cause Diversified Holdings to repurchase their shares and will not be subject to any redemption.


PREFERRED STOCK

    The PKS Board is empowered, without approval of the stockholders, to cause shares of PKS preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it. Among the specific matters that may be determined by the PKS Board are the rate of dividends, if any; rights and terms of conversion or exchange, if any; the terms of redemption, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of PKS; the terms of a sinking or purchase fund, if any. No series of PKS preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

    The Diversified Holdings Board is empowered, without approval of the stockholders, to cause shares of Diversified Holdings preferred stock to be issued in one or more series, with the numbers of shares of each series and the powers, preferences, rights and limitations of each series to be determined by it. Among the specific matters that may be determined by the Diversified Holdings Board are the rate of dividends, if any; rights and terms of conversion or exchange, if any; the terms of redemption, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Diversified Holdings; the terms of a sinking or purchase fund, if any. PKS Holdings preferred stock may have any voting rights or be convertible into shares of stock having voting rights.

    It is anticipated that Diversified Holdings will adopt the Diversified Holdings Rights Plan. Prior thereto, the Diversified Holdings Board will establish the Rights Plan Preferred Stock, with such rights and privileges as described in "The Certificate Amendments--Diversified Holdings Rights Plan."

LIMITATION ON DIRECTORS' LIABILITY

    The PKS Certificate provides, as authorized by Section 102(b)(7) of the DGCL, that a director of PKS will not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    The Diversified Holdings Certificate will contain identical provisions with respect to Diversified Holdings and its directors.

                         CERTAIN PER SHARE INFORMATION

CLASS C DIVIDENDS AND PER SHARE VALUES

    The following table sets forth dividends paid on Class C Stock during 1995, 1996 and 1997 and the Class C Per Share Price after each dividend payment.

                                                                                                           CLASS C
                                                                          DIVIDEND PER                      STOCK
DATE PAID                                                                     SHARE      PRICE ADJUSTED     PRICE
------------------------------------------------------------------------  -------------  ---------------  ---------
Jan. 5, 1995............................................................    $    0.45    Dec. 31, 1994    $   25.55
May 1, 1995.............................................................         0.45    May 1, 1995          25.10
Jan. 5, 1996............................................................         0.60    Dec. 30, 1995        32.40
May 1, 1996.............................................................         0.60    May 1, 1996          31.80
Jan. 4, 1997............................................................         0.70    Dec. 28, 1996        40.70
May 1, 1997.............................................................         0.70    May 1, 1997          40.00

CLASS D DIVIDENDS AND PER SHARE VALUES

    The following table sets forth dividends paid on Class D Stock during 1995, 1996 and 1997 and the Class D Per Share Price after each dividend payment.

                                                                                                            CLASS D
                                                                          DIVIDEND PER                       STOCK
DATE PAID                                                                     SHARE      PRICE ADJUSTED      PRICE
------------------------------------------------------------------------  -------------  ---------------  -----------
Sep. 30, 1995*..........................................................    $   19.85    Sep. 30, 1995     $   40.40
Jan. 5, 1996............................................................         0.50    Dec. 30, 1995         49.50
Jan. 4, 1997............................................................         0.50    Dec. 28, 1996         54.25

------------------------

*   Spin-off of investment in MFS.

                          DESCRIPTION OF CLASS R STOCK


    Included in the Initial Certificate Amendments will be the authorization of 8,500,000 shares of Class R Convertible Common Stock, par value $.01 per share. Pursuant to the Class R Stock Distribution, PKS will issue eight-tenths of one share of Class R Stock with respect to each share of Class C Stock outstanding on the record date therefor. The following is a discussion of the material terms of the Class R Stock.


    Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the terms of the Initial Certificate Amendments attached as Appendix E-I, and the Diversified Holdings Certificate, a copy of which is attached as Appendix E-II. The following discussion relating to Class R Stock, the PKS Certificate and the Diversified Holdings Certificate gives effect to the Certificate Amendments.

GENERAL

    After giving effect to the Initial Certificate Amendments, the PKS Certificate will authorize 641,750,000 shares of capital stock, of which 8,000,000 shares are Class B Stock, 125,000,000 shares are Class C Stock, 500,000,000 shares are Class D Stock (with 10 of such shares designated as Class D Stock, Non-Redeemable Series), 8,500,000 shares are Class R Stock and 250,000 shares are PKS preferred stock. See "The Initial Certificate Amendments."


    The Diversified Holdings Certificate will authorize 518,500,000 shares of capital stock of Diversified Holdings, of which 500,000,000 shares are Diversified Holdings Stock (with 10 of such shares designated as Diversified Holdings Stock, Non-Redeemable Series), 8,500,000 shares are Class R Stock and 10,000,000 shares are Diversified Holdings preferred stock. Holders of shares of Class R Stock have no preemptive rights.



    Prior to the Effective Time, PKS will effect the Class R Stock Distribution by declaring a dividend of eight-tenths of one share of Class R Stock with respect to each then-outstanding share of Class C Stock, and upon the occurrence of such dividend each eight-tenths of one share of Class R Stock will attach to the share of Class C Stock with respect to which it was distributed. Each share of Class R Stock (or fraction thereof) will be convertible into Diversified Holdings Stock as described below. At the Effective Time, the eight-tenths of one share of Class R Stock will attach to the share of PKS Holdings Stock which will be exchanged for such share of Class C Stock, except as described in "The Transaction--Conversion of Class C Stock Prior to the Transaction" above. Certificates representing shares of Class R Stock (or fractions thereof) will not be distributed until after the Share Exchange is consummated. Diversified Holdings will not be required to issue any fractional shares of Diversified Holdings Stock upon the conversion of Class R Stock, and instead will pay cash in lieu of any such fractional shares. Diversified Holdings may issue fractional shares of Class R Stock.



    A share of Class R Stock (or fraction thereof) will detach from the share of Class C Stock or PKS Holdings Stock to which it is attached only upon the occurrence of (i) the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), or (ii) a Permitted Transfer of such share of Class R Stock (or fraction thereof). If any holder, who, prior to the Share Exchange, had sold or transferred to PKS shares of Class C Stock to which the Class R Stock was attached purchases or acquires Class C Stock or PKS Holdings Stock at any time prior to the first anniversary of the Share Exchange, all or a portion of the shares of Class R Stock held by such holder may attach to such Class C Stock or PKS Holdings Stock and become subject to restrictions on transfer and conversion.


RANK


    After the Share Exchange, the Class R Stock will, with respect to dividend distributions and with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank on a parity with Diversified Holdings Stock and junior to Diversified Holdings preferred stock.

DIVIDENDS


    Prior to the Share Exchange, no dividends may be declared or paid with respect to Class R Stock. After (i) the Share Exchange and (ii) dividends payable on any Diversified Holdings preferred stock have been declared and set aside on such Diversified Holdings preferred stock having a preference over the Diversified Holdings Stock and Class R Stock with respect to the payment of such dividends, holders of Class R Stock will only be entitled to receive dividends, out of any assets or funds legally available therefor, in an amount per share of Class R Stock as described below.



    If and when a Regular Dividend is declared, holders of Class R Stock will be entitled to receive dividends in an amount which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) the aggregate per share amount of such Regular Dividend declared on a share of Diversified Holdings Stock. If and when an Extraordinary Dividend is declared, an amount which is equal to (a) the Conversion Ratio then in effect multiplied by (b) one-fourth of (x) the aggregate per share amount of all cash portions of such Extraordinary Dividend plus (y) the aggregate per share amount of all non-cash portions of such Extraordinary Dividend (based upon the fair market value of such non-cash portion of such dividend at the time such dividend is declared or paid as determined in good faith by the Diversified Holdings Board), in each case as declared on a share of the Diversified Holdings Stock.



    An "Extraordinary Dividend" means any dividend, or portion thereof, on the Diversified Holdings Stock (i) paid in property other than (a) cash, (b) shares of Diversified Holdings Stock or in a subdivision of the outstanding shares of Diversified Holdings Stock (by reclassification or otherwise), or (c) pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors of the Corporation; or (ii) paid in cash, to the extent that such dividend, together with all cash dividends paid on the Diversified Holdings Stock during the twelve month period ending on date of payment of such dividend exceeds, on a per share basis, 10% of the Trading Price of the Diversified Holdings Stock as of the record date of such dividend; provided, however, that in no event shall such excess be greater than the amount of such dividend.



    A "Regular Dividend" means any dividend on the Diversified Holdings Stock paid in cash that is not an Extraordinary Dividend.


    No dividends may be declared on Class R Stock other than Regular Dividends and Extraordinary Dividends in the amounts described above, and such dividends shall be declared and paid contemporaneously with the declaration and payment of the related dividend on the Diversified Holdings Stock.

LIQUIDATION RIGHTS


    Prior to the Share Exchange, in the event of any voluntary or involuntary liquidation, dissolution or winding up of PKS (a "Liquidation"), the holders of Class R Stock then outstanding will not be entitled to receive any property, assets or funds of PKS.



    In the event of a Liquidation following the Share Exchange, holders of Class R Stock then outstanding will be entitled to be paid ratably out of the assets and funds of Diversified Holdings legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Diversified Holdings preferred stock upon Liquidation, an amount equal to (a) the Liquidation Ratio multiplied by (b) the aggregate amount of all assets and funds remaining available for distribution to holders of Diversified Holdings Stock and Class R Stock.



    "Liquidation Ratio" means, as of any date, (i) the product of the number of shares of Class R Stock outstanding as of such date and the Conversion Ratio (or if the Conversion Ratio is less than .25, .25), divided by (ii) sum of the number of shares of Class D Stock outstanding as of such date and the product determined in clause (i) above.


VOTING RIGHTS

    Prior to the Share Exchange, except as required by law, holders of Class R Stock will not be entitled to vote on any matter.

    After the Share Exchange, each issued and outstanding share of Class R Stock (and fraction thereof) will be entitled to vote only (i) for the election of directors, and (ii) as required by law. On matters on which the holders of Class R Stock (or fraction thereof) are entitled to vote, each issued and outstanding share of Class R Stock will be entitled to the number of votes equal to the Conversion Ratio (or fraction of the Conversion Ratio), such number to be determined as of the record date for determination of stockholders entitled to vote on such matter. Except as provided by law, holders of Class R Stock will vote together with the holders of Diversified Holdings Stock as a single class on all matters on which holders of Class R Stock are entitled to vote. Under the DGCL, holders of outstanding shares of Class R Stock will be entitled to vote as a class upon any proposed amendment to the Diversified Holdings Certificate that would (i) increase or decrease the aggregate number of authorized shares of Class R Stock, (ii) increase or decrease the par value of Class R Stock or (iii) alter or change the powers, preferences or special rights of Class R Stock so as to affect such holders adversely.


OPTIONAL CONVERSION


    Subject to certain exceptions, each share of Class R Stock (or fraction thereof) may be converted, at the option of the holder thereof (an "Optional Conversion"), into the number of fully paid and nonassessable shares of Diversified Holdings Stock, which are not Class D Stock, Non-Redeemable Series, equal to the Conversion Ratio (or fraction thereof) then in effect. A particular share of Class R Stock (or fraction thereof) may be converted into Diversified Holdings Stock only during a Conversion Period, and only if the Conversion Condition has occurred with respect to such share of Class R Stock (or fraction thereof).



    Conversion of shares of Class R Stock, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with proper written notice of conversion and, if required by Diversified Holdings, certificates surrendered for conversion must be duly endorsed and accompanied by documentation satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock, to the principal office of the transfer agent for the Class R Stock (or if no transfer agent be at the time appointed, then Diversified Holdings at its principal office).


CONVERSION PERIODS


    If Diversified Holdings Stock is not publicly traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted after December 31, 1999 on any business day during the 25-day period each year (the "Private Conversion Period") following the annual delivery of a Private Conversion Ratio Certificate (as defined below) for such year; provided, however, that in 2006 such period will extend through May 15, 2006. A Private Conversion Period will also occur and each share of Class R Stock (or fraction thereof) may be converted during such Private Conversion Period if a Change of Control (as defined in the Certificate Amendments) of Diversified Holdings occurs when Diversified Holdings Stock is not publicly traded. If Diversified Holdings Stock is publicly traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be exercised on any business day during each period from the first business day of each calendar month through and including the fifth business day thereafter (the "Public Conversion Period") following a period of 90 days after the date on which Diversified Holdings Stock first becomes publicly traded, subject to extension to up to 180 days if Diversified Holdings is so requested by the underwriter of Diversified Holdings Stock in connection with an initial underwritten public offering thereof. For purposes of the terms of the Class R Stock, following the Post-Transaction Certificate Amendments Diversified Holdings Stock will be deemed to be "publicly traded" if it is listed on a national securities exchange or is listed on the Nasdaq National Market or Nasdaq SmallCap Market, and has been so listed for at least 15 business days.


CONVERSION CONDITION


    No share of Class R Stock (or fraction thereof) may be converted if the Conversion Condition with respect to such share of Class R Stock (or fraction thereof) has not yet been met, except in a Forced

Conversion described below. The Conversion Condition with respect to a particular share of Class R Stock (or fraction thereof) will be deemed to have been met upon the occurrence of the earliest of: (i) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which it is attached; (ii) the exchange of the share of PKS Holdings Stock to which it attached into another class of stock or securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; (iii) April 15, 2006; and (iv) the occurrence of a Change of Control of Diversified Holdings.


CONVERSION RATIO


    The Conversion Ratio, Conversion Value and Trading Price used for any purpose, including with respect to the conversion of Class R Stock, are as set forth in the most recent certificate provided by Diversified Holdings ("Conversion Ratio Certificate"), subject to certain adjustments; provided, however, that prior to the delivery of the Initial Conversion Ratio Certificate, the Conversion Ratio will be equal to $25.00 divided by $82.00, subject to certain adjustments.



    The "Conversion Ratio" set forth in any Conversion Ratio Certificate shall be equal to (i) the Conversion Value divided by (ii) the Trading Price. The Conversion Value set forth in any Conversion Ratio Certificate shall be equal to
(i) in the event that the Trading Price is greater than or equal to the $82.00 (subject to certain adjustments, the "Base Price"), $25.00; and (ii) in the event that the Trading Price is less than the Base Price, an amount equal to $25.00 minus the amount by which the Base Price exceeds the Trading Price, subject to certain adjustments; provided, however, that in no event shall the Conversion Value be less than $15.00. The Base Price and the base Conversion Value were selected as a result of analyses performed by Gleacher NatWest in connection with its August 14 opinion, which analyses determined the fully diluted potential trading value of Class D Stock if it were listed on an exchange and the difference between such value and the estimated Class D Price Per Share at June 30, 1997. See "The Transaction--Opinion of Financial Advisor."


    The terms used to calculate the Conversion Ratio and the Conversion Value are subject to adjustment under certain circumstances. See "--Certain Adjustments."


    CONVERSION RATIO IF NOT PUBLICLY TRADED. If at the end of any fiscal year of Diversified Holdings, beginning with the end of the fiscal year ending in 1999, the Diversified Holdings Stock is not publicly traded, Diversified Holdings is required, no later than 60 days following the end of such fiscal year, to provide, to each office designated for conversion of Class R Stock, a certificate setting forth the Conversion Ratio, Conversion Value and Trading Price as of the close of business of the last business day of such fiscal year (a "Private Conversion Ratio Certificate"). The "Trading Price" set forth in a Private Conversion Ratio Certificate will be the Appraised Value (as defined below) set forth in the most recent Appraisal (as defined below) delivered to Diversified Holdings.


    Prior to the delivery of each Private Conversion Ratio Certificate, Diversified Holdings will cause to be conducted an appraisal (an "Appraisal") of the per share value of the Diversified Holdings Stock as of the last day of the fiscal year to which such Private Conversion Ratio Certificate relates by an investment bank of national reputation selected by the Diversified Holdings Board. This investment bank will determine the per share value of the Diversified Holdings Stock as if the Diversified Holdings Stock was publicly traded and then submit the per share value to the Diversified Holdings Board for its approval. The value per share of the Diversified Holdings Stock set forth in the Appraisal as approved by the Diversified Holdings Board will be the "Appraised Value." In determining the Appraised Value, this investment bank will place substantial, but not exclusive, emphasis on valuations of comparable companies in the public equity markets, and will not take into account factors (such as control premiums, minority discounts or illiquidity discounts) that would not generally apply to such companies.


    As promptly as practicable after such Private Conversion Ratio Certificate is made available, Diversified Holdings will cause to be mailed to each registered holder of Class R Stock a copy of such Private Conversion Ratio Certificate.

    CONVERSION RATIO IF PUBLICLY TRADED. During any period in which the Diversified Holdings Stock is Publicly Traded, Diversified Holdings is required, on the last business day of each calendar month, to be provided, to each office designated for conversion of Class R Stock, a certificate setting forth the Conversion Ratio, Conversion Value and Trading Price as of the close of business of the last business day of such month (a "Public Conversion Ratio Certificate").



    The "Trading Price" set forth in a Public Conversion Ratio Certificate will be the arithmetic mean of the daily Mean Reported Prices (as defined) of Diversified Holdings Stock for the 15 business days prior to and including the date of such Public Conversion Ratio Certificate. "Mean Reported Price" of Diversified Holdings Stock is the arithmetic mean between the highest reported sales price and the lowest reported sales price for Diversified Holdings Stock, as reported on the Composite Quotation System, on the principal national securities exchange on which it is listed or admitted to trading, or as reported by the Nasdaq National Market or Nasdaq SmallCap Market, as appropriate. Adjustments will be made in such calculation if, during any period being used to calculate such Trading Price, any of the terms used in such calculation are required to be adjusted pursuant to the Diversified Holdings Certificate. See "--Certain Adjustments."


CERTAIN ADJUSTMENTS


    The Base Price and certain other terms used to calculate the Conversion Ratio are subject to adjustment upon (i) the issuance by Diversified Holdings of any dividend or distribution to holders of its capital stock (including Diversified Holdings Stock) in shares of Diversified Holdings Stock, or any subdivision, combination or reclassification of the Diversified Holdings Stock,
(ii) the issuance of securities convertible into Diversified Holdings Stock to all holders of Diversified Holdings Stock, if such convertible securities would allow the holders thereof to subscribe for or purchase shares of Diversified Holdings Stock at a price below the Trading Price in effect as of the record date of such dividend and are not issued pursuant to a stockholder rights plan,
(iii) the payment by Diversified Holdings of a Regular Dividend or an Extraordinary Dividend, and (iv) the occurrence of certain other events.


    If any capital reorganization or reclassification of the capital stock of Diversified Holdings, or consolidation or merger of Diversified Holdings with another corporation, or share exchange involving the outstanding shares of Diversified Holding's capital stock or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Diversified Holdings Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Diversified Holdings Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, share exchange or sale, lawful and adequate provision will be made whereby the holders of the Class R Stock shall have the right to acquire and receive upon conversion of the Class R Stock (after and subject to the rights of holders of preferred stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, share exchange or sale) with respect to or in exchange for such number of outstanding shares of Diversified Holdings Stock as would have been received upon conversion of the Class R Stock at the Conversion Ratio then in effect.


    Diversified Holdings is required to give holders of Class R Stock notice of occurrence of certain events, including the events causing adjustment to the Base Price described above and a Change of Control of Diversified Holdings.



FORCED CONVERSION



    In the event that the Diversified Holdings Board determines that Diversified Holdings (i) take any action which would require a vote of the Class R Stock as a separate class, (ii) pay an Extraordinary Dividend, or (iii) convert all issued and outstanding shares of Class R Stock (and fractions thereof) into Diversified Holdings Stock, Diversified Holdings may at its option, elect to cause all, but not less than all, shares of Class R Stock (and fractions thereof) to be converted (a "Forced Conversion") into Diversified Holdings Stock at the Conversion Ratio in effect at the time of such determination by the Diversified Holdings Board (or, if Diversified Holdings Stock is not publicly traded at the time of such determination, as set forth in a Private Conversion Ratio Certificate prepared as a result of such determination); provided, however, that if the Conversion Ratio then in effect was calculated using a Conversion Value of less than $25.00, such Conversion Ratio shall be recalculated using a Conversion Value of $25.00. If Diversified Holdings elects to cause a Forced Conversion, Diversified Holdings is required to send to the holders of the Class R Stock at least 10 days prior written notice of the date when such conversion will take place, and the Conversion Ratio therefor.


MANDATORY CONVERSION


    Each share of Class R Stock (and fration thereof) outstanding as of April 15, 2010 (the "Mandatory Conversion Date") will, automatically, and without further action by or on behalf of Diversified Holdings, Diversified Holdings' transfer agent or the holder of such share of Class R Stock (or fraction thereof), be converted (a "Mandatory Conversion") into shares of Diversified Holdings Stock at the Conversion Ratio then in effect as of such Mandatory Conversion Date. Diversified Holdings is required to send to the holders of the Class R Stock written notice of the Conversion Ratio therefor at least 10 days prior to such Mandatory Conversion Date.


RESTRICTIONS ON TRANSFER


    No share of Class R Stock (or fraction thereof) may be transferred prior to the Share Exchange other than pursuant to a mandatory redemption. Following the Share Exchange and prior to the first day on which the Conversion Condition has been met (the "Restricted Period Termination Date"), such share of Class R Stock (or fraction thereof) may only be transferred pursuant to a Permitted Transfer or an Attached Transfer; provided that such transfer of such share of PKS Holdings Stock is permitted by the PKS Holdings Certificate. After the occurrence of (i) the Share Exchange and (ii) the Restricted Period Termination Date with respect to a particular share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) will be freely transferable. If any holder who, prior to the Share Exchange had sold or transferred to PKS shares of Class C Stock to which Class R Stock was attached purchases or acquires Class C Stock or PKS Holdings Stock prior to one year after the Share Exchange, all or a portion of the shares of Class R Stock held by such holder may attach to such Class C Stock or PKS Holdings Stock, and the Conversion Condition and the Restricted Period Termination Date may be deemed not to have occurred with respect to such shares of Class R Stock.


MANDATORY REDEMPTION


    If the Share Exchange (i) is abandoned by the Diversified Holdings Board prior to the Share Exchange, or (ii) has not occurred by the close of business on October 15, 1998 (subject to extension by the PKS Board) (the "Mandatory Redemption Date"), Diversified Holdings will redeem (to the extent funds are legally available therefor), all outstanding Class R Stock for a per share price equal to the par value for such shares of Class R Stock (or fractions thereof) (such amount is hereinafter referred to as the "Redemption Price"). Such Redemption Price shall be paid to each holder of Class R Stock as of the Mandatory Redemption Date. If Diversified Holdings is unable at such date to redeem all shares of Class R Stock because funds are not legally available therefor, then Diversified Holdings will redeem such shares as soon thereafter as funds are legally available for the redemption of such shares.


LISTING

    PKS does not anticipate that Class R Stock will be listed on a stock exchange or market upon the occurrence of the Class R Stock Distribution or thereafter. Prior to the Class R Stock Distribution, the Class R Stock will be registered under the Exchange Act.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
                   PKS, PKS HOLDINGS AND DIVERSIFIED HOLDINGS

PKS (BEFORE THE TRANSACTION)

    The following table sets forth certain information with respect to the beneficial ownership of Class C Stock and Class D Stock as of October 1, 1997 by PKS' directors and executive officers (individually and as a group), and each person known by PKS to beneficially own more than 5% of the outstanding Class C Stock or Class D Stock.

                                         NUMBER OF SHARES   PERCENT OF CLASS C   NUMBER OF SHARES OF     PERCENT OF
NAME                                     OF CLASS C STOCK          STOCK            CLASS D STOCK       CLASS D STOCK
---------------------------------------  -----------------  -------------------  -------------------  -----------------
Walter Scott, Jr.(1)...................         250,000                2.5%            3,409,609               12.8%
William L. Grewcock(2).................           2,048                  *             1,117,291                4.2
Kenneth E. Stinson(3)..................         639,988                6.3                32,216                  *
Richard Geary(4).......................         533,768                5.3                57,252                  *
George B. Toll, Jr.....................         401,883                4.0                87,711                  *
Richard W. Colf........................         398,217                3.9                72,282                  *
Tait P. Johnson(5).....................         190,363                1.9                38,616                  *
Bruce E. Grewcock(6)...................         194,561                1.9                77,987                  *
Richard R. Jaros(7)....................          29,344                  *               322,328                1.2
James Q. Crowe.........................         --                  --                 1,134,369                4.3
Robert B. Daugherty....................         --                  --                    19,000                  *
Charles M. Harper......................         --                  --                    19,000                  *
Peter Kiewit, Jr.......................         --                  --                    10,000                  *
Allan K. Kirkwood......................         272,959                2.7                61,991                  *
Directors and Executive Officers as a
  Group................................       2,913,131               28.8             6,459,652               24.3
Donald L. Sturm(8).....................         --                  --                 1,822,375                6.9

------------------------
*   Less than 1%

(1) Includes 16,275 shares of Class D Stock owned by a charitable foundation, of which Mr. Scott shares voting and investment powers.

(2) Includes 35,213 shares of Class D Stock held in a charitable foundation, of which Mr. William Grewcock shares voting and investment powers.

(3) Includes 3,572 shares of Class C Stock issuable upon conversion of 1992 Series Convertible Debentures on November 1, 1997.

(4) Includes 2,378 shares of Class D Stock held in a trust, for which Mr. Geary is the trustee with sole voting and investment powers, and 18,514 shares of Class D Stock held in trusts, for which Mr. Geary as a co-trustee shares voting and investment powers.

(5) Includes 1,429 shares of Class C Stock issuable upon conversion of 1992 Series Convertible Debentures on November 1, 1997.

(6) Includes 1,786 shares of Class C Stock issuable upon conversion of 1992 Series Convertible Debentures on November 1, 1997, 25,716 shares of Class D Stock held in a trust, for which Mr. Bruce Grewcock as a co-trustee shares voting and investment powers, and 24 shares of Class D Stock held in trusts, for which as the trustee he has sole voting and investment powers.

(7) Includes 3,572 shares of Class C Stock issuable upon conversion of 1992 Series Convertible Debentures on November 1, 1997, 1200 shares of Class D Stock owned by Mr. Jaros' children who are minors, and 200,000 shares of Class D Stock issuable under immediately exercisable options. See "Certain Relationships and Related Transactions."

(8) Mr. Sturm's business address is 3033 East First Avenue, Denver, Colorado 80206. Table includes 261,863 shares held in trust and a family limited partnership over which Mr. Sturm has sole voting and investment powers.

PKS HOLDINGS

    The following table sets forth certain information with respect to the expected beneficial ownership of PKS Holdings Stock immediately after consummation of the Transaction, by the persons currently anticipated to be executive officers or directors of PKS Holdings or beneficial owners of more than 5% of the outstanding PKS Holdings Stock immediately after consummation of the Transaction.


                                                                                                     PERCENT OF
                                                                         NUMBER OF SHARES      PKS HOLDINGS STOCK(2)
                                                                           PKS HOLDINGS     ----------------------------
NAME                                                                         STOCK(1)        SCENARIO 1     SCENARIO 2
-----------------------------------------------------------------------  -----------------  -------------  -------------
Walter Scott, Jr.......................................................         100,000             1.1%           1.3%
Kenneth E. Stinson.....................................................         692,742             7.7            9.2
Richard Geary..........................................................         538,335             6.0            7.2
Bruce E. Grewcock......................................................         205,334             2.3            2.7
George B. Toll, Jr.....................................................         407,809             4.5            5.4
Richard W. Colf........................................................         408,990             4.5            5.4
Tait P. Johnson........................................................         195,772             2.2            2.6
Allan K. Kirkwood......................................................         281,916             3.1            3.7
Thomas C. Stortz.......................................................         146,153             1.6            1.9
William L. Grewcock....................................................           2,048               *              *
James Q. Crowe.........................................................         --               --             --
Peter Kiewit, Jr.......................................................         --               --             --
Directors and Executive Officers
  as a Group...........................................................       3,129,099            33.0           39.6


------------------------
*   Less than 1%.


(1) Based on the beneficial ownership of PKS securities by such persons as of October 1, 1997. Assumes that (i) none of the shares of Class C Stock held by any of the persons listed in the table other than Mr. Scott is converted into Class D Stock during the 1997 Conversion Period and (ii) any outstanding Debentures and PKS Series 1992 Class C Convertible Debentures held by any of such persons are converted into shares of Class C Stock prior to the record date for the Warrant Distribution. Mr. Scott has indicated to PKS that he intends to elect to convert 150,000 shares of Class C Stock during the 1997 Conversion Period, which is the next conversion in a series of conversions which had previously been agreed to as part of a plan to reduce, over time, Mr. Scott's ownership of Class C Stock.


(2) Calculated assuming that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock are converted into Class D Stock during the 1997 Conversion Period.

DIVERSIFIED HOLDINGS

    The following table sets forth certain information with respect to the expected beneficial ownership of Diversified Holdings Stock immediately after consummation of the Transaction by the persons currently anticipated to be executive officers or directors of Diversified Holdings or beneficial owners of more than 5% of the outstanding Diversified Holdings Stock immediately after consummation of the Transaction.


                                                                                                 PERCENT OF SHARES
                                                                                              OF DIVERSIFIED HOLDINGS
                                                                         NUMBER OF SHARES             STOCK(2)
                                                                          OF DIVERSIFIED    ----------------------------
NAME                                                                     HOLDINGS STOCK(1)   SCENARIO 1     SCENARIO 2
-----------------------------------------------------------------------  -----------------  -------------  -------------
Walter Scott, Jr.(3)...................................................       3,534,609            12.5%          12.0%
James Q. Crowe.........................................................       1,134,369             4.0            3.9
R. Douglas Bradbury....................................................         255,519               *              *
William L. Grewcock(4).................................................       1,117,291             4.0            3.8
Richard R. Jaros(5)....................................................         322,328             1.1            1.1
Robert E. Julian.......................................................         403,908             1.4            1.4
Kenneth E. Stinson.....................................................          32,216               *              *
Robert B. Daugherty....................................................          19,000               *              *
Charles M. Harper......................................................          19,000               *              *
David C. McCourt.......................................................          10,000               *              *
Michael B. Yanney......................................................          10,000               *              *
Directors and Executive Officers as a Group............................       6,733,240            24.3           23.4
Donald L. Sturm(6).....................................................       1,822,375             6.5            6.2


------------------------
*   Less than 1%.


(1) Based on the beneficial ownership of PKS securities by such persons as of October 1, 1997. Assumes that none of the shares of Class C Stock held by any of the persons listed in the table other than Mr. Scott is converted into Class D Stock during the 1997 Conversion Period. Mr. Scott has indicated to PKS that he intends to elect to convert 150,000 shares of Class C Stock during the 1997 Conversion Period, which is the next conversion in a series of conversions which had previously been agreed to as part of a plan to reduce, over time, Mr. Scott's ownership of Class C Stock.


(2) Calculated assuming that 1,500,000 shares (Scenario 1) and 3,000,000 shares (Scenario 2) of Class C Stock are converted into Class D Stock during the 1997 Conversion Period.

(3) Includes 16,275 shares of Class D Stock owned by a charitable foundation, of which Mr. Scott shares voting and investment powers.

(4) Includes 35,213 shares of Class D Stock held in a charitable foundation, of which Mr. William Grewcock shares voting and investment powers.

(5) Includes 1,200 shares of Class D Stock owned by Mr. Jaros' children who are minors and 200,000 shares of Class D Stock issuable under immediately exercisable options. See "Certain Relationships and Related Transactions."

(6) Mr. Sturm's business address is 3033 East First Avenue, Denver, Colorado 80206. Table includes 261,863 shares held in trust and a family limited partnership over which Mr. Sturm has sole voting and investment powers.

                                 LEGAL MATTERS


    The validity of the shares of PKS Holdings Stock to be distributed in the Share Exchange and of the shares of Class R Stock and the shares of Diversified Holdings Stock issuable upon conversion of such Class R Stock will be passed upon by Willkie Farr & Gallagher. As to certain matters of Delaware law, Willkie Farr & Gallagher will rely upon an opinion of Morris, Nichols, Arsht & Tunnell. Certain matters relating to U.S. federal income tax considerations will be passed upon by Skadden, Arps, Slate, Meagher & Flom, L.L.P.


                                    EXPERTS


    The consolidated financial statements and financial statement schedule of PKS included in PKS' Annual Report on Form 10-K for the fiscal year ended December 28, 1996 included in and incorporated by reference herein and the financial statements and financial statement schedule of the Construction Group, a business group of PKS as defined in Note 1 to those financial statements, included in Exhibit 99.A to PKS' Annual Report on Form 10-K for the fiscal year ended December 28, 1996 and included herein, have been incorporated and included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE


                                                                                                                PAGES
                                                                                                                -----
Report of Independent Accountants..........................................................................         F-2

Consolidated Financial Statements as of December 28, 1996 and December 30, 1995 and for the three years ended December 28, 1996:

  Consolidated Statements of Earnings......................................................................         F-3
  Consolidated Balance Sheets..............................................................................         F-4
  Consolidated Statements of Cash Flows....................................................................         F-5
  Consolidated Statements of Changes in Stockholders' Equity...............................................         F-6
  Notes to Consolidated Financial Statements...............................................................         F-7

Consolidated Financial Statement Schedule for the three years ended December 28, 1996......................        F-37

Consolidated Condensed Financial Statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996:

  Consolidated Condensed Statements of Earnings............................................................        F-38
  Consolidated Condensed Balance Sheet.....................................................................        F-39
  Consolidated Condensed Statements of Cash Flows..........................................................        F-41
  Notes to Consolidated Condensed Financial Statements.....................................................        F-42

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
  Peter Kiewit Sons', Inc.

    We have audited the consolidated financial statements and the financial statement schedule of Peter Kiewit Sons', Inc. and Subsidiaries as listed in the index on the preceding page of this Form 10-K. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peter Kiewit Sons', Inc. and Subsidiaries as of December 28, 1996 and December 30, 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 28, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 14, 1997, except for Note 20, as
to which the date is March 26, 1997.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996

                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
                                                                                     (DOLLARS IN MILLIONS, EXCEPT
                                                                                            PER SHARE DATA)
Revenue...........................................................................  $   2,904  $   2,867  $   2,700
Cost of Revenue...................................................................     (2,412)    (2,426)    (2,310)
                                                                                    ---------  ---------  ---------
                                                                                          492        441        390
General and Administrative Expenses...............................................       (260)      (277)      (221)
                                                                                    ---------  ---------  ---------
Operating Earnings................................................................        232        164        169
Other Income (Expense):
  Equity Earnings, net............................................................         12          8          3
  Investment Income, net..........................................................         72         67         35
  Interest Expense, net...........................................................        (37)       (25)       (38)
  Gain on Subsidiary's Stock Transactions, net....................................     --              3         54
  Other, net......................................................................         26        159         17
                                                                                    ---------  ---------  ---------
                                                                                           73        212         71
Equity Loss in MFS................................................................     --           (131)      (102)
                                                                                    ---------  ---------  ---------
Earnings Before Income Taxes and Minority Interest................................        305        245        138
Income Tax (Provision) Benefit....................................................        (84)        11        (29)
Minority Interest in Net (Income) Loss of Subsidiaries............................     --            (12)         1
                                                                                    ---------  ---------  ---------
Net Earnings......................................................................  $     221  $     244  $     110
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Net Earnings Attributable to Class B&C Stock......................................  $     108  $     104  $      77
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Net Earnings Attributable to Class D Stock........................................  $     113  $     140  $      33
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Net Earnings Per Common and Common Equivalent Share:
  Class B&C Stock.................................................................  $   10.13  $    7.78  $    4.92
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
  Class D Stock...................................................................  $    4.85  $    6.45  $    1.63
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 28, 1996 AND DECEMBER 30, 1995

                                                                                                     1996       1995
                                                                                                   ---------  ---------
                                                                                                       (DOLLARS IN
                                                                                                   MILLIONS, EXCEPT PER
                                                                                                       SHARE DATA)

                                             ASSETS
Current Assets:
  Cash and cash equivalents......................................................................  $     320  $     457
  Marketable securities..........................................................................        426        502
  Restricted securities..........................................................................         25         30
  Receivables, less allowance of $20 and $12.....................................................        357        390
  Costs and earnings in excess of billings on uncompleted contracts..............................         80         78
  Investment in construction joint ventures......................................................         91         73
  Deferred income taxes..........................................................................         59         66
  Other..........................................................................................         46         47
                                                                                                   ---------  ---------
Total Current Assets.............................................................................      1,404      1,643
Property, Plant and Equipment, at cost:
  Land...........................................................................................         32         33
  Buildings and leasehold improvements...........................................................        196        189
  Equipment......................................................................................      1,353      1,246
                                                                                                   ---------  ---------
                                                                                                       1,581      1,468
  Less accumulated depreciation and amortization.................................................       (774)      (710)
                                                                                                   ---------  ---------
Net Property, Plant and Equipment................................................................        807        758
Investments......................................................................................        897        549
Intangible Assets, net...........................................................................        368        387
Other Assets.....................................................................................         72        114
                                                                                                   ---------  ---------
                                                                                                   $   3,548  $   3,451
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...............................................................................  $     235  $     240
  Short-term borrowings..........................................................................     --             45
  Current portion of long-term debt:
    Telecommunications...........................................................................         55         36
    Other........................................................................................          2          6
  Accrued costs and billings in excess of revenue on uncompleted contracts.......................        124        121
  Accrued insurance costs........................................................................         81         79
  Other..........................................................................................        134        127
                                                                                                   ---------  ---------
Total Current Liabilities........................................................................        631        654
Long-Term Debt, less current portion:
  Telecommunications.............................................................................        207        264
  Other..........................................................................................        125        106
Deferred Income Taxes............................................................................        163        236
Retirement Benefits..............................................................................         48         54
Accrued Reclamation Costs........................................................................         99        100
Other Liabilities................................................................................        238        216
Minority Interest................................................................................        218        214
Stockholders' Equity:
  Preferred stock, no par value, authorized 250,000 shares: no shares outstanding in 1996 and
    1995.........................................................................................     --         --
  Common stock, $.0625 par value, $1.7 billion aggregate redemption value:
    Class B, authorized 8,000,000 shares:
      263,468 outstanding in 1996 and in 1995....................................................     --         --
    Class C, authorized 125,000,000 shares:
      10,743,173 outstanding in 1996 and 10,616,901 outstanding in 1995..........................          1          1
    Class D, authorized 50,000,000 shares:
      23,180,243 outstanding in 1996 and 23,024,974 outstanding in 1995..........................          1          1
  Additional paid-in capital.....................................................................        235        210
  Foreign currency adjustment....................................................................         (7)        (6)
  Net unrealized holding gain....................................................................         23         17
  Retained earnings..............................................................................      1,566      1,384
                                                                                                   ---------  ---------
Total Stockholders' Equity.......................................................................      1,819      1,607
                                                                                                   ---------  ---------
                                                                                                   $   3,548  $   3,451
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

          See accompanying notes to consolidated financial statements

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996


                                                                                               1996       1995       1994
                                                                                             ---------  ---------  ---------
                                                                                                  (DOLLARS IN MILLIONS)
Cash flows from continuing operations:
  Net earnings.............................................................................  $     221  $     244  $     110
  Adjustments to reconcile net earnings to net cash provided by continuing operations:
    Depreciation, depletion and amortization...............................................        193        152        217
    (Gain) loss on sale of property, plant and equipment, and other investments............        (20)       (40)         5
    Gain on subsidiary's stock transactions, net...........................................         --         (3)       (54)
    Equity (earnings) loss, net............................................................        (12)       116        (10)
    Noncash interest expense...............................................................         --         --         40
    Minority interest in subsidiaries......................................................         --         12        (50)
    Retirement benefits paid...............................................................         (6)        (2)        (6)
    Deferred income taxes..................................................................        (68)      (147)       (40)
    Change in working capital items:
      Receivables..........................................................................         28          2        (53)
      Other current assets.................................................................        (11)        19        (67)
      Payables.............................................................................         (1)        --         42
      Other liabilities....................................................................         43         80         19
    Other..................................................................................         (3)        --          8
                                                                                             ---------  ---------  ---------
Net cash provided by continuing operations.................................................        364        433        161
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable securities..............................        538        465      1,743
  Purchases of marketable securities.......................................................       (468)      (482)    (1,551)
  Decrease (increase) in restricted cash...................................................          6         19        (39)
  Acquisitions, excluding cash acquired....................................................       (301)      (229)      (254)
  Proceeds from sale of cellular properties................................................         --         --        182
  Proceeds from sale of property, plant and equipment, and other investments...............         32         29         20
  Capital expenditures.....................................................................       (189)      (197)      (548)
  Investments in affiliates................................................................        (53)       (31)       (34)
  Acquisition of minority interest.........................................................         --         --         (6)
  Other....................................................................................         11         (2)       (14)
                                                                                             ---------  ---------  ---------
Net cash used in investing activities......................................................       (424)      (428)      (501)
Cash flows from financing activities:
  Long-term debt borrowings................................................................         41         52        693
  Payments on long-term debt, including current portion....................................        (61)       (52)      (309)
  Net change in short-term borrowings......................................................        (45)        45         --
  Issuances of common stock................................................................         27         25         21
  Issuances of subsidiaries' stock.........................................................          1         --         70
  Repurchases of common stock..............................................................        (16)        (6)       (31)
  Dividends paid...........................................................................        (24)       (13)       (13)
                                                                                             ---------  ---------  ---------
Net cash (used in) provided by financing activities........................................        (77)        51        431
Proceeds from sales of discontinued packaging operations...................................         --         29          5
Cash and cash equivalents of MFS at beginning of year......................................         --        (22)        --
Effect of exchange rates on cash...........................................................         --          3         (1)
                                                                                             ---------  ---------  ---------
Net change in cash and cash equivalents....................................................       (137)        66         95
Cash and cash equivalents at beginning of year.............................................        457        391        296
                                                                                             ---------  ---------  ---------
Cash and cash equivalents at end of year...................................................  $     320  $     457  $     391
                                                                                             ---------  ---------  ---------
                                                                                             ---------  ---------  ---------
Supplemental disclosure of cash flow information:
  Taxes....................................................................................  $     133  $     201  $     115
  Interest.................................................................................         40         35         41
Noncash investing and financing activities:
  Conversion of CalEnergy convertible debentures to common stock...........................  $      66  $      --  $      --
  Dividend of investment in MFS............................................................         --        399         --
  Issuance of C-TEC redeemable preferred stock for acquisition.............................         --         39         --
  Disposition of gold operations in exchange for Kinross common stock, net.................         --         21         --
  Issuance of MFS stock for acquisitions...................................................         --         --         71
  MFS stock transactions to settle contingent purchase price adjustment....................         --         --         25


          See accompanying notes to consolidated financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996

                                                   CLASS          CLASS                                           NET
                                                    B&C             D         ADDITIONAL        FOREIGN       UNREALIZED
                                                  COMMON         COMMON         PAID-IN        CURRENCY         HOLDING
                                                   STOCK          STOCK         CAPITAL       ADJUSTMENT      GAIN (LOSS)
                                               -------------  -------------  -------------  ---------------  -------------
                                                                          (DOLLARS IN MILLIONS)
Balance at December 26, 1993.................    $       1      $       1      $     164       $      (3)      $       9
  Issuances of stock.........................       --             --                 21          --              --
  Repurchases of stock.......................       --             --                 (3)         --              --
  Foreign currency adjustment................       --             --             --                  (4)         --
  Net unrealized holding (loss)..............       --             --             --              --                 (17)
  Net earnings...............................       --             --             --              --              --
  Dividends:(a)
    Class B&C ($.90 per common share)........       --             --             --              --              --
                                                                                                      --
                                                       ---            ---          -----                             ---
Balance at December 31, 1994.................            1              1            182              (7)             (8)
  Issuances of stock.........................       --             --                 29          --              --
  Repurchases of stock.......................       --             --                 (1)         --              --
  Foreign currency adjustment................       --             --             --                   1          --
  Net unrealized holding gain................       --             --             --              --                  25
  Net earnings...............................       --             --             --              --              --
  Dividends:(b)
    Class B&C ($1.05 per common share).......       --             --             --              --              --
    Class D ($.50 per common share)..........       --             --             --              --              --
    MFS Dividend.............................       --             --             --              --              --
                                                                                                      --
                                                       ---            ---          -----                             ---
Balance at December 30, 1995.................            1              1            210              (6)             17

  Issuances of stock.........................       --             --                 27          --              --
  Repurchases of stock.......................       --             --                 (2)         --              --
  Foreign currency adjustment................       --             --             --                  (1)         --
  Net unrealized holding gain................       --             --             --              --                   6
  Net earnings...............................       --             --             --              --              --
  Dividends: (c)
    Class B&C ($1.30 per common share).......       --             --             --              --              --
    Class D ($.50 per common share)..........       --             --             --              --              --
                                                                                                      --
                                                       ---            ---          -----                             ---
  Balance at December 28, 1996...............    $       1      $       1      $     235       $      (7)      $      23
                                                                                                      --
                                                                                                      --
                                                       ---            ---          -----                             ---
                                                       ---            ---          -----                             ---


                                                RETAINED
                                                EARNINGS      TOTAL
                                               -----------  ---------

Balance at December 26, 1993.................   $   1,499   $   1,671
  Issuances of stock.........................      --              21
  Repurchases of stock.......................         (28)        (31)
  Foreign currency adjustment................      --              (4)
  Net unrealized holding (loss)..............                     (17)
  Net earnings...............................         110         110
  Dividends:(a)
    Class B&C ($.90 per common share)........         (14)        (14)

                                               -----------  ---------
Balance at December 31, 1994.................       1,567       1,736
  Issuances of stock.........................      --              29
  Repurchases of stock.......................          (5)         (6)
  Foreign currency adjustment................      --               1
  Net unrealized holding gain................      --              25
  Net earnings...............................         244         244
  Dividends:(b)
    Class B&C ($1.05 per common share).......         (12)        (12)
    Class D ($.50 per common share)..........         (11)        (11)
    MFS Dividend.............................        (399)       (399)

                                               -----------  ---------
Balance at December 30, 1995.................       1,384       1,607
  Issuances of stock.........................      --              27
  Repurchases of stock.......................         (14)        (16)
  Foreign currency adjustment................      --              (1)
  Net unrealized holding gain................      --               6
  Net earnings...............................         221         221
  Dividends: (c)
    Class B&C ($1.30 per common share).......         (13)        (13)
    Class D ($.50 per common share)..........         (12)        (12)

                                               -----------  ---------
  Balance at December 28, 1996...............   $   1,566   $   1,819

                                               -----------  ---------
                                               -----------  ---------


------------------------

(a) Includes $.45 per share for dividends on Class B&C Stock declared in 1994 but paid in January 1995.

(b) Includes $.60 and $.50 per share for dividends on Class B&C and Class D Stock, respectively, declared in 1995 but paid in January 1996.


(c) Includes $.70 and $.50 per share for dividends on Class B&C and Class D Stock, respectively, declared in 1996 but paid in January 1997.


          See accompanying notes to consolidated financial statements.

                            PETER KIEWIT SONS', INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Peter Kiewit Sons', Inc. and subsidiaries in which it has control ("PKS" or "the Company"), which are engaged in enterprises primarily related to construction, coal mining, energy generation and distribution, and telecommunications. The Company consolidates C-TEC Corporation ("C-TEC") because it controls more than 50% of its voting rights. Fifty-percent-owned mining joint ventures are consolidated on a pro rata basis. Investments in other companies in which the Company exercises significant influence over operating and financial policies, including energy investments and construction joint ventures, are accounted for by the equity method. The Company accounts for its share of the operations of the construction joint ventures on a pro rata basis in the consolidated statements of earnings. All significant intercompany accounts and transactions have been eliminated.

    The results of operations of MFS Communications Company, Inc. ("MFS"), (which later merged into WorldCom Inc.) have been classified as a single line item on the statements of earnings. MFS is consolidated in the 1994 statement of cash flows (See Note 6).

    The Company invests in the portfolios of the Kiewit Mutual Fund, ("KMF"), a registered investment company. KMF is not consolidated in the Company's financial statements.

    DESCRIPTION OF BUSINESS GROUPS

    Holders of Class B&C Stock ("Construction & Mining Group") and Class D Stock (Diversified Group) are stockholders of PKS. The Construction & Mining Group ("KCG") contains the Company's traditional construction and materials operations performed by Kiewit Construction Group Inc. The Diversified Group ("KDG") contains coal mining properties owned by Kiewit Coal Properties Inc., energy investments, including 30% interests in CalEnergy Company Inc. ("CalEnergy") and CE Electric UK plc ("CE Electric"), investments in international energy projects, telecommunications companies owned by C-TEC, as well as other assets. Corporate assets and liabilities which are not separately identified with the ongoing operations of the Construction & Mining Group or the Diversified Group are allocated equally between the groups.

    CONSTRUCTION CONTRACTS

    KCG operates generally within North America as a general contractor and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since KCG ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. In the event of termination, KCG is entitled to receive the contract price on completed work and reimbursement of termination related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give KCG high priority in the event of lien foreclosures following financial difficulties of private owners.

    The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of KCG's business involves construction contracts obtained through competitive bidding. The volume and profitability of KCG's construction work depends to a significant extent upon the general state of the economies in which it operates and the volume of work available to contractors. KCG's

                            PETER KIEWIT SONS', INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or other governmental action.

    KCG recognizes revenue on long-term construction contracts and joint ventures on the percentage-of-completion method based upon engineering estimates of the work performed on individual contracts. Provisions for losses are recognized on uncompleted contracts when they become known. Claims for additional revenue are recognized in the period when allowed. It is at least reasonably possible that engineering estimates of the work performed on individual contracts will be revised in the near term.

    Assets and liabilities arising from construction activities, the operating cycle of which extends over several years, are classified as current in the financial statements. A one-year time period is used as the basis for classification of all other current assets and liabilities.

    COAL SALES CONTRACTS

    KDG's coal is sold primarily under long-term contracts with electric utilities, which burn coal in order to generate steam to produce electricity. A substantial portion of KDG's coal sales were made under long-term contracts during 1996, 1995 and 1994. The remainder of KDG's sales are made on the spot market where prices are substantially lower than those in the long-term contracts. As the long-term contracts expire, a higher proportion of KDG's sales will occur on the spot market.

    The coal industry is highly competitive. KDG competes not only with other domestic and foreign coal suppliers, some of whom are larger and have greater capital resources than KDG, but also with alternative methods of generating electricity and alternative energy sources. Many of KDG's competitors are served by two railroads and, due to the competition, often benefit from lower transportation costs than KDG which is served by a single railroad. Additionally, many competitors have lower stripping ratios than KDG, often resulting in lower comparative costs of production.

    KDG is also required to comply with various federal, state and local laws concerning protection of the environment. KDG believes its compliance with environmental protection and land restoration laws will not affect its competitive position since its competitors are similarly affected by such laws.

    KDG and its mining ventures have entered into various agreements with its customers which stipulate delivery and payment terms for the sale of coal. Prior to 1993, one of the primary customers deferred receipt of certain commitments by purchasing undivided fractional interests in coal reserves of KDG and the mining ventures. Under the arrangements, revenue was recognized when cash was received. The agreements with this customer were renegotiated in 1992. In accordance with the renegotiated agreements, there were no sales of interests in coal reserves subsequent to January 1, 1993. KDG has the obligation to deliver the coal reserves to the customer in the future if the customer exercises its option. If the option is exercised, KDG presently intends to deliver coal from unaffiliated mines. In the opinion of management, KDG has sufficient coal reserves to cover the above sales commitments.

    KDG's coal sales contracts are with several electric utility and industrial companies. In the event that these customers do not fulfill contractual responsibilities, KDG would pursue the available legal remedies.

    TELECOMMUNICATIONS REVENUE

    C-TEC's most significant operating groups are its local telephone service and cable system operations. C-TEC's telephone network access revenues are derived from net access charges, toll rates and settlement

                            PETER KIEWIT SONS', INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) arrangements for traffic that originates or terminates within C-TEC's local telephone company. Revenues from telephone services and basic and premium cable programming services are recorded in the month the service is provided.

    The telecommunications industry is subject to local, state and federal regulation. Consequently, the ability of the telephone and cable groups to generate increased volume and profits is largely dependent upon regulatory approval to expand customer bases, increase prices and limit expenses.

    Competition for the cable group's services traditionally has come from broadcast television, video rentals and direct broadcast satellite received on home dishes. Future competition is expected from telephone companies.

    Concentration of credit risk with respect to accounts receivable are limited due to the dispersion of customer base among geographic areas and remedies provided by terms of contracts and statutes.

    ENERGY GENERATION AND DISTRIBUTION

    KDG engages in the development, generation, distribution and supply of electricity to customers throughout the world. The international power markets are characterized by numerous strong and capable competitors, many of which have more extensive and more diversified developmental or operating experience and greater financial resources than KDG.

    The successful development, construction and operation of international power projects is contingent upon, among other things, negotiation on terms satisfactory to KDG of financing, engineering, construction, fuel supply and power sales contracts with other project participants, receipt of governmental permits and consents and timely implementation of construction. The future growth of KDG is dependent, in large part, upon the demand for additional electrical generating capacity and its ability to obtain contracts to supply portions of this capacity. There can be no assurance that developmental efforts on any particular project will be successful.

    The financing and development of international projects entail significant political and financial risks against which KDG may not be able to insure. The uncertainty of the legal environment in certain foreign countries could make it more difficult for KDG to enforce its rights under agreements relating to the projects. KDG's international projects may, in certain cases, be terminated by the applicable foreign government.

    DEPRECIATION AND AMORTIZATION

    Property, plant and equipment are recorded at cost. Depreciation and amortization for the majority of the Company's property, plant and equipment are computed on accelerated and straight-line methods. Depletion of mineral properties is provided primarily on an units-of-extraction basis determined in relation to estimated reserves.

    In accordance with industry practice, certain telephone plant owned by C-TEC valued at $238 million is depreciated based on the estimated remaining lives of the various classes of depreciable property and straight-line composite rates. When property is retired, the original cost, plus cost of removal, less salvage, is charged to accumulated depreciation.

                            PETER KIEWIT SONS', INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INTANGIBLE ASSETS

    Intangible assets primarily include amounts allocated upon purchase of existing operations, franchises and subscriber lists. These assets are amortized on a straight-line basis over the expected period of benefit, which does not exceed 40 years.

    The Company adopted statement of financial accounting standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", in 1996. The Company reviews the carrying amount of intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life of the asset to the net carrying value of the asset. No impairment losses have been recognized by the Company pursuant to SFAS 121.

    PENSION PLANS

    KDG maintains defined benefit plans primarily for packaging employees who retired prior to the disposition of the packaging operations. Benefits paid under the plans are based on years of service for hourly employees and years of service and rates of pay for salaried employees.

    Through December 31, 1996, substantially all of C-TEC's employees are included in a trusteed noncontributory defined benefit plan. Upon retirement, employees are provided a monthly pension based on length of service and compensation.

    The plans are funded in accordance with the requirements of the Employee Retirement Income Security Act of 1974.

    RESERVES FOR RECLAMATION

    KDG follows the policy of providing an accrual for reclamation of mined properties, based on the estimated cost of restoration of such properties, in compliance with laws governing strip mining. It is at least reasonably possible that the estimated cost of restoration will be revised in the near-term.

    FOREIGN CURRENCIES

    The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to stockholders' equity.

    SUBSIDIARY STOCK SALES AND ISSUANCES

    The Company recognizes gains and losses from the sale and issuance of stock by its subsidiaries.

    EARNINGS PER SHARE

    Primary earnings per share of common stock have been computed using the weighted average number of shares outstanding during each year after giving effect to Class D stock options considered to be dilutive common stock equivalents. Fully diluted earnings per share have not been presented because it is not

                            PETER KIEWIT SONS', INC.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) materially different from primary earnings per share. The number of shares used in computing earnings per share were as follows:

                                                          1996          1995          1994
                                                      ------------  ------------  ------------
Class B&C...........................................    10,655,886    13,384,434    15,697,724
Class D.............................................    23,263,688    21,718,792    20,438,806

    INCOME TAXES

    Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    Where appropriate, items within the consolidated financial statements and notes thereto have been reclassified from previous years to conform to current year presentation.

    FISCAL YEAR

    The Company's fiscal year ends on the last Saturday in December. There were 52 weeks in fiscal years 1996 and 1995 and 53 weeks in the fiscal year 1994.

    C-TEC has a calendar fiscal year.

                            PETER KIEWIT SONS', INC.

(2) SUMMARIZED FINANCIAL INFORMATION


    A summary of the results of operations and financial position for the Construction & Mining Group and the Diversified Group follows. These summaries were derived from the audited financial statements of the respective groups which are included elsewhere herein or incorporated by reference hereto.


    All significant intercompany accounts and transactions, except those directly between the Construction & Mining Group and the Diversified Group, have been eliminated. Included within the results of operations are mine management fees paid by the Diversified Group to the Construction and Mining Group of $24 million, after-tax, in 1996 and $19 million, after-tax, in 1995 and 1994.

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                        (DOLLARS IN MILLIONS, EXCEPT
                                                                                               PER SHARE DATA)
CONSTRUCTION & MINING GROUP:

Results of Operations:
  Revenue............................................................................  $   2,286  $   2,330  $   2,175
  Net earnings.......................................................................        108        104         77
  Earnings per share.................................................................      10.13       7.78       4.92

Financial Position:
  Working capital....................................................................  $     374  $     248  $     333
  Total assets.......................................................................      1,036        977        963
  Long-term debt, less current portion...............................................         12          9          9
  Stockholders' equity...............................................................        562        467        505

DIVERSIFIED GROUP:

Results of Operations:
  Revenue............................................................................  $     652  $     580  $     537
  Net earnings.......................................................................        113        140         33
  Earnings per share.................................................................       4.85       6.45       1.63

Financial Position:
  Working capital....................................................................  $     399  $     741  $     969
  Total assets.......................................................................      2,523      2,488      3,549
  Long-term debt, less current portion...............................................        320        361        899
  Stockholders' equity...............................................................      1,257      1,140      1,231

                            PETER KIEWIT SONS', INC.

(3) INDUSTRY AND GEOGRAPHIC DATA

    The Company operates primarily in four reportable segments: construction, coal mining, energy generation and distribution, and telecommunications. Other primarily includes KDG's information services business, California Private Transportation Company L.P., ("CPTC"), the owner-operator of the SR91 toll road in Southern California, corporate expenses not attributable to a specific segment, and marketable securities. MFS is included in the 1994 telecommunications identifiable assets, capital expenditures and depreciation and amortization balances.

    Equity earnings is included due to the significant equity investments in the energy generation and distribution businesses.

    A summary of the Company's operations by industry and geographic region is as follows:

                                                         KCG                            KDG
                                                     -----------  ------------------------------------------------
                                                      CONSTRUC-      COAL                    TELECOM-                ELIMINA-
                                                        TION        MINING       ENERGY     MUNICATIONS    OTHER       TIONS
                                                     -----------  -----------  -----------  -----------  ---------  -----------
                                                                               (DOLLARS IN MILLIONS)
INDUSTRY DATA

1996
---------------------------------------------------

Revenue............................................   $   2,286    $     234    $  --        $     367   $      51   $     (34)
Operating Earnings.................................         105           94           (2)          31         (35)         39
Equity Earnings, net...............................           8       --               14           (1)         (9)     --
Identifiable Assets................................       1,036          387          649        1,100         387         (11)
Capital Expenditures...............................          72            2       --               87          28      --
Depreciation, Depletion & Amortization.............          61           12       --              106          14      --

1995
---------------------------------------------------

Revenue............................................   $   2,330    $     216    $  --        $     325   $      39   $     (43)
Operating Earnings.................................          87           77           (2)          37         (68)         33
Equity Earnings, net...............................           3       --               10           (3)         (2)     --
Identifiable Assets................................         977          368          356        1,143         621         (14)
Capital Expenditures...............................          79            4       --               72          42      --
Depreciation, Depletion & Amortization.............          56            7       --               81           8      --

1994
---------------------------------------------------

Revenue............................................   $   2,175    $     225    $  --        $     291   $      21   $     (12)
Operating Earnings.................................          59           76       --               27         (22)         29
Equity Earnings, net...............................           2       --                5       --              (4)     --
Identifiable Assets................................         963          407          219        2,575         348          (8)
Capital Expenditures...............................          76            3       --              426          56         (13)
Depreciation, Depletion & Amortization.............          52           11       --              149           5      --


                                                      CONSOLI-
                                                        DATED
                                                     -----------

INDUSTRY DATA
1996
---------------------------------------------------
Revenue............................................   $   2,904
Operating Earnings.................................         232
Equity Earnings, net...............................          12
Identifiable Assets................................       3,548
Capital Expenditures...............................         189
Depreciation, Depletion & Amortization.............         193
1995
---------------------------------------------------
Revenue............................................   $   2,867
Operating Earnings.................................         164
Equity Earnings, net...............................           8
Identifiable Assets................................       3,451
Capital Expenditures...............................         197
Depreciation, Depletion & Amortization.............         152
1994
---------------------------------------------------
Revenue............................................   $   2,700
Operating Earnings.................................         169
Equity Earnings, net...............................           3
Identifiable Assets................................       4,504
Capital Expenditures...............................         548
Depreciation, Depletion & Amortization.............         217

                            PETER KIEWIT SONS', INC.

(3) INDUSTRY AND GEOGRAPHIC DATA (CONTINUED)

                                                         KCG                            KDG
                                                     -----------  ------------------------------------------------
                                                      CONSTRUC-      COAL                    TELECOM-                ELIMINA-
                                                        TION        MINING       ENERGY     MUNICATIONS    OTHER       TIONS
                                                     -----------  -----------  -----------  -----------  ---------  -----------
                                                                               (DOLLARS IN MILLIONS)
GEOGRAPHIC DATA

1996
---------------------------------------------------

Revenue:
  United States....................................   $   2,000    $     234    $  --        $     367   $      51   $      (4)
  Canada...........................................         175       --           --           --          --          --
  Other............................................         111       --           --           --          --             (30)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $   2,286    $     234    $  --        $     367   $      51   $     (34)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------
Operating Earnings:
  United States....................................   $      84    $      94    $      (3)   $      31   $     (35)  $      39
  Canada...........................................           7       --           --           --          --          --
  Other............................................          14       --                1       --          --          --
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $     105    $      94    $      (2)   $      31   $     (35)  $      39
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------
Identifiable Assets:
  United States....................................   $     924    $     387    $     323    $   1,100   $     387   $     (11)
  Canada...........................................          90       --           --           --          --          --
  Other............................................          22       --              326       --          --          --
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $   1,036    $     387    $     649    $   1,100   $     387   $     (11)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------

1995
---------------------------------------------------

Revenue:
  United States....................................   $   2,007    $     216    $  --        $     325   $      39   $      (8)
  Canada...........................................         237       --           --           --          --          --
  Other............................................          86       --           --           --          --             (35)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $   2,330    $     216    $  --        $     325   $      39   $     (43)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------
Operating Earnings:
  United States....................................   $      70    $      77    $  --        $      37   $     (68)  $      33
  Canada...........................................           7       --           --           --          --          --
  Other............................................          10       --               (2)      --          --          --
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $      87    $      77    $      (2)   $      37   $     (68)  $      33
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------
Identifiable Assets:
  United States....................................   $     867    $     368    $     260    $   1,143   $     621   $     (14)
  Canada...........................................          90       --           --           --          --          --
  Other............................................          20       --               96       --          --          --
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $     977    $     368    $     356    $   1,143   $     621   $     (14)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------


                                                      CONSOLI-
                                                        DATED
                                                     -----------

GEOGRAPHIC DATA
1996
---------------------------------------------------
Revenue:
  United States....................................   $   2,648
  Canada...........................................         175
  Other............................................          81
                                                     -----------
                                                      $   2,904
                                                     -----------
                                                     -----------
Operating Earnings:
  United States....................................   $     210
  Canada...........................................           7
  Other............................................          15
                                                     -----------
                                                      $     232
                                                     -----------
                                                     -----------
Identifiable Assets:
  United States....................................   $   3,110
  Canada...........................................          90
  Other............................................         348
                                                     -----------
                                                      $   3,548
                                                     -----------
                                                     -----------
1995
---------------------------------------------------
Revenue:
  United States....................................   $   2,579
  Canada...........................................         237
  Other............................................          51
                                                     -----------
                                                      $   2,867
                                                     -----------
                                                     -----------
Operating Earnings:
  United States....................................   $     149
  Canada...........................................           7
  Other............................................           8
                                                     -----------
                                                      $     164
                                                     -----------
                                                     -----------
Identifiable Assets:
  United States....................................   $   3,245
  Canada...........................................          90
  Other............................................         116
                                                     -----------
                                                      $   3,451
                                                     -----------
                                                     -----------

                            PETER KIEWIT SONS', INC.

(3) INDUSTRY AND GEOGRAPHIC DATA (CONTINUED)

                                                         KCG                            KDG
                                                     -----------  ------------------------------------------------
                                                      CONSTRUC-      COAL                    TELECOM-                ELIMINA-
                                                        TION        MINING       ENERGY     MUNICATIONS    OTHER       TIONS
                                                     -----------  -----------  -----------  -----------  ---------  -----------
                                                                               (DOLLARS IN MILLIONS)
1994
---------------------------------------------------

Revenue:
  United States....................................   $   1,915    $     225    $  --        $     291   $      21   $      (8)
  Canada...........................................         214       --           --           --          --          --
  Other............................................          46       --           --           --          --              (4)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $   2,175    $     225    $  --        $     291   $      21   $     (12)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------
Operating Earnings:
  United States....................................   $      45    $      76    $  --        $      27   $     (22)  $      29
  Canada...........................................          14       --           --           --          --          --
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $      59    $      76    $  --        $      27   $     (22)  $      29
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------
Identifiable Assets:
  United States....................................   $     834    $     407    $     219    $   2,575   $     348   $      (8)
  Canada...........................................         102       --           --           --          --          --
  Other............................................          27       --           --           --          --          --
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                      $     963    $     407    $     219    $   2,575   $     348   $      (8)
                                                     -----------       -----        -----   -----------  ---------  -----------
                                                     -----------       -----        -----   -----------  ---------  -----------


                                                      CONSOLI-
                                                        DATED
                                                     -----------

1994
---------------------------------------------------
Revenue:
  United States....................................   $   2,444
  Canada...........................................         214
  Other............................................          42
                                                     -----------
                                                      $   2,700
                                                     -----------
                                                     -----------
Operating Earnings:
  United States....................................   $     155
  Canada...........................................          14
                                                     -----------
                                                      $     169
                                                     -----------
                                                     -----------
Identifiable Assets:
  United States....................................   $   4,375
  Canada...........................................         102
  Other............................................          27
                                                     -----------
                                                      $   4,504
                                                     -----------
                                                     -----------

                            PETER KIEWIT SONS', INC.

(4) INVESTMENTS

    Investments consist of the following at December 28, 1996 and December 30, 1995:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      MILLIONS)
KDG
  CalEnergy Company Inc........................................................................  $     292  $     218
  CE Electric UK, plc (Note 5).................................................................        176     --
  International energy projects................................................................        149         96
  Equity securities (Note 8)...................................................................         75         59
  C-TEC investments:
    Megacable S.A. de C.V......................................................................         74         77
    Other......................................................................................         12         10
  Other........................................................................................         28         10
KCG
  ME Holding Inc...............................................................................         33         29
  Equity securities of Kinross Gold Corporation (Note 8).......................................         28         30
  Other........................................................................................         30         20
                                                                                                 ---------  ---------
                                                                                                 $     897  $     549
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    In 1996, KDG exercised 1.5 million CalEnergy options at a price of $9 per share and 3.3 million CalEnergy options at a price of $12 per share. In addition, KDG converted its $66 million of 9.5% Convertible Subordinated Debentures into 3.6 million shares of CalEnergy common stock. At December 28, 1996, KDG owns 19.2 million shares or 30% of CalEnergy's outstanding common stock and has a cumulative investment in CalEnergy common stock of $292 million, $25 million in excess of KDG's proportionate share of CalEnergy's equity. The excess investment is being amortized over 20 years. Equity earnings, net of goodwill amortization, were $20 million, $10 million and $5 million in 1996, 1995 and 1994. KDG also recognized investment income from CalEnergy debt securities of $4 million, $6 million and $5 million in 1996, 1995 and 1994. CalEnergy common stock is traded on the New York Stock Exchange. On December 28, 1996, the market value of KDG's investment in CalEnergy common stock was $644 million.

    KDG has 1 million options to purchase additional CalEnergy stock at a price of $11.625 per share which expire in 2001.

    The following is summarized financial information of CalEnergy Company,
Inc.:

OPERATIONS (DOLLARS IN MILLIONS)                                                              1996       1995       1994
------------------------------------------------------------------------------------------  ---------  ---------  ---------
Revenue...................................................................................  $     576  $     399  $     186
Net income available to common stockholders...............................................         92         62         32
KDG's Share:
  Net Income..............................................................................         22         13          7
  Goodwill Amortization...................................................................         (2)        (3)        (2)
                                                                                            ---------  ---------  ---------
      Equity in net income of CalEnergy...................................................  $      20  $      10  $       5
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

                            PETER KIEWIT SONS', INC.

(4) INVESTMENTS (CONTINUED)

FINANCIAL POSITION (DOLLARS IN MILLIONS)                                                           1996       1995
-----------------------------------------------------------------------------------------------  ---------  ---------
Current assets.................................................................................  $     945  $     418
Other assets...................................................................................      4,768      2,236
                                                                                                 ---------  ---------
  Total assets.................................................................................      5,713      2,654

Current liabilities............................................................................      1,232        162
Other liabilities..............................................................................      3,301      1,948
Minority interest..............................................................................        299     --
                                                                                                 ---------  ---------
  Total liabilities............................................................................      4,832      2,110
                                                                                                 ---------  ---------
  Net assets...................................................................................  $     881  $     544
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
KDG's Share:
  Equity in net assets.........................................................................  $     267  $     116
  Goodwill.....................................................................................         25         37
  Convertible debentures.......................................................................     --             65
                                                                                                 ---------  ---------
    Investment in CalEnergy....................................................................  $     292  $     218
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    In 1993, KDG and CalEnergy formed a venture to develop power projects outside of the United States. Since 1993, construction has begun on the Mahanagdong, Casecnan and Dieng power projects. The Mahanagdong project is a 165 MW geothermal power facility located on the Philippine island of Leyte. The Casecnan project is a combined irrigation and 150 MW hydroelectric power generation facility located on the island of Luzon in the Philippines. Dieng Unit I is a 55 MW geothermal facility on the Indonesian island of Java. Up to three additional facilities at Dieng are in development. The venture also has conducted significant additional development drilling at the Patuha and Bali sites in Indonesia, and continues to pursue power project opportunities around the world. In 1996, KDG and CalEnergy agreed to extend the power project venture agreement for another five years. KCG is currently constructing the Mahanagdong and Dieng facilities.

    Generally, costs associated with the development, financing and construction of the international energy projects have been capitalized by each of the projects and will be amortized over the life of each project.

                            PETER KIEWIT SONS', INC.

(4) INVESTMENTS (CONTINUED)
    The following is summarized financial information for the International energy projects:

FINANCIAL POSITION (DOLLARS IN MILLIONS)                           MAHANAGDONG     CASECNAN       DIENG        OTHER       TOTAL
---------------------------------------------------------------  ---------------  -----------  -----------  -----------  ---------
1996
---------------------------------------------------------------

Current Assets.................................................     $       1      $     441    $      15    $      10   $     467
Other Assets...................................................           239             51          118           36         444
                                                                        -----          -----        -----          ---   ---------
  Total Assets.................................................           240            492          133           46         911

Current Liabilities............................................            15              9           24           11          59
Other Liabilities..............................................           153            372           35       --             560
                                                                        -----          -----        -----          ---   ---------
  Total Liabilities (with recourse only to the projects).......           168            381           59           11         619
                                                                        -----          -----        -----          ---   ---------
    Net Assets.................................................     $      72      $     111    $      74    $      35   $     292
                                                                        -----          -----        -----          ---   ---------
                                                                        -----          -----        -----          ---   ---------
KDG's Share:
  Equity in Net Assets.........................................     $      36      $      55    $      36    $      17   $     144
  Loan to Project..............................................        --             --                5       --               5
                                                                        -----          -----        -----          ---   ---------
                                                                    $      36      $      55    $      41    $      17   $     149
                                                                        -----          -----        -----          ---   ---------
                                                                        -----          -----        -----          ---   ---------

1995
---------------------------------------------------------------

Current Assets.................................................     $  --          $     493    $       3    $       1   $     497
Other Assets...................................................           148              8           18            3         177
                                                                        -----          -----        -----          ---   ---------
  Total Assets.................................................           148            501           21            4         674

Current Liabilities............................................            15              7            6            1          29
Other Liabilities..............................................            79            371       --           --             450
                                                                        -----          -----        -----          ---   ---------
  Total Liabilities (with recourse only to the projects).......            94            378            6            1         479
                                                                        -----          -----        -----          ---   ---------
  Net Assets...................................................     $      54      $     123    $      15    $       3   $     195
                                                                        -----          -----        -----          ---   ---------
                                                                        -----          -----        -----          ---   ---------
KDG's Share:
  Equity in Net Assets.........................................     $      27      $      61    $       7    $       1   $      96
                                                                        -----          -----        -----          ---   ---------
                                                                        -----          -----        -----          ---   ---------

    In late 1995, the Casecnan joint venture closed financing for the construction of the project with bonds issued by the project company. The difference between the interest expense on the debt and the interest earned on the unused funds prior to payment of construction costs resulted in a loss to the venture of $12 million in 1996. KDG's share of this loss was $6 million. No income or losses were incurred by the international projects in 1994 or 1995.

    The Casecnan project is being constructed on a joint and several basis by Hanbo Corporation and Hanbo Engineering & Construction Co. Ltd. ("HECC"), (together "Contractor") both of which are South Korean corporations. Hanbo Corporation and HECC are under common ownership control. The contractors' obligations under the construction contract are guaranteed by Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel"), a large South Korean steel company. In addition, the contractor's obligations are secured by an unconditional, irrevocable standby letter of credit issued by Korea First Bank ("KFB") in the approximate amount of $118 million. Hanbo Corporation, HECC and Hanbo Steel have each filed to seek

                            PETER KIEWIT SONS', INC.

(4) INVESTMENTS (CONTINUED)
bankruptcy protection in Korea and KFB's credit rating has been downgraded because of the substantial loans it has made to Hanbo Steel.

    Casecnan has recently received confirmation from HECC that it intends to fully perform its obligations under the contract. However, although HECC is currently performing the work, there can be no assurance that it will remain able to perform fully its obligations under the contract.

    KFB has recently reconfirmed to Casecnan that it will honor its obligations under the letter of credit.

    Casecnan is presently reviewing its rights, obligations and potential remedies in respect to the recent developments regarding the Contractor and KFB and is presently unable to speculate as to the ultimate effect of such developments on the Casecnan project.

    If Contractor were to materially fail to perform its obligations under the contract and if KFB were to fail to honor its obligations under the Casecnan letter of credit, such actions could have a material adverse effect on the Casecnan project. However, based on information available, KDG does not currently believe its investment is impaired.

    Investments also include C-TEC's 40% interest in Megacable S.A. de C.V., Mexico's second largest cable television operator, and KCG's investment in the electrical contractor, ME Holding Inc., both accounted for using the equity method.

(5) ACQUISITIONS

    In 1996, CE Electric made an unsolicited $1.3 billion offer to acquire Northern Electric plc ("Northern"), a regional electricity distribution and supply company in the United Kingdom. CE Electric is owned 70% by CalEnergy and 30% by KDG. As of December 24, CE Electric had acquired a majority of Northern's shares. At December 28, 1996 KDG had invested $176 million in CE Electric. The remaining funds necessary for CE Electric to complete the acquisition will be provided under a term loan and revolving credit facility.

    CE Electric has accounted for the transaction as a purchase and recorded goodwill of $397 million representing the purchase price in excess of the fair market value of the assets acquired. The goodwill is being amortized over a 40 year period.

    The following is summarized financial information of CE Electric as of December 31, 1996:

FINANCIAL POSITION (DOLLARS IN MILLIONS)                                                                     1996
---------------------------------------------------------------------------------------------------------  ---------
Current assets...........................................................................................  $     583
Other assets.............................................................................................      1,772
                                                                                                           ---------
  Total assets...........................................................................................      2,355
Current liabilities......................................................................................        785
Other liabilities........................................................................................        718
Preferred stock..........................................................................................        153
Minority interest........................................................................................        112
                                                                                                           ---------
  Total liabilities......................................................................................      1,768
                                                                                                           ---------
  Net assets.............................................................................................  $     587
                                                                                                           ---------
                                                                                                           ---------
KDG's equity in net assets...............................................................................  $     176
                                                                                                           ---------
                                                                                                           ---------

                            PETER KIEWIT SONS', INC.

(5) ACQUISITIONS (CONTINUED)
    In March 1996, Kiewit Telecom Holding Inc. ("KTH"), a subsidiary of Kiewit Diversified Group Inc., entered into an asset purchase agreement, along with other ancillary agreements, with Liberty Cable Company, Inc., to purchase an 80% interest in Freedom New York, L.L.C. ("Freedom") for $27 million. Freedom provides subscription television services using microwave frequencies in New York City and selected areas of New Jersey. In conjunction with its decision to close discussions concerning the sale of its cable television unit and favorable regulatory conditions due to the Telecommunications Act of 1996, C-TEC purchased Freedom from KTH in August 1996 essentially at KTH's cost. The purchase price was allocated on the basis of the fair value of property, plant and equipment and identifiable intangible assets acquired and liabilities assumed. C-TEC is also liable for up to $15 million of additional purchase price if Freedom attains specified subscriber levels. The contingent consideration is not included in the original purchase price or the fair value adjustments and is accrued as it is earned.

    CE Electric and Freedom's combined 1995 and 1996 operating results prior to the acquisitions were not significant relative to the Company's or KDG's results after giving effect to certain pro-forma adjustments related to the acquisitions, primarily increased amortization and interest expense.

(6) MFS SPIN-OFF

    In September 1995, the PKS Board of Directors approved a plan to make a tax-free distribution of its entire ownership interest in MFS, to the Class D stockholders (the "Spin-off") effective on September 30, 1995.

    PKS completed an exchange offer prior to the Spin-off whereby 4,000,000 shares of Class B Stock and Class C Stock ("Class B&C") were exchanged for 1,666,384 shares of Class D Stock on terms similar to those under which Class B&C Stock can be converted into Class D Stock during the annual conversion period provided for in the Company's Certificate of Incorporation.

    The conversion ratio used in the exchange was calculated using final 1994 stock prices adjusted for 1995 dividends.

    After the exchange offer discussed above, shares were distributed on the basis of approximately 1.741 shares of MFS Common Stock and approximately .651 shares of MFS Preferred Stock for each share of outstanding Class D Stock.

    The net investment in MFS distributed on September 30, 1995 was approximately $399 million.

    Operating results of MFS through September 30, 1995 and for fiscal 1994 are summarized as follows:

                                                                                                  1995       1994
                                                                                                ---------  ---------
                                                                                                    (DOLLARS IN
                                                                                                     MILLIONS)
Revenue.......................................................................................  $     412  $     287
Loss from operations..........................................................................       (176)      (136)
Net loss......................................................................................       (196)      (151)
KDG's share of loss in MFS....................................................................       (131)      (102)

    Included in the income tax benefit on the consolidated statement of earnings for the year ended December 30, 1995, is $93 million of tax benefits from the reversal of certain deferred tax liabilities, recognized on gains from previous MFS stock transactions, that were not taxed due to the Spin-off.

                            PETER KIEWIT SONS', INC.

(7) GAIN ON SUBSIDIARY'S STOCK TRANSACTIONS, NET

    In 1994, KDG settled a contingent purchase price adjustment resulting from MFS' 1990 purchase of Chicago Fiber Optic Corporation ("CFO"). The former shareholders of CFO accepted MFS stock previously held by KDG, valued at current market prices, as payment of the obligation.

    The above transaction, along with the stock issuances by MFS for acquisitions and employee stock options, reduced KDG's ownership in MFS to 67% and 66% at the end of 1994 and at September 30, 1995. As a result, KDG recognized gains of $54 million and $3 million in 1994 and 1995 representing the increase in its proportionate share of MFS' equity. Deferred income taxes had been established on these gains prior to the Spin-off.

(8) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to determine classification and fair values of financial instruments:

    CASH AND CASH EQUIVALENTS

    Cash equivalents generally consist of funds invested in the Kiewit Mutual Fund-Money Market Portfolio and highly liquid instruments purchased with an original maturity of three months or less. The securities are stated at cost, which approximates fair value.

    MARKETABLE SECURITIES, RESTRICTED SECURITIES AND NON-CURRENT INVESTMENTS

    The Company has classified all marketable securities, restricted securities and marketable non-current investments not accounted for under the equity method as available-for-sale. Restricted securities primarily include investments in various portfolios of the Kiewit Mutual Fund that are restricted by agreement to fund equity contributions to international energy projects and certain reclamation liabilities of its coal mining ventures. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of stockholders' equity, net of tax.

                            PETER KIEWIT SONS', INC.

(8) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The following summarizes the amortized cost, unrealized holding gains and losses, and estimated fair values of marketable securities, restricted securities and marketable non-current investments at December 28, 1996 and December 30, 1995.

                                                                                      UNREALIZED     UNREALIZED
                                                                         AMORTIZED      HOLDING        HOLDING       FAIR
                                                                           COST          GAINS         LOSSES        VALUE
                                                                        -----------  -------------  -------------  ---------
                                                                                       (DOLLARS IN MILLIONS)
1996
----------------------------------------------------------------------

Kiewit Mutual Fund:
  Short-term government...............................................   $     122     $  --          $  --        $     122
  Intermediate term bond..............................................          75             2         --               77
  Tax exempt..........................................................         135             2         --              137
  Equity..............................................................           5             2         --                7
U.S. debt securities..................................................          13        --             --               13
Corporate debt securities (held by C-TEC).............................          47        --             --               47
Collateralized mortgage obligations...................................      --                 1         --                1
Other securities......................................................          20             2         --               22
                                                                             -----         -----          -----    ---------
                                                                         $     417     $       9      $  --        $     426
                                                                             -----         -----          -----    ---------
                                                                             -----         -----          -----    ---------
Restricted Securities:
  Kiewit Mutual Fund:
    Short-term government.............................................   $       8     $  --          $  --        $       8
    Intermediate term bond............................................           8        --             --                8
    Equity............................................................           7             2         --                9
                                                                             -----         -----          -----    ---------
                                                                         $      23     $       2      $  --        $      25
                                                                             -----         -----          -----    ---------
                                                                             -----         -----          -----    ---------
Non-current Investments:
  Equity securities...................................................   $      79     $      26      $      (2)   $     103
                                                                             -----         -----          -----    ---------
                                                                             -----         -----          -----    ---------

                            PETER KIEWIT SONS', INC.

(8) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                                                                      UNREALIZED     UNREALIZED
                                                                         AMORTIZED      HOLDING        HOLDING       FAIR
                                                                           COST          GAINS         LOSSES        VALUE
                                                                        -----------  -------------  -------------  ---------
                                                                                       (DOLLARS IN MILLIONS)
1995
----------------------------------------------------------------------

Kiewit Mutual Fund:
  Short-term government...............................................   $     106     $       2      $  --        $     108
  Intermediate term bond..............................................          82             5         --               87
  Tax exempt..........................................................         138             4         --              142
  Equity..............................................................           4             1         --                5
U.S. debt securities..................................................          15        --             --               15
Federal agency securities (held by C-TEC).............................           8        --             --                8
Municipal debt securities.............................................           1        --             --                1
Corporate debt securities (held by C-TEC).............................         113        --             --              113
Collateralized mortgage obligations...................................      --                 2         --                2
Other securities......................................................          21        --             --               21
                                                                             -----         -----          -----    ---------
                                                                         $     488     $      14      $  --        $     502
                                                                             -----         -----          -----    ---------
                                                                             -----         -----          -----    ---------
Restricted Securities:
  Kiewit Mutual Fund:
    Short-term government.............................................   $      15     $  --          $  --        $      15
    Intermediate term bond............................................           7        --             --                7
    Equity............................................................           6             1         --                7
  Municipal debt securities...........................................           1        --             --                1
                                                                             -----         -----          -----    ---------
                                                                         $      29     $       1      $  --        $      30
                                                                             -----         -----          -----    ---------
                                                                             -----         -----          -----    ---------
Non-current Investments:
  Equity securities...................................................   $      76     $      13      $  --        $      89
                                                                             -----         -----          -----    ---------
                                                                             -----         -----          -----    ---------

    Other securities primarily include bonds issued by the Casecnan project and purchased by KDG.

    For debt securities, amortized costs do not vary significantly from principal amounts. Realized gains and losses on sales of marketable and equity securities were $3 million and $- million in 1996, $1 million and $3 million in 1995 and $2 million and $18 million in 1994.

                            PETER KIEWIT SONS', INC.

(8) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    At December 28, 1996 the contractual maturities of the debt securities are as follows:

                                                                                         AMORTIZED COST     FAIR VALUE
                                                                                        -----------------  -------------
                                                                                             (DOLLARS IN MILLIONS)
U.S. debt securities:
  Less than 1 year....................................................................      $       2        $       2
  1-5 years...........................................................................             11               11
                                                                                                  ---              ---
                                                                                            $      13        $      13
                                                                                                  ---              ---
                                                                                                  ---              ---
Corporate debt securities:
  1-5 years...........................................................................      $      47        $      47
                                                                                                  ---              ---
                                                                                                  ---              ---
Other securities:
  5-10 years..........................................................................      $      20        $      22
                                                                                                  ---              ---
                                                                                                  ---              ---

    Maturities for the mutual fund, equity securities and collateralized mortgage obligations have not been presented as they do not have a single maturity date.

    LONG-TERM DEBT

    The fair value of debt was estimated using the incremental borrowing rates of the Company for debt of the same remaining maturities. With the exception of C-TEC, the fair value of debt approximates the carrying amount. C-TEC's Senior Secured Notes and the Credit Agreement with National Bank for Cooperatives have an aggregate fair value of $251 million (See Note 12).

(9) RETAINAGE ON CONSTRUCTION CONTRACTS


    Receivables at December 28, 1996 and December 30, 1995 include approximately $86 million and $50 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amounts are $53 million and $61 million of securities which are being held by the owners of various construction projects in lieu of retainage. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are included as a separate component of stockholders' equity, net of tax.


(10) INVESTMENT IN CONSTRUCTION JOINT VENTURES

    KCG has entered into a number of construction joint venture arrangements. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs.

                            PETER KIEWIT SONS', INC.

(10) INVESTMENT IN CONSTRUCTION JOINT VENTURES (CONTINUED)
    Summary joint venture financial information follows:

FINANCIAL POSITION (DOLLARS IN MILLIONS)                                                             1996       1995
-------------------------------------------------------------------------------------------------  ---------  ---------
Total Joint Ventures:
Current assets...................................................................................  $     435  $     655
Other assets (principally construction equipment)................................................         47         52
                                                                                                   ---------  ---------
                                                                                                         482        707
Current liabilities..............................................................................       (347)      (584)
                                                                                                   ---------  ---------
  Net assets.....................................................................................  $     135  $     123
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------
KCG's Share:
  Equity in net assets...........................................................................  $      73  $      67
  Receivable from joint ventures.................................................................         18          6
                                                                                                   ---------  ---------
    Investment in construction joint ventures....................................................  $      91  $      73
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

OPERATIONS (DOLLARS IN MILLIONS)                                                         1996       1995       1994
-------------------------------------------------------------------------------------  ---------  ---------  ---------
Total Joint Ventures:
  Revenue............................................................................  $   1,370  $   1,211  $   1,034
  Costs..............................................................................      1,201      1,108        937
                                                                                       ---------  ---------  ---------
  Operating income...................................................................  $     169  $     103  $      97
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
KCG's Share:
  Revenue............................................................................  $     689  $     691  $     523
  Costs..............................................................................        619        622        473
                                                                                       ---------  ---------  ---------
  Operating income...................................................................  $      70  $      69  $      50
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

(11) INTANGIBLE ASSETS

    Intangible assets consist of the following at December 28, 1996 and December 30, 1995:

                                                                                                  1996       1995
                                                                                                ---------  ---------
                                                                                                    (DOLLARS IN
                                                                                                     MILLIONS)
C-TEC:
  Goodwill....................................................................................  $     198  $     199
  Franchises and subscriber lists.............................................................        229        224
  Other.......................................................................................         34         96
CPTC intangibles and other....................................................................         40         39
                                                                                                ---------  ---------
                                                                                                      501        558
Less accumulated amortization.................................................................       (133)      (171)
                                                                                                ---------  ---------
                                                                                                $     368  $     387
                                                                                                ---------  ---------
                                                                                                ---------  ---------

                            PETER KIEWIT SONS', INC.

(12) LONG-TERM DEBT

    At December 28, 1996 and December 30, 1995, long-term debt was as follows:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      MILLIONS)
TELECOMMUNICATIONS:
C-TEC Long-term Debt (with recourse only to C-TEC):
  Credit Agreement--National Bank for Cooperatives (7.51% due 2009)............................  $     110  $     119
  Senior Secured Notes (9.65% due 1999)........................................................        134        150
  Term Credit Agreement--Morgan Guaranty Trust Company (7% due 2002)...........................         18         19
  Promissory Note--Twin County Acquisition.....................................................     --              4
  Revolving Credit Agreements and Other........................................................     --              8
                                                                                                 ---------  ---------
                                                                                                       262        300
OTHER:
CPTC Long-term Debt (with recourse only to CPTC):
  Bank Note (7.7% due 2008)....................................................................         65         51
  Institutional Note (9.45% due 2017)..........................................................         35         35
  OCTA Debt (9.0% due 2006)....................................................................          6          6
  Subordinated Debt (9.5% No Maturity).........................................................          2     --
                                                                                                 ---------  ---------
                                                                                                       108         92
Other:
  9.6% to 11.1% Notes to former stockholders due 1999-2001.....................................          3          6
  6.25% to 8.75% Convertible debentures due 2002-2006..........................................         10          8
  Other........................................................................................          6          6
                                                                                                 ---------  ---------
                                                                                                        19         20
                                                                                                 ---------  ---------
                                                                                                       389        412
Less current portion...........................................................................        (57)       (42)
                                                                                                 ---------  ---------
                                                                                                 $     332  $     370
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    TELECOMMUNICATIONS:

    In March 1994, C-TEC's telephone group entered into a $135 million Credit Agreement with the National Bank for Cooperatives. The funds were used to prepay outstanding borrowings with various agencies of the U.S. government. Substantially all the assets of C-TEC's telephone group are subject to liens under this Credit Agreement. In addition, the telephone group is restricted from paying dividends in excess of the prior years net income.

    The Senior Secured notes are collateralized by pledges of the stock of C-TEC's cable group. The notes contain restrictive covenants which require, among other things, specific debt to cash flow ratios.

    Mercom, a consolidated subsidiary of C-TEC, has pledged the common stock of its operating subsidiaries as collateral for the Term Credit Agreement ("Agreement") with Morgan Guaranty Trust Company ("Morgan"). In addition, a first lien on certain material assets of Mercom and its subsidiaries has been granted to Morgan. The Agreement contains a restrictive covenant which requires Mercom to maintain a specified debt to cash flow ratio.

                            PETER KIEWIT SONS', INC.

(12) LONG-TERM DEBT (CONTINUED)
    In connection with the acquisition of Twin County Trans Video, Inc. in 1995, C-TEC Cable Systems, Inc., a wholly owned subsidiary of C-TEC, issued a $4 million 5% promissory note. The note was unsecured. In September 1996, the note was cancelled in settlement of certain purchase price adjustments.

    C-TEC's cable group had revolving credit agreements which were collateralized by a pledge of the stock of the cable group subsidiaries and expired in December 1996.

    OTHER:

    In August 1996, CPTC converted its construction financing note into a term note with a consortium of banks (Bank Debt). The interest rate on the Bank Debt is based on LIBOR plus a varying rate with interest payable quarterly. Upon completion of the toll road, CPTC entered into an interest rate swap arrangement with the same parties. The swap expires in January 2004 and fixes the interest rate on the Bank Debt from 9.21% to 9.71% during the term of the swap agreement.

    The institutional note is with Connecticut General Life Insurance Company, a subsidiary of CIGNA Corporation. The note converted into a term loan upon completion of the toll road.

    Substantially all the assets of CPTC and the partners' equity interest in CPTC secure the term debt.

    Orange County Transportation Authority holds $6 million of subordinated debt which is due in varying amounts over 10 years. Interest accrues at 9% and is payable quarterly beginning in 2000.

    The remaining subordinated debt was incurred in July 1996 to facilitate the completion of the project. The debt is payable to the partners and is generally subordinated to all other debt of CPTC. Interest on the subordinated debt compounds annually at 9.5% and is payable only as CPTC generates excess cash flows.

    CPTC capitalized interest of $5 million, $7 million and $4 million in 1996, 1995 and 1994.

    The PKS convertible debentures are convertible during October of the fifth year preceding their maturity date. Each annual series may be redeemed in its entirety prior to the due date except during the conversion period. Debentures were converted into 59,935 and 12,594 shares of Class C common stock and 69,022 and 12,594 shares of Class D common stock in 1995 and 1994. As part of the exchange offer completed prior to the MFS Spin-off, all holders of 1990 and 1991 debentures and 1993 Class D debentures converted their debentures into Class C and Class D common stock. At December 28, 1996, 436,833 shares of Class C common stock are reserved for future conversions.

    Scheduled maturities of long-term debt through 2001 are as follows (in millions): 1997--$57; 1998-- $60; 1999--$62; 2000--$18 and $19 in 2001.

                            PETER KIEWIT SONS', INC.

(13) INCOME TAXES

    An analysis of the income tax (provision) benefit before minority interest for the three years ended December 28, 1996 follows:

                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------
                                                                                                (DOLLARS IN MILLIONS)
Current:
  U.S. federal...........................................................................  $    (126) $    (127) $     (54)
  Foreign................................................................................         (9)    --            (10)
  State..................................................................................        (17)        (9)        (5)
                                                                                           ---------  ---------        ---
                                                                                                (152)      (136)       (69)
Deferred:
  U.S. federal...........................................................................         68        146         27
  Foreign................................................................................         (3)        (4)         5
  State..................................................................................          3          5          8
                                                                                           ---------  ---------        ---
                                                                                                  68        147         40
                                                                                           ---------  ---------        ---
                                                                                           $     (84) $      11  $     (29)
                                                                                           ---------  ---------        ---
                                                                                           ---------  ---------        ---

    The United States and foreign components of earnings, for tax reporting purposes, before equity loss in MFS (recorded net of tax), minority interest and income taxes follows:

                                                                                              1996       1995       1994
                                                                                            ---------  ---------  ---------
                                                                                                 (DOLLARS IN MILLIONS)
United States.............................................................................  $     284  $     370  $     224
Foreign...................................................................................         21          6         16
                                                                                            ---------  ---------  ---------
                                                                                            $     305  $     376  $     240
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

    A reconciliation of the actual income tax (provision) benefit and the tax computed by applying the U.S. federal rate (35%) to the earnings before equity loss in MFS (recorded net of tax), minority interest and income taxes for the three years ended December 28, 1996 follows:

                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------
                                                                                                (DOLLARS IN MILLIONS)
Computed tax at statutory rate...........................................................  $    (107) $    (132) $     (84)
State income taxes.......................................................................         (9)        (8)        (3)
Depletion................................................................................          4          3          4
Dividend exclusion.......................................................................          3     --              3
Tax exempt interest......................................................................          2          3          4
Prior year tax adjustments...............................................................         40         56         54
MFS deferred tax.........................................................................     --             93     --
Goodwill amortization....................................................................         (5)        (4)        (2)
Taxes on foreign operations..............................................................         (5)    --         --
Other....................................................................................         (7)    --             (5)
                                                                                           ---------  ---------        ---
                                                                                           $     (84) $      11  $     (29)
                                                                                           ---------  ---------        ---
                                                                                           ---------  ---------        ---

                            PETER KIEWIT SONS', INC.

(13) INCOME TAXES (CONTINUED)
    During the three years ended December 28, 1996, the Company settled a number of disputed issues related to prior years that have been included in prior year tax adjustments.

    The Company files a consolidated federal income tax return including its domestic subsidiaries as allowed by the Internal Revenue Code. Possible taxes, beyond those provided on remittances of undistributed earnings of foreign subsidiaries, are not expected to be material.

    The components of the net deferred tax liabilities for the years ended December 28, 1996 and December 30, 1995 were as follows:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      MILLIONS)
Deferred tax liabilities:
  Investments in securities....................................................................  $      19  $      15
  Investments in joint ventures................................................................         16         25
  Investments in subsidiaries..................................................................         15         10
  Asset bases--accumulated depreciation........................................................        226        257
  Coal sales...................................................................................         15         42
  Other........................................................................................         26         21
                                                                                                 ---------  ---------
Total deferred tax liabilities.................................................................        317        370
Deferred tax assets:
  Construction accounting......................................................................         15          3
  Insurance claims.............................................................................         34         33
  Compensation--retirement benefits............................................................         35         32
  Provision for estimated expenses.............................................................         28         24
  Net operating losses of subsidiaries.........................................................          8          5
  Foreign and general business tax credits.....................................................         61         59
  Alternative minimum tax credits..............................................................         16         20
  Other........................................................................................         24         30
  Valuation allowance..........................................................................         (8)        (6)
                                                                                                 ---------  ---------
Total deferred tax assets......................................................................        213        200
                                                                                                 ---------  ---------
Net deferred tax liabilities...................................................................  $     104  $     170
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

(14) EMPLOYEE BENEFIT PLANS

    The Company makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. These contributions are included in the cost of revenue. Under federal law, the Company may be liable for a portion of plan deficiencies; however, there are no known deficiencies.

    KDG's defined benefit pension plans cover primarily packaging employees who retired prior to the disposition of the packaging operations. The income (expense) related to these plans was approximately $1 million, ($7) million and ($1) million in 1996, 1995 and 1994. The accrued pension liability associated with the plan is not significant at December 28, 1996 and December 30, 1995.

                            PETER KIEWIT SONS', INC.

(14) EMPLOYEE BENEFIT PLANS (CONTINUED)
    C-TEC maintains a separate defined benefit plan for substantially all of its employees. The prepaid pension cost and expense related to this plan is not significant at December 28, 1996 and December 30, 1995, and for the three years ended December 28, 1996.

    Effective December 31, 1996, C-TEC will no longer accrue benefits under the defined benefit pension plan for employees other than those consisting primarily of the telephone group. The employees will become fully vested in their benefit accrued through that date. C-TEC recognized a curtailment gain of approximately $4 million which primarily resulted from the reduction of the projected benefit obligation.

    The Company also had a long-term incentive plan, consisting of stock appreciation rights, for certain employees. This plan concluded in 1994. The expense related to this plan was $2 million in 1994.

    Substantially all employees of the Company, with the exception of C-TEC employees, are covered under the Company's profit sharing plans. The expense related to these plans were $3 million in 1996 and 1995 and $2 million in 1994.

(15) POSTRETIREMENT BENEFITS

    In addition to providing pension and other supplemental benefits, KDG provides certain health care and life insurance benefits primarily for packaging employees who retired prior to the disposition of certain packaging operations and C-TEC employees who retired prior to 1993. Employees become eligible for these benefits if they meet minimum age and service requirements or if they agree to contribute a portion of the cost. These benefits have not been funded.

    In March 1995, KDG settled its liability with respect to certain postretirement life insurance benefits. The Company purchased insurance coverage from a third party insurance company for approximately $14 million to be paid over seven years. The settlement did not have a material impact on KDG's financial position, results of operations or cash flows.

    The net periodic costs for health care benefits were less than $1 million in 1996 and 1995 and $1 million in 1994. In all years, the costs related primarily to interest on accumulated benefits.

    The accrued postretirement benefit liability, primarily for packaging employees who retired prior to the disposition of the packaging operations, as of December 28, 1996 was as follows:

                                                                                                       HEALTH
                                                                                                      INSURANCE
                                                                                                ---------------------
                                                                                                (DOLLARS IN MILLIONS)
Retirees......................................................................................        $      30
Fully eligible active plan participants.......................................................           --
Other active plan participants................................................................           --
                                                                                                            ---
  Total accumulated postretirement benefit obligation.........................................               30
Unrecognized prior service cost...............................................................               17
Unrecognized net loss.........................................................................               (5)
                                                                                                            ---
Accrued postretirement benefit liability......................................................        $      42
                                                                                                            ---
                                                                                                            ---

                            PETER KIEWIT SONS', INC.

(15) POSTRETIREMENT BENEFITS (CONTINUED)
    The unrecognized prior service cost resulted from certain modifications to the postretirement benefit plan for packaging employees which reduced the accumulated postretirement benefit obligation. KDG may make additional modifications in the future.

    A 7.7% increase in the cost of covered health care benefits was assumed for fiscal 1997. This rate is assumed to gradually decline to 6.2% in the year 2020 and remain at that level thereafter. A 1% increase in the health care trend rate would increase the accumulated postretirement benefit obligation ("APBO") by $1 million at year-end 1996. The weighted average discount rate used in determining the APBO was 7.5%.

(16) STOCKHOLDERS' EQUITY

    Class B and Class C shares can be issued only to Company employees and can be resold only to the Company at a formula price based on the book value of the Construction & Mining Group. The Company is generally required to repurchase Class B and Class C shares for cash upon stockholder demand. Class D shares have a formula price based on the book value of the Diversified Group. The Company must generally repurchase Class D shares for cash upon stockholder demand at the formula price, unless the Class D shares become publicly traded. Class D shares are not subject to ownership or transfer restrictions. However, almost all Class D shares are held by employees and former employees.

    For the three years ended December 28, 1996, issuances and repurchases of common shares, including conversions, were as follows:

                                                                                CLASS B    CLASS C     CLASS D
                                                                                COMMON      COMMON      COMMON
                                                                                 STOCK      STOCK       STOCK
                                                                               ---------  ----------  ----------
Shares issued in 1994........................................................     --       1,018,144     777,556
Shares repurchased in 1994...................................................    180,000   2,247,186     396,684
Shares issued in 1995........................................................     --       1,021,875   2,675,553
Shares repurchased in 1995...................................................    736,932   5,492,002      42,147
Shares issued in 1996........................................................     --         896,640     410,485
Shares repurchased in 1996...................................................     --         770,368     255,216

(17) CLASS D STOCK PLAN

    Under the 1995 Class D Stock Plan ("the Plan"), the Company may grant stock options, stock appreciation rights or other benefits of up to 1 million shares of Class D Common Stock ("Shares") during the ten year term of the plan. The Company may not grant more than 500,000 Shares in any two year period and may not grant any one participant more than 200,000 Shares. Stock options must have an exercise price that is not less than the fair market value of the Shares on the grant date and become exercisable at a rate of 20% per year over a five year period. Stock options expire if not exercised within ten years from the date of grant. Grants of 1995 options were conditioned upon approval of the Plan by PKS shareholders which was received in June 1996.

                            PETER KIEWIT SONS', INC.

(17) CLASS D STOCK PLAN (CONTINUED)
    Transactions involving stock options granted under the Plan are summarized as follows:

                                                                                    OPTION PRICE     WEIGHTED AVG
                                                                        SHARES        PER SHARE      OPTION PRICE
                                                                       ---------  -----------------  -------------
Balance December 31, 1994............................................     --      $      --            $  --
  Options Granted....................................................    268,000              40.40        40.40
  Options Cancelled..................................................     --             --               --
  Options Exercised..................................................     --             --               --
                                                                       ---------  -----------------       ------
Balance December 30, 1995............................................    268,000  $           40.40    $   40.40
  Options Granted....................................................    179,000  $           49.50    $   49.50
  Options Cancelled..................................................     (3,000)             40.40        40.40
  Options Exercised..................................................     --             --               --
                                                                       ---------  -----------------       ------
Balance December 28, 1996............................................    444,000  $   40.40--$49.50    $   44.07
                                                                       ---------  -----------------       ------
                                                                       ---------  -----------------       ------
Options exercisable
  December 30, 1995..................................................     --      $      --            $  --
  December 28, 1996..................................................     53,000              40.40        40.40

    The weighted average remaining life for the 444,000 options outstanding on December 28, 1996 is 9.4 years.

    The Company has elected to adopt only the required disclosure provisions and not the optional expense recognition provisions under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", that established a fair value method of accounting for stock options and other equity instruments. The compensation cost for 1996 and 1995 that would have been recognized in the consolidated statements of earnings if the fair value based method had been applied to the grants of options made in 1995 and 1996 is not material.

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS.

    The carrying and estimated fair values of the Company's financial instruments are as follows:

                                                                                        1996                    1995
                                                                               ----------------------  ----------------------
                                                                                CARRYING      FAIR      CARRYING      FAIR
                                                                                 AMOUNT       VALUE      AMOUNT       VALUE
                                                                               -----------  ---------  -----------  ---------

                                                                                           (DOLLARS IN MILLIONS)
Cash and cash equivalents (Note 8)...........................................   $     320   $     320   $     457   $     457
Marketable securities (Note 8)...............................................         426         426         502         502
Restricted securities (Note 8)...............................................          25          25          30          30
Escrowed securities in lieu of retainage (Note 9)............................          53          53          61          61
Investment in equity securities including CalEnergy (Notes 4 and 8)..........         395         747         242         300
CalEnergy convertible debenture..............................................      --          --              65          65
Long-term debt (Notes 8 and 12)..............................................         389         396         412         428

                            PETER KIEWIT SONS', INC.

(19) OTHER MATTERS

    In October 1996, the PKS Board of Directors directed management to pursue a listing of PKS Class D Stock on a major securities exchange or the NASDAQ National Market as soon as practical during 1998. The Board does not foresee circumstances under which PKS would list the Class D Stock prior to 1998. The Board believes that a listing will provide PKS with a capital structure more suitable for the further development of KDG's business plan. It would also provide liquidity for Class D shareholders without impairing PKS' capital base.

    The Board's action does not ensure that a listing of Class D Stock will occur in 1998, or any time. The Board could delay or abandon plans to list the stock if it determined that such action would be in the best interests of all PKS' shareholders. In addition, PKS' ability to list Class D Stock will be subject to factors beyond its control, including the laws, regulations, and listing eligibility criteria in effect at the time a listing is sought, as well as stock market conditions at the time. Furthermore, the Board might decide to couple the listing of Class D Stock with a public offering of newly-issued Class D shares in order to raise additional capital for KDG. Such an offering could delay or alter the listing plan.

    Class C shareholders are currently able to convert their shares into Class D Stock pursuant to the Company's Certificate of Incorporation. If such listing occurs, Class C shareholders will continue to be able to convert their shares into Class D Stock. However, the Company will not be obligated to repurchase Class D Stock.

    In 1994, several former shareholders of a subsidiary of MFS filed a lawsuit against MFS, KDG and the chief executive officer of MFS, in the United States District Court for the Northern District of Illinois, Case No. 94C-1381. Plaintiffs allege that MFS fraudulently concealed material information from them, causing them to sell their shares of the subsidiary to MFS at an inadequate price. The lawsuit was settled in July, 1996. KDG had previously agreed to indemnify MFS and the chief executive officer against any liabilities arising from this lawsuit. The settlement, net of reserves established, did not materially affect KDG's financial position, results of operations or cash flows.

    In June 1995, KCG exchanged its interest in a wholly-owned subsidiary involved in gold mining activities for 4,000,000 common shares of Kinross Gold Corporation, a publicly traded corporation. KCG recognized a $21 million pre-tax gain on the exchange based on the difference between the book value of the subsidiary and the fair market value of the Kinross stock on the date of the transaction. This gain is included in other income on the consolidated statements of earnings.

    In May 1995, the lawsuit titled Whitney Benefits, Inc. and Peter Kiewit Sons' Co. v. The United States was settled. In 1983, plaintiffs alleged that the enactment of the Surface Mining Control and Reclamation Act of 1977 had prevented the mining of their Wyoming coal deposits and constituted a government taking without just compensation. In settlement of all claims, plaintiffs agreed to deed the coal deposits to the government and the government agreed to pay plaintiffs $200 million, of which Peter Kiewit Sons' Co., a KDG subsidiary, received approximately $135 million in June 1995 and recorded it in other income on the consolidated statements of earnings.

    The Company is involved in various other lawsuits, claims and regulatory proceedings incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company's financial position, future results of operations or future cash flows.

    In many pending proceedings, the Company is one of numerous defendants who may be "potentially responsible parties" liable for the cleanup of hazardous substances deposited in landfills or other sites. The

                            PETER KIEWIT SONS', INC.

(19) OTHER MATTERS (CONTINUED)
Company has established reserves to cover its probable liabilities for environmental cases and believes that any additional liabilities will not materially affect the Company's financial condition, future results of operations or future cash flows.

    It is customary in the Company's industries to use various financial instruments in the normal course of business. These instruments include items such as letters of credit. Letters of credit are conditional commitments issued on behalf of the Company in accordance with specified terms and conditions. As of December 28, 1996, the Company had outstanding letters of credit of approximately $125 million.

    The Company leases various buildings and equipment under both operating and capital leases. Minimum rental payments on buildings and equipment subject to noncancelable operating leases during the next 24 years aggregate $68 million.

(20) SUBSEQUENT EVENTS

    In January 1997, approximately 1.7 million shares of Class B&C Stock, with a redemption value of $71 million, were converted into 1.3 million shares of Class D Stock.

    In February 1997, KDG purchased an office building in Aurora, Colorado for $21 million. By investing in real estate, the Company is able to defer $40 million of the taxable gain with respect to the Whitney Benefits settlement. KDG may make additional real estate investments in 1997 to defer the balance.

    Also in February 1997, C-TEC announced a plan to separate its operations along business lines into three separate, publicly traded companies:

    - CTCo, containing the local telephone group and related engineering business;

    - C-TEC Michigan, containing the cable television operations in Michigan;
      and

    - RCN Corporation, which will consist of RCN Telecom Services; cable television operations in New York, New Jersey, and Pennsylvania; and the investment in Megacable S.A. de C.V., a cable operator in Mexico. RCN Telecom Services is a provider of packaged local and long distance telephone, video, and internet access services provided over fiber optic networks to residential customers in Boston and New York City.

    The restructuring will permit investors and the financial market to better understand and evaluate C-TEC's various businesses. In addition, the restructuring will allow C-TEC to raise capital for the future expansion of the RCN business on the most efficient terms.

    The plan is contingent upon receipt of a private letter ruling from the Internal Revenue Service regarding the tax-free nature of the spin-offs, the receipt of other regulatory approvals, and certain other conditions. If the reorganization and spin-offs occur, KDG will own less than 50% of the outstanding shares and voting rights of each entity and will account for each entity using the equity method.

                            PETER KIEWIT SONS', INC.

(20) SUBSEQUENT EVENTS (CONTINUED)
    The following is financial information of PKS had C-TEC been accounted for utilizing the equity method in the consolidated financial statements as of December 28, 1996 and December 30, 1995 and for the three years ended December 28, 1996.

                                                                                                1996       1995
                                                                                              ---------  ---------
                                                                                                  (DOLLARS IN
                                                                                                   MILLIONS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................................................  $     244  $     408
  Marketable securities.....................................................................        379        382
  Restricted securities.....................................................................         25         30
  Receivables, less allowance of $17 and $10................................................        315        343
  Costs and earnings in excess of billings on uncompleted contracts.........................         80         78
  Investment in construction joint ventures.................................................         91         73
  Deferred income taxes.....................................................................         49         57
  Other.....................................................................................         32         33
                                                                                              ---------  ---------
Total Current Assets........................................................................      1,215      1,404
Property, Plant and Equipment, net..........................................................        339        328
Investments.................................................................................      1,166        823
Intangible Assets, net......................................................................         38         38
Other Assets................................................................................         47         76
                                                                                              ---------  ---------
                                                                                              $   2,805  $   2,669
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................................................  $     197  $     212
  Short-term borrowings.....................................................................     --             45
  Current portion of long-term debt.........................................................          2          6
  Accrued costs and billings in excess of revenue on uncompleted contracts..................        112        111
  Accrued insurance costs...................................................................         81         79
  Other.....................................................................................         71         75
                                                                                              ---------  ---------
Total Current Liabilities...................................................................        463        528
Long-Term Debt, less current portion........................................................        125        106
Deferred Income Taxes.......................................................................         62        125
Retirement Benefits.........................................................................         45         51
Accrued Reclamation Costs...................................................................         99        100
Other Liabilities...........................................................................        188        144
Minority Interest...........................................................................          4          8
Total Stockholders' Equity..................................................................      1,819      1,607
                                                                                              ---------  ---------
                                                                                              $   2,805  $   2,669
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            PETER KIEWIT SONS', INC.

(20) SUBSEQUENT EVENTS (CONTINUED)

                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
                                                                                         (DOLLARS IN MILLIONS)
Revenue...........................................................................  $   2,537  $   2,542  $   2,409
Cost of Revenue...................................................................     (2,162)    (2,214)    (2,115)
                                                                                    ---------  ---------  ---------
                                                                                          375        328        294
General and Administrative Expenses...............................................       (174)      (201)      (152)
                                                                                    ---------  ---------  ---------
Operating Earnings................................................................        201        127        142
Other Income (Expense):
  Equity Earnings, net............................................................          8         20         (4)
  Investment Income, net..........................................................         58         52         28
  Interest Expense, net...........................................................         (9)        (3)        (5)
  Gain on Subsidiary's Stock Transactions, net....................................     --              3         54
  Other, net......................................................................         31        154         21
                                                                                    ---------  ---------  ---------
                                                                                           88        226         94
Equity Loss in MFS................................................................     --           (131)      (102)
                                                                                    ---------  ---------  ---------
Earnings Before Income Taxes and Minority Interest................................        289        222        134
Income Tax (Provision) Benefit....................................................        (70)        22        (24)
Minority Interest in Net Loss of Subsidiaries.....................................          2     --         --
                                                                                    ---------  ---------  ---------
Net Earnings......................................................................  $     221  $     244  $     110
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    On March 21, C-TEC paid the minority shareholders of Freedom $15 million for the contingent consideration outlined in the original purchase agreement (Note
5) and $15 million to acquire the remaining minority interest of Freedom. These amounts will be allocated to goodwill and are expected to be amortized over a period of approximately 6 years. C-TEC also paid $10 million to terminate a marketing services agreement with the former minority shareholders of Freedom. C-TEC will charge this amount to operations for the quarter ended March 31, 1997.

    On March 26, 1997, a KCG sponsored construction joint venture was awarded a $1.3 billion contract to reconstruct Interstate I-15 through the Salt Lake City region. The project is being undertaken in preparation for the 2002 Olympic Games. KCG's share of this project is approximately $700 million.

                                                                     SCHEDULE II

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                                             ADDITIONS       AMOUNTS
                                                              BALANCE       CHARGED TO       CHARGED                   BALANCE
                                                             BEGINNING       COSTS AND         TO                      END OF
                                                             OF PERIOD       EXPENSES       RESERVES       OTHER       PERIOD
                                                           -------------  ---------------  -----------  -----------  -----------
                                                                                   (DOLLARS IN MILLIONS)
YEAR ENDED DECEMBER 28, 1996

Allowance for doubtful trade accounts....................    $      12       $      13      $      (5)   $  --        $      20

Reserves:
  Insurance claims.......................................           79              22            (20)      --               81
  Retirement benefits....................................           54          --                 (6)      --               48

YEAR ENDED DECEMBER 30, 1995

Allowance for doubtful trade accounts....................    $       9       $       5      $      (2)   $  --        $      12

Reserves:
  Insurance claims.......................................           75              18            (14)      --               79
  Retirement benefits....................................           67               3             (2)         (14)(a)         54

YEAR ENDED DECEMBER 31, 1994

Allowance for doubtful trade accounts....................    $       7       $       5      $      (3)   $  --        $       9

Reserves:
  Insurance claims.......................................           67              19            (11)      --               75
  Retirement benefits....................................           71               2             (6)      --               67

------------------------

(a) The Company settled its liability with respect to certain postretirement life insurance benefits by purchasing insurance coverage from a third party insurance company.

                            PETER KIEWIT SONS', INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

                                  (UNAUDITED)

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------

                                                                                                  (DOLLARS IN
                                                                                              MILLIONS, EXCEPT PER
                                                                                                  SHARE DATA)
Revenue.....................................................................................  $   1,381  $   1,363
Cost of Revenue.............................................................................     (1,143)    (1,159)
                                                                                              ---------  ---------
                                                                                                    238        204
General and Administrative Expenses.........................................................       (153)      (125)
                                                                                              ---------  ---------
Operating Earnings..........................................................................         85         79

Other Income (Expense):
  Equity Earnings, net......................................................................         20          3
  Investment Income, net....................................................................         27         37
  Interest Expense, net.....................................................................        (20)       (15)
  Other, net................................................................................         20         14
                                                                                              ---------  ---------
                                                                                                     47         39
                                                                                              ---------  ---------
Earnings Before Income Taxes and Minority Interest..........................................        132        118
Provision for Income Taxes..................................................................        (50)       (46)
Minority Interest in Net Loss (Income) of Subsidiaries......................................          9         (1)
                                                                                              ---------  ---------
Net Earnings................................................................................  $      91  $      71
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Earnings Attributable to Class B&C Stock....................................................  $      50  $      36
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Earnings Attributable to Class D Stock......................................................  $      41  $      35
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Primary Earnings per Share:
  Class B&C.................................................................................  $    5.34  $    3.46
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Class D...................................................................................  $    1.67  $    1.54
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Fully Diluted Earnings per Share:
  Class B&C.................................................................................  $    5.13  $    3.36
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Class D...................................................................................  $    1.67  $    1.54
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Cash Dividends per Common Share:
  Class B&C.................................................................................  $     .70  $     .60
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Class D...................................................................................  $  --      $  --
                                                                                              ---------  ---------
                                                                                              ---------  ---------

     See accompanying notes to consolidated condensed financial statements.

                            PETER KIEWIT SONS', INC.

                      CONSOLIDATED CONDENSED BALANCE SHEET

                                                                                                    JUNE 30,
                                                                                                      1997
                                                                                                   (UNAUDITED)
                                                                                              ---------------------
                                                                                              (DOLLARS IN MILLIONS,
                                                                                                EXCEPT PER SHARE
                                                                                                      DATA)

                                                      ASSETS
Current Assets:
  Cash and cash equivalents.................................................................        $     388
  Marketable securities.....................................................................              368
  Restricted securities.....................................................................               24
  Receivables, less allowance of $18........................................................              421
  Costs and earnings in excess of billings on uncompleted contracts.........................               95
  Investment in construction joint ventures.................................................              113
  Deferred income taxes.....................................................................               65
  Other.....................................................................................               50
                                                                                                       ------
Total Current Assets........................................................................            1,524

Property, Plant and Equipment, less accumulated depreciation and amortization of
  $812......................................................................................              872
Investments.................................................................................              946
Intangible Assets, net......................................................................              393
Other Assets................................................................................               70
                                                                                                       ------
                                                                                                    $   3,805
                                                                                                       ------
                                                                                                       ------

     See accompanying notes to consolidated condensed financial statements.

                            PETER KIEWIT SONS', INC.

                      CONSOLIDATED CONDENSED BALANCE SHEET

                                                                                                    JUNE 30,
                                                                                                      1997
                                                                                                   (UNAUDITED)
                                                                                              ---------------------
                                                                                              (DOLLARS IN MILLIONS,
                                                                                                EXCEPT PER SHARE
                                                                                                      DATA)

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable..........................................................................        $     227
  Current portion of long-term debt:
    Telecommunications......................................................................               11
    Other...................................................................................                3
  Accrued costs and billings in excess of revenue on uncompleted contracts..................              193
  Accrued insurance costs...................................................................               85
    Other...................................................................................              142
                                                                                                       ------
Total Current Liabilities...................................................................              661

Long-Term Debt, less current portion:
  Telecommunications........................................................................              244
  Other.....................................................................................              149
Deferred Income Taxes.......................................................................              227
Retirement Benefits.........................................................................               47
Accrued Reclamation Costs...................................................................              102
Other Liabilities...........................................................................              231
Minority Interest...........................................................................              218
Stockholders' Equity:
  Preferred stock, no par value, authorized 250,000 shares: no shares outstanding...........           --
  Common stock, $.0625 par value, $1.7 billion aggregate redemption value:
    Class B, authorized 8,000,000 shares: -0- outstanding...................................           --
    Class C, authorized 125,000,000 shares: 10,093,635 outstanding..........................                1
    Class D, authorized 50,000,000 shares: 24,575,825 outstanding...........................                1
  Additional paid-in capital................................................................              273
  Foreign currency adjustment...............................................................               (8)
  Net unrealized holding gain...............................................................               10
  Retained earnings.........................................................................            1,649
                                                                                                       ------
Total Stockholders' Equity..................................................................            1,926
                                                                                                       ------
                                                                                                    $   3,805
                                                                                                       ------
                                                                                                       ------


     See accompanying notes to consolidated condensed financial statements.

                            PETER KIEWIT SONS', INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                                   SIX MONTHS ENDED
                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------

                                                                                                     (DOLLARS IN
                                                                                                      MILLIONS)
Cash flows from operations:
  Net cash provided by operations..............................................................  $     175  $     137
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable securities..................................        186        194
  Purchases of marketable securities...........................................................       (124)      (156)
  Change in restricted securities..............................................................          2          2
  Proceeds from sale of property, plant and equipment, and other investments...................         26         20
  Capital expenditures.........................................................................       (132)       (80)
  Acquisitions and investments, net............................................................        (89)       (86)
  Other........................................................................................     --              2
                                                                                                 ---------  ---------
    Net cash used in investing activities......................................................       (131)      (104)
Cash flows from financing activities:
  Proceeds from long-term debt borrowings......................................................         18         11
  Payments on long-term debt, including current portion........................................         (7)       (17)
  Net change in short-term borrowings..........................................................     --            (45)
  Repurchases of common stock..................................................................         (1)       (15)
  Dividends paid...............................................................................        (25)       (25)
  Issuance of common stock.....................................................................         39         27
                                                                                                 ---------  ---------
    Net cash provided by (used in) financing activities........................................         24        (64)
                                                                                                 ---------  ---------
Net change in cash and cash equivalents........................................................         68        (31)
Cash and cash equivalents at beginning of period...............................................        320        457
                                                                                                 ---------  ---------
Cash and cash equivalents at end of period.....................................................  $     388  $     426
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

     See accompanying notes to consolidated condensed financial statements.

                            PETER KIEWIT SONS', INC.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION


    The consolidated financial statements of Peter Kiewit Sons', Inc. ("PKS") contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations for the periods presented. The Company's accounting policies and certain other disclosures are set forth in the notes to the annual consolidated financial statements contained elsewhere herein.


    Receivables at June 30, 1997 include approximately $72 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amount is $32 million of securities which are being held by the owners of various construction projects in lieu of retainage.

    The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

    When appropriate, items within the consolidation condensed financial statements have been reclassified from the previous periods to conform to current year presentation.

2. EARNINGS PER SHARE:

    Primary and fully diluted earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents and other dilutive securities. The number of shares used in computing earnings per share was as follows:

                                                                                             SIX MONTHS ENDED
                                                                                                 JUNE 30,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Primary earnings per share:
  Class B&C...........................................................................     9,307,834    10,305,087
  Class D.............................................................................    24,544,153    23,221,026

Fully diluted earnings per share:
  Class B&C...........................................................................     9,744,667    10,664,087
  Class D.............................................................................    24,544,153    23,221,026

    In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share". The statement establishes standards for computing and presenting earnings per share and requires the restatement of prior period earnings per share data presented. This statement is effective for financial statements issued for periods ending after December 15, 1997 and earlier application is not permitted. Basic and diluted earnings per share, as defined in SFAS No. 128, are not expected to vary significantly from the primary and fully diluted earnings per share shown on the consolidated statements of earnings.

3. SUMMARIZED FINANCIAL INFORMATION:

    Holders of Class B&C Stock (Construction & Mining Group) and Class D Stock (Diversified Group) are stockholders of PKS. The Construction & Mining Group ("KCG") contains the Company's construction and materials operations of Kiewit Construction Group Inc. The Diversified Group ("KDG") contains coal mining properties owned by Kiewit Coal Properties Inc., energy investments, including 30%

                            PETER KIEWIT SONS', INC.

3. SUMMARIZED FINANCIAL INFORMATION: (CONTINUED) interests in CalEnergy Company, Inc. ("CalEnergy") and CE Electric UK, plc ("CE Electric"), investments in international energy projects, communications companies owned by C-TEC Corporation ("C-TEC"), California Private Transportation Company, L.P. ("CPTC"), the owner-operator of the SR91 toll road in California, an information services business and miscellaneous investments, all owned by Kiewit Diversified Group Inc. Corporate assets and liabilities which are not separately identified with the ongoing operations of the Construction & Mining Group or the Diversified Group are allocated equally between the two groups.

    A summary of the results of operations and financial position for the Construction & Mining Group and the Diversified Group follows. The summary information was derived from the unaudited financial statements of the respective groups which are exhibits to the PKS Form 10-Q or contained elsewhere herein. All significant intercompany accounts and transactions, except those directly between the Construction & Mining Group and the Diversified Group, have been eliminated.

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                            ---------------------
                                                                                              1997        1996
                                                                                            ---------  ----------

                                                                                            (IN MILLIONS, EXCEPT
                                                                                               PER SHARE DATA)
Construction & Mining Group:

Results of Operations:
  Revenue.................................................................................  $   1,047  $    1,072
  Net earnings............................................................................         50          36
  Primary earnings per share..............................................................       5.34        3.46
  Fully diluted earnings per share........................................................       5.13        3.36

                                                                                                        JUNE 30,
                                                                                                          1997
                                                                                                       ----------
Financial Position:
  Working capital.........................................................................

                                                                                                       $      324
  Total assets............................................................................

                                                                                                            1,117
  Long-term debt, less current portion....................................................

                                                                                                               16
  Stockholders' equity....................................................................

                                                                                                              559

                            PETER KIEWIT SONS', INC.

3. SUMMARIZED FINANCIAL INFORMATION: (CONTINUED)
Included within the results of operations are mine management fees paid by the Diversified Group of $16 million and $15 million for the six months ended June 30, 1997 and 1996.

                                                                                               SIX MONTHS ENDED
                                                                                                   JUNE 30,
                                                                                             ---------------------
                                                                                               1997        1996
                                                                                             ---------  ----------

                                                                                             (IN MILLIONS, EXCEPT
                                                                                                PER SHARE DATA)
Diversified Group:

Results of Operations:
  Revenue..................................................................................  $     355  $      317
  Net earnings.............................................................................         41          35
  Primary earnings per share...............................................................       1.67        1.54
  Fully diluted earnings per share.........................................................       1.67        1.54

                                                                                                         JUNE 30,
                                                                                                           1997
                                                                                                        ----------
Financial Position:
  Working capital..........................................................................

                                                                                                        $      539
  Total assets.............................................................................

                                                                                                             2,715
  Long-term debt, less current portion.....................................................

                                                                                                               377
  Stockholders' equity.....................................................................

                                                                                                             1,367

Included within the results of operations are mine management fees paid to the Construction & Mining Group $16 million and $15 million for the six months ended June 30, 1997 and 1996.

4. ACQUISITIONS:

    In 1996, C-TEC purchased 80% of Freedom New York, L.L.C. ("Freedom"). Freedom provides subscription television services using microwave frequencies in New York City and selected areas of New Jersey. In March 1997, C-TEC paid $40 million (including $10 million of non-capitalizable costs) in connection with a series of transactions which resulted in C-TEC having a 100% ownership interest in the assets of Freedom. The acquisition was accounted for as a purchase. The purchase price (net of non-capitalizable costs) exceeded the fair value of net assets acquired by $25 million, which is recognized as goodwill and is being amortized over approximately 6 years.

    On December 24, 1996, CE Electric which is 70% owned indirectly by CalEnergy and 30% owned indirectly by KDG, acquired majority ownership of the outstanding ordinary share capital of Northern Electric plc ("Northern") pursuant to a tender offer (the "Tender Offer") commenced in the United Kingdom by CE Electric on November 5, 1996. As of March 18, 1997, CE Electric effectively owned 100% of Northern's ordinary shares.

    As of June 30, 1997, CalEnergy and KDG had contributed to CE Electric approximately $410 million and $176 million, respectively, of the approximately $1.3 billion required to acquire all of Northern's ordinary and preference shares in connection with the Tender Offer. The remaining funds necessary to consummate the Tender Offer were provided by a term loan ($921 million) and revolving facility agreement obtained by CE Electric. KDG has not guaranteed, and is not otherwise subject to recourse for, amounts borrowed under these facilities.

                            PETER KIEWIT SONS', INC.

4. ACQUISITIONS: (CONTINUED)
    On July 2, 1997, the Labour Party in the United Kingdom announced the details of its proposed "Windfall Tax" to be levied against privatized British utilities. This one-time tax will be 23% of the difference between the value at the time of privatization and the utility's current value based on profits over a period of up to four years. At the time of acquisition, CE Electric accounted for the potential tax as a purchase accounting contingent liability. However, the Securities and Exchange Commission has subsequently permitted an acquiring company, in a similar situation, to account for the tax as a one-time charge. CE Electric will take a charge of approximately $200 million when the tax is enacted. The total impact to the Company, directly through its investment in CE Electric and indirectly through its investment in CalEnergy, is expected to approximate $85 million.

    On April 18, 1997, KCG and a partner each invested $15 million to acquire a 96% interest in Oak Mountain Energy L.L.C. ("Oak Mountain"). Oak Mountain then acquired the existing assets of an underground coal mine in Alabama for approximately $18 million and assumed approximately $14 million of related liabilities. Oak Mountain intends to use the remaining cash and $30 million of nonrecourse bank borrowings to retire the existing debt and further develop and modernize the mine. Oak Mountain's results are consolidated with those of the Company on a pro-rata basis since the date of acquisition. The coal mine's results of operations prior to the acquisition were not significant relative to the Company's results.

5. INVESTMENTS:

    The Company is able to defer $40 million of taxable gain with respect to the 1995 Whitney Benefits litigation settlement by investing in real estate. In February 1997, KDG purchased an office building in Aurora, Colorado for $22 million. KDG may make additional real estate investments to defer the remaining balance. On June 30, 1997, KDG closed a $16 million financing agreement with Metropolitan Life Insurance Company. The 15 year note is collateralized by the Aurora property and carries an interest rate of 8.38%.

    In late 1995, a KDG and CalEnergy venture, CE Casecnan Water and Energy Company, Inc., ("Casecnan") closed financing and commenced construction of a $495 million irrigation and hydroelectric power project located on the Philippine island of Luzon. KDG and CalEnergy have each made $62 million of equity contributions to the project.

    The Casecnan project was being constructed on a joint and several basis by Hanbo Corporation and Hanbo Engineering & Construction Co. Ltd. ("HECC"), (together, "Contractors"), both of which are South Korean corporations. Hanbo Corporation and HECC are under common ownership. The Contractor's obligations under the construction contract ("Hanbo Contract") are guaranteed by Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel"), a large South Korean steel company. In addition, the Contractor's obligations are secured by an unconditional, irrevocable standby letter of credit issued by Korea First Bank ("KFB") in the approximate amount of $118 million. During the first quarter of 1997 Hanbo Corporation, HECC and Hanbo Steel each filed to seek bankruptcy protection in South Korea and KFB's credit rating was downgraded because of the substantial loans it made to Hanbo Steel.

    On May 7, 1997, Casecnan announced that it had terminated the Hanbo Contract and had entered into a new engineer, procure and construct contract to complete the construction of the project (the "Replacement Contract"). The work under the Replacement Contract will be conducted by a consortium of contractors and subcontractors including Siemens A.G., Sulzer Hydro Ltd., Black & Veatch and Colenco Power Engineering Ltd., and will be headed by Cooperativa Muratori Cementista CMC di

                            PETER KIEWIT SONS', INC.

5. INVESTMENTS: (CONTINUED)
Ravenna and Impressa Pizzarotti & C. Spa. The Hanbo Contract was terminated because of events of default under that contract including the fact that the Contractors had filed for court receivership protection in South Korea. In connection with the contract termination, Casecnan made a $79 million draw request under the letter of credit issued by KFB to pay for certain transition costs and other damages under the Hanbo Contract. KFB failed to honor the draw request and Casecnan filed suit in New York State Court. KFB funded, pursuant to a court order, the $79 million into an interest bearing account at an independent financial institution in the United States. This matter is still unresolved. If KFB should fail to honor its obligations under the letter of credit, such action may have a material adverse effect on the Casecnan project. However, based on information available, KDG does not currently believe its investment is impaired.

    The Company and CalEnergy have agreed to jointly develop and construct geothermal power facilities at the Dieng and Patuha sites in Indonesia. Dieng Unit 1 is being constructed and is expected to be placed in commercial operation later this year. An additional five units are expected to be constructed on a modular basis as the geothermal resources are developed. On June 12, 1997, the Company and CalEnergy closed a $400 million revolving credit facility to finance the development and construction of the remaining Indonesian projects. The credit facility is collateralized by the Indonesian assets and is nonrecourse to the Company.

6. C-TEC RESTRUCTURING:

    In February 1997, C-TEC announced a plan to separate its operations along business lines into three separate, publicly traded companies:

    - Commonwealth Telephone Enterprises, Inc. containing the local telephone group and related engineering business;

    - Cable Michigan, Inc., containing the cable television operations in Michigan; and

    - RCN Corporation, Inc., which will consist of RCN Telecom Services; C-TEC's existing cable systems in the Boston-Washington D.C. corridor; and the investment in Megacable S.A. de C.V., a cable operator in Mexico. RCN Telecom Services is a provider of packaged local and long distance telephone, video, and internet access services provided over fiber optic networks to residential customers in Boston and New York City.

    The restructuring should permit investors and the financial markets to better understand and evaluate C-TEC's various businesses. In addition, the restructuring will allow C-TEC to raise capital on the most efficient terms. In July 1997, C-TEC closed four separate credit facilities with a syndicate of banks aggregating $410 million. C-TEC intends to use these credit facilities to refinance the cable group's existing Senior Secured Notes and to fund RCN's continued development.

    On June 18, 1997, C-TEC received approval by the Internal Revenue Service to conduct the tax-free spin-off of Cable Michigan and RCN Corporation. While it is anticipated the proposed restructuring will occur by the fourth quarter, the spin-offs are subject to receipt of other regulatory approvals and certain other conditions. If the reorganization and spin-offs occur, KDG will own less than 50% of the outstanding shares and voting rights of each entity, and will therefore account for each entity using the equity method for all of 1997.

                            PETER KIEWIT SONS', INC.

6. C-TEC RESTRUCTURING: (CONTINUED)
    On May 12, 1997, C-TEC announced that it had proposed to acquire the 38% of the common stock of Mercom Inc. ("Mercom") not currently owned by it in exchange for 8.75% of the common stock of Cable Michigan. The proposed exchange ratio is based on the assumption that Cable Michigan will have $125 million of debt outstanding at the time of the transaction.

    The proposal is subject to certain conditions, including the consummation of C-TEC's restructuring and the receipt of all required regulatory approvals. On June 23, 1997, C-TEC announced that due to the earlier than anticipated IRS approval of its own restructuring, it was suspending discussions with Mercom until after its restructuring was complete. C-TEC reserves the right to withdraw its proposal at any time prior to the execution of a definitive agreement. There can be no assurance as to the terms of any transaction or that any transaction will take place.

    The following is financial information of the Company had C-TEC been accounted for utilizing the equity method in the consolidated condensed financial statements as of June 30, 1997, and for the six months ended June 30, 1997 and 1996.

                                                                                                     JUNE 30,
                                                                                                       1997
                                                                                                -------------------
                                                                                                    (DOLLARS IN
                                                                                                     MILLIONS)
ASSETS
Current Assets:
  Cash and cash equivalents...................................................................       $     330
  Marketable securities.......................................................................             364
  Restricted securities.......................................................................              24
  Receivables, less allowance of $15..........................................................             370
  Costs and earnings in excess of billings on uncompleted contracts...........................              95
  Investment in construction joint ventures...................................................             113
  Deferred income taxes.......................................................................              55
  Other.......................................................................................              38
                                                                                                        ------
Total Current Assets..........................................................................           1,389

Property, Plant and Equipment, net............................................................             377
Investments...................................................................................           1,211
Intangible Assets, net........................................................................              45
Other Assets..................................................................................              44
                                                                                                        ------
                                                                                                     $   3,066
                                                                                                        ------
                                                                                                        ------

                            PETER KIEWIT SONS', INC.

6. C-TEC RESTRUCTURING: (CONTINUED)

                                                                                                     JUNE 30,
                                                                                                       1997
                                                                                                -------------------
                                                                                                    (DOLLARS IN
                                                                                                     MILLIONS)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable............................................................................       $     191
  Current portion of long-term debt...........................................................               3
  Accrued costs and billings in excess of revenue on uncompleted contracts....................             180
  Accrued insurance costs.....................................................................              85
  Other.......................................................................................              76
                                                                                                        ------
Total Current Liabilities.....................................................................             535

Long-Term Debt, less current portion..........................................................             149
Deferred Income Taxes.........................................................................             128
Retirement Benefits...........................................................................              45
Accrued Reclamation Costs.....................................................................             102
Other Liabilities.............................................................................             179
Minority Interest.............................................................................               2

Total Stockholders' Equity....................................................................           1,926
                                                                                                        ------
                                                                                                     $   3,066
                                                                                                        ------
                                                                                                        ------

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                            --------------------
                                                                                              1997       1996
                                                                                            ---------  ---------

                                                                                                (DOLLARS IN
                                                                                                 MILLIONS)
Revenue...................................................................................  $   1,187  $   1,180
Cost of Revenue...........................................................................     (1,004)    (1,035)
                                                                                            ---------  ---------
                                                                                                  183        145

General and Administrative Expenses.......................................................        (89)       (82)
                                                                                            ---------  ---------

Operating Earnings........................................................................         94         63

Other Income (Expense):
  Equity Earnings, net....................................................................         11         (2)
  Investment Income, net..................................................................         22         30
  Interest Expense, net...................................................................         (8)        (3)
  Other, net..............................................................................         20         20
                                                                                            ---------  ---------
                                                                                                   45         45
                                                                                            ---------  ---------

Earnings Before Income Taxes and Minority Interest........................................        139        108

Provision for Income Taxes................................................................        (50)       (39)

Minority Interest in Net Loss of Subsidiaries.............................................          2          2
                                                                                            ---------  ---------

Net Earnings..............................................................................  $      91  $      71
                                                                                            ---------  ---------
                                                                                            ---------  ---------

                            PETER KIEWIT SONS', INC.

6. C-TEC RESTRUCTURING: (CONTINUED)

                                                                                              SIX MONTHS ENDED
                                                                                                  JUNE 30,
                                                                                            --------------------
                                                                                              1997       1996
                                                                                            ---------  ---------
                                                                                                (DOLLARS IN
                                                                                                 MILLIONS)
Cash flows from operations:
  Net cash provided by operations.........................................................  $     145  $     105

Cash flows from investing activities:
  Proceeds from sales and maturities of marketable securities.............................        143         76
  Purchases of marketable securities......................................................       (124)      (104)
  Change in restricted securities.........................................................          2          2
  Proceeds from sale of property, plant and equipment, and other investments..............         26         20
  Capital expenditures....................................................................        (74)       (53)
  Acquisitions and investments, net.......................................................        (61)      (103)
  Other...................................................................................         --          1
                                                                                            ---------  ---------
    Net cash used in investing activities.................................................        (88)      (161)
Cash flows from financing activities:
  Proceeds from long-term debt borrowings.................................................         18         11
  Payments on long-term debt including current portion....................................         (2)        (5)
  Net change in short-term borrowings.....................................................         --        (45)
  Repurchases of common stock.............................................................         (1)       (15)
  Dividends paid..........................................................................        (25)       (24)
  Issuance of common stock................................................................         39         27
                                                                                            ---------  ---------
    Net cash provided by (used in) financing activities...................................         29        (51)
                                                                                            ---------  ---------

Net change in cash and cash equivalents...................................................         86       (107)

Cash and cash equivalents at beginning of period..........................................        244        408
                                                                                            ---------  ---------

Cash and cash equivalents at end of period................................................  $     330  $     301
                                                                                            ---------  ---------
                                                                                            ---------  ---------

7. OTHER MATTERS:

    On June 19, 1997, James Q. Crowe was appointed President and CEO of Kiewit Diversified Group Inc. Mr. Crowe assumed the position previously held by Richard
R. Jaros, who will continue to serve on the PKS Board of Directors. Mr. Crowe was the Chairman and CEO of MFS Communications Company until December 31, 1996, when the company was purchased by WorldCom, Inc. MFS was a subsidiary of the Company until September 1995, when it was spun-off and became an independent, publicly owned corporation.

    In October 1996, the PKS Board of Directors (the "Board") directed management to pursue a listing of Class D Stock as a way to address certain issues created by PKS' two-class capital structure and the need to attract and retain the best management for the PKS' businesses. During the course of its examination of the consequences of a listing of Class D Stock, management concluded that a listing of Class D Stock would not adequately address these issues, and instead began to study a separation of the Construction and Mining Group and the Diversified Group. At the regular meeting of the Board on July 23, 1997, management submitted to the Board for consideration a proposal for separation of the Construction and Mining Group and the Diversified Group on substantially the terms eventually approved by the Board. At a special meeting on August 14, 1997, the Board approved management's proposal.

                            PETER KIEWIT SONS', INC.

7. OTHER MATTERS: (CONTINUED)
    The separation of the Construction and Mining Group and the Diversified Group would be contingent upon the ratification of the separation by a majority of both Class C and Class D shareholders present at a shareholders meeting and the receipt by PKS of an Internal Revenue Service ruling or other assurance acceptable to the Board that the separation would be tax-free to U.S. shareholders. The restructuring is currently anticipated to occur during the second quarter of 1998. Under management's proposal, the Diversified Group will not seek to list its stock for public trading on a national securities exchange until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. The Board will retain the right, even if the stockholders ratify the proposal and favorable tax treatment is satisfied, to abandon, defer or modify the proposal if it believes that it would be in the best interests of all stockholders.

    The Company is involved in various lawsuits, claims and regulatory proceedings incidental to its business. Management believes that any resulting liability for legal proceedings beyond that provided should not materially affect the Company's financial position, future results of operations or future cash flows.

                             THE CONSTRUCTION GROUP
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                PAGES
                                                                                                                -----
Report of Independent Accountants..........................................................................        F-52

Financial Statements as of December 28, 1996 and December 30, 1995 and for the three years ended December
  30, 1996:

  Statements of Earnings...................................................................................        F-53
  Balance Sheets...........................................................................................        F-54
  Statements of Cash Flows.................................................................................        F-55
  Statements of Changes in Stockholders' Equity............................................................        F-56
  Notes to Financial Statements............................................................................        F-57

Financial Statement Schedule for the three years ended December 28, 1996...................................        F-69

Condensed Financial Statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996:

  Condensed Statements of Earnings.........................................................................        F-70
  Condensed Balance Sheet..................................................................................        F-71
  Condensed Statements of Cash Flows.......................................................................        F-72
  Notes to Condensed Financial Statements..................................................................        F-73

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
  Peter Kiewit Sons', Inc.

    We have audited the financial statements and the financial statement schedule of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc. (as defined in Note 1 to these financial statements) as listed in the index on the preceding page. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above, when read in conjunction with the consolidated financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, present fairly, in all material respects, the financial position of Kiewit Construction & Mining Group as of December 28, 1996 and December 30, 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 28, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 14, 1997, except for Note 15, as to which the date is March 26, 1997.

                       KIEWIT CONSTRUCTION & MINING GROUP

                             STATEMENTS OF EARNINGS

                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996

                                                                                  1996       1995       1994
                                                                                ---------  ---------  ---------
                                                                                     (DOLLARS IN MILLIONS,
                                                                                    EXCEPT PER SHARE DATA)
Revenue.......................................................................  $   2,286  $   2,330  $   2,175
Cost of Revenue...............................................................     (2,064)    (2,127)    (1,995)
                                                                                ---------  ---------  ---------
                                                                                      222        203        180
General and Administrative Expenses...........................................       (117)      (116)      (121)
                                                                                ---------  ---------  ---------
Operating Earnings............................................................        105         87         59
Other Income (Expense):
  Investment Income...........................................................         21         17         13
  Interest Expense............................................................         (4)        (2)        (2)
  Other, net..................................................................         58         62         46
                                                                                ---------  ---------  ---------
                                                                                       75         77         57
                                                                                ---------  ---------  ---------
Earnings Before Income Taxes..................................................        180        164        116
Provision for Income Taxes....................................................        (72)       (60)       (39)
                                                                                ---------  ---------  ---------
Net Earnings..................................................................  $     108  $     104  $      77
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------
Net Earnings Per Common and Common Equivalent Share...........................  $   10.13  $    7.78  $    4.92
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------

                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                                 BALANCE SHEETS

                    DECEMBER 28, 1996 AND DECEMBER 30, 1995

                                                                                                 1996       1995
                                                                                               ---------  ---------
                                                                                                   (DOLLARS IN
                                                                                                    MILLIONS)
                                                      ASSETS
Current Assets:
  Cash and cash equivalents..................................................................  $     173  $      94
  Marketable securities......................................................................         54         59
  Receivables, less allowance of $17 and $10.................................................        289        319
  Costs and earnings in excess of billings on uncompleted construction contracts.............         80         78
  Investment in construction joint ventures..................................................         91         73
  Deferred income taxes......................................................................         64         61
  Other......................................................................................         13         13
                                                                                               ---------  ---------
Total Current Assets.........................................................................        764        697
Property, Plant and Equipment, at cost:
  Land.......................................................................................         15         16
  Buildings..................................................................................         37         38
  Equipment..................................................................................        542        528
                                                                                               ---------  ---------
                                                                                                     594        582
  Less accumulated depreciation and amortization.............................................       (429)      (421)
                                                                                               ---------  ---------
Net Property, Plant and Equipment............................................................        165        161
Other Assets.................................................................................        107        119
                                                                                               ---------  ---------
                                                                                               $   1,036  $     977
                                                                                               ---------  ---------
                                                                                               ---------  ---------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable, including retainage of $33 and $42.......................................  $     164  $     180
  Short-term borrowings......................................................................     --             45
  Current portion of long-term debt..........................................................     --              2
  Accrued construction costs and billings in excess of revenue on uncompleted contracts......        112        111
  Accrued insurance costs....................................................................         81         79
  Other......................................................................................         33         32
                                                                                               ---------  ---------
Total Current Liabilities....................................................................        390        449
Long-term Debt, less current portion.........................................................         12          9
Other Liabilities............................................................................         72         52
Stockholders' Equity (Redeemable Common Stock, $456 million aggregate redemption value):
  11,006,641 shares outstanding in 1996 and 10,880,369 shares outstanding in 1995
  Common equity..............................................................................        568        471
  Foreign currency adjustment................................................................         (5)        (5)
  Unrealized holding (loss) gain.............................................................         (1)         1
                                                                                               ---------  ---------
Total Stockholders' Equity...................................................................        562        467
                                                                                               ---------  ---------
                                                                                               $   1,036  $     977
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                            STATEMENTS OF CASH FLOWS

                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996


                                                                                            1996       1995       1994
                                                                                          ---------  ---------  ---------
                                                                                               (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net earnings..........................................................................  $     108  $     104  $      77
  Adjustments to reconcile net earnings to net cash provided by operations:
    Depreciation and amortization.......................................................         61         56         52
    Gain on sale of property, plant and equipment and other investments.................        (17)       (33)       (11)
    Equity earnings, net................................................................         (8)        (3)        (2)
    Change in other noncurrent liabilities..............................................         18          6          5
    Deferred income taxes...............................................................         (6)    --             (3)
    Change in working capital items:
      Receivables.......................................................................         37     --            (25)
      Costs and earnings in excess of billings on uncompleted construction contracts....         (1)        23        (26)
      Investment in construction joint ventures.........................................        (18)        (4)        12
      Other current assets..............................................................          2         (3)        (5)
      Accounts payable..................................................................        (18)         3         19
      Accrued construction costs and billings in excess of revenue on uncompleted
        contracts.......................................................................          1          5         19
      Other liabilities.................................................................         11          4         (3)
    Other...............................................................................         (7)        (6)       (17)
                                                                                          ---------  ---------  ---------
Net cash provided by operations.........................................................        163        152         92
Cash flows from investing activities:
  Proceeds from sales and maturities of marketable securities...........................        160         82        176
  Purchases of marketable securities....................................................       (157)       (42)      (151)
  Proceeds from sale of property, plant and equipment...................................         25         15         26
  Capital expenditures..................................................................        (72)       (79)       (76)
  APAC-Arizona, Inc. acquisition........................................................     --         --            (47)
  Sale of note receivable and other.....................................................         14         (2)        (1)
                                                                                          ---------  ---------  ---------
Net cash used in investing activities...................................................        (30)       (26)       (73)
Cash flows from financing activities:
  Long-term debt borrowings.............................................................          3          3          2
  Short-term debt borrowings, net.......................................................        (45)        45     --
  Payments on long-term debt, including current portion.................................         (2)        (4)        (4)
  Issuances of common stock.............................................................         27         24         20
  Repurchases of common stock...........................................................         (5)        (3)       (11)
  Dividends paid........................................................................        (12)       (13)       (13)
  Exchange of Class C Stock for Class D Stock, net......................................        (20)      (155)       (42)
  Other.................................................................................     --         --              1
                                                                                          ---------  ---------  ---------
Net cash used in financing activities...................................................        (54)      (103)       (47)
Effect of exchange rates on cash........................................................     --              1         (1)
                                                                                          ---------  ---------  ---------
Net change in cash and cash equivalents.................................................         79         24        (29)
Cash and cash equivalents at beginning of year..........................................         94         70         99
                                                                                          ---------  ---------  ---------
Cash and cash equivalents at end of year................................................  $     173  $      94  $      70
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------
Supplemental disclosures of cash flow information:
  Taxes.................................................................................  $      78  $      69  $      49
  Interest..............................................................................          2          2          2
Noncash investing activity:
  Disposition of gold operations in exchange for Kinross common stock, net..............  $  --      $      21  $  --


                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  FOR THE THREE YEARS ENDED DECEMBER 28, 1996

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                            (DOLLARS IN MILLIONS,
                                                                                           EXCEPT PER SHARE DATA)
Common equity:
Balance at beginning of year.........................................................  $     471  $     513  $     483
  Issuances of stock.................................................................         27         24         20
  Repurchases of stock...............................................................         (5)        (3)       (11)
  Exchange of Class C Stock for Class D Stock, net...................................        (20)      (155)       (42)
  Net earnings.......................................................................        108        104         77
  Dividends (per share: $1.30 in 1996, $1.05 in 1995 and $.90 in 1994)(a)............        (13)       (12)       (14)
                                                                                       ---------  ---------  ---------
Balance at end of year...............................................................        568        471        513
Other equity adjustments:
Balance at beginning of year.........................................................         (4)        (8)        (3)
  Foreign currency adjustment........................................................     --              2         (4)
  Unrealized holding (loss) gain.....................................................         (2)         2         (1)
                                                                                       ---------  ---------  ---------
Balance at end of year...............................................................         (6)        (4)        (8)
                                                                                       ---------  ---------  ---------
Total stockholders' equity...........................................................  $     562  $     467  $     505
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

------------------------

(a) Dividends include $.70, $.60, and $.45 for dividends declared in 1996, 1995 and 1994 but paid in January of the subsequent year.

                See accompanying notes to financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                         NOTES TO FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

    The Class C Stock and the Class D Stock are designed to provide stockholders with separate securities reflecting the performance of Peter Kiewit Sons', Inc.'s ("PKS") construction and materials businesses ("Construction & Mining Group") and its other businesses ("Diversified Group"), respectively. Dividends on the Class C Stock are limited to the legally available funds of PKS less the Class D formula value which is to be reduced by any dividends on Class D Stock declared during the current year. Subject to this limitation, the Board of Directors intends to declare and pay dividends on the Class C Stock based primarily on the Construction & Mining Group's separately reported financial condition and results of operations.

    The financial statements of the Construction & Mining Group include the financial position, results of operations and cash flows for PKS' construction and materials businesses held by its wholly-owned subsidiary, Kiewit Construction Group Inc., and certain PKS corporate assets and liabilities and related transactions. These financial statements have been prepared using the historical amounts included in the PKS consolidated financial statements.

    Although the financial statements of PKS' Construction & Mining Group and Diversified Group separately report the assets, liabilities and stockholders' equity of PKS attributed to each such group, legal title to such assets and responsibility for such liabilities will not be affected by such attribution. Holders of Class C Stock and Class D Stock are stockholders of PKS. Accordingly, the PKS consolidated financial statements and related notes should be read in conjunction with these financial statements.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF GROUP PRESENTATION

    These financial statements include the accounts of the Construction & Mining Group ("the Group"). The Group's and Diversified Group's financial statements, taken together, comprise all the accounts included in the PKS consolidated financial statements. All significant intercompany accounts and transactions, except those directly between the Group and the Diversified Group, have been eliminated. Investments in construction joint ventures and other companies in which the Group exercises significant influence over operating and financial policies are accounted for by the equity method. The Group accounts for its share of the operations of the construction joint ventures on a pro rata basis in the statements of earnings.

    The Group invests in the portfolios of the Kiewit Mutual Fund, ("KMF"), a registered investment company. KMF is not consolidated in the Group's financial statements.

    CONSTRUCTION CONTRACTS

    The Group operates generally within the United States and Canada as a general contractor and engages in various types of construction projects for both public and private owners. Credit risk is minimal with public (government) owners since the Group ascertains that funds have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. In the event of termination, the Group is entitled to receive the contract price on completed work and reimbursement of termination related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Group high priority in the event of lien foreclosures following financial difficulties of private owners.

                       KIEWIT CONSTRUCTION & MINING GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Group's business involves construction contracts obtained through competitive bidding. The volume and profitability of the Group's construction work depends to a significant extent upon the general state of the economies in which it operates and the volume of work available to contractors. The Group's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action.

    The Group recognizes revenue on long-term construction contracts and joint ventures on the percentage-of-completion method based upon engineering estimates of the work performed on individual contracts. Provisions for losses are recognized on uncompleted contracts when they become known. Claims for additional revenue are recognized in the period when allowed. It is at least reasonably possible that engineering estimates of the work performed on individual contracts will be revised in the near term.

    Assets and liabilities arising from construction activities, the operating cycle of which extends over several years, are classified as current in the financial statements. A one-year time period is used as the basis for classification of all other current assets and liabilities.

    DEPRECIATION AND AMORTIZATION

    Property, plant and equipment are recorded at cost. Depreciation and amortization are computed on accelerated and straight-line methods.

    FOREIGN CURRENCIES

    The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to stockholders' equity.

    EARNINGS PER SHARE

    Primary earnings per share of Class C Stock have been computed using the weighted average number of shares outstanding during each year. The number of shares used in computing primary earnings per share was 10,655,886 in 1996, 13,384,434 in 1995 and 15,697,724 in 1994. Fully diluted earnings per share have not been presented because they are not significantly different from primary earnings per share.

    INCOME TAXES

    Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Group's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                       KIEWIT CONSTRUCTION & MINING GROUP

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    Where appropriate, items within the financial statements and notes thereto have been reclassified from previous years to conform to current year presentation.

    FISCAL YEAR

    The Group's fiscal year ends on the last Saturday in December. There were 52 weeks in fiscal years 1996 and 1995 and 53 weeks in fiscal 1994.

(3) CORPORATE ACTIVITIES

    FINANCIAL STRUCTURE

    PKS, in addition to specifically attributable items, has corporate assets, liabilities and related income and expense which are not separately identified with the ongoing operations of the Group or the Diversified Group. The items attributable to the Group and the Group's 50% portion of PKS are as follows:

                                                                                                      1996         1995
                                                                                                      -----        -----
                                                                                                    (DOLLARS IN MILLIONS)
Cash and cash equivalents........................................................................   $       8    $       4
Marketable securities............................................................................           5           10
Property, plant and equipment, net...............................................................           5            5
Other assets.....................................................................................           1            2
                                                                                                          ---          ---
  Total Assets...................................................................................   $      19    $      21
                                                                                                          ---          ---
                                                                                                          ---          ---
Accounts payable.................................................................................   $       8    $       8
Long-term debt, including current portion........................................................          12           11
                                                                                                          ---          ---
  Total Liabilities..............................................................................   $      20    $      19
                                                                                                          ---          ---
                                                                                                          ---          ---

                                                                                            1996       1995        1994
                                                                                          ---------  ---------     -----
Net investment income...................................................................  $  --      $  --       $       6
Other expense...........................................................................     --         --              (1)

    CORPORATE GENERAL AND ADMINISTRATIVE COSTS

    A portion of PKS' corporate general and administrative costs has been allocated to the Group based upon certain measures of business activity, such as employment, investments and sales, which management believes to be reasonable. The allocations were $1 million in 1996 and 1995 and $21 million in 1994. Due to a realignment of the corporate overhead departments at the beginning of 1995, substantially all of the administrative functions and personnel previously allocated to the Group are now located at the Group.

                       KIEWIT CONSTRUCTION & MINING GROUP

(3) CORPORATE ACTIVITIES (CONTINUED)
    INCOME TAXES

    All domestic members of the PKS affiliated group are included in the consolidated U.S. income tax return filed by PKS as allowed by the Internal Revenue Code. Accordingly, the provision for income taxes and the related payments or refunds of tax are determined on a consolidated basis.

    The financial statement provision and actual cash tax payments have been reflected in the Group's and the Diversified Group's financial statements in accordance with PKS' tax allocation policy for such groups. In general, such policy provides that the consolidated tax provision and related cash flows and balance sheet amounts are allocated between the Group and the Diversified Group, for group financial statement purposes, based principally upon the financial income, taxable income, credits, preferences and other amounts directly related to the respective groups. The provision for estimated United States income taxes for the Group does not differ materially from that which would have been determined on a separate return basis.

(4) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to determine classification and fair values of financial instruments:

    CASH AND CASH EQUIVALENTS

    Cash equivalents generally consist of funds invested in the Kiewit Mutual Fund-Money Market Portfolio and highly liquid instruments purchased with an original maturity of three months or less. The securities are stated at cost, which approximates fair value.

    MARKETABLE SECURITIES AND NON-CURRENT INVESTMENTS

    The Group has classified all marketable securities and marketable non-current investments not accounted for under the equity method as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of stockholders' equity, net of tax.

                       KIEWIT CONSTRUCTION & MINING GROUP

(4) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The following summarizes the amortized cost, unrealized holding gains and losses, and estimated fair values of marketable securities and marketable non-current investments at December 28, 1996 and December 30, 1995.

                                                                                      UNREALIZED     UNREALIZED
                                                                         AMORTIZED      HOLDING        HOLDING        FAIR
                                                                           COST          GAINS         LOSSES         VALUE
                                                                        -----------  -------------  -------------     -----
                                                                                        (DOLLARS IN MILLIONS)
1996
Kiewit Mutual Fund:
  Short-term government...............................................   $      22     $  --          $  --         $      22
  Intermediate term bond..............................................          10        --             --                10
  Tax exempt..........................................................           9        --             --                 9
U.S. debt securities..................................................          13        --             --                13
                                                                             -----           ---            ---           ---
                                                                         $      54     $  --          $  --         $      54
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---
Non-current investments:
  Equity securities...................................................   $      30     $  --          $      (2)    $      28
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---
1995
Kiewit Mutual Fund:
  Short-term government...............................................   $      22     $  --          $  --         $      22
  Intermediate term bond..............................................          13             1         --                14
  Tax exempt..........................................................           8             1         --                 9
U.S. debt securities..................................................          13        --             --                13
Municipal debt securities.............................................           1        --             --                 1
                                                                             -----           ---            ---           ---
                                                                         $      57     $       2      $  --         $      59
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---
Non-current investments:
  Equity securities...................................................   $      30     $  --          $  --         $      30
                                                                             -----           ---            ---           ---
                                                                             -----           ---            ---           ---

    For debt securities, amortized costs do not vary significantly from principal amounts. Realized gains and losses on sales of marketable securities were each less than $1 million in 1995 and 1996, and $1 million and $2 million in 1994.

    The contractual maturities of the debt securities are as follows:

                                                                                         AMORTIZED COST     FAIR VALUE
                                                                                        -----------------  -------------
U.S. debt securities:
  less than 1 year....................................................................      $       2        $       2
  1-5 years...........................................................................             11               11
                                                                                                  ---              ---
                                                                                            $      13        $      13
                                                                                                  ---              ---
                                                                                                  ---              ---

    Maturities for the mutual fund and equity securities have not been presented as they do not have a single maturity date.

                       KIEWIT CONSTRUCTION & MINING GROUP

(4) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) LONG-TERM DEBT

    The fair value of debt was estimated using the incremental borrowing rates of the Group for debt of the same remaining maturities and approximates the carrying amount.

(5) RETAINAGE ON CONSTRUCTION CONTRACTS

    Receivables at December 28, 1996 and December 30, 1995 include approximately $86 million and $50 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amounts are $53 million and $61 million of securities which are being held by the owners of various construction projects in lieu of retainage. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of stockholders' equity, net of tax.

(6) INVESTMENT IN CONSTRUCTION JOINT VENTURES

    The Group has entered into a number of construction joint venture arrangements. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs.

    Summary joint venture financial information follows:

                                     FINANCIAL POSITION                                         1996       1995
                                     ------------------                                       ---------  ---------
                                                                                                  (DOLLARS IN
                                                                                                   MILLIONS)
Total Joint Ventures
  Current assets............................................................................  $     435  $     655
  Other assets (principally construction equipment).........................................         47         52
                                                                                              ---------  ---------
                                                                                                    482        707
  Current liabilities.......................................................................       (347)      (584)
                                                                                              ---------  ---------
    Net assets..............................................................................  $     135  $     123
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Group's Share
  Equity in net assets......................................................................  $      73  $      67
  Receivable from joint ventures............................................................         18          6
                                                                                              ---------  ---------
    Investment in construction joint ventures...............................................  $      91  $      73
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                       KIEWIT CONSTRUCTION & MINING GROUP

(6) INVESTMENT IN CONSTRUCTION JOINT VENTURES (CONTINUED)

                                   OPERATIONS                                       1996       1995       1994
                                  -----------                                     ---------  ---------  ---------
                                                                                       (DOLLARS IN MILLIONS)
Total Joint Ventures
  Revenue.......................................................................  $   1,370  $   1,211  $   1,034
  Costs.........................................................................      1,201      1,108        937
                                                                                  ---------  ---------  ---------
    Operating income............................................................  $     169  $     103  $      97
                                                                                  ---------  ---------  ---------
Group's Share
  Revenue.......................................................................  $     689  $     691  $     523
  Costs.........................................................................        621        625        473
                                                                                  ---------  ---------  ---------
    Operating income............................................................  $      68  $      66  $      50
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

(7) OTHER ASSETS

    Other assets consist of the following at December 28, 1996 and December 30, 1995:

                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                     (DOLLARS IN
                                                                                                      MILLIONS)
ME Holding Inc.................................................................................  $      33  $      29
Equity securities of Kinross Gold Corporation (Note 4).........................................         28         30
Investment in partnership......................................................................         15         12
APAC goodwill..................................................................................         15         16
Notes receivable...............................................................................          1         24
Other..........................................................................................         15          8
                                                                                                 ---------  ---------
                                                                                                 $     107  $     119
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    Other assets include marketable equity securities classified as non-current, an equity method investment in a partnership which fabricates offshore oil platforms and the net goodwill recognized in the APAC acquisition. The investment in ME Holding Inc., accounted for on the equity method, totals $33 million, $2 million in excess of the Group's share of equity. The excess investment is being amortized over 15 years. The contracting business is not publicly traded and does not have a readily determinable market value. The Group is committed to acquire 80% ownership in 1997. The Group's share of ME Holding's income, net of goodwill amortization, was $4 million, $2 million and $1 million in 1996, 1995 and 1994.

                       KIEWIT CONSTRUCTION & MINING GROUP

                         NOTES TO FINANCIAL STATEMENTS

(8) LONG-TERM DEBT

    At December 28, 1996 and December 30, 1995, long-term debt consisting of a portion of PKS' notes to former stockholders which have been allocated to the Group and the Diversified Group and convertible debentures is as follows:

(DOLLARS IN MILLIONS)                                                                          1996         1995
------------------------------------------------------------------------------------------     -----        -----
9.6%-11.1% Notes to former stockholders, 1999-2001........................................   $       2    $       3
6.25%-8.75% Convertible debentures, 2002-2006.............................................          10            8
                                                                                                   ---          ---
                                                                                                    12           11
Less current portion......................................................................      --               (2)
                                                                                                   ---          ---
                                                                                             $      12    $       9
                                                                                                   ---          ---
                                                                                                   ---          ---

    The convertible debentures are convertible during October of the fifth year preceding their maturity date. Each annual series may be redeemed in its entirety prior to the due date except during the conversion period. Debentures were converted into 59,935 and 12,594 shares of Class C Stock in 1995 and 1994, respectively. As part of the exchange offer completed prior to the MFS Spin-off, all holders of 1990 and 1991 debentures converted their debentures into Class C Stock and Class D Stock. At December 28, 1996, 436,833 shares of Class C Stock are reserved for future conversions.

    Scheduled maturities of long-term debt through 2001 are as follows (in millions): 1997--$-; 1998--$-; 1999--$1; 2000--$1 and $- in 2001.

(9) INCOME TAXES

    An analysis of the (provision) benefit for income taxes relating to earnings for the three years ended December 28, 1996 follows:

(DOLLARS IN MILLIONS)                                                                1996       1995       1994
---------------------------------------------------------------------------------  ---------  ---------  ---------
Current:
  U.S. federal...................................................................  $     (62) $     (58) $     (33)
  Foreign........................................................................         (5)         4         (8)
  State..........................................................................        (11)        (6)        (1)
                                                                                         ---        ---        ---
                                                                                         (78)       (60)       (42)
Deferred:
  U.S. federal...................................................................          7          6     --
  Foreign........................................................................         (3)        (7)         1
  State..........................................................................          2          1          2
                                                                                         ---        ---        ---
                                                                                           6     --              3
                                                                                         ---        ---        ---
                                                                                   $     (72) $     (60) $     (39)
                                                                                         ---        ---        ---
                                                                                         ---        ---        ---

                       KIEWIT CONSTRUCTION & MINING GROUP

(9) INCOME TAXES (CONTINUED)
    The United States and foreign components of earnings, for tax reporting purposes, before income taxes follows:

(DOLLARS IN MILLIONS)                                                               1996       1995       1994
--------------------------------------------------------------------------------  ---------  ---------  ---------
United States...................................................................  $     155  $     159  $     101
Foreign.........................................................................         25          5         15
                                                                                  ---------  ---------  ---------
                                                                                  $     180  $     164  $     116
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

    A reconciliation of the actual (provision) benefit for income taxes and the tax computed by applying the U.S. federal rate (35%) to the earnings before income taxes for the three years ended December 28, 1996 follows:

(DOLLARS IN MILLIONS)                                                                1996       1995       1994
---------------------------------------------------------------------------------  ---------  ---------  ---------
Computed tax at statutory rate...................................................  $     (63) $     (57) $     (41)
State income taxes...............................................................         (6)        (8)        (3)
Prior year tax adjustments.......................................................         (4)         5          3
Other............................................................................          1     --              2
                                                                                         ---        ---        ---
                                                                                   $     (72) $     (60) $     (39)
                                                                                         ---        ---        ---
                                                                                         ---        ---        ---

    Possible taxes, beyond those provided, on remittances of undistributed earnings of foreign subsidiaries, are not expected to be material.

    The components of the net deferred tax assets for the years ended December 28, 1996 and December 30, 1995 were as follows:

(DOLLARS IN MILLIONS)                                                                          1996         1995
------------------------------------------------------------------------------------------     -----        -----
Deferred tax assets:
  Construction accounting.................................................................   $      15    $       3
  Investments in construction joint ventures..............................................          30           28
  Insurance claims........................................................................          32           32
  Compensation--retirement benefits.......................................................           6            4
  Other...................................................................................          10            7
                                                                                                   ---          ---
Total deferred tax assets.................................................................          93           74

Deferred tax liabilities:
  Investments in securities...............................................................           7            8
  Other...................................................................................          20            7
                                                                                                   ---          ---
Total deferred tax liabilities............................................................          27           15
                                                                                                   ---          ---

Net deferred tax assets...................................................................   $      66    $      59
                                                                                                   ---          ---
                                                                                                   ---          ---

    No valuation allowance has been recorded relating to the deferred tax assets because they are realizable under the tax sharing policy of PKS.

                       KIEWIT CONSTRUCTION & MINING GROUP

(10) EMPLOYEE BENEFIT PLANS

    The Group makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. These contributions are included in the cost of revenue. Under federal law, the Group may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

    The Group also had a long-term incentive plan, stock appreciation rights, for certain employees. The plan concluded in 1994. The expense related to this plan was $1 million in 1994. Substantially all employees of the Group are covered under the Group's profit sharing plans. The expense related to these plans was $3 million in 1996 and 1995 and $1 million in 1994.

(11) STOCKHOLDERS' EQUITY

    Ownership of the Class C Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS is generally committed to purchase all Class C Stock at the amount computed pursuant to the Certificate of Incorporation. Issuances and repurchases of common shares, including conversions, for the three years ended December 28, 1996 were as follows:

                                                                                              CLASS C
                                                                                               STOCK
                                                                                             ----------
Shares issued in 1994......................................................................   1,018,144
Shares repurchased in 1994.................................................................   2,427,186
Shares issued in 1995......................................................................   1,021,875
Shares repurchased in 1995.................................................................   6,228,934
Shares issued in 1996......................................................................     896,640
Shares repurchased in 1996.................................................................     770,368

                       KIEWIT CONSTRUCTION & MINING GROUP

(12) INDUSTRY AND GEOGRAPHIC DATA

    The Group's operations are primarily conducted in one business segment; construction contracting. The following is derived from geographic information in the PKS consolidated financial statements as it relates to the Group.

GEOGRAPHIC DATA (DOLLARS IN MILLIONS)                                                    1996       1995       1994
-------------------------------------------------------------------------------------  ---------  ---------  ---------
Revenue:
  United States......................................................................  $   2,000  $   2,007  $   1,915
  Canada.............................................................................        175        237        214
  Other..............................................................................        111         86         46
                                                                                       ---------  ---------  ---------
                                                                                       $   2,286  $   2,330  $   2,175
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Operating earnings:
  United States......................................................................  $      84  $      70  $      45
  Canada.............................................................................          7          7         14
  Other..............................................................................         14         10     --
                                                                                       ---------  ---------  ---------
                                                                                       $     105  $      87  $      59
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Identifiable assets:
  United States......................................................................  $     924  $     867  $     834
  Canada.............................................................................         90         90        102
  Other..............................................................................         22         20         27
                                                                                       ---------  ---------  ---------
                                                                                       $   1,036  $     977  $     963
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

(13) RELATED PARTY TRANSACTION

    The Group performs certain mine management services for the Diversified Group. The income from these services was $37 million in 1996, $30 million in 1995 and $29 million in 1994 and is recorded in other income in the statements of earnings.

(14) OTHER MATTERS

    In October 1996, the PKS Board of Directors directed management to pursue a listing of PKS Class D Stock on a major securities exchange or the Nasdaq National Market as soon as practical during 1998. The Board does not foresee circumstances under which PKS would list the Class D Stock prior to 1998. The Board believes that a listing will provide PKS with a capital structure more suitable for the further development of the Diversified Group's business plan. It would also provide liquidity for Class D shareholders without impairing PKS' capital base.

    The Board's action does not ensure that a listing of Class D Stock will occur in 1998, or any time. The Board could delay or abandon plans to list the stock if it determined that such action would be in the best interests of all PKS' shareholders. In addition, PKS' ability to list Class D Stock will be subject to factors beyond its control, including the laws, regulations, and listing eligibility criteria in effect at the time a listing is sought, as well as stock market conditions at the time. Furthermore, the Board might decide to couple the listing of Class D Stock with a public offering of newly issued Class D shares in order to raise additional capital for the Diversified Group. Such an offering could delay or alter the listing plan.

                       KIEWIT CONSTRUCTION & MINING GROUP

(14) OTHER MATTERS (CONTINUED)
    Class C shareholders are currently able to convert their shares into Class D Stock pursuant to PKS' Certificate of Incorporation. If such a listing occurs, Class C shareholders will continue to be able to convert their shares to Class D Stock.

    In June 1995, the Group exchanged its interest in a wholly owned subsidiary involved in gold mining activities for 4,000,000 common shares of Kinross Gold Corporation, a publicly traded corporation. The Group recognized a $21 million pre-tax gain on the exchange based on the difference between the book value of the subsidiary and the fair market value of the Kinross stock on the date of the transaction.

    In September 1995, the PKS Board of Directors approved a plan to make a tax-free distribution of its entire ownership interest in MFS Communications Company, Inc. to the Class D stockholders (the "Spin-off") effective September 30, 1995.

    PKS completed an exchange offer prior to the Spin-off whereby 4,000,000 shares of Class C Stock were exchanged for 1,666,384 shares of Class D Stock on terms similar to those upon which Class C Stock can be converted into Class D Stock during the annual conversion period provided for in PKS' Certificate of Incorporation. The conversion ratio used in the exchange was calculated using final 1994 stock prices adjusted for 1995 dividends.

    The Group is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Group's financial position, future results of operations or future cash flows.

    The Group leases various buildings and equipment under both operating and capital leases. Minimum rental payments on buildings and equipment subject to noncancellable operating leases during the next 24 years aggregate $10 million.

    It is customary in the Group's industry to use various financial instruments in the normal course of business. These instruments include items such as letters of credit. Letters of credit are conditional commitments issued on behalf of the Group in accordance with specified terms and conditions. The Group has informal arrangements with a number of banks to provide such commitments. As of December 28, 1996, the Group had outstanding letters of credit of approximately $101 million.

(15) SUBSEQUENT EVENTS

    In January 1997, approximately 1.7 million shares of Class C Stock, with a redemption value of $71 million, were converted into approximately 1.3 million shares of Class D Stock.

    On March 26, 1997, a Group-sponsored joint venture was awarded a $1.3 billion contract to reconstruct Interstate I-15 through the Salt Lake City region. The project is being undertaken in preparation for the 2002 Olympic Games. The Group's share of this project is approximately $700 million.

                       KIEWIT CONSTRUCTION & MINING GROUP
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                                                                 ADDITIONS       AMOUNTS
                                                                  BALANCE       CHARGED TO       CHARGED                   BALANCE
                                                                 BEGINNING       COSTS AND         TO                      END OF
(DOLLARS IN MILLIONS)                                            OF PERIOD       EXPENSES       RESERVES       OTHER       PERIOD
-------------------------------------------------------------  -------------  ---------------  -----------  -----------  -----------

Year ended December 28, 1996
Allowance for doubtful trade accounts........................    $      10       $      12      $      (5)   $  --        $      17

Reserves:
  Insurance claims...........................................           79              22            (20)      --               81

Year ended December 30, 1995
Allowance for doubtful trade accounts........................    $       7       $       5      $      (2)   $  --        $      10

Reserves:
  Insurance claims...........................................           73              18            (14)           2           79

Year ended December 31, 1994
Allowance for doubtful trade accounts........................    $       5       $       4      $      (2)   $  --        $       7

Reserves:
  Insurance claims...........................................           65              19            (11)      --               73

                       KIEWIT CONSTRUCTION & MINING GROUP

                        CONDENSED STATEMENTS OF EARNINGS

                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------

                                                                                                  (UNAUDITED)
                                                                                                  (DOLLARS IN
                                                                                              MILLIONS, EXCEPT PER
                                                                                                  SHARE DATA)
Revenue.....................................................................................  $   1,047  $   1,072
Cost of Revenue.............................................................................       (942)      (989)
                                                                                              ---------  ---------
                                                                                                    105         83
General and Administrative Expenses.........................................................        (64)       (59)
                                                                                              ---------  ---------
Operating Earnings..........................................................................         41         24
Other Income (Expense):
  Investment Income, net....................................................................          8          8
  Interest Expense, net.....................................................................         (1)        (2)
  Other, net................................................................................         35         29
                                                                                              ---------  ---------
                                                                                                     42         35
                                                                                              ---------  ---------
Earnings Before Income Taxes................................................................         83         59
Provision for Income Taxes..................................................................        (33)       (23)
                                                                                              ---------  ---------
Net Earnings................................................................................  $      50  $      36
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Primary Earnings per Share..................................................................  $    5.34  $    3.46
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Fully Diluted Earnings per Share............................................................  $    5.13  $    3.36
                                                                                              ---------  ---------
                                                                                              ---------  ---------

           See accompanying notes to condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                            CONDENSED BALANCE SHEET

                                                                                                   JUNE 30,
                                                                                                     1997
                                                                                            -----------------------
                                                                                                  (UNAUDITED)
                                                                                             (DOLLARS IN MILLIONS)
                                                      ASSETS
Current Assets:
Cash and cash equivalents.................................................................         $     127
Marketable securities.....................................................................                33
Receivables, less allowance of $15........................................................               336
Costs and earnings in excess of billings on uncompleted contracts.........................                95
Investment in construction joint ventures.................................................               113
Recoverable income taxes..................................................................                18
Deferred income taxes.....................................................................                69
Other.....................................................................................                16
                                                                                                      ------
Total Current Assets......................................................................               807

Property, Plant and Equipment, less accumulated depreciation and amortization of $426.....               201
Investments...............................................................................                87
Other Assets..............................................................................                22
                                                                                                      ------
                                                                                                   $   1,117
                                                                                                      ------
                                                                                                      ------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, including retainage of $35..............................................         $     173
Current portion of long-term debt.........................................................                 2
Accrued construction costs and billings in excess of revenue on uncompleted contracts.....               180
Accrued insurance costs...................................................................                85
Other.....................................................................................                43
                                                                                                      ------
Total Current Liabilities.................................................................               483

Long-Term Debt, less current portion......................................................                16
Other Liabilities.........................................................................                59

Stockholders' Equity (Redeemable common stock, $404 million aggregate redemption value):
Common equity.............................................................................               572
Net unrealized holding loss...............................................................                (7)
Foreign currency adjustment...............................................................                (6)
                                                                                                      ------
Total Stockholders' Equity................................................................               559
                                                                                                      ------
                                                                                                   $   1,117
                                                                                                      ------
                                                                                                      ------

           See accompanying notes to condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                    SIX MONTHS ENDED
                                                                                                        JUNE 30,
                                                                                                 ----------------------
                                                                                                   1997        1996
                                                                                                 ---------     -----

                                                                                                      (UNAUDITED)
                                                                                                 (DOLLARS IN MILLIONS)
Cash flows from operations:
  Net cash provided by operations..............................................................  $      37   $      73

Cash flows from investing activities:
  Proceeds from sales and maturities of marketable securities..................................         44          67
  Purchases of marketable securities...........................................................        (22)        (57)
  Proceeds from sales of property, plant and equipment.........................................         25          16
  Acquisitions and investments, net............................................................        (18)         (3)
  Capital expenditures.........................................................................        (62)        (36)
                                                                                                 ---------         ---
    Net cash used in investing activities......................................................        (33)        (13)

Cash flows from financing activities:
  Proceeds from long-term debt borrowings......................................................          2      --
  Payments on long-term debt, including current portion........................................     --              (2)
  Net change in short-term borrowings..........................................................     --             (45)
  Issuance of common stock.....................................................................         34          27
  Repurchases of common stock..................................................................         (1)         (4)
  Dividends paid...............................................................................        (13)        (12)
  Exchange of Class B&C Stock for Class D Stock, net...........................................        (72)        (19)
                                                                                                 ---------         ---
    Net cash used in financing activities......................................................        (50)        (55)
                                                                                                 ---------         ---
    Net change in cash and cash equivalents....................................................        (46)          5
Cash and cash equivalents at beginning of period...............................................        173          94
                                                                                                 ---------         ---
Cash and cash equivalents at end of period.....................................................  $     127   $      99
                                                                                                 ---------         ---
                                                                                                 ---------         ---

           See accompanying notes to condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION:

    The financial statements contained herein are unaudited and have been prepared using the historical amounts included in the Peter Kiewit Sons', Inc. ("PKS") consolidated condensed financial statements. The Group's accounting policies and certain other disclosures are set forth in the notes to the financial statements contained in PKS' Annual Report on Form 10-K as an exhibit for the year ended December 28, 1996.

    Although the financial statements of PKS' Construction & Mining Group and Diversified Group separately report the assets, liabilities and stockholders' equity of PKS attributed to each such group, legal title to such assets and responsibility for such liabilities will not be affected by such attribution. Holders of Class C Stock and Class D Stock are stockholders of PKS. Accordingly, the PKS consolidated condensed financial statements and related notes as well as those of the Kiewit Diversified Group should be read in conjunction with these financial statements.

    Receivables at June 30, 1997 include approximately $72 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in the retainage amount is $32 million of securities which are being held by owners of various construction projects in lieu of retainage.

    The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year.

    Where appropriate, items within the condensed financial statements have been reclassified from the previous periods to conform to current year presentation.

2. EARNINGS PER SHARE:

    Primary earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period. In addition, fully diluted earnings per share reflect the dilutive effect of convertible debentures. The numbers of shares used in computing earnings per share were as follows:

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                     ------------------------
                                                                        1997         1996
                                                                     ----------  ------------
Primary............................................................   9,301,036    10,353,305
Fully Diluted......................................................   9,737,869    10,712,305

    In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share". The statement establishes standards for computing and presenting earnings per share and requires the restatement of prior period earnings per share data presented. This statement is effective for financial statements issued for periods ending after December 15, 1997 and earlier application is not permitted. Basic and diluted earnings per share, as defined in SFAS No. 128, are not expected to vary significantly from the primary and fully diluted earnings per share shown on the statements of earnings.

                       KIEWIT CONSTRUCTION & MINING GROUP

3. SUMMARIZED FINANCIAL INFORMATION:

    The Group's 50% portion of PKS' corporate assets and liabilities and related transactions, which are not separately identified with the ongoing operations of the Construction & Mining Group or the Diversified Group, and items attributable to the Group are as follows:

                                                                                  JUNE 30,
(DOLLARS IN MILLIONS)                                                               1997
--------------------------------------------------------------------------  ---------------------
Cash and marketable securities............................................        $      11
Property, plant and equipment, net........................................                5
Other assets..............................................................                2
                                                                                        ---
  Total Assets............................................................        $      18
                                                                                        ---
                                                                                        ---
Accounts payable..........................................................        $       2
Long-term debt, including current portion.................................               11
                                                                                        ---
  Total Liabilities.......................................................        $      13
                                                                                        ---
                                                                                        ---

                                                                                   SIX MONTHS ENDED
                                                                                       JUNE 30,
                                                                               ------------------------
                                                                                  1997         1996
                                                                                  -----        -----
Other expense, net...........................................................   $      (1)   $      (1)

    Corporate general and administrative costs have been allocated to the Group. These allocations were less than $1 million for the six months ended June 30, 1997 and 1996.

    Mine management income from the Diversified Group was $16 million and $15 million for the six months ended June 30, 1997 and 1996.

4. ACQUISITIONS:

    On April 18, 1997, the Group and a partner each invested $15 million to acquire a 96% interest in Oak Mountain Energy L.L.C. ("Oak Mountain"). Oak Mountain then acquired the existing assets of an underground coal mine in Alabama for approximately $18 million and assumed approximately $14 million of related liabilities. Oak Mountain intends to use the remaining cash and $30 million of nonrecourse bank borrowings to retire the existing debt and further develop and modernize the mine. Oak Mountain's results are consolidated with those of the Group on a pro-rata basis since the date of acquisition. The coal mine's results of operations prior to the acquisition were not significant relative to the Group's results.

5. OTHER MATTERS:

    In October 1996, the PKS Board of Directors (the "Board") directed management to pursue a listing of Class D Stock as a way to address certain issues created by the PKS' two-class capital stock structure and the need to attract and retain the best management for the PKS' businesses. During the course of its examination of the consequences of a listing of Class D Stock, management concluded that a listing of Class D Stock would not adequately address these issues, and instead began to study a separation of the Construction and Mining Group and the Diversified Group. At the regular meeting of the Board on July 23, 1997, management submitted to the Board for consideration a proposal for separation of the

                       KIEWIT CONSTRUCTION & MINING GROUP

5. OTHER MATTERS: (CONTINUED)
Construction and Mining Group and the Diversified Group on substantially the terms eventually approved by the Board. At a special meeting on August 14, 1997, the Board approved management's proposal.

    The separation of the Construction and Mining Group and the Diversified Group would be contingent upon the ratification of the separation by a majority of both Class C and Class D shareholders present at a shareholders meeting and the receipt by PKS of an Internal Revenue Service ruling or other assurance acceptable to the Board that the separation would be tax-free to U.S. shareholders. The restructuring is currently anticipated to occur during the second quarter of 1998. Under management's proposal, the Diversified Group will not seek to list its stock for public trading on a national securities exchange until it raises capital through a public equity offering or desires to have a listed equity security available for acquisitions. The Board will retain the right, even if the stockholders ratify the proposal and favorable tax treatment is satisfied, to abandon, defer or modify the proposal if it believes that it would be in the best interests of all stockholders.

    The Group is involved in various lawsuits, claims and regulatory proceedings incidential to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Group's financial position, future results of operations or future cash flows.

                         INDEX TO PRO FORMA INFORMATION


Report of Independent Accountants for Peter Kiewit Sons', Inc. and Subsidiaries......       F-78

Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma Consolidated Condensed Statements
  of Earnings........................................................................       F-79

Peter Kiewit Sons', Inc. and Subsidiaries Pro Forma Consolidated Condensed Balance
  Sheets.............................................................................       F-81

Report of Independent Accountants for Kiewit Construction Group                             F-86

Kiewit Construction Group Pro Forma Condensed Statements of Earnings                        F-87

Kiewit Construction Group Pro Forma Condensed Balance Sheets.........................       F-89

                        PRO FORMA FINANCIAL INFORMATION

    The pro forma financial information of Peter Kiewit Sons', Inc. ("PKS") to be renamed Diversified Holdings, Inc. after the Transaction, and the Construction Group, to be operated by PKS Holdings, Inc. after the Transaction, respectively, has been prepared to give effect, as further described below, to the Transaction. The pro forma financial information assumes, in two separate scenarios, that 1.5 million (Scenario 1) and 3 million (Scenario 2) shares of Class C Stock will be converted in the 1997 Conversion Period as described herein. Scenario 1 reflects an estimate of the number of shares of Class C Stock to be tendered in the Transaction. Scenario 2 is set forth to illustrate the impact of the tender of Class C shares equal to the maximum number of shares PKS will allow to be exchanged.

    The pro forma condensed statements of earnings for the six months ended June 30, 1997 and for the year ended December 28, 1996 of PKS and the Construction Group assume that the Transaction is consummated on December 29, 1996 and December 31, 1995, respectively. The condensed balance sheets of PKS and the Construction Group as of June 30, 1997 assume that the Transaction is consummated as of such date.

    The pro forma financial information is not intended to reflect results of operations or the financial position of PKS and the Construction Group which actually would have resulted had the Transaction been effected on the dates indicated. Moreover, the pro forma information is not intended to be indicative of future results of operations or financial position of PKS and the Construction Group.


    The pro forma financial information should be read in conjunction with PKS' and the Construction Group's historical financial statements, and the notes thereto, contained in PKS' Annual Report on Form 10-K for the year ended December 28, 1996 and selected exhibits thereto and Quarterly Report on Form 10-Q for the quarter ended June 30, and selected exhibits thereto, all of which are contained elsewhere herein.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.


    We have examined the pro forma adjustments reflecting the transactions described in the accompanying notes and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed statements of earnings of Peter Kiewit Sons', Inc. and Subsidiaries for the year ended December 28, 1996. The historical consolidated condensed statements of earnings are derived from the historical financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, which were audited by us and are included elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.



    In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed balance sheets of Peter Kiewit Sons', Inc. and Subsidiaries as of June 30, 1997 and the pro forma consolidated condensed statements of earnings for the six months then ended. The historical consolidated condensed financial statements are derived from the historical financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, which were reviewed by us, and are included elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.


    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions occurred at an earlier date. However, the pro forma consolidated condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed statements of earnings for the year ended December 28, 1996.

    A review is substantially less in scope than an audit, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma consolidated condensed balance sheets as of June 30, 1997, and the pro forma consolidated condensed statements of earnings for the six months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma columns do not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed balance sheets as of June 30, 1997 and the pro forma consolidated condensed statements of earnings for the six months then ended.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
October 9, 1997

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
    (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                                                                       (UNAUDITED)
                                                                                                                       SIX MONTHS
                                                                                                                       ENDED JUNE
                                                         FISCAL YEAR ENDED DECEMBER 28, 1996                            30, 1997
                                 ------------------------------------------------------------------------------------  ----------
                                               SEPARATE      DECONSOLIDATE     DIVEST          OTHER          PRO
                                 HISTORICAL  PKS HOLDINGS        C-TEC         ENERGY       ADJUSTMENTS      FORMA     HISTORICAL
                                 ----------  -------------  ---------------  -----------  ---------------  ----------  ----------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue........................  $    2,904    $  (2,286)      $    (367)     $  --          $      34(a)  $      285  $    1,381
Cost of Revenue................      (2,412)       2,064             250         --                (36)(a)       (134)     (1,143)
                                 ----------  -------------         -----          -----          -----     ----------  ----------
                                        492         (222)           (117)        --                 (2)           151         238
General and Administrative
  Expenses.....................        (260)         117              86              1            (37)(a)        (93)       (153)
                                 ----------  -------------         -----          -----          -----     ----------  ----------
Operating Earnings.............         232         (105)            (31)             1            (39)            58          85
Other Income (Expense):
  Equity Earnings, net.........          12           (8)             (4)           (14)        --                (14)         20
  Investment Income, net.......          72          (13)            (14)            (2)             2(b)          45          27
  Interest Expense, net........         (37)           4              28         --             --                 (5)        (20)
  Other, net...................          26          (58)              5             (2)            39(a)          10          20
                                 ----------  -------------         -----          -----          -----     ----------  ----------
                                         73          (75)             15            (18)            41             36          47
                                 ----------  -------------         -----          -----          -----     ----------  ----------
Earnings before Income Taxes
  and Minority Interest in Net
  Losses of Subsidiaries.......         305         (180)            (16)           (17)             2             94         132
Provision for Income Taxes.....         (84)          72              14              9             (1)(c)         10         (50)
Minority Interest in Net Losses
  of Subsidiaries..............      --           --                   2         --             --                  2           9
                                 ----------  -------------         -----          -----          -----     ----------  ----------
Net Earnings...................  $      221    $    (108)      $  --          $      (8)     $       1     $      106  $       91
                                 ----------  -------------         -----          -----          -----     ----------  ----------
                                 ----------  -------------         -----          -----          -----     ----------  ----------
Earnings Attributable to:
  Class C Stock                  $      108                                                                $   --      $       50
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
  Class D Stock................  $      113                                                                $      106  $      104
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
Earnings Per Share:
  Class C Stock
    Primary....................  $    10.13                                                                $   --      $     5.34
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
    Fully diluted..............  $     9.82                                                                $   --      $     5.13
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
  Class D Stock
    Primary....................  $     4.85                                                                $     3.68  $     1.67
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
    Fully diluted..............  $     4.85                                                                $     3.67  $     1.67
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
Weighted Average Shares
  Outstanding:
  Class C Stock
    Primary....................  10,655,886                                                                    --       9,307,834
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
    Fully diluted..............  11,026,045                                                                    --       9,744,667
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
  Class D Stock
    Primary....................  23,263,688                                                                28,929,498  24,544,153
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------
    Fully diluted..............  23,273,775                                                                28,939,585  24,544,153
                                 ----------                                                                ----------  ----------
                                 ----------                                                                ----------  ----------


                                   SEPARATE      DECONSOLIDATE     DIVEST          OTHER          PRO
                                 PKS HOLDINGS        C-TEC         ENERGY       ADJUSTMENTS      FORMA
                                 -------------  ---------------  -----------  ---------------  ----------

Revenue........................   $    (1,047)     $    (194)     $  --          $      21(a)  $      161
Cost of Revenue................           942            139         --                (22)(a)        (84)
                                 -------------         -----            ---            ---     ----------
                                         (105)           (55)        --                 (1)            77
General and Administrative
  Expenses.....................            64             64         --                (16)(a)        (41)
                                 -------------         -----            ---            ---     ----------
Operating Earnings.............           (41)             9         --                (17)            36
Other Income (Expense):
  Equity Earnings, net.........            (2)            (9)           (21)        --                (12)
  Investment Income, net.......            (6)            (5)        --                  2(b)          18
  Interest Expense, net........             1             12         --             --                 (7)
  Other, net...................           (35)        --             --                 17(a)           2
                                 -------------         -----            ---            ---     ----------
                                          (42)            (2)           (21)            19              1
                                 -------------         -----            ---            ---     ----------
Earnings before Income Taxes
  and Minority Interest in Net
  Losses of Subsidiaries.......           (83)             7            (21)             2             37
Provision for Income Taxes.....            33         --                  9             (1)(c)         (9)
Minority Interest in Net Losses
  of Subsidiaries..............       --                  (7)        --             --                  2
                                 -------------         -----            ---            ---     ----------
Net Earnings...................   $       (50)     $  --          $     (12)     $       1     $       30
                                 -------------         -----            ---            ---     ----------
                                 -------------         -----            ---            ---     ----------
Earnings Attributable to:
  Class C Stock                                                                                $   --
                                                                                               ----------
                                                                                               ----------
  Class D Stock................                                                                $       30
                                                                                               ----------
                                                                                               ----------
Earnings Per Share:
  Class C Stock
    Primary....................                                                                $   --
                                                                                               ----------
                                                                                               ----------
    Fully diluted..............                                                                $   --
                                                                                               ----------
                                                                                               ----------
  Class D Stock
    Primary....................                                                                $      .99
                                                                                               ----------
                                                                                               ----------
    Fully diluted..............                                                                $      .99
                                                                                               ----------
                                                                                               ----------
Weighted Average Shares
  Outstanding:
  Class C Stock
    Primary....................                                                                    --
                                                                                               ----------
                                                                                               ----------
    Fully diluted..............                                                                    --
                                                                                               ----------
                                                                                               ----------
  Class D Stock
    Primary....................                                                                30,403,638
                                                                                               ----------
                                                                                               ----------
    Fully diluted..............                                                                30,403,638
                                                                                               ----------
                                                                                               ----------


  The accompanying notes are an integral part of these pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                      FISCAL YEAR ENDED DECEMBER 28, 1996
                                   -------------------------------------------------------------------------
                                                SEPARATE
                                                  PKS      DECONSOLIDATE   DIVEST     OTHER          PRO
                                   HISTORICAL   HOLDINGS       C-TEC       ENERGY  ADJUSTMENTS      FORMA
                                   -----------  --------   -------------   ------  -----------   -----------
                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue..........................  $     2,904  $(2,286)       $(367)      $--        $ 34(a)    $       285
Cost of Revenue..................       (2,412)   2,064          250        --            (36)(a)        (134)
                                   -----------  --------       -----       ------      ---       -----------
                                           492     (222)        (117)       --            (2)            151
General and Administrative
  Expenses.......................         (260)     117           86           1          (37)(a)         (93)
                                   -----------  --------       -----       ------      ---       -----------
Operating Earnings...............          232     (105)         (31)          1          (39)            58
Other Income (Expense):
  Equity Earnings, net...........           12       (8)          (4)        (14 )   --                  (14)
  Investment Income, net.........           72      (13)         (14)         (2 )       5(b)             48
  Interest Expense, net..........          (37)       4           28        --       --                   (5)
  Other, net.....................           26      (58)           5          (2 )      39(a)             10
                                   -----------  --------       -----       ------      ---       -----------
                                            73      (75)          15         (18 )      44                39
                                   -----------  --------       -----       ------      ---       -----------
Earnings before Income Taxes and
  Minority Interest in Net Losses
  of Subsidiaries................          305     (180)         (16)        (17 )       5                97
Provision for Income Taxes.......          (84)      72           14           9          (2)(c)           9
Minority Interest in Net Losses
  of Subsidiaries................      --         --               2        --       --                    2
                                   -----------  --------       -----       ------      ---       -----------
Net Earnings.....................  $       221  $  (108)      -$-          $  (8 )    $  3       $       108
                                   -----------  --------       -----       ------      ---       -----------
                                   -----------  --------       -----       ------      ---       -----------
Earnings Attributable to:
  Class C Stock..................  $       108                                                   $   --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Class D Stock..................  $       113                                                   $       108
                                   -----------                                                   -----------
                                   -----------                                                   -----------
Earnings Per Share:
  Class C Stock
    Primary......................  $     10.13                                                   $   --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................  $      9.82                                                   $   --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Class D Stock
    Primary......................  $      4.85                                                   $      3.65
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................  $      4.85                                                   $      3.65
                                   -----------                                                   -----------
                                   -----------                                                   -----------
Weighted Average Shares
  Outstanding:
  Class C Stock
    Primary......................   10,655,886                                                       --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................   11,026,045                                                       --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Class D Stock
    Primary......................   23,263,688                                                    29,553,645
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................   23,273,775                                                    29,563,732
                                   -----------                                                   -----------
                                   -----------                                                   -----------

                                                                  (UNAUDITED)
                                                        SIX MONTHS ENDED JUNE 30, 1997
                                   -------------------------------------------------------------------------
                                                SEPARATE
                                                  PKS      DECONSOLIDATE   DIVEST     OTHER          PRO
                                   HISTORICAL   HOLDINGS       C-TEC       ENERGY  ADJUSTMENTS      FORMA
                                   -----------  --------   -------------   ------  -----------   -----------

Revenue..........................  $     1,381  $(1,047)       $(194)      $--        $ 21(a)    $       161
Cost of Revenue..................       (1,143)     942          139        --            (22)(a)         (84)
                                   -----------  --------       -----       ------      ---       -----------
                                           238     (105)         (55)       --            (1)             77
General and Administrative
  Expenses.......................         (153)      64           64        --            (16)(a)         (41)
                                   -----------  --------       -----       ------      ---       -----------
Operating Earnings...............           85      (41)           9        --            (17)            36
Other Income (Expense):
  Equity Earnings, net...........           20       (2)          (9)        (21 )   --                  (12)
  Investment Income, net.........           27       (6)          (5)       --           3(b)             19
  Interest Expense, net..........          (20)       1           12        --       --                   (7)
  Other, net.....................           20      (35)      --            --          17(a)              2
                                   -----------  --------       -----       ------      ---       -----------
                                            47      (42)          (2)        (21 )      20                 2
                                   -----------  --------       -----       ------      ---       -----------
Earnings before Income Taxes and
  Minority Interest in Net Losses
  of Subsidiaries................          132      (83)           7         (21 )       3                38
Provision for Income Taxes.......          (50)      33       --              .9          (1)(c)          (9)
Minority Interest in Net Losses
  of Subsidiaries................            9    --              (7)       --       --                    2
                                   -----------  --------       -----       ------      ---       -----------
Net Earnings.....................  $        91  $   (50)      -$-          $ (12 )    $  2       $        31
                                   -----------  --------       -----       ------      ---       -----------
                                   -----------  --------       -----       ------      ---       -----------
Earnings Attributable to:
  Class C Stock..................  $        50                                                   $   --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Class D Stock..................  $        41                                                   $        31
                                   -----------                                                   -----------
                                   -----------                                                   -----------
Earnings Per Share:
  Class C Stock
    Primary......................  $      5.34                                                   $   --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................  $      5.13                                                   $   --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Class D Stock
    Primary......................  $      1.67                                                   $      1.00
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................  $      1.67                                                   $      1.00
                                   -----------                                                   -----------
                                   -----------                                                   -----------
Weighted Average Shares
  Outstanding:
  Class C Stock
    Primary......................    9,307,834                                                       --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................    9,744,667                                                       --
                                   -----------                                                   -----------
                                   -----------                                                   -----------
  Class D Stock
    Primary......................   24,544,153                                                    31,172,030
                                   -----------                                                   -----------
                                   -----------                                                   -----------
    Fully diluted................   24,544,153                                                    31,172,030
                                   -----------                                                   -----------
                                   -----------                                                   -----------

  The accompanying notes are an integral part of these pro forma consolidated condensed financial statements.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                  (UNAUDITED)
                                 JUNE 30, 1997

            (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                   SEPARATE        DECONSOLIDATE      DIVEST          OTHER
                                                   HISTORICAL    PKS HOLDINGS          C-TEC          ENERGY       ADJUSTMENTS
                                                   -----------  ---------------  -----------------  -----------  ---------------
                                                             ASSETS
Current Assets:
  Cash and cash equivalents......................   $     388      $    (127)        $     (58)      $   1,133      $      60(a)
                                                                                                                          125(b)
  Marketable securities..........................         368            (33)               (4)         --             --
  Restricted securities..........................          24         --                --                 (3)         --
  Receivables, net...............................         421           (336)              (51)         --                 12(c)
  Costs and earnings in excess of billings on                                                                          --
    uncompleted contracts........................          95            (95)           --              --
  Investment in construction joint ventures......         113           (113)           --              --             --
  Deferred income taxes..........................          65            (69)              (10)         --                 14(c)
  Other..........................................          50            (34)              (12)         --                 11(c)
                                                   -----------       -------             -----      -----------         -----
    Total Current Assets.........................       1,524           (807)             (135)          1,130            222
Property, Plant and Equipment, net...............         872           (201)             (495)         --             --
Investments......................................         946            (87)              (82)          (662)         --
Intangible Assets, net...........................         393            (22)             (348)         --                 (2)(c)
Net Assets of C-TEC..............................      --             --                   347          --             --
Other Assets.....................................          70         --                   (26)         --                  2(c)
                                                   -----------       -------             -----      -----------         -----
                                                    $   3,805      $  (1,117)        $    (739)      $     468      $     222
                                                   -----------       -------             -----      -----------         -----
                                                   -----------       -------             -----      -----------         -----
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...............................   $     227      $    (173)        $     (36)      $  --          $      12(c)
                                                                                                                           10(d)
  Current portion of long-term debt:
    Telecommunications...........................          11         --                   (11)         --             --
    Other........................................           3             (2)           --              --             --
  Accrued costs and billings in excess of revenue                                                                      --
    on uncompleted contracts.....................         193           (180)              (13)         --
  Accrued insurance costs........................          85            (85)           --              --             --
  Income taxes payable...........................      --             --                --                 190             11(c)
                                                                                                                           (4)(e)
  Deferred income taxes..........................      --             --                --              --                 14(c)
                                                                                                                           10(f)
  Other..........................................         142            (43)              (66)         --             --
                                                   -----------       -------             -----      -----------         -----
    Total Current Liabilities....................         661           (483)             (126)            190             53
Long-term Debt, less current portion:
  Telecommunications.............................         244         --                  (244)         --             --
  Other..........................................         149            (16)           --              --             --
Deferred Income Taxes............................         227              8               (99)           (26)         --
Retirement Benefits..............................          47         --                    (2)         --             --
Accrued Reclamation Costs........................         102             (1)           --              --             --
Other Liabilities................................         231            (66)              (52)         --             --
Minority Interest................................         218         --                  (216)         --             --
Stockholders' Equity:
  Preferred stock................................      --             --                --              --             --
  Common stock
    Class C shares outstanding; historical--                                                                           --
      10,093,635 pro forma--0....................           1             (1)           --              --
    Class D shares outstanding; historical--                                                                           --
      24,575,825 pro forma--27,981,816...........           1         --                --              --
    Class R shares outstanding; historical--0,                                                                         --
      pro forma--7,224,374.......................      --             --                --              --
  Additional paid-in capital.....................         273           (117)           --              --                 60(a)
                                                                                                                          125(b)
                                                                                                                          101(g)
  Foreign currency adjustment....................          (8)             6            --              --             --
  Net unrealized holding gains...................          10              7            --              --             --
  Retained earnings..............................       1,649           (454)           --                 304            (10)(d)
                                                                                                                            4(e)
                                                                                                                          (10)(f)
                                                                                                                         (101)(g)
                                                                                                                          441(h)
                                                                                                                         (441)(i)
                                                   -----------       -------             -----      -----------         -----
Total Stockholders' Equity.......................       1,926           (559)           --                 304            169
                                                   -----------       -------             -----      -----------         -----
                                                    $   3,805      $  (1,117)        $    (739)      $     468      $     222
                                                   -----------       -------             -----      -----------         -----
                                                   -----------       -------             -----      -----------         -----

                                                       PRO
                                                      FORMA
                                                   -----------

Current Assets:
  Cash and cash equivalents......................   $   1,521

  Marketable securities..........................         331
  Restricted securities..........................          21
  Receivables, net...............................          46
  Costs and earnings in excess of billings on
    uncompleted contracts........................      --
  Investment in construction joint ventures......      --
  Deferred income taxes..........................      --
  Other..........................................          15
                                                   -----------
    Total Current Assets.........................       1,934
Property, Plant and Equipment, net...............         176
Investments......................................         115
Intangible Assets, net...........................          21
Net Assets of C-TEC..............................         347
Other Assets.....................................          46
                                                   -----------
                                                    $   2,639
                                                   -----------
                                                   -----------
                                              LIA
Current Liabilities:
  Accounts payable...............................   $      40

  Current portion of long-term debt:
    Telecommunications...........................      --
    Other........................................           1
  Accrued costs and billings in excess of revenue
    on uncompleted contracts.....................      --
  Accrued insurance costs........................      --
  Income taxes payable...........................         197

  Deferred income taxes..........................          24

  Other..........................................          33
                                                   -----------
    Total Current Liabilities....................         295
Long-term Debt, less current portion:
  Telecommunications.............................      --
  Other..........................................         133
Deferred Income Taxes............................         110
Retirement Benefits..............................          45
Accrued Reclamation Costs........................         101
Other Liabilities................................         113
Minority Interest................................           2
Stockholders' Equity:
  Preferred stock................................      --
  Common stock
    Class C shares outstanding; historical--
      10,093,635 pro forma--0....................      --
    Class D shares outstanding; historical--
      24,575,825 pro forma--27,981,816...........           1
    Class R shares outstanding; historical--0,
      pro forma--7,224,374.......................      --
  Additional paid-in capital.....................         442

  Foreign currency adjustment....................          (2)
  Net unrealized holding gains...................          17
  Retained earnings..............................       1,382

                                                   -----------
Total Stockholders' Equity.......................       1,840
                                                   -----------
                                                    $   2,639
                                                   -----------
                                                   -----------


   The accompanying notes are an integral part of this pro forma consolidated condensed financial statement.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                  (UNAUDITED)
                                 JUNE 30, 1997

     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                   SEPARATE        DECONSOLIDATE      DIVEST          OTHER
                                                   HISTORICAL    PKS HOLDINGS          C-TEC          ENERGY       ADJUSTMENTS
                                                   -----------  ---------------  -----------------  -----------  ---------------
                                                             ASSETS
Current Assets:
  Cash and cash equivalents......................   $     388      $    (127)        $     (58)      $   1,133      $     120(a)
                                                                                                                          125(b)
  Marketable securities..........................         368            (33)               (4)         --             --
  Restricted securities..........................          24         --                --                 (3)         --
  Receivables, net...............................         421           (336)              (51)         --                 12(c)
  Costs and earnings in excess of billings on
    uncompleted contracts........................          95            (95)           --              --             --
  Investment in construction joint ventures......         113           (113)           --              --             --
  Deferred income taxes..........................          65            (69)              (10)         --                 14(c)
  Other..........................................          50            (34)              (12)         --                 11(c)
                                                   -----------       -------             -----      -----------         -----
    Total Current Assets.........................       1,524           (807)             (135)          1,130            282
Property, Plant and Equipment, net...............         872           (201)             (495)         --             --
Investments......................................         946            (87)              (82)          (662)         --
Intangible Assets, net...........................         393            (22)             (348)         --                 (2)(c)
Net Assets of C-TEC..............................      --             --                   347          --             --
Other Assets.....................................          70         --                   (26)         --                  2(c)
                                                   -----------       -------             -----      -----------         -----
                                                    $   3,805      $  (1,117)        $    (739)      $     468      $     282
                                                   -----------       -------             -----      -----------         -----
                                                   -----------       -------             -----      -----------         -----
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...............................   $     227      $    (173)        $     (36)      $  --          $      12(c)
                                                                                                                           10(d)
  Current portion of long-term debt:
    Telecommunications...........................          11         --                   (11)         --             --
    Other........................................           3             (2)           --              --             --
  Accrued costs and billings in excess of revenue
    on uncompleted contracts.....................         193           (180)              (13)         --             --
  Accrued insurance costs........................          85            (85)           --              --             --
  Income taxes payable...........................      --             --                --                 190             11(c)
                                                                                                                           (4)(e)
  Deferred income taxes..........................      --             --                --              --                 14(c)
                                                                                                                           10(f)
  Other..........................................         142            (43)              (66)         --             --
                                                   -----------       -------             -----      -----------         -----
    Total Current Liabilities....................         661           (483)             (126)            190             53
Long-term Debt, less current portion:
  Telecommunications.............................         244         --                  (244)         --             --
  Other..........................................         149            (16)           --              --             --
Deferred Income Taxes............................         227              8               (99)           (26)         --
Retirement Benefits..............................          47         --                    (2)         --             --
Accrued Reclamation Costs........................         102             (1)           --              --             --
Other Liabilities................................         231            (66)              (52)         --             --
Minority Interest................................         218         --                  (216)         --             --
Stockholders' Equity:
  Preferred stock................................      --             --                --              --             --
  Common stock
    Class C shares outstanding; historical--
      10,093,635 pro forma--0....................           1             (1)           --              --             --
    Class D shares outstanding; historical--
      24,575,825 pro forma--29,087,807...........           1         --                --              --             --
    Class R shares outstanding; historical--0,
      pro forma--6,024,374.......................      --             --                --              --             --
  Additional paid-in capital.....................         273           (117)           --              --                120(a)
                                                                                                                          125(b)
                                                                                                                           84(g)
  Foreign currency adjustment....................          (8)             6            --              --             --
  Net unrealized holding gains...................          10              7            --              --             --
  Retained earnings..............................       1,649           (454)           --                 304            (10)(d)
                                                                                                                            4(e)
                                                                                                                          (10)(f)
                                                                                                                          (84)(g)
                                                                                                                          441(h)
                                                                                                                         (441)(i)
                                                   -----------       -------             -----      -----------         -----
  Total Stockholders' Equity.....................       1,926           (559)           --                 304            229
                                                   -----------       -------             -----      -----------         -----
                                                    $   3,805      $  (1,117)        $    (739)      $     468      $     282
                                                   -----------       -------             -----      -----------         -----
                                                   -----------       -------             -----      -----------         -----

                                                       PRO
                                                      FORMA
                                                   -----------

Current Assets:
  Cash and cash equivalents......................   $   1,581

  Marketable securities..........................         331
  Restricted securities..........................          21
  Receivables, net...............................          46
  Costs and earnings in excess of billings on
    uncompleted contracts........................      --
  Investment in construction joint ventures......      --
  Deferred income taxes..........................      --
  Other..........................................          15
                                                   -----------
    Total Current Assets.........................       1,994
Property, Plant and Equipment, net...............         176
Investments......................................         115
Intangible Assets, net...........................          21
Net Assets of C-TEC..............................         347
Other Assets.....................................          46
                                                   -----------
                                                    $   2,699
                                                   -----------
                                                   -----------
                                              LIA
Current Liabilities:
  Accounts payable...............................   $      40

  Current portion of long-term debt:
    Telecommunications...........................      --
    Other........................................           1
  Accrued costs and billings in excess of revenue
    on uncompleted contracts.....................      --
  Accrued insurance costs........................      --
  Income taxes payable...........................         197

  Deferred income taxes..........................          24

  Other..........................................          33
                                                   -----------
    Total Current Liabilities....................         295
Long-term Debt, less current portion:
  Telecommunications.............................      --
  Other..........................................         133
Deferred Income Taxes............................         110
Retirement Benefits..............................          45
Accrued Reclamation Costs........................         101
Other Liabilities................................         113
Minority Interest................................           2
Stockholders' Equity:
  Preferred stock................................      --
  Common stock
    Class C shares outstanding; historical--
      10,093,635 pro forma--0....................      --
    Class D shares outstanding; historical--
      24,575,825 pro forma--29,087,807...........           1
    Class R shares outstanding; historical--0,
      pro forma--6,024,374.......................      --
  Additional paid-in capital.....................         485

  Foreign currency adjustment....................          (2)
  Net unrealized holding gains...................          17
  Retained earnings..............................       1,399

                                                   -----------
  Total Stockholders' Equity.....................       1,900
                                                   -----------
                                                    $   2,699
                                                   -----------
                                                   -----------


   The accompanying notes are an integral part of this pro forma consolidated condensed financial statement.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

    The accompanying pro forma consolidated condensed financial statements of PKS ("the Company") are presented based upon the historical consolidated financial statements and the notes thereto of PKS, as adjusted to remove the earnings statement and the balance sheet accounts of PKS Holdings, Inc., to reflect C-TEC Corporation ("C-TEC") as an equity method investment due to C-TEC's restructuring which resulted in the Company owning less than 50% of the voting rights in each of the three legal entities created, to reflect the pending 1998 sale of PKS' energy investments to CalEnergy Company, Inc. ("CalEnergy"), and to give effect to certain other elements of the Transaction. The proceeds from the CalEnergy transaction of $1.155 billion have been reduced by $22 million for the assumed exercise of 1 million options and the funding of energy joint venture costs through the date of the agreement. The pro forma information assumes, in two separate scenarios, that 1.5 million (Scenario 1) and 3 million (Scenario 2) shares of Class C Stock are converted into Class D Stock in the 1997 Conversion Period. The PKS Board has limited to 3 million the number of shares that can be converted during the 1997 Conversion Period. If the number of shares of Class C Stock converted during the 1997 Conversion Period is less than 1,500,000, the equity on the balance sheet of PKS would be less than that described in Scenario 1. This difference would be determined by calculating the product of (i) 1,500,000 less the number of shares converted and (ii) the current Class C Stock price of $40.00 per share. In addition, PKS would also have less cash in an amount equal to that described above and the earnings per share of PKS would increase from that shown in Scenario 1 of the pro forma presentation.


    If the number of shares of Class C Stock converted during the 1997 Conversion Period is greater than 1,500,000 but less than the 3,000,000 share Conversion Cap established by the PKS Board, the equity on the balance sheet would be increased above that described in Scenario 1 but below that described in Scenario 2. This increase in equity would be equal to the product of (i) the number of shares converted less 1,500,000 and (ii) the current Class C Stock price of $40.00 per share. In addition, PKS would also have more cash in an amount equal to that described above and the earnings per share of PKS would decrease from that shown in Scenario 1 of the pro forma presentation, but not above that reflected in Scenario 2 of the pro forma presentation.



    Such pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and the notes thereto of PKS, included elsewhere herein. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.


    The PKS Board of Directors preliminarily approved a plan to make a tax-free distribution of its entire ownership interest in PKS Holdings, Inc. to the Class C Stockholders at a special meeting on August 14, 1997.

    Completion of the Transaction has been assumed to be as of June 30, 1997 in the pro forma consolidated condensed balance sheets and as of December 31, 1995 and December 29, 1996 in the pro forma consolidated condensed statements of earnings for the year ended December 28, 1996 and the six months ended June 30, 1997, respectively.


    The significant accounting policies followed by PKS, described in the notes to its historical consolidated financial statements included elsewhere herein, have been used in preparing the accompanying pro forma consolidated condensed financial statements.


2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical consolidated condensed statements of earnings for PKS have been adjusted to remove the earnings statement accounts of PKS Holdings, Inc., to reflect C-TEC as an equity method investment, to remove the earnings statement accounts attributable to PKS' investment in

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS (CONTINUED) the energy assets due to the pending sale to CalEnergy and to give effect to certain other elements of the Transaction. The adjustments made in preparation of the PKS Pro Forma Consolidated Condensed Statements of Earnings are described below:

        (a) Adjustments made to reflect certain intercompany revenues and expenses recognized between PKS Holdings, Inc. and PKS that had been eliminated in the historical consolidated condensed statements of earnings. The intercompany revenues and expenses primarily pertain to certain construction work and coal mine management services performed by PKS Holdings, Inc. for PKS eliminated in the consolidated results. This pro forma presentation requires that these earnings statement items be reestablished to properly reflect the separate operating results of PKS Holdings, Inc. and PKS.

        (b) Adjustments made to reflect an increase in interest income from the cash and cash equivalents paid by PKS Holdings, Inc. upon conversion of 1.5 million shares of Class C Stock into Class D Stock in Scenario 1 and 3 million shares of Class C Stock into Class D Stock in Scenario 2. The interest rate used to calculate the increase in interest income approximates the average rate earned by the Company during the periods.

        (c) Adjustments made to reflect the tax effect of the above adjustments.

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical consolidated balance sheet of PKS has been adjusted to remove the balance sheet accounts of PKS Holdings, Inc., to reflect C-TEC as an equity method investment, reflect the pro forma impact of the pending sale of PKS' energy investments to CalEnergy and to give effect to certain other elements of the Transaction. The adjustments made in preparation of the PKS Pro Forma Consolidated Condensed Balance Sheets are described below:

    (a) Adjustments made to reflect the increase in cash and cash equivalents as the result of the conversion of 1.5 million (Scenario 1) and 3 million shares (Scenario 2) of Class C Stock into Class D Stock at the June 30, 1997 Class C Stock price of $40.00 per share.

    (b) Adjustments made to reflect sale of Class D Stock to Messrs. Crowe and Bradbury and the Expansion Plan Employees.

    (c) Adjustments made to reflect certain reclassifications of account balances when PKS Holdings, Inc. and C-TEC Corporation are removed from the consolidated results of PKS and certain intercompany accounts between PKS Holdings, Inc. and PKS that had been eliminated in the consolidated results.

    (d) Adjustments made to record the accrual of certain estimated expenses, including costs for the Canadian Class C shareholders of $5 million, the modification of the conversion terms of the Debentures of $1 million, and legal and other professional fees of $4 million, incurred as a result of the Transaction. The majority of the legal and professional fees are expected to be charged against earnings in 1997, with the remainder in 1998, as the services are performed. The costs associated with arrangements for the Canadian shareholders and the Debenture holders, which primarily include interest-free loans, will be recorded in the periods in which the benefits of these arrangements are provided.

    (e) Adjustment to reflect the tax effect of the above adjustment.

    (f) Adjustments made to record the accrual of certain estimated United States Federal income taxes expected to be incurred as a result of the Transaction.

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES

3. BALANCE SHEET PRO FORMA ADJUSTMENTS (CONTINUED)

    (g) Adjustment made to record the estimated fair value of the right of the Class R Common Stock to convert into Class D Stock at a fixed dollar discount to the Trading Price of the Class D Stock. The maximum fixed dollar discount is $25.00 per share which assumes a Trading Price of the Class D Stock of $82.00 per share. The estimated fair value of the right of the Class R Common Stock to convert into Class D Stock was estimated by calculating the present value, using a 10 percent discount rate and an assumed fixed dollar discount of $25.00 per share, using estimates of expected conversions in each of the next eight years when the conversion conditions of the Class R Common Stock are met.



    (h) In accordance with EITF 96-4, which requires this separation of PKS Holdings, Inc. from Peter Kiewit Sons', Inc. to be accounted for at fair value, the Company has reflected an adjustment to retained earnings in the pro forma consolidated condensed balance sheet to recognize a one-time gain for the difference between the estimated fair value and the historical book value of PKS Holdings, Inc. as of June 30, 1997. The estimated fair value of PKS Holdings, Inc., for purposes of this pro forma presentation, is $1 billion. Income taxes have not been provided on this gain as the Transaction is expected to be completed on a tax-free basis.



    (i) Adjustment made to reflect the impact of distributing the difference between the estimated fair value and historical book value of PKS Holdings, Inc. recognized in adjustment (h) above.


    The Pro Forma shares outstanding at June 30, 1997 for Scenarios 1 and 2 are calculated by multiplying the converted shares times the ratio of: the Class C Stock Price divided by the Class D Stock Price at June 30, 1997 ($40.00/$54.25). This product is then added to the historical shares outstanding and the shares sold to Messrs. Crowe and Bradbury and the Expansion Plan Employees, aggregating 2,300,000 shares.

4. EARNINGS PER SHARE

    Primary and fully diluted earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents and other dilutive securities. For purposes of computing the weighted average number of shares outstanding, it was assumed that the Class R Stock would be converted to Class D Stock using a Conversion Value of $25 and a Trading Price of $82.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.


    We have examined the pro forma adjustments reflecting the transactions described in the accompanying notes and the application of those adjustments to the historical amounts in the accompanying pro forma condensed statements of earnings of Kiewit Construction & Mining Group for the year ended December 28, 1996. The historical condensed statements of earnings are derived from the historical financial statements of Kiewit Construction & Mining Group, which were audited by us and are included elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.



    In addition, we have reviewed the related pro forma adjustments and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheets of Kiewit Construction & Mining Group as of June 30, 1997 and the pro forma condensed statements of earnings for the six months then ended. The historical condensed financial statements are derived from the historical financial statements of Kiewit Construction & Mining Group, which were reviewed by us and are included elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in the accompanying notes. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.


    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transactions occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed statements of earnings for the year ended December 28, 1996.

    A review is substantially less in scope than an audit, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma condensed balance sheet as of June 30, 1997 and the pro forma condensed statements of earnings for the six months then ended. Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the accompanying notes, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma columns do not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheets as of June 30, 1997, and the pro forma condensed statements of earnings for the six months then ended.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
October 9, 1997

                       KIEWIT CONSTRUCTION & MINING GROUP

                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
    (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                                             (UNAUDITED)
                                     FISCAL YEAR ENDED DECEMBER 28, 1996           SIX MONTHS ENDED JUNE 30, 1997
                                  ------------------------------------------  -----------------------------------------
                                                     OTHER                                      OTHER
                                                  ADJUSTMENTS       PRO                      ADJUSTMENTS       PRO
                                   HISTORICAL      (NOTE 2)        FORMA       HISTORICAL     (NOTE 2)        FORMA
                                  -------------  -------------  ------------  ------------  -------------  ------------

                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue.........................  $       2,286    $  --        $      2,286  $      1,047    $  --        $      1,047
Cost of Revenue.................         (2,064)      --              (2,064)         (942)      --                (942)
                                  -------------       ------    ------------  ------------       ------    ------------
                                            222       --                 222           105       --                 105
General and Administrative
  Expenses......................           (117)      --                (117)          (64)      --                 (64)
                                  -------------       ------    ------------  ------------       ------    ------------
Operating Earnings..............            105       --                 105            41       --                  41

Other Income (Expense):
Investment Income...............             21           (2)(a)           19            8           (2)(a)            6
Interest Expense................             (4)      --                  (4)           (1)      --                  (1)
Other, net......................             58       --                  58            35       --                  35
                                  -------------       ------    ------------  ------------       ------    ------------
                                             75           (2)             73            42           (2)             40
                                  -------------       ------    ------------  ------------       ------    ------------
Earnings before Income Taxes....            180           (2)            178            83           (2)             81
(Provision) Benefit for Income
  Taxes.........................            (72)           1(b)          (71)          (33)           1(b)          (32)
                                  -------------       ------    ------------  ------------       ------    ------------
Net Earnings....................  $         108    $      (1)   $        107  $         50    $      (1)   $         49
                                  -------------       ------    ------------  ------------       ------    ------------
                                  -------------       ------    ------------  ------------       ------    ------------
Primary Earnings Per Share......  $       10.13                 $      11.21  $       5.34                 $       5.92
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted Earnings Per
  Share.........................  $        9.82                 $      11.21  $       5.13                 $       5.92
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Weighted Average Shares
  Outstanding:
Primary.........................     10,655,886                    9,526,045     9,307,834                    8,244,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted...................     11,026,045                    9,526,045     9,744,667                    8,244,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------

    The accompanying notes are an integral part of these pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS

                      FISCAL YEAR ENDED DECEMBER 28, 1996

                       AND SIX MONTHS ENDED JUNE 30, 1997
     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)

                                                                                             (UNAUDITED)
                                     FISCAL YEAR ENDED DECEMBER 28, 1996           SIX MONTHS ENDED JUNE 30, 1997
                                  ------------------------------------------  -----------------------------------------
                                                     OTHER                                      OTHER
                                                  ADJUSTMENTS       PRO                      ADJUSTMENTS       PRO
                                   HISTORICAL      (NOTE 2)        FORMA       HISTORICAL     (NOTE 2)        FORMA
                                  -------------  -------------  ------------  ------------  -------------  ------------

                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue.........................  $       2,286    $  --        $      2,286  $      1,047    $  --        $      1,047
Cost of Revenue.................         (2,064)      --              (2,064)         (942)      --                (942)
                                  -------------       ------    ------------  ------------       ------    ------------
                                            222       --                 222           105       --                 105

General and Administrative
  Expenses......................           (117)      --                (117)          (64)      --                 (64)
                                  -------------       ------    ------------  ------------       ------    ------------
Operating Earnings..............            105       --                 105            41       --                  41
Other Income (Expense):
Investment Income...............             21           (5)(a)           16            8           (3)(a)            5
Interest Expense................             (4)      --                  (4)           (1)      --                  (1)
Other, net......................             58       --                  58            35       --                  35
                                  -------------       ------    ------------  ------------       ------    ------------
                                             75           (5)             70            42           (3)             39
                                  -------------       ------    ------------  ------------       ------    ------------
Earnings before Income Taxes....            180           (5)            175            83           (3)             80
(Provision) Benefit for Income
  Taxes.........................            (72)           2(b)          (70)          (33)           1(b)          (32)
                                  -------------       ------    ------------  ------------       ------    ------------
Net Earnings....................  $         108    $      (3)   $        105  $         50    $      (2)   $         48
                                  -------------       ------    ------------  ------------       ------    ------------
                                  -------------       ------    ------------  ------------       ------    ------------
Primary Earnings Per Share......  $       10.13                 $      13.12  $       5.34                 $       7.10
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted Earnings Per
  Share.........................  $        9.82                 $      13.12  $       5.13                 $       7.10
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Weighted Average Shares
  Outstanding:
Primary.........................     10,655,886                    8,026,045     9,307,834                    6,744,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------
Fully Diluted...................     11,026,045                    8,026,045     9,744,667                    6,744,667
                                  -------------                 ------------  ------------                 ------------
                                  -------------                 ------------  ------------                 ------------

    The accompanying notes are an integral part of these pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1997
    (SCENARIO 1 ASSUMING 1.5 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)
                                     ASSETS


                                                                                       ADJUSTMENTS
                                                                        HISTORICAL      (NOTE 3)       PRO FORMA
                                                                        -----------  ---------------  -----------
                                                                                  (DOLLARS IN MILLIONS)
Current Assets:
  Cash and cash equivalents...........................................   $     127      $     (60)(a)  $      67
  Marketable securities...............................................          33         --                 33
  Receivables, net....................................................         336         --                336
  Costs and earnings in excess of billings on uncompleted contracts...          95         --                 95
  Investment in construction joint ventures...........................         113         --                113
  Deferred income taxes...............................................          69             (2)(b)         67
  Other...............................................................          34              1(c)          35
                                                                        -----------           ---     -----------
    Total Current Assets..............................................         807            (61)           746
Property, Plant and Equipment, net....................................         201         --                201
Investments...........................................................          87         --                 87
Other Assets..........................................................          22         --                 22
                                                                        -----------           ---     -----------
                                                                         $   1,117      $     (61)     $   1,056
                                                                        -----------           ---     -----------
                                                                        -----------           ---     -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................................................   $     173      $       3(d)   $     176
  Accrued costs and billings in excess of revenue on uncompleted
    contracts.........................................................         180         --                180
  Accrued insurance costs.............................................          85         --                 85
  Other...............................................................          45         --                 45
                                                                        -----------           ---     -----------
    Total Current Liabilities.........................................         483              3            486
Long-term Debt, less current portion..................................          16            (10)(e)          6
Other Liabilities.....................................................          59         --                 59
Stockholders' Equity:
  Class C shares outstanding; historical 10,093,635, pro forma
    9,030,468
  Common equity.......................................................         572            (60)(a)        518
                                                                                               (2)(b)
                                                                                                1(c)
                                                                                               (3)(d)
                                                                                               10(e)
  Foreign currency adjustment.........................................          (6)        --                 (6)
  Unrealized holding gain (loss)......................................          (7)        --                 (7)
                                                                        -----------           ---     -----------
    Total Stockholders' Equity........................................         559            (54)           505
                                                                        -----------           ---     -----------
                                                                         $   1,117      $     (61)     $   1,056
                                                                        -----------           ---     -----------
                                                                        -----------           ---     -----------


    The accompanying notes are an integral part of this pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JUNE 30, 1997
     (SCENARIO 2 ASSUMING 3 MILLION SHARES OF CLASS C STOCK CONVERTED INTO
                  CLASS D STOCK IN THE 1997 CONVERSION PERIOD)
                                     ASSETS

                                                                                      ADJUSTMENTS
                                                                        HISTORICAL     (NOTE 3)       PRO FORMA
                                                                        -----------  -------------  -------------
                                                                                  (DOLLARS IN MILLIONS)
Current Assets:
  Cash and cash equivalents...........................................   $     127     $    (120)(a)   $       7
  Marketable securities...............................................          33        --                 33
  Receivables, net....................................................         336        --                336
  Costs and earnings in excess of billings on uncompleted contracts...          95        --                 95
  Investment in construction joint ventures...........................         113        --                113
  Deferred income taxes...............................................          69            (2)(b)          67
  Other...............................................................          34             1(c)          35
                                                                        -----------        -----          -----
    Total Current Assets..............................................         807          (121)           686
Property, Plant and Equipment, net....................................         201        --                201
Investments...........................................................          87        --                 87
Other Assets..........................................................          22        --                 22
                                                                        -----------        -----          -----
                                                                         $   1,117     $    (121)     $     996
                                                                        -----------        -----          -----
                                                                        -----------        -----          -----

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable....................................................   $     173     $       3(d)   $     176
  Accrued costs and billings in excess of revenue on uncompleted
    contracts.........................................................         180        --                180
  Accrued insurance costs.............................................          85        --                 85
  Other...............................................................          45        --                 45
                                                                        -----------        -----          -----
    Total Current Liabilities.........................................         483             3            486
Long-term Debt, less current portion..................................          16           (10)(e)           6
Other Liabilities.....................................................          59        --                 59
Stockholders' Equity:
  Class C shares outstanding; historical 10,093,635; pro forma
    7,530,468
  Common equity.......................................................         572          (120)(a)         458
                                                                                              (2)(b)
                                                                                               1(c)
                                                                                              (3)(d)
                                                                                              10(e)
  Foreign currency adjustment.........................................          (6)       --                 (6)
  Unrealized holding gain (loss)......................................          (7)       --                 (7)
                                                                        -----------        -----          -----
    Total Stockholders' Equity........................................         559          (114)           445
                                                                        -----------        -----          -----
                                                                         $   1,117     $    (121)     $     996
                                                                        -----------        -----          -----
                                                                        -----------        -----          -----

    The accompanying notes are an integral part of this pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. BASIS OF REPORTING

    The accompanying pro forma condensed financial statements of Kiewit Construction & Mining Group (the "Company") are presented based upon the historical financial statements and the notes thereto of the Kiewit Construction & Mining Group as adjusted to give effect to certain elements of the Transaction. The pro forma information assumes, in two separate scenarios, that
1.5 million (Scenario 1) and 3 million (Scenario 2) shares of Class C Stock are exchanged in the 1997 Conversion Period. The PKS Board has limited to 3 million the number of shares that can be converted during the 1997 Conversion Period.

    If the number of shares of Class C Stock converted during the 1997 Conversion Period is less than 1,500,000, the equity on the balance sheet of the Construction Group would be greater than that described in Scenario 1. This difference would be determined by calculating the product of (i) 1,500,000 less the number of shares converted and (ii) the current Class C Stock price of $40.00 per share. In addition, the Construction Group would also have some combination of more cash and less debt in an amount equal to that described above and the earnings per share of the Construction Group would decrease from that shown in Scenario 1 of the pro forma presentation. The net impact of the favorable combination of increased income and/or reduced interest expense attributable to the smaller number of conversions would be more than offset by the increased number of shares assumed to be outstanding in the pro forma presentation.

    If the number of shares of Class C Stock converted during the 1997 Conversion Period is greater than 1,500,000 but less than the 3,000,000 share Conversion Cap established by the PKS Board, the equity on the balance sheet would be reduced to a level below that described in Scenario 1 but above that described in Scenario 2. This reduction in equity would be equal to the product of (i) the number of shares converted less 1,500,000 and (ii) the current Class C Stock price of $40.00 per share. In addition, the Construction Group would also have some combination of less cash and additional debt in an amount equal to that described above and the earnings per share of the Construction Group would increase from that shown in Scenario 1 of the pro forma presentation, but not above that reflected in Scenario 2 of the pro forma presentation. The net impact of the unfavorable combination of decreased income and/or increased interest expense attributable to the larger number of conversions would be more than offset by the decreased number of shares assumed to be outstanding in the pro forma presentation.

    Such pro forma financial statements should be read in conjunction with the separate historical financial statements and the notes thereto of Kiewit Construction & Mining Group, included elsewhere herein. Such pro forma financial statements are not necessarily indicative of the future results of operations or financial position.

    Completion of the Transaction has been assumed to be as of June 30, 1997 in the pro forma condensed balance sheet and as of December 31, 1995 and December 29, 1996, in the pro forma condensed statements of earnings for the year ended December 28, 1996 and the six months ended June 30, 1997, respectively.

    The significant accounting policies followed by Kiewit Construction & Mining Group, described in the notes to the historical financial statements included elsewhere herein, have been used in preparing the accompanying pro forma condensed financial statements.

                       KIEWIT CONSTRUCTION & MINING GROUP

2. STATEMENTS OF EARNINGS PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical statements of earnings for the Company have been adjusted to give effect to certain elements of the Transaction. The adjustments made in preparation of the Company's pro forma statements of earnings are described below:

        (a) Adjustments made to reflect the reduction in interest income from the use of cash and cash equivalents paid to Peter Kiewit Sons', Inc. upon exchange of 1.5 million shares of Class C Stock into Class D Stock in Scenario 1 and 3 million shares of Class C Stock into Class D Stock in Scenario 2. The interest rate used to calculate the reduction in interest income approximates the average rate earned by the Company during the periods.

           As of December 30, 1995, December 29, 1996 and June 30, 1997 the Construction Group had enough cash and cash equivalents, exclusive of operating requirements, to fund the conversions. Therefore, the potential borrowings have not been reflected in the Pro Forma Financial Statements. The Construction Group has reflected a decrease in interest income from the use of the funds to pay the conversions. The Group does not believe that the difference between the decline in interest income and the interest expense associated with potential borrowings would be material.

        (b) Adjustments made to reflect tax effect of the above adjustments.

        (c) No adjustment has been made for the decrease in interest expense due to the assumed conversion of Class C Convertible Debentures into Class C Stock as the adjustment is not significant.

3. BALANCE SHEET PRO FORMA ADJUSTMENTS

    As described in Note 1, the historical balance sheet of the Company has been adjusted to give effect to certain elements of the Transaction. The adjustments made in preparation of the Company's pro forma condensed balance sheet are described below:

        (a) Adjustments made to reflect the decrease in cash and cash equivalents as the result of the exchange of 1.5 million shares (Scenario 1) and 3 million shares (Scenario 2) of Class C Stock at the June 30, 1997 Class C Stock Price of $40.00 per share.

        (b) Adjustments to record the accrual of certain estimated United States Federal income taxes expected to be incurred as a result of the Transaction.

        (c) Adjustment to reflect the tax effect of adjustment (d) below.

        (d) Adjustments made to record the accrual of certain estimated expenses, including costs for the Canadian Class C Shareholders of $1 million, the modification of the conversion terms of the Debentures of $1 million, and legal and other professional fees of $1 million, incurred as a result of the Transaction. The majority of the legal and professional fees are expected to be charged against earnings in 1997, with the remainder in 1998, as the services are performed. The costs associated with arrangements for the Canadian stockholders and the Debenture holders, which primarily include interest-free loans, will be recorded in the periods in which the benefits of these arrangements are provided.

        (e) Adjustments made to reflect conversion of Class C Convertible Debentures to Class C Stock.

                       KIEWIT CONSTRUCTION & MINING GROUP

4. EARNINGS PER SHARE

    Primary and fully diluted earnings per share of common stock have been computed using the weighted average number of shares outstanding during each period after giving effect to common stock equivalents and other dilutive securities.

                                   APPENDIX A
                            BUSINESS OF PKS HOLDINGS

CONSTRUCTION OPERATIONS

    The Construction Group's business is conducted by operating subsidiaries of KCG, which is a direct, wholly owned subsidiary of PKS. Prior to the Share Exchange, PKS will contribute all of the capital stock of KCG to PKS Holdings, and KCG will become a wholly owned subsidiary of PKS Holdings. Immediately following the Transaction, PKS Holdings will be renamed "Peter Kiewit Sons', Inc."

    The Construction Group and its joint ventures perform construction services for a broad range of public and private customers primarily in the United States and Canada. PKS Holdings contract awards during 1996 were distributed among the following construction markets: transportation (including highways, bridges, airports, railroads, and mass transit)--45%, dams and reservoirs--17%, commercial buildings--16%, sewage and waste disposal--12%, power, heat, cooling--4%, water supply--2%, and mining-- 2%. Financial information about the Construction Group's foreign and domestic operations is contained in Note 12 to the Construction Group's financial statements.

    The Construction Group primarily performs its services as a general contractor. As a general contractor, the Construction Group is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with terms, plans, and specifications. The Construction Group plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. The Construction Group generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors.

    CONTRACT TYPES. The Construction Group performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable contracts. Contracts are either competitively bid and awarded or negotiated. The Construction Group's public contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price contract is realized on the difference between the contract price and the actual cost of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified amount. Construction contracts generally provide for progress payments as work is completed, with a retainage to be paid when performance is substantially complete. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

    GOVERNMENT CONTRACTS. Public contracts accounted for 79% of the combined prices of contracts awarded to the Construction Group during 1996. Most of these contracts were awarded by government and quasi-government units under fixed price contracts after competitive bidding. Most public contracts are subject to termination at the election of the government. In the event of termination, the contractor is entitled to receive the contract price on completed work and payment of termination related costs.

    BACKLOG. At the end of 1996, the Construction Group had backlog (anticipated revenue from uncompleted contracts) of $2.3 billion, an increase from $2.0 billion at the end of 1995. Of current backlog, $700 million is not expected to be completed during 1997. In 1996 the Construction Group was low bidder on 284 jobs with total contract prices of $1.8 billion, an average price of $6.4 million per job. There were 15 new projects with contract prices over $25 million, accounting for 45% of the successful bid volume.

    COMPETITION. A contractor's competitive position is based primarily on its prices for construction services and its reputation for quality, timeliness, experience, and financial strength. The markets served by the Construction Group are competitive and require substantial resources. The construction industry is highly competitive and lacks firms with dominant market power. In 1996 ENGINEERING NEWS RECORD, a construction trade publication, ranked the Construction Group as the 9th largest U.S. contractor in terms of 1995 revenue and 11th largest in terms of 1995 contract awards. It ranked the Construction Group first in the transportation market and first in the heavy construction category, in terms of 1995 revenue. The U.S. Department of Commerce reports that the total value of construction put in place in 1996 was $569 billion. The Construction Group's U.S. revenues for the same period were $2.0 billion, or 0.4% of the total domestic market.

    JOINT VENTURES. The Construction Group frequently enters into joint ventures to allocate efficiently expertise and resources among the venturers and to spread risks associated with particular projects. In most joint ventures, if one venturer is financially unable to bear its share of expenses, the other venturers may be required to pay those costs. The Construction Group prefers to act as the sponsor of its joint ventures. The sponsor generally provides the project manager, the majority of venturer-provided personnel, and accounting and other administrative support services. The joint venture generally reimburses the sponsor for such personnel and services on a negotiated basis. The sponsor is generally allocated a majority of the venture's profits and losses and usually has a controlling vote in joint venture decision making. In 1996 the Construction Group derived 75% of its joint venture revenue from sponsored joint ventures and 25% from non-sponsored joint ventures. The Construction Group's share of joint venture revenue accounted for 30% of its 1996 total revenue.

    DEMAND. The volume and profitability of the Construction Group's construction work depends to a significant extent upon the general state of the economies of the United States and Canada, and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. The Construction Group's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reasons, would have a material adverse effect on the Construction Group.

    LOCATIONS. The Construction Group structures its construction operations around 19 principal operating offices located throughout the U.S. and Canada, with headquarters in Omaha, Nebraska. Through its decentralized system of management, the Construction Group has been able to quickly respond to changes in the local markets. At the end of 1996, the Construction Group had current projects in 32 states and 6 provinces. The Construction Group also participates in the construction of geothermal power plants in the Philippines and Indonesia.

    PROPERTIES. The Construction Group has 19 district offices, of which 15 are in owned facilities and four are leased. The Construction Group owns or leases numerous shops, equipment yards, storage facilities, warehouses, and construction material quarries. Since construction projects are inherently temporary and location-specific, the Construction Group owns approximately 800 portable offices, shops, and transport trailers. The Construction Group has a large equipment fleet, including approximately 3,000 trucks, pickups, and automobiles, and 1,500 heavy construction vehicles, such as graders, scrapers, backhoes, and cranes.

    MASS. ELECTRIC CONSTRUCTION CO. On July 1, 1997, Kiewit Construction Company ("KCC") increased its ownership interest in ME Holding Inc. from 49% to 80%. ME Holding Inc. owns all of the outstanding shares of Mass. Electric Construction Co., a national electric contracting firm. KCC purchased certain shares from an individual shareholder for $4.6 million. In addition, ME Holding Inc. paid $22.7 million in redemption of shares held by individuals, effectively contracting the net worth of the company.

MINING AND MATERIALS OPERATIONS

    Several of the Construction Group subsidiaries, primarily in Arizona and Oregon, produce construction materials, including ready-mix concrete, asphalt, sand and gravel. The Construction Group also has quarrying operations in New Mexico and Wyoming, which produce landscaping materials and railroad ballast. Kiewit Mining Group, Inc., a subsidiary within the Construction Group, provides mine management services to Kiewit Coal Properties, Inc., a subsidiary within the Diversified Group.

    OAK MOUNTAIN ENERGY L.L.C. Effective February 18, 1997, Kiewit Alabama Mining Company (a wholly owned subsidiary of Kiewit Mining Group Inc.) ("Kiewit Alabama") and Simba Group, Inc. (a subsidiary of Anker Coal Group, Inc.) ("Simba") formed Shelby Energy Group, L.L.C. ("Shelby"). Kiewit Alabama contributed $10 million for its interest in Shelby. Kiewit Alabama and Simba hold equal interests in Shelby, which in turn holds a 94% interest in Oak Mountain Energy L.L.C. ("Oak Mountain"). Oak Mountain owns and operates an underground coal mine near Pelham, Alabama, which principally serves Alabama Power Company.

EMPLOYEES

    As of December 31, 1996, the Construction Group employed approximately 11,700 employees.

PROPERTIES

    The Construction Group considers its properties to be adequate for its present and foreseeable requirements.

LEGAL PROCEEDINGS OF THE CONSTRUCTION GROUP

    The Construction Group is party to many pending legal proceedings. It is not believed that any resulting liabilities for legal proceedings, beyond amounts reserved, will materially affect the financial condition, future results of operations, or future cash flows of the Construction Group.

                                   APPENDIX B
                        BUSINESS OF DIVERSIFIED HOLDINGS


    The Diversified Group engages in the information services, telecommunications, coal mining and energy businesses, through ownership of operating subsidiaries, joint venture investments and ownership of substantial positions in public companies. The Diversified Group's information business is conducted through PKSIS and its other businesses are conducted through subsidiaries of KDG. For the 1996 fiscal year, the Diversified Group had consolidated revenues of $652 million. Of those revenues, 6% were attributable to its information services business, 56% were attributable to its telecommunications business (giving effect to the consolidation of C-TEC's revenues) and 36% were attributable to its coal mining business. In 1996, the Diversified Group did not have significant revenues attributable to its energy business because the revenues from CalEnergy ($576 million in 1996), the Joint Venture Energy Projects and Northern Electric plc are not consolidated with those of the Diversified Group. Financial information about the Diversified Group's foreign and domestic operations and industry segments is contained in
Note 16 to the Diversified Group's financial statements, which are part of
Exhibit 99.B to Form 10-K of Peter Kiewit Sons', Inc. which is incorporated by reference herein.


COAL MINING

    KDG is engaged in coal mining through its subsidiary, KCP. KCP has a 50% interest in three mines, which are operated by KCP. Decker Coal Company ("Decker") is a joint venture with Western Minerals, Inc., a subsidiary of The RTZ Corporation PLC. Black Butte Coal Company ("Black Butte") is a joint venture with Bitter Creek Coal Company, a subsidiary of Union Pacific Resources Group Inc. Walnut Creek Mining Company ("Walnut Creek") is a general partnership with Phillips Coal Company, a subsidiary of Phillips Petroleum Company. The Decker Mine is located in southeastern Montana, the Black Butte Mine is in southwestern Wyoming, and the Walnut Creek Mine is in east-central Texas.

    PRODUCTION AND DISTRIBUTION. The coal mines use the surface mining method. During surface mining operations, topsoil is removed and stored for later use in land reclamation. After removal of topsoil, overburden in varying thicknesses is stripped from above coal seams. Stripping operations are usually conducted by means of large, earth-moving machines called draglines, or by fleets of trucks, scrapers and power shovels. The exposed coal is fractured by blasting and is loaded into haul trucks or onto overland conveyors for transportation to processing and loading facilities. Coal delivered by rail from Decker originates on the Burlington Northern Railroad. Coal delivered by rail from Black Butte originates on the Union Pacific Railroad. Coal is also hauled by trucks from Black Butte to the nearby Jim Bridger Power Plant. Coal is delivered by trucks from Walnut Creek to the adjacent facilities of the Texas-New Mexico Power Company.

    CUSTOMERS. The coal is sold primarily to electric utilities, which burn coal in order to produce steam to generate electricity. Approximately 92% of sales are made under long-term contracts, and the remainder are made on the spot market. Approximately 80%, 80%, and 71% of KCP's revenues in 1996, 1995, and 1994, respectively, were derived from long-term contracts with Commonwealth Edison Company (with Decker and Black Butte) and The Detroit Edison Company (with Decker). The primary customer of Walnut Creek is the Texas-New Mexico Power Company.

    CONTRACTS. Customers enter into long-term contracts for coal primarily to secure a reliable source of supply at a predictable price. KCP's major long-term contracts have remaining terms ranging from 1 to 31 years. A majority of KCP's long-term contracts provide for periodic price adjustments. The price is typically adjusted through the use of various indices for items such as materials, supplies, and labor. Other portions of the price are adjusted for changes in production taxes, royalties, and changes in cost due to new legislation or regulation, and in most cases, such cost items are directly passed through to the customer as incurred. In most cases the price is also adjusted based on the heating content of the coal. These long-term contracts are not subject to early termination or cancellation by customers without cause.

    Decker has a sales contract with Detroit Edison Company which provides for the delivery of a minimum of 42 million tons of low sulphur coal during the period 1997 through 2005, with annual shipments ranging from 5.2 million tons in 1997 to 1.7 million tons in 2005.

    KCP and its mining ventures have entered into various agreements with Commonwealth Edison Company ("Commonwealth Edison") which stipulate delivery and payment terms for the sale of coal. The agreements as amended provide for delivery of 100 million tons during the period 1997 through 2014, with annual shipments ranging from 1.8 million tons to 13.1 million tons. These deliveries include 20 million tons of coal reserves previously sold to Commonwealth Edison. Since 1993, the amended contract between Commonwealth Edison and Black Butte provides that Commonwealth Edison's delivery commitments will be satisfied, not with coal produced from the Black Butte mine, but with coal purchased from three unaffiliated mines in the Powder River Basin of Wyoming. The contract amendment allows Black Butte to purchase alternate source coal at a price below its production costs, and to pass the cost savings through to Commonwealth Edison while maintaining the profit margins available under the original contract.


    The contract between Walnut Creek and Texas-New Mexico Power Company provides for delivery of between 42 and 90 million tons of coal during the period 1989 through 2027. The actual tons provided will depend on the number of power units constructed and operated by TNP. The maximum amount KCP is expecting to ship in any one year is between 1.6 and 3.2 million tons.

    KCP also has other sales commitments, including those with Sierra Pacific, Idaho Power, Solvay Minerals, Pacific Power & Light, Minnesota Power, and Mississippi Power, that provide for the delivery of approximately 18 million tons through 2005.

    COAL PRODUCTION. Coal production began at the Decker, Black Butte, and Walnut Creek mines in 1972, 1979, and 1989, respectively. KCP's share of coal mined in 1996 at the Decker, Black Butte, and Walnut Creek mines was 5.5, 0.9, and 1.0 million tons, respectively.

    REVENUE. KCP's total revenue in 1996 was $234 million. Revenue attributable to the Decker, Black Butte, and Walnut Creek entities was $113 million, $101 million, and $18 million, respectively.

    Under a 1992 mine management agreement, KCP pays a Construction Group subsidiary an annual fee equal to 30% of KCP's adjusted operating income. The fee in 1996 was $37 million.

    BACKLOG. At the end of 1996, the backlog of coal to be sold under KCP's long-term contracts was approximately $1.6 billion, based on December 1996 market prices. Of this amount, $206 million is expected to be sold in 1997.

    RESERVES. At the end of 1996, KCP's share of assigned coal reserves at Decker, Black Butte, and Walnut Creek was 118, 40, and 32 million tons, respectively. Of these amounts, KCP's share of the committed reserves of Decker, Black Butte, and Walnut Creek was 51.9, 3.6, and 23.8 million tons, respectively. Assigned reserves represent coal which can be mined using KCP's current mining practices. Committed reserves (excluding alternate source coal) represent KCP's maximum contractual amounts. These coal reserve estimates represent total proved and probable reserves.

    LEASES. The coal reserves and deposits of the mines are held pursuant to leases with the federal government through the Bureau of Land Management, with two state governments (Montana and Wyoming), and with numerous private parties.

    COMPETITION. The coal industry is highly competitive. KCP competes not only with other domestic and foreign coal suppliers, some of whom are larger and have greater capital resources than KCP, but also with alternative methods of generating electricity and alternative energy sources. In 1995, KCP's production represented 1.4% of total U.S. coal production. Demand for KCP's coal is affected by economic, political and regulatory factors. For example, recent "clean air" laws may stimulate demand for low sulphur coal. KCP's western coal reserves generally have a low sulphur content (less than 1%) and are currently useful principally as fuel for coal-fired steam-electric generating units.

    KCP's sales of its western coal, like sales by other western coal producers, typically provide for delivery to customers at the mine. A significant portion of the customer's delivered cost of coal is attributable to transportation costs. Most of the coal sold from KCP's western mines is currently shipped by rail to utilities outside Montana and Wyoming. The Decker and Black Butte mines are each served by a single railroad. Many of their western coal competitors are served by two railroads and such competitors' customers often benefit from lower transportation costs because of competition between railroads for coal hauling business. Other western coal producers, particularly those in the Powder River Basin of Wyoming, have lower stripping ratios (I.E., the amount of overburden that must be removed in proportion to the amount of minable coal) than the Black Butte and Decker mines, often resulting in lower comparative costs of production. As a result, KCP's production costs per ton of coal at the Black Butte and Decker mines can be as much as four and five times greater than production costs of certain competitors. KCP's production cost disadvantage has contributed to its agreement to amend its long-term contract with Commonwealth Edison Company to provide for delivery of coal from alternate source mines rather than from Black Butte. Because of these cost disadvantages, KCP does not expect that it will be able to enter into long-term coal purchase contracts for Black Butte and Decker production as the current long-term contracts expire. In addition, these cost disadvantages may adversely affect KCP's ability to compete for spot sales in the future.

    ENVIRONMENTAL REGULATION. PKS is required to comply with various federal, state and local laws and regulations concerning protection of the environment. KCP's share of land reclamation expenses in 1996 was $5 million. KCP's share of accrued estimated reclamation costs was $99 million at the end of 1996. PKS does not expect to make significant capital expenditures for environmental compliance in 1997. PKS believes its compliance with environmental protection and land restoration laws will not affect its competitive position since its competitors in the mining industry are similarly affected by such laws.

CALENERGY COMPANY, INC.

    CalEnergy develops, owns, and operates electric power production facilities, particularly those using geothermal resources, in the United States, the Philippines, and Indonesia. In December 1996, CalEnergy and KDG acquired Northern Electric plc, an English electric utility company. CalEnergy is a Delaware corporation formed in 1971 and has its headquarters in Omaha, Nebraska. CalEnergy common stock is traded on the New York, Pacific, and London Stock Exchanges. In 1996, CalEnergy had revenue of $576 million and net income of $92 million. At the end of 1996, CalEnergy had total assets of $5.7 billion, debt of $3.0 billion, and stockholders' equity of $881 million.

    KIEWIT'S SHARE. At the end of 1996, KDG owned approximately 30% of the common stock of CalEnergy. Under generally accepted accounting principles, an investor owning between 20% and 50% of a company's equity, generally uses the equity method. Under the equity method, KDG reports its proportionate share of CalEnergy's earnings, even though it has received no dividends from CalEnergy. KDG keeps track of the carrying value of its CalEnergy investment. "Carrying value" is the purchase price of the investment, plus the investor's proportionate share of the investee's earnings, less the amortized portion of goodwill, less any dividends paid. KDG purchased most of its CalEnergy shares at a premium over the book value of CalEnergy's underlying net assets. This premium will be amortized over a period of 20 years. The current carrying value of KDG's CalEnergy shares is $292 million.


    AGREEMENT TO SELL INTERESTS IN CALENERGY AND INTERESTS IN JOINT VENTURE ENERGY PROJECTS. On September 10, 1997, KDG entered into the CalEnergy Agreement with CalEnergy. Under the CalEnergy Agreement, CalEnergy agreed to repurchase KDG's entire ownership interest in CalEnergy's common stock and to acquire KDG's entire ownership interest in the Joint Venture Energy Projects and Northern Electric plc.


    KDG's current ownership interest in CalEnergy comprises 20,231,065 shares of common stock (including KDG's options to acquire 1,000,000 shares of common stock) which represent approximately 30% of CalEnergy's outstanding common stock. The Joint Venture Energy Projects are comprised of the following interests in each of the projects which KDG jointly owns with CalEnergy: the 45% interest in the Mahanagdong project, the 35% interest in the Casecnan project, the 47% interest in the Dieng project, the

44% interest in the Patuha project, the 30% interest in the Bali project and the 30% interest in CE Electric UK plc (the parent of Northern Electric plc). In addition, KDG has agreed to transfer its 50% interests in all of the other power project opportunities developed under the international joint venture agreement with CalEnergy.


    The CalEnergy Agreement provides that CalEnergy will pay $1,155,000,000 for KDG's ownership interests in the Joint Venture Energy Projects and the CalEnergy common stock (subject to certain upward or downward adjustments not to exceed $20 million). The CalEnergy Agreement also provides that KDG will generally have no funding obligations with respect to the Joint Venture Energy Projects after August 1, 1997. The acquisition has an outside closing date of February 20, 1998. If either party terminates the CalEnergy Agreement as a result of a breach by the other party of its representations, warranties, covenants or agreements under the CalEnergy Agreement, then the breaching party must pay the other party a termination fee of $50 million. PKS estimates that the sale to CalEnergy will result in a one-time after tax gain in 1998 to PKS and KDG of approximately $300 million, and elimination of KDG net income attributable to CalEnergy, the Joint Venture Energy Projects and Northern Electric plc, which was $9 million in 1996 and is expected to be approximately $33 million, prior to the effect of one-time events, in 1997. The sale to CalEnergy also will result in a substantial increase (approximately $960 million) during 1998 in the cash, cash equivalents and other short-term investments held by KDG. Diversified Holdings expects to use substantially all of these funds in connection with the Expansion Plan (as described below).


    Concurrently with the execution of the CalEnergy Agreement, CalEnergy and KDG executed a Confidentiality, Standstill, and Noncompetition Agreement (the "CSN Agreement") which will terminate if the CalEnergy Agreement were to be terminated. The CSN Agreement provides that for the period commencing on the date of the CalEnergy Agreement and ending three years from the date of the Closing of the Acquisition, subject to exceptions provided therein, neither KDG nor an affiliate of KDG shall, through subsidiaries or affiliates, participate in the ownership, management, operation or control of any business that engages in the operation, development, supply or distribution of electrical power anywhere in the world, or engages in any business or activity that, through subsidiaries or affiliates, competes with any business or activity presently engaged in by CalEnergy. In addition, for the period commencing on the date of the CalEnergy Agreement and ending five years from the date of the closing of the acquisition, KDG shall not, and shall cause its affiliates not to, among other things, unless and until KDG receives the prior written invitation or approval of a majority of directors of CalEnergy, directly or indirectly (i) acquire, agree to acquire or make any proposal to acquire any securities of CalEnergy or any of its subsidiaries, (ii) seek or propose, or, as to any of the following occurring prior to the closing under the CalEnergy Agreement, unless approved by a majority of the current directors of CalEngery (excluding KDG's designees), vote in favor of, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving CalEnergy or any of its subsidiaries, or (iii) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of CalEnergy or any of its subsidiaries.

    ACQUISITIONS. In the last two years, CalEnergy has made three significant acquisitions, in addition to the recent $1.3 billion acquisition of Northern Electric plc (described below). In January 1995, CalEnergy acquired Magma Power Company ("Magma"), a publicly traded United States independent power producer, for approximately $958 million. The Magma acquisition, combined with CalEnergy's previously existing assets, made CalEnergy the largest independent geothermal power producer in the world today (based on CalEnergy's estimate of electric generating capacity in operation and under construction). In April 1996, CalEnergy completed the buy-out for approximately $70 million of its partner's interests in four electric generating plants in Southern California. In August 1996, CalEnergy acquired Falcon Seaboard Resources, Inc. for approximately $226 million, thereby acquiring significant ownership in three natural gas-fired electric cogeneration facilities located in New York, Texas and Pennsylvania and a related gas transmission pipeline.

    POWER GENERATION PROJECTS. Power generation facilities are measured in terms of megawatts (MW) of net electric generating capacity. Most of CalEnergy's facilities are co-owned and CalEnergy's fractional ownership interest can be expressed in terms of MWs. CalEnergy has projects in three stages: operational (and managed by CalEnergy), under construction (and financed), and developmental (with executed and awarded power sales contracts). CalEnergy owns (i) 1,527 MW in 21 operating facilities with 3,510 MW of capacity, (ii) 131 MW in 4 projects under construction, with 335 MW of capacity and (iii) 676 MW in 8 development stage projects, with 1,630 MW of capacity.

    OPERATIONS--U.S. GEOTHERMAL PLANTS. CalEnergy operates several geothermal power plants in Southern California, three in the Coso area and eight in the Imperial Valley. CalEnergy has ownership interests of 46%, 48%, and 50% in the three Coso plants. Following the 1996 acquisition of the remaining 50% interests in four Imperial Valley projects for $70 million, CalEnergy is now the full owner of the eight Imperial Valley projects. Operations of the Salton Sea Unit IV in the Imperial Valley began in 1996, following completion of construction.

    These twelve geothermal plants have certain common features. CalEnergy is the operator of each plant. Each plant has a long-term contract to supply electric power to Southern California Edison Company ("Edison"). The agreements provide for both capacity payments and energy payments for a term of between 20 and 30 years. During the first ten years, energy payments are based on a pre-set schedule. Thereafter, while the basis for the capacity payment remains the same, the required energy payment is Edison's then-current published "avoided cost of energy" as determined by the California Public Utility Commission. The initial ten-year periods expire beginning in 1996 for the first unit of the first plant. CalEnergy cannot predict the likely level of Edison's avoided cost of energy prices at the expiration of the fixed-price periods, but it is currently substantially below the current energy prices under CalEnergy's contracts.

    CalEnergy also owns and operates two geothermal operating plants, one each in Utah and Nevada.

    OPERATIONS--U.S. GAS-FIRED PLANTS. In August 1996 CalEnergy completed the acquisition of Falcon Seaboard Resources, Inc., including its ownership interest in three operating gas-fired cogeneration plants located in New York, Texas and Pennsylvania and a related natural gas pipeline, also located in New York, for a cash purchase price of $226 million. The three cogeneration facilities total 520 MW in capacity and sell power under long-term power purchase agreements. CalEnergy also owns and operates a 50 MW gas-fired cogeneration facility in Yuma, Arizona.

    OPERATIONS--PHILIPPINES GEOTHERMAL.

    UPPER MAHIAO. Construction of the Upper Mahiao Project was completed in June 1996. The project operating company is receiving full capacity payments under the "take or pay" provisions of the contract pending completion by the national power company of a full transmission line.

    In 1994, construction began on the Upper Mahiao Project, a 119 gross MW geothermal project on the Philippine island of Leyte. The project was built by and is owned and operated by CE Cebu Geothermal Power Company, Inc. ("CE Cebu"), a Philippine corporation owned by CalEnergy. The project will sell 100% of its capacity on a "take-or-pay" basis to PNOC-Energy Development Corporation ("PNOC"), which will in turn sell the power to the National Power Corporation of the Philippines ("NPC"), for distribution to the island of Cebu, located 40 miles west of Leyte. NPC is the government-owned and controlled corporation that is the primary supplier of electricity in the Philippines. The project was started by Magma, prior to its acquisition by CalEnergy. KDG has no separate ownership interest in this project and the Construction Group was not involved in construction.

    The total project cost was $218 million. A consortium of international banks provided approximately $162 million in project-financed construction loans, supported by political risk insurance from the Export-Import Bank of the United States ("Ex-Im Bank"). The construction loan is expected to be converted to a term loan promptly after NPC completes the full capacity transmission line, which is expected to occur in late 1997. The largest portion of the term loan for the project will also be provided by Ex-Im Bank. CalEnergy's equity contribution to the project is $56 million. Subject to the pledge of the project company's stock to the lenders, CalEnergy has arranged for political risk insurance of its equity investment through Overseas Private Investment Corporation ("OPIC"). The financing is collateralized by all the assets of the project.

    Under the terms of an energy conversion agreement (the "ECA"), executed in September 1993, CE Cebu will own and operate the project for ten years, after which the facility will be transferred to PNOC at no cost. The project is located on land provided by PNOC at no cost. CE Cebu will take geothermal steam and fluid, also provided by PNOC at no cost, and convert its thermal energy into electrical energy to be sold to PNOC on a "take-or-pay" basis. Specifically, PNOC will be obligated to pay for the electric capacity, even if PNOC is unable to accept delivery of the electricity. PNOC will pay to CE Cebu a capacity fee (which, at the plant's design capacity, is approximately 95% of total contract revenues) and an energy fee based on the electricity actually delivered to PNOC (approximately 5% of total contract revenues). The capacity fee serves to recover the capital costs of the project, to recover fixed operating costs, and to cover return on investment. The energy fee is designed to cover all variable operating and maintenance costs of the power plant. Payments under the ECA will be denominated in U.S. dollars, or computed in U.S. dollars and paid in Philippine pesos at the then-current exchange rate, except for the energy fee, which will be used to pay Philippine peso-denominated expenses. Significant portions of the fees will be indexed to U.S. and Philippine inflation rates. PNOC's obligations are supported by the Philippine government through a performance undertaking.

    MALITBOG. In 1994, CalEnergy started construction of the Malitbog Project, a 216 net MW geothermal project consisting of three 72 net MW units, located on the island of Leyte. The project is being built, and will be owned and operated by Visayas Geothermal Power Company ("VGPC"), which is wholly owned by CalEnergy. Unit I of the Malitbog facility was "deemed complete" by PNOC in July 1996, meaning that construction of the first 72 net MW unit was completed on time but the required transmission line was not completed and provided to VGPC. During deemed completion, PNOC is required to pay, and in fact has been paying, capacity fees under the "take or pay" provisions of the contract. VGPC is selling 100% of its capacity on substantially the same basis as described above for the Upper Mahiao Project to PNOC, which will in turn sell the power to NPC. This project was started by Magma, prior to its acquisition by CalEnergy. KDG has no separate ownership interest in this project and the Construction Group has not participated in construction.

    The Malitbog Project has a total project cost of approximately $280 million, including interest during construction and project contingency costs. A consortium of international banks and OPIC have provided a total of $210 million of construction and term loan facilities, the $135 million international bank portion of which is supported by political risk insurance from OPIC. CalEnergy's equity contribution to VGPC was $70 million. CalEnergy's equity participation is covered by political risk insurance from OPIC.

    Units II and III of the Malitbog Project are being constructed by Sumitomo Corporation, of Japan, pursuant to a fixed-price, date-certain, turnkey supply and construction contract. Commercial operation of Units II and III are scheduled to commence in July 1997. The Malitbog ECA is similar to the Upper Mahiao ECA described above. All facilities (Units I, II, and III) will be transferred to PNOC ten years after commercial operations begin on Unit III.

    OPERATIONS--ENGLAND.

    See discussion under heading "International Energy--Northern Electric Acquisition" below.

    CONSTRUCTION--PHILIPPINES AND INDONESIA.

    See discussion of the Mahanagdong, Casecnan, and Dieng projects under the heading "International Energy" below.

    GEOTHERMAL POWER PRODUCTION PROCESS. Until 1996, the majority of CalEnergy's projects were geothermal projects. The following is a summary of the geothermal power production process. First, the developer locates suitable geothermal resources, drills test wells, secures permits, negotiates long-term power contracts with an electric utility, and arranges financing. Second, the project is constructed. Third, the facility is operated and maintained. Project revenues from the sale of electricity are applied to operating costs, rent or royalties, and principal and interest payments on debt incurred for acquisition and construction costs. Geothermal resources suitable for commercial extraction require an underground water reservoir heated to high temperatures. Production wells are drilled to release the heated fluid under high pressure. Wells are usually located within one or two miles of the power plant. From well heads, fluid flows through pipelines to a series of separators where it is separated into water, brine, and steam. The steam is passed through a turbine which drives a generator to generate electricity. Once the steam has passed through the turbine, it is then cooled and condensed back into water which is reinjected through wells back into the geothermal reservoir. Under proper conditions, the geothermal power is a renewable energy source, with minimal emissions compared to fossil fuel power plants. The utilization of geothermal power is preferred by certain governments in order to minimize the import (E.G., the Philippines), or maximize the export (E.G., Indonesia) of hydrocarbons. Geothermal power facilities presently enjoy federal tax benefits and favorable utility regulatory treatment in the United States.

INTERNATIONAL ENERGY

    KDG is an investor with CalEnergy in power projects in the Philippines and Indonesia and in an electric utility company in England. In each case, KDG has a direct equity interest and also benefits indirectly as a 30% stockholder in CalEnergy.

    KDG and CalEnergy have a joint venture agreement regarding international energy projects. If both KDG and CalEnergy agree to participate in a project, they will share equally development costs and equity required for financing the project. On a project by project basis, CalEnergy will be the development manager, managing partner and/or project operator. The agreement expires in 2001.


    On September 10, 1997, KDG entered into the CalEnergy Agreement pursuant to which KDG has agreed to sell to CalEnergy all of its interests in CalEnergy, the Joint Venture Energy Projects and Northern Electric plc. See "--CalEnergy Company, Inc."


    MAHANAGDONG. In 1994 construction began on the Mahanagdong Project, a 165 gross MW geothermal project on the Philippine island of Leyte. The project will be built, owned and operated by CE Luzon Geothermal Power Company, Inc. ("CE Luzon"), a Philippine corporation that during construction is owned 50% by CalEnergy and 50% by KDG. After construction, another industrial company has an option to buy up to a 10% financial interest in CE Luzon. The project will sell 100% of its capacity on a "take-or-pay" basis to PNOC, which will in turn sell the power to NPC, for distribution to the island of Leyte.

    The total project cost is $320 million, including interest during construction, project contingency costs and a debt service reserve fund. The capital structure consists of a project financing construction and term loan of $240 million provided by OPIC, Ex-Im Bank, and a consortium of international banks, and approximately $80 million in equity contributions. KDG and CalEnergy must make equity contributions of $40 million each. KDG and CalEnergy have arranged for political risk insurance on their equity investments through OPIC. Political risk insurance from Ex-Im Bank has been obtained for the commercial lenders. The financing is collateralized by all of the assets of the project. The project was constructed by the Construction Group under fixed-price, date-certain, turnkey supply and construction contracts. Construction was completed during the first half of 1997 and during "deemed completion" the project is being paid capacity payments under the "take or pay" provisions of its contract.

    The terms of an energy conversion agreement (the "ECA") are substantially similar to those of the Upper Mahiao ECA, described above. The ECA provides for an approximately three-year construction period and a ten-year operations period. At the end of the operations period, the facility will be transferred to PNOC at no cost. All of PNOC's obligations under the Mahanagdong ECA are supported by the Philippine government through a performance undertaking. The capacity fees are expected to be approximately 97% of total revenues at the design capacity levels and the energy fees are expected to be approximately 3% of total revenues.


    CASECNAN. In November 1995, Casecnan, a Philippine corporation, started construction on a combined irrigation and 150 gross MW hydroelectric power generation project (the "Casecnan Project") located in the central part of the Philippine island of Luzon. The project will include diversion structures in the Casecnan and Denip Rivers that will divert water into a 14 mile long tunnel. The tunnel will transfer the water from the Casecnan and Denip Rivers into the Pantabangan Reservoir for irrigation and hydroelectric use in the Central Luzon area. An underground powerhouse at the end of the water tunnel will house a power plant with 150 MW capacity. A two mile long tailrace tunnel will deliver water from the water tunnel and the new powerhouse to the Pantabangan Reservoir.


    The project is being developed under a project agreement between CE Casecnan and the National Irrigation Administration ("NIA"). CalEnergy and KDG have minimum and maximum ownership interests in CE Casecnan of 35% to 50% each. Two other Stockholders, who have no financial commitments and will not participate in construction or operations, may receive interests of as much as 15% each, depending on projected returns from the project.

    In connection with financing the project, CE Casecnan issued bonds in the aggregate amount of $371 million and received equity contributions of $62 million each from KDG and CalEnergy. KDG also holds $20 million of the project bonds. Under the project agreement, CE Casecnan developed, financed, and is constructing the project over an originally estimated approximate four-year construction period, and will thereafter own and operate the project for a 20-year operations period. During the operating period, NIA is obligated to accept all deliveries of water and energy, and NIA will pay the CE Casecnan a guaranteed fee for the delivery of water and a guaranteed fee for the delivery of electricity, regardless of the amount of water or electricity actually delivered. In addition, NIA will pay a fee for all electricity delivered in excess of a threshold amount. NIA will sell the electric energy it purchases to NPC. All fees to be paid by NIA to CE Casecnan are payable in U.S. dollars. The guaranteed fees for the delivery of water and energy are expected to provide approximately 70% of CE Casecnan's revenues. At the end of the 20-year period, the project will be transferred to NIA and NPC for no additional consideration on an "as is" basis. The Philippine government has provided a performance undertaking under which NIA's obligations under the project agreement are guaranteed by the full faith and credit of the Philippine government.


    The Casecnan Project was being constructed pursuant to the Hanbo Contract, a fixed-price, date-certain, turnkey construction contract, on a joint and several basis by Hanbo and HECC. As of May 7, 1997, CE Casecnan terminated the Hanbo Contract due to defaults by Hanbo and HECC including the insolvency of each such company. CE Casecnan entered into the Replacement Contract. The work under the Replacement Contract will be conducted by a consortium of contractors and subcontractors including Siemens A.G., Sulzer Hydro Ltd., Black & Veatch and Colenco Power Engineering Ltd. and will be headed by Cooperativa Muratori Cementisi CMC di Ravenna and Impressa Pizzarottie & C. Spa, (collectively, the "Replacement Contractor").


    In connection with the Hanbo Contract termination CE Casecnan tendered a certificate of drawing to Korea First Bank ("KFB") under the irrevocable standby letter of credit issued by KFB as security under the Hanbo Contract to pay for certain transition costs and other presently ascertainable damages under the Hanbo Contract. As a result of KFB's dishonor of the draw request, CE Casecnan filed an action in New York State Court. That Court granted CE Casecnan's request for a temporary restraining order requiring KFB to deposit $79,329,000 the amount of the requested draw, in an interest bearing account with an independent financial institution in the United States. KFB appealed this order, but the appellate court denied KFB's appeal and on May 19, 1997, KFB transferred funds in the amount of $79,329,000 to a segregated New York bank account pursuant to the Court order. In August, the Court granted summary judgment in CE Casecnan's favor, ruling that KFB had wrongfully dishonored the draw but KFB has appealed this ruling.

    On August 6, 1997, CE Casecnan announced that it has issued a notice to proceed to the Replacement Contractor. The Replacement Contractor was already on site and is expected to immediately fully mobilize and commence engineering, procurement and construction work on the Casecnan Project. The receipt of the letter of credit funds from KFB remains essential and CE Casecnan will continue to press KFB to honor its clear obligations under the letter of credit and to pursue Hanbo and KDB for any additional damages arising out of their actions to date.

    DIENG, PATUHA AND BALI. The Dieng, Patuha and Bali projects in Indonesia represent ongoing, phased-in development and construction programs through the year 2000 of 1,200 MW under contract, to be brought into commercial operation on a modular basis as the steam fields are concurrently drilled and developed. On June 12, 1997, CalEnergy announced that its special-purpose subsidiary, CE Indonesia Funding Corp., entered into a $400 million revolving credit facility (which is nonrecourse to the Company) to finance the development and construction of the geothermal power facilities at the Dieng, Patuha and Bali sites in Indonesia.

    DIENG. Pursuant to the Dieng Joint Operating Contract and Energy Sales Contract, CalEnergy and KDG intend to proceed on a modular basis with construction of additional units to follow Dieng Unit I, resulting in an aggregate first phase net capacity at this site of 215 MW. It is estimated that the total project cost of these units will be approximately $450 million. The next phase is expected to expand the total capacity to 400 MW. The cost of the full Dieng Project is estimated to approximate $1 billion.

    PATUHA. CalEnergy and KDG are also co-developing a geothermal power plant in the Patuha geothermal field in Java, Indonesia (the "Patuha Project") pursuant to a joint operation contract and an energy sales contract, each of which contains terms substantially similar to those described above for the Dieng Project. Patuha Power Ltd. intends to proceed on a modular basis similar to the Dieng Project, with an aggregate capacity of up to 400 MW. The total cost of the Patuha Project is estimated to be approximately $1 billion.

    BALI. CalEnergy, KDG and PT Panutan Group, an Indonesian consortium of energy, oil, gas and mining companies, have formed a joint venture to pursue the development of geothermal resources in Bali (the"Bali Project"). The PT Panutan Group is entitled to contribute up to 40% of the total equity and obtain up to 40% of the net profit of the Bali Project. The project company developing the Bali Project has executed both a joint operation contract and an energy sales contract with terms similar to those at Dieng and Patuha. Bali Energy Ltd. intends to proceed on a modular basis similar to the Dieng Project, with an aggregate capacity of up to 400 MW. It is estimated that the total cost of the Bali Project will be approximately $1 billion.

    IJEN. The Ijen Project is a new 400 MW development project with the same ownership structure as the Bali Project. The joint operation contract, energy sales contract and major permits currently are being negotiated.

    RECENT INDONESIAN GOVERNMENTAL ANNOUNCEMENT REGARDING POWER PROJECTS IN INDONESIA. On September 20, 1997, a Presidential Decree was issued in Indonesia, providing for government action to the effect that, in order to address certain recent fluctuations in the value of the Indonesian currency, the start-up dates for a number of private power projects would be: (i) continued according to their initial schedule (because construction process was underway),
(ii) postponed as to their start-up dates (because they are not yet in progress) until economic conditions have recovered, or (iii) reviewed with a view to being continued, postponed or rescheduled, depending on the status of those projects. In the Decree, Dieng Units 1, 2 and 3 are approved to continue according to their initial schedule; Patuha Unit 1 and Bali Units 1 and 2 are to receive further review to determine whether or not they should be continued in accordance with their initial schedule; and Bali Units 3 and 4, Patuha Units 2, 3 and 4 and Dieng Unit 4 are to be postponed for an unspecified period. In this regard, it should be noted that contracts and government undertakings for the Dieng, Patuha and Bali projects do not by their terms permit such delays by the government and that political risk insurance coverage for its Indonesian projects has been obtained. Moreover, since the Decree was issued, officials in the Government of Indonesia have confirmed that the Indonesian government intends to fully honor its contractual obligations and does not intend to impact the schedule of any projects for which financing has already been arranged or on which construction related or well drilling work has already commenced, and since Patuha Unit 2 and all projects in the "future review category" meet one or both of those standards, CalEnergy and KDG believe that the schedule for these projects should not be delayed. CalEnergy and KDG do not believe that any delay in the "postponed" category of projects will have a material adverse effect on its planned operations in Indonesia, since all but one of these units were not scheduled to commence construction until after 1998. CalEnergy and KDG believe that, given Indonesia's demonstrated need for power and its emphasis on diversifying fuel sources and maintaining sufficient amounts of oil for export, projects are significantly advantaged by their indigenous geothermal fuel source and will all proceed. However, until further information is made available by the Indonesian government with respect to the projects that are under review or postponed, no assurance can be given that such will be the case.

    NORTHERN ELECTRIC ACQUISITION. In the fall of 1996, CalEnergy and KDG took the first steps toward expanding their international power businesses beyond the power generation business through a tender offer for Northern Electric plc by CE Electric UK plc, which is 70% owned by CalEnergy and 30% owned by KDG. In December, CE Electric acquired majority ownership of Northern Electric. The total amount expected to be paid for all Northern Electric's shares is approximately $1.32 billion. CE Electric expects to acquire all the shares by the end of March 1997. As of March 1997, CalEnergy and KDG have made equity contributions to CE Electric of $410 million and $176 million, respectively. The remaining funds necessary to complete the acquisition will be provided under a term loan and revolving credit facility.

    Northern Electric is one of the twelve regional electricity companies created by the privatization of the electricity industry in the United Kingdom in 1990. Since the regional electric companies were privatized, all but one has been acquired by companies, primarily from the United States, attracted both by the regional electricity business and the strategic opportunity to participate in a deregulated electricity market in advance of the coming deregulation of the electricity distribution markets in the United States and worldwide. Northern Electric is primarily engaged in the distribution and supply of electricity in its authorized franchise area in northeast England. The area covers 5,560 square miles with a population of 3.2 million people. The head office is at Newcastle upon Tyne. For its fiscal year ended March 1996, Northern Electric had net assets of $432 million (L276 million) and operating revenue of $1.4 billion (L902 million).

    As noted above, CalEnergy and KDG expect to learn much through Northern Electric about deregulated power markets. Northern Electric provides expertise in supply, distribution, and marketing in such markets. These capabilities may provide CalEnergy and KDG with an early competitive advantage in preparing for electricity deregulation in the United States and foreign markets. The acquisition further diversifies CalEnergy and KDG's energy businesses in terms of location, type, risks, and earnings streams.

C-TEC CORPORATION

    C-TEC is a diversified international telecommunications and high technology company with interests in local telephone, long-distance telephone, cable television, and engineering and communications services. C-TEC is a Pennsylvania corporation and has its headquarters in Princeton, New Jersey. C-TEC common stock is traded on the Nasdaq National Market and the Class B Stock is quoted on Nasdaq and traded over the counter. In 1996 C-TEC had revenue of $367 million, EBITDA (earnings before, interest, taxes, depreciation and amortization) of $134 million, and net income of $8 million. At year-end 1996, C-TEC had total assets of $917 million, long-term debt of $205 million, and common stockholders' equity of $377 million. The five operating divisions of C-TEC and their 1996 revenues are: C-TEC Cable Systems ($160 million), Commonwealth Telephone Company ($139 million), Commonwealth Long Distance ($35 million), Commonwealth Communications ($29 million), and RCN Telecom Services ($4 million). On September 30, 1997, C-TEC completed a tax-free restructuring that divided C-TEC into three public companies. See "--C-TEC Restructuring."

    KIEWIT'S SHARE. In 1993 KDG purchased a controlling interest in C-TEC. Through a subsidiary, KDG owns 42% of the outstanding shares of C-TEC common stock and 66% of the C-TEC Class B common stock. Holders of common stock are entitled to one vote per share; holders of Class B stock are entitled to 15 votes per share. KDG thus owns 48% of the outstanding shares, but is entitled to 62% of the available votes. Since KDG has voting control, KDG must consolidate C-TEC within its financial statements. On KDG's balance sheet, each asset and liability of C-TEC is added to the similar items for the rest of KDG. The 52% of C-TEC that it does not own is subtracted as a single item ("minority interest") on KDG's balance sheet. KDG keeps track of the carrying value of its C-TEC investment. "Carrying value" is the purchase price of shares plus the investor's proportionate share of the investee's earnings less the amortized portion of goodwill less any dividends paid. KDG's investment in C-TEC has a carrying value of $355 million. The 1996 year-end public market value of KDG's 13.3 million shares of C-TEC (at $23 5/8 per share of common and Class B stock) was $315 million.

    C-TEC CABLE SYSTEMS. C-TEC Cable Systems is a cable television operator with cable television systems located in New York, New Jersey, Michigan, and Pennsylvania. The company owns and operates cable television systems serving 338,000 customers and is the majority owner and manager of cable television systems with an additional 40,000 customers, ranking it among the top 25 multiple system operators in the United States. The company must periodically seek renewal of franchise agreements from local government authorities. To date, all of Cable Systems' franchises have been renewed or extended, generally at or prior to their stated expirations and on acceptable terms. Competition for the Cable Systems' services traditionally has come from providers of broadcast television, video rentals, and direct broadcast satellite received on home dishes. Future competition is expected from telephone companies.

    COMMONWEALTH TELEPHONE COMPANY. Commonwealth Telephone Company is a Pennsylvania public utility providing local telephone service to a 19 county, 5,067 square mile service territory in Pennsylvania. The telephone company services 240,000 main access lines, an increase of 5.7% over 1995. The company also provides network access, long distance, and billing and collection services to interexchange carriers. The telephone company's business customer base is diverse in size as well as industry, with very little concentration. The ten largest business customers combined account for only 2.3% of revenue, with the largest single customer accounting for only about 0.5%. The telephone company sought and was granted status as a rural telephone company with respect to the provisions of the Telecommunications Act of 1996. This status will afford limited protection to the company's primarily rural customer base from a rapid transition to local exchange competition. In January 1997, the Pennsylvania Public Telephone Commission approved the company's "Petition for Alternative Regulation and Network Modernization Plan," which will allow the company to move from traditional rate of return regulation to a price cap formula in return for a commitment to network modernization.

    COMMONWEALTH LONG DISTANCE. Commonwealth Long Distance operates principally in Pennsylvania. The company began operations in 1990 by servicing the local service area of the Commonwealth Telephone Company. In 1992 and 1993, sales offices were opened in other areas of Pennsylvania. During 1996, the company continued statewide certification and is certified now in 47 states. The company provides switched services, is a reseller of several types of services, and employs the networks of several long distance providers on a wholesale basis.

    COMMONWEALTH COMMUNICATIONS. Commonwealth Communications Inc. provides telecommunications engineering and facilities management services to large corporate clients, hospitals and universities throughout the Northeastern United States and sells, installs and maintains PBX systems in Pennsylvania and New Jersey. Commonwealth Communications also provides cable and data network engineering and project management of network construction. This group is being combined with Commonwealth Telephone Company and will focus on the Eastern Pennsylvania market.

    RCN TELECOM SERVICES. RCN Telecom Services provides local and long distance telephone service, video programming and internet access to households located in New York City and Boston. RCN currently has 417 signed building access agreements which represent 82,733 households located in high density housing such as co-ops, condominiums and apartment complexes in the Boston and New York markets. RCN has 36,545 video programming customers, 2,968 telephone customers and 58 Internet customers in these two markets. RCN also has 4,474 video programming customers at the University of Delaware.

    RCN's New York system operates two cable programming delivery systems: one that is fiber-based and one that uses a microwave network acquired from Liberty Cable in New York in March 1996. The fiber-based customers are served by facilities of MFS. Telephone service in New York is provisioned on the fiber-based network and through the resale of the NYNEX network.

    RCN's Boston system operates primarily on a fiber-based network obtained from MFS and provides both telephone and cable programming over this network. In December, RCN signed an agreement forming a joint venture with Boston Edison under which the joint venture will use and expand upon Boston Edison's 200 mile fiber optic network to reach a market of approximately 650,000 customers throughout the Greater Boston area. The joint venture will offer bundled telecommunications services.

    RCN New York and the RCN Joint Venture with Boston Edison were granted Open Video Systems certification from the Federal Communications Commission ("FCC") in February 1997. This certification allows RCN to deliver video services in New York City and Boston based on the Telecommunications Act of 1996. Prior to this certification, RCN offered video services using MFS' network. RCN's telephone service is regulated by the States of New York and Massachusetts and the FCC. In New York, RCN is certified to provide competitive local exchange services and to resell long distance services. In Massachusetts, RCN is registered to offer local exchange carrier services and to resell long distance. RCN also has authority from the FCC to offer international service.

    RCN is a competitor to the incumbent telephone and cable television companies, primarily NYNEX, Time Warner Cable and Cablevision Systems.


    C-TEC INTERNATIONAL. In January 1995, C-TEC purchased a 40% equity position in Megacable, Mexico's second largest cable television operator, currently serving 174,000 subscribers in 12 cities.


    REGULATION. The Federal Telecommunications Act of 1996 (the "1996 Act") established a framework for deregulation of the communications industry. The 1996 Act should stimulate growth and competition in virtually every component of the communications industry. The FCC and state regulators must work out the specific implementation process. Companies are permitted to combine historically separate lines of business into one, and provide combined services in markets of their own choice. In addition, there will be relief from the earnings restrictions and price controls that have governed the local telephone business for many years and were imposed on the cable industry in 1992 by the Federal Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"). The rate regulation provisions of the 1992 Act have not had a materially adverse effect on C-TEC's financial condition and results of operations. With the passage of the 1996 Act, all cable systems rates are deregulated as effective competition enters the franchise area, or by March 31, 1999, whichever comes sooner. C-TEC anticipates that certain provisions of the 1992 Act that do not relate to rate regulation, such as the provisions relating to retransmission consent and customer service standards, will reduce future operating margins.


    C-TEC RESTRUCTURING. On September 30, 1997, C-TEC completed a tax-free restructuring that divided C-TEC into three public companies: C-TEC, which changed its name to "Commonwealth Telephone Enterprises, Inc.," RCN and Cable Michigan, Inc.


    Commonwealth Telephone Enterprises, Inc. owns the following businesses:
Commonwealth Telephone Company (the rural local exchange carrier business); Commonwealth Communications (the communications engineering business); the Pennsylvania competitive local exchange carrier business; and long distance operations in certain areas of Pennsylvania. RCN Corporation, Inc. ("RCN") owns the following businesses: its competitive telecommunications services operations in New York City and Boston; its cable television operations in New York, New Jersey and Pennsylvania; its 40% interest in Megacable S.A. de C.V., Mexico's second largest cable operator; and its long distance operations (other than the operations in certain areas of Pennsylvania). Cable Michigan, Inc. owns and operates cable television systems in the State of Michigan and owns a 62% interest in Mercom, Inc., a publicly held Michigan cable television operator.

    In connection with the restructuring, on August 29, 1997, the Diversified Group converted 3,000,000 shares of C-TEC Class B Stock into 3,000,000 shares of C-TEC Common Stock, pursuant to the Articles of Incorporation of C-TEC, as amended. As a result of such conversion, the Diversified Group owned 11,226,262 shares of C-TEC Common Stock, representing 48.44% of the outstanding C-TEC Common Stock, and 2,094,223 shares of C-TEC Class B Stock, representing 48.60% of the outstanding C-TEC Class B Stock. C-TEC Common Stock has one vote per share and the C-TEC Class B Stock has 15 votes per share.

    To effect the restructuring, C-TEC made a distribution (the "Distribution") on September 30, 1997 of all issued and outstanding shares of common stock of RCN ("RCN Common Stock"), and all issued and outstanding shares of common stock of Cable Michigan ("CM Common Stock"), to holders of record of C-TEC Common Stock and C-TEC Class B Stock as of the close of business on September 19, 1997 (the "Record Date") on the basis of one share of RCN Common Stock for every share of C-TEC Common Stock or C-TEC Class B Stock held of record on the Record Date and one share of CM Common Stock for every four shares of C-TEC Common Stock or C-TEC Class B Stock held of record on the Record Date. By vote of its shareholders on October 1, 1997, C-TEC approved a reverse stock split, whereby every three shares of C-TEC Common Stock, and every three shares of C-TEC Common Stock issued and outstanding shall be combined into validly issued, fully paid and nonassessable shares of C-TEC Common Stock and every three shares Class B Stock issued and outstanding shall be combined into two validly issued, fully paid and nonassessable shares of C-TEC Class B Stock. On that date, C-TEC shareholders approved the amendment of its Articles of Incorporation for the purpose of changing its name to "Commonwealth Telephone Enterprise, Inc."

    As a result of these transactions, the Diversified Group now holds 13,320,485 shares of RCN Common Stock, 3,330,121 shares of CM Common Stock, and 8,880,323 shares of Commonwealth Telephone Enterprises Common Stock. In each case, its ownership represents approximately 48.5% of the company's outstanding common stock.

    The board of directors of C-TEC concluded that the distributions were in the best interests of the shareholders because the distributions will, among other things, (i) permit C-TEC to raise financing to fund the development of the RCN business on more advantageous economic terms than the other alternatives available, (ii) facilitate possible future acquisitions and joint venture investments by RCN and Cable Michigan and possible future offerings by RCN,
(iii) allow the management of each company to focus attention and financial resources on its respective business and permit each company to offer employees incentives that are more directly linked to the performance of its respective business, (iv) facilitate the ability of each company to grow in both size and profitability, and (v) permit investors and the financial markets to better understand and evaluate C-TEC's various businesses.

PKS INFORMATION SERVICES, INC.


    PKSIS is a full service information technology company which provides computer operations outsourcing and systems integration services in the U.S. and abroad. PKSIS offers custom-tailored computer outsourcing services. PKSIS' technology expertise encompasses all computing environments from mainframes to client/server platforms. PKSIS also provides network and systems integration and network management services for various computers platforms. In addition, PKSIS develops, implements and supports applications software. PKSIS' strategy is to focus on assisting its customers in migrating from closed computing and networking environments to TCP/IP network platforms accessed using Web browsers.

    PKSIS provides its outsourcing services to clients that desire to focus their resources on core businesses, rather than expending capital and incurring overhead costs to operate their own computing environment. PKSIS believes that it is able to utilize its expertise and experience, as well as operating efficiencies, to provide its outsourcing customers with levels of service equal to or better than those achievable by the customer itself, while at the same time reducing the customer's cost for such services. This service is particularly useful for those customers moving from older computing platforms to more modern TCP/IP-based client/server networks.

    PKSIS' systems integration services help customers define, develop and implement cost-effective information services. In addition, through its Systems Integration Group, PKSIS develops, implements and supports application software and assists customers in converting source code to modern computing platforms, particularly TCP/IP-enabled networking.

    PKSIS, through its Suite 2000-SM- line of services, provides customers with a multi-phased service for converting programs and application so that date-related information is accurately processed and stored before and after the year 2000. Through the process of converting a customer's legacy software for year 2000 compliance, PKSIS is able to provide further insight and advice to further stream-line and improve the customer's information systems.

    PKSIS has established a software engineering facility at the National Technology Park in Limerick, Ireland, to undertake large scale development projects, system conversions, and code restructuring and software re-engineering. PKSIS has also established relationships with domestic and international partners to provide such activities.

    PKSIS' subsidiary, LexiBridge Corporation of Shelton, Connecticut, provides customers with a combination of workbench tools and methodology which provide a complete strategy for converting mainframe-based application systems to client/server architecture, while ensuring year 2000 compliance. In 1996, 91% of PKSIS' revenue was from external customers and the remainder was from affiliates.

SR91 TOLLROAD

    KDG has invested $12 million for a 65% interest in California Private Transportation Company, L.P. which developed, financed, and currently operates the 91 Express Lanes, a ten mile, four lane tollroad in Orange County, California. The fully automated highway uses an electronic toll collection system and variable pricing to adjust tolls to demand. Capital costs at completion were $130 million, $110 million of which was funded with limited recourse debt. Revenue collected over the 35-year franchise period is used for operating expenses, debt repayment, and profit distributions. The tollroad opened in December 1995 and achieved operating break-even in 1996. Over 80,000 customers have registered to use the tollroad and weekday volumes exceed 26,000 vehicles per weekday.

UNITED INFRASTRUCTURE COMPANY


    UIC is an equal partnership between Kiewit Infrastructure Corp., a wholly owned subsidiary of KDG, and Bechtel Infrastructure Enterprises, Inc. ("BIE"). UIC was formed in 1993 to develop North American infrastructure projects. During 1996, UIC began to focus primarily on water infrastructure projects, principally through U.S. Water, a partnership formed with United Utilities PLC, a U.K. company. U.S. Water has acquired the concession to operate facilities at North Brunswick, New Jersey, and is actively pursuing similar concessions nationwide. KDG has invested $8 million through UIC in U.S. Water. KDG has also invested $3 million through UIC in Airport Group International Inc. to develop airport privatization projects.



    KDG recently reached agreement to sell its one-half interest in UIC to BIE. Consummation of the sale is subject to negotiation and execution of a definitive sales agreement and receipt of appropriate board approvals. It is expected that the financial consequences of such sale would be immaterial to KDG.

KIEWIT MUTUAL FUND

    Kiewit Mutual Fund, a registered investment company, was formed in 1994. Initially formed to manage PKS' internal investments, shares in Kiewit Mutual Fund are now available for purchase by the general public. The Fund's investors currently include individuals and unrelated companies, as well as Kiewit-affiliated joint ventures, pension plans, and subsidiaries. Kiewit Mutual Fund has six series: Money Market Portfolio, Government Money Market Portfolio, Short-Term Government Portfolio, Intermediate-Term Bond Portfolio, Tax-Exempt Portfolio, and the Equity Portfolio. In February 1997, the Fund adopted a master-feeder structure. Each of the Portfolios invests in a corresponding series of the Kiewit Investment Trust, which now manages the underlying securities holdings. The structure will allow smaller mutual funds and institutional investors to pool their assets with Kiewit Investment Trust, providing lower expense ratios for all participants. The registered investment adviser of Kiewit Investment Trust is Kiewit Investment Management Corp., a subsidiary of KDG (60%) and the Construction Group (40%). At the end of 1996, Kiewit Mutual Fund had net assets of $883 million.

OTHER

    In February 1997, KDG purchased an office building in Aurora, Colorado for $21 million. By investing in real estate, KDG defers taxes on a portion of the $40 million of taxable gain otherwise recognizable with respect to the Whitney Benefits litigation settlement in 1995. KDG may make additional real estate investments in 1997 with a view toward deferring the balance of that taxable gain. KDG has also made investments in several development-stage companies, but does not expect earnings from these companies in 1997.

GENERAL INFORMATION

    ENVIRONMENTAL PROTECTION. Compliance with federal, state, and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not and is not expected to have a material effect upon the capital expenditures, earnings, or competitive position of PKS and its subsidiaries.

    EMPLOYEES. As of December 31, 1996, the Diversified Group employed approximately 370 employees.

PROPERTIES

    Properties relating to KDG coal mining segment are described as part of the general business description of the coal mining business. The properties of the energy generation and distribution segment are described as part of the general business description of the CalEnergy and International Energy projects. The properties of the telecommunications segment include those of C-TEC's Commonwealth Telephone Company (switching centers, cables and wires connecting the telephone company to its customers, and other telephone instruments and equipment), C-TEC Cable Systems (head-end, distribution and subscriber equipment), and various office and storage buildings. PKS considers its properties to be adequate for the present and foreseeable requirements of Diversified Holdings.

LEGAL PROCEEDINGS

    GENERAL. PKS and its subsidiaries are parties to many pending legal proceedings. Management believes that any resulting liabilities for legal proceedings, beyond amounts reserved, will not materially affect the financial condition, future results of operations, or future cash flows of Diversified Holdings.

    ENVIRONMENTAL PROCEEDINGS. In a large number of proceedings, PKS, its subsidiaries, or their predecessors are among numerous defendants who may be "potentially responsible parties" liable for the cleanup of hazardous substances deposited in landfills or other sites. Management believes that any resulting liabilities for environmental legal proceedings, beyond amounts reserved, will not materially affect the financial condition, future results of operations, or future cash flows of Diversified Holdings.

                                   APPENDIX C

[Date of Proxy Statement/Joint Prospectus]

The Board of Directors
Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, NE 68131

Dear Gentlemen:

    We have acted as financial advisor to Peter Kiewit Sons', Inc. ("PKS") in connection with the proposed plan of reorganization (the "Reorganization") under which: (i) the Board of Directors of PKS will require, subject to the satisfaction of certain conditions, all holders of its Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share ("Class C Stock"), to exchange (the "Share Exchange") such shares for shares of Common Stock, par value $.01 per share (the "Exchanged Shares"), of PKS Holdings, Inc., a newly formed, direct, wholly owned subsidiary of PKS which will indirectly hold all of the assets and liabilities of the construction business of PKS; and (ii) prior to the Share Exchange, PKS will declare a dividend of eight-tenths of one share of a new class of Class R Convertible Common Stock, par value $.01 per share (the "Class R Common Stock"), with respect to each then-outstanding share of Class C Stock. The Class R Stock will be converted into shares of Class D Diversified Group Convertible Exchangeable Common Stock, par value $.0625 per share ("Class D Stock") according to the terms set forth in the Proxy Statement (as defined below). The eight-tenths of a share of Class R Common Stock will attach to the Exchanged Share which will be exchanged for such share of Class C Stock in the Share Exchange. In that connection, you have requested us to provide you our opinion, from a financial point of view, as to the fairness of the Reorganization to the stockholders of PKS, including both the Class C Stockholders and the Class D Stockholders. The Reorganization is described in detail in the proxy statement/joint prospectus which will be sent to Class C Stockholders and Class D Stockholders in connection with the Reorganization (the "Proxy Statement").

    In arriving at our opinion, we have:

        (i) reviewed the financial terms of the Reorganization as described in the Proxy Statement and the various agreements relating to the Reorganization referred to in the Proxy Statement;

        (ii) analyzed certain historical business and financial information relating to Kiewit Construction Group ("KCG") and Kiewit Diversified Group ("KDG"), including that contained in the Proxy Statement;

        (iii) conducted discussions with members of management of PKS, KCG and KDG with respect to the historical and current businesses and the future prospects of KCG and KDG, the anticipated effects of the Reorganization on the capital structures, cash flows and operations of KCG and KDG

        (iv) reviewed public information as filed with the Securities and Exchange Commission relating to PKS, KCG and KDG, including audited financial statements;

        (v) analyzed the PKS Consent Statement and Prospectus dated November 5, 1991; and

        (vi) conducted such other financial studies, analyses and investigations as we deemed appropriate.

    In connection with our review, we have assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of all information reviewed by us. We have also assumed, based upon the information which had been provided to us and without assuming responsibility for independent verification thereof, that no material undisclosed or contingent liability existed with respect to PKS, KCG, or KDG.

    In addition, we have not made an independent evaluation or appraisal of the assets of KCG or KDG. Further, our opinion is based on economic, market and other conditions existing on the date of this opinion.

    Gleacher NatWest does not make a market, and does not presently intend to make a market, in any of the securities to be issued in the Reorganization. This opinion does not represent our opinion as to the value of the securities of KCG or KDG following the consummation of the Reorganization, or as to the prices at which such securities may trade, when issued in connection with the Reorganization or at any other time.

    We have assumed that the Reorganization will have the tax consequences as described in the Proxy Statement.

    Certain Gleacher NatWest professionals own in aggregate 30,000 shares of Class D Stock.

    We are acting as financial advisor to PKS and will receive a fee for our services.

    Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Reorganization is fair to both Class C Stockholders and Class D Stockholders from a financial point of view. Our conclusions are based solely on information available to us on the date of this letter.

                                          Very truly yours,

                                          GLEACHER NATWEST INC.
                                          By:
              ------------------------------------------------------------------
                                             James Goodwin
                                             Managing Director

                                   APPENDIX D


                   FORM OF RESTATED CERTIFICATE OF INCORPORATION
                             OF PKS HOLDINGS, INC.


    PKS Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the Corporation is PKS Holdings, Inc. The original Certificate of Incorporation of PKS Holdings, Inc. was filed with the Secretary
of State of Delaware on August       , 1997.

    2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly authorized and adopted and restates and amends the provisions of the Certificate of Incorporation of this Corporation.

    3. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                 ARTICLE FIRST

                                      NAME


    The name of the Corporation (which is hereinafter referred to as the "Corporation"), is: PKS Holdings, Inc.


                                 ARTICLE SECOND

                      DELAWARE OFFICE AND REGISTERED AGENT

    The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent therein is The Corporation Trust Company, and the address of said registered agent is 1209 Orange Street in said City, County and State.

                                 ARTICLE THIRD

                                    PURPOSES

    The nature of the business or purposes to be conducted or promoted is:

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

                                 CAPITAL STOCK

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,250,000 shares; of which 250,000 shares shall be Preferred Stock, with no par value per share, and of which 125,000,000 shares shall be Common Stock, with a par value of $0.01 per share (the "Common Stock").

    A description of the different classes of stock and a statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions of each of said classes of stock are as follows:

I. PREFERRED STOCK

    Subject to the limitations prescribed by Delaware law and this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such powers, designations, preferences and relative, participating, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock;

provided, however, that no series of the Preferred Stock shall have any voting rights or be convertible into shares of stock having any voting rights.

II. COMMON STOCK

    (A) Dividends. After any dividend has been declared and set aside for payment or paid on any series of Preferred Stock having a preference over the Common Stock with respect to the payment of dividends, the holders of the Common Stock shall be entitled to receive out of the funds legally available therefor, when, as and if declared by the Board of Directors. The payment of dividends on the Common Stock shall be at the sole discretion of the Board of Directors.

    (B) Liquidation. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of any series of Preferred Stock having a preference over the Common Stock with respect to distributions upon liquidation the full amount to which they are entitled, the remaining assets available for distribution to the Corporation's stockholders shall be distributed to the Common stockholders pro rata on the basis of the numbers of Common shares held by such stockholders.

III. VOTING RIGHTS AND CHANGES IN CAPITAL STRUCTURE

    (A) Voting Rights. Except as may otherwise be provided by statute, the holders of the Common Stock shall exclusively possess voting power for the election of directors and for other purposes, the holders of record of each share being entitled to one vote for each share, and the holders of the Preferred Stock shall have no voting rights nor shall they be entitled to notice of meetings of stockholders.


    (B) Changes in Capital Structure. The Corporation reserves the right to create new classes of stock, to eliminate classes of stock, to increase or decrease the amount of authorized stock of any class or classes, and to otherwise change the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of any class or classes of stock by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.



    (C) Ten shares of the Common Stock are hereby designated as Common Stock, Non-Redeemable Series. The rights, powers, preferences, privileges and limitations of Common Stock, Non-Redeemable Series shall be identical to those of all other shares of Common Stock, except as described in ARTICLE SIXTH hereof.


                                 ARTICLE FIFTH

                             DIRECTORS AND OFFICERS

    (A)(1) Number, Quorum, Required Votes. The number of directors of the Corporation which shall constitute the whole Board of Directors shall at all times be not less than ten (10) nor more than fifteen (15). Subject to such minimum and maximum limitations, the number of directors shall be fixed by, or in the manner provided in, the by-laws. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless this Certificate of Incorporation shall specifically require a vote of a greater number, the affirmative vote of a majority of the whole Board of Directors shall be required to constitute the act of the Board of Directors.

    (2) Qualifications of Directors.

    (a) No more than three (3) directors may be non-inside directors, and the balance must be inside directors, as defined in this subparagraph (A)(2).

    (b) An "inside director" is a director who is either a current inside director or a former inside director, as each of such terms is defined in this subparagraph (A)(2).

    (c) A "current inside director" is a director who (i) is a current Common stockholder of the Corporation; (ii) is currently an officer of either (A) the Corporation or (B) a Subsidiary which is engaged primarily in the construction, mining or materials businesses; and (iii) was continuously employed by the Corporation, its predecessor, former parent corporation or such a Subsidiary for at least eight (8) years before becoming a director.

    (d) If a current inside director ceases to be a current inside director, such director may continue to serve as a director so long as there is a sufficient number of other inside directors so that the limitation on non-inside directors required by subparagraph (A)(2)(a) is satisfied. However, if as a result of the change in such director's status such non-inside director limitation would be exceeded, then such director shall automatically be deemed to have resigned as and shall cease to be a director. The remaining directors shall thereupon act promptly to fill the vacancy created by such resignation. Such a vacancy may be filled with a former inside director, as defined in subparagraph (A)(2)(e) below. If the director whose resignation created such vacancy qualifies as a former inside director pursuant to subparagraph
(A)(2)(e), such director may be appointed to fill such vacancy.

    (e) A "former inside director" is a person who: (i) was at one time a current inside director; (ii) served as an inside director for at least eight
(8) years; and (iii) is declared to be a former inside director by a majority vote of the directors holding office at the time of such declaration.

    (3) Nomination Procedures. The incumbent directors shall nominate a slate of directors for election at each annual meeting of the stockholders of the Corporation. In nominating such election slates, the directors shall give due consideration to selecting nominees from each of the principal business segments represented by the activities of the Corporation and its Subsidiaries.

    (B) Cumulative Voting. At any election for directors every holder of Common Stock entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

    (C) Officers. The Corporation shall have such officers as the by-laws may provide, except, however, that the Corporation shall have an officer or officers who shall be empowered to sign instruments and stock certificates of the Corporation and shall have an officer who shall have the duty to record the proceedings of stockholders' meetings and meetings of the Board of Directors. Officers shall be chosen in such manner and shall hold their offices for such terms as the by-laws may prescribe or as shall be determined by the Board of Directors.

                                 ARTICLE SIXTH

                      POWERS OF THE CORPORATION AND OF THE

                           DIRECTORS AND STOCKHOLDERS

    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation, its directors and stockholders:

    (A) Indemnification.

    (1) Fullest Extent Permitted by Law. The Corporation shall indemnify each person who is or was a director, officer or Employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under subsections 145(a), (b), (c) and (e) of the Delaware General Corporation Law or any successor statute.

    (2) Non-Exclusivity of Rights. The indemnification provided by this paragraph (A) of ARTICLE SIXTH shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, Employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (3) Repeal or Modification. Any repeal or modification of paragraph (A) of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or Employee of the Corporation existing at the time of such repeal or modification.

    (B) Powers of Board. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    (1) By-Laws. To make, alter and repeal the by-laws of the Corporation by affirmative vote of two-thirds of the whole Board of Directors;

    (2) Mortgages, Liens, and Pledges. To authorize and cause to be executed mortgages and liens on the real and personal property and pledges of personal property of the Corporation without the assent or vote of the stockholders;

    (3) Payments. In its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation;

    (4) Determination of Amount Constituting Capital. To fix and determine from time to time what part of the consideration received by the Corporation on any issue of stock without par value shall constitute capital;

    (5) Bonds, Debentures, and Other Obligations. Without the assent or vote of the stockholders, to issue bonds, debentures, or other obligations of the Corporation from time to time, without limit as to amount, for any of the objects or purposes of the Corporation and if desired, to secure the same or any part thereof by mortgage, pledge, deed of trust or otherwise on any part or all of its property and to cause the Corporation to guarantee bonds, debentures, notes, indebtedness or other obligations of persons, firms and/or other corporations;

    (6) Convertible Obligations. To create and issue obligations of the Corporation that shall confer upon the holders or owners thereof the right to convert the same into shares of stock of the Corporation, and to fix the rate at which such obligations may be so converted and the period or periods of time during which any such right of conversion shall exist, and any shares of stock issued upon the conversion of any such obligations shall be conclusively deemed to be fully paid stock and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payment in respect thereof;

    (7) Performance-Based Obligations. To create and issue obligations of the Corporation that shall confer upon the holders or owners thereof the right to receive interests based in whole or in part upon the financial performance of the Corporation or any part, division or subsidiary thereof, and to fix the term, conditions for sale and repurchase, applicable performance standards, interest rate and such other conditions, rights and restrictions for such obligations as it shall determine;

    (8) Inspections by Stockholders. To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as expressly conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or by resolution of the Common stockholders;

    (9) Committees. By resolution or resolutions, passed by an affirmative vote of two-thirds of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in the by-laws of the Corporation, shall, to the extent permitted by Delaware Corporation Law, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers to amend the by-laws, to declare dividends and to act contrary to any action previously undertaken by the Board of Directors, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, said committee or committees to have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

    (10) Additional Powers. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

    (C) Limitations on Powers of Board. In limitation of those powers conferred by statute regarding the matters described in this paragraph (C), the Board of Directors is authorized to act as follows:

    (1) Substantial Acquisitions. To acquire for the Corporation any property, rights or privileges at such price and for such consideration and generally upon such terms and conditions as it thinks fit; provided, however, an affirmative vote of two-thirds of the whole Board of Directors shall be required for the Corporation to make a substantial acquisition not in the primary, ordinary and regular course of its business activities; and provided further that for the purposes of this subparagraph (1) "substantial acquisition" shall mean an acquisition (or a series of acquisitions which, in light of the period of time over which they are effected and the intentions of the Board of Directors in making them, should be characterized for the purposes of this subparagraph (1) as a single acquisition) with a price (excluding the amount of any assumed obligation and any amount paid out of the proceeds of a loan under the terms of either of which the lender has recourse only against the asset or assets being acquired) in excess of ten (10%) percent of the total stockholders' equity of the Corporation, determined on a consolidated basis as of the fiscal year end immediately preceding such acquisition;

    (2) Substantial Dispositions. To dispose of for the Corporation any property, rights or privileges at such price and for such consideration and generally upon such terms and conditions as it thinks fit; provided, however, an affirmative vote of two-thirds of the whole Board of Directors shall be required for the Corporation to make a substantial disposition not in the primary, ordinary and regular course of its business activities; and provided that for the purpose of this subparagraph (2) "substantial disposition" shall mean a disposition (or a series of dispositions which, in light of the period of time over which they are effected and the intentions of the Board of Directors in making them, should be characterized for the purposes of this subparagraph (2) as a single disposition) with a price in excess of ten (10%) percent of the total stockholders' equity of the Corporation, determined on a consolidated basis as of the fiscal year end immediately preceding such disposition; provided further, however, such sale or disposition shall not constitute a sale or disposition of all or substantially all of the Corporation's property and assets, the approval for which is hereinafter provided;

    (3) Sale of All or Substantially All Assets. To sell, lease or exchange all or substantially all of the Corporation's property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as said Board of Directors shall deem expedient and in the best interests of the Corporation, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

    (4) Offers of Common Stock to Non-Employees. To offer to sell the Common Stock of the Corporation to persons other than Employees of the Corporation, in any manner, including but not limited to a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

    (5) Change In Stock Price Formula. To change the formula for determining the Formula Value or the Common Share Price, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

    (6) Mergers and Consolidations. To merge or consolidate the Corporation with a corporation other than a Subsidiary, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding; and

    (7) Dissolution. To dissolve the Corporation, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.

    (D) Stock Ownership and Transfer Restrictions. The following restrictions on the ownership and transfer of the Common Stock of the Corporation are hereby imposed:


    (1) Ownership Restrictions. All shares of Common Stock sold by the Corporation (other than shares of Common Stock, Non-Redeemable Series) shall be subject to a repurchase agreement, the terms of which shall be determined by the Board of Directors. With the prior approval of the Board of Directors and subject to paragraph (D)(3), Employees, fiduciaries for the benefit of the Employee's spouse and/or children, corporations one hundred (100%) percent owned by Employees or Employees and their spouse and/or children, and fiduciaries for the benefit of such corporations, charities and fiduciaries for charities designated by any such persons shall be eligible to own Common Stock of the Corporation.


    (2) Transfers to Charitable Organizations. The holders of the Common Stock may transfer such stock to tax-exempt charitable organizations approved as such by the Internal Revenue Service; provided, that any such transfer shall be subject to a repurchase agreement which provides, in part, that said charitable owners shall agree not to transfer, assign, pledge, hypothecate, or otherwise dispose of such stock except in a sale to the Corporation, and said charitable owners shall at any time upon five (5) days' written notice and demand by the Corporation sell such stock to the Corporation. The Corporation shall be obligated to accept any offer made by the charitable owners to sell such stock to the Corporation. The purchase price for the Common Stock shall be the Share Price. Payment of the purchase price shall be made by the Corporation within sixty (60) days of its acquiring of any such stock, without interest.

    (3) Transfer Restrictions On Common Stock.

    (a) Sales to Corporation. The holders of Common Stock shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of such stock except in a sale to the Corporation or in a transfer to an authorized transferee approved by the Board of Directors pursuant to subparagraph (D)(1) above or a transfer in accordance with subparagraph (D)(2) above. Holders of Common Stock may, at any time on or prior to the 15th day of any calendar month, offer to sell part or all of their Common Stock to the Corporation by delivering the certificate or certificates representing such stock to the Corporation along with a written notice offering such stock to the Corporation. Such offer must be accepted by the Corporation, and payment shall be made for such stock within sixty (60) days after the receipt of such stock and such written notice by the Corporation, without interest. The rights of redemption provided for in this subparagraph (D)(3)(a), and each other right of redemption of Common Stock provided for in this Certificate of Incorporation, shall be subject to the requirement that no shares of any class shall be redeemed, either at the option of the holder thereof or of the Corporation, unless after giving effect to such redemption there remain outstanding at least 1,000 shares of stock of the Corporation having full voting power.

    (b) Termination. Upon the termination of the employment of any Employee with the Corporation for any reason other than death, the Employee or his authorized transferee shall sell and deliver the Common Stock held by such Employee or his authorized transferee to the Corporation within ten (10) days after the date of a written notice from the Corporation to sell and deliver such stock (a "Repurchase Notice"). The Corporation shall give such Repurchase Notice within the period commencing on the day of termination and ending on the 90th day after such termination. Payment for such stock shall be made within sixty (60) days after the date of such Repurchase Notice, without interest.

    (c) Death. Upon the death of any Employee, the estate, successor or personal representative of such Employee or the authorized transferee of such Employee shall sell and deliver the Common Stock previously held by such Employee or held by his authorized transferee to the Corporation within ten (10) days after the date of a written notice from the Corporation to sell and deliver such stock. The Corporation shall give the notice to sell and deliver within the period commencing on the day of death of such Employee and ending on the 180th day after said death. Payment for such stock shall be made within sixty (60) days after the date of said notice, without interest. Upon the death of an Employee holding stock of the Corporation on the day of his death, the Employee's estate, successor or personal representative and any authorized transferee of such deceased Employee shall have the option to defer the purchase by the Corporation of its Common Stock to a date or dates later than that provided for in this subparagraph (D)(3) but prior to the January 10th next succeeding the fiscal year during which the Employee's death occurred.

    (d) Ownership of Excessive Amount. Upon a determination by the Board of Directors that the amount of Common Stock held by an Employee and/or his authorized transferee is excessive in view of the Corporation's policy that the level of an Employee's stock ownership should reflect certain factors, including but not limited to (i) the relative contribution of that Employee to the economic performance of the Corporation, (ii) the effort being put forth by such Employee, and/or (iii) the level of responsibility of such Employee, the Corporation shall have the option to purchase from such Employee and/or his authorized transferee an amount of Common Stock sufficient to decrease the amount of such stock owned by such Employee or his authorized transferee to an amount that the Board of Directors, in its sole discretion, believes is appropriate. In the event that the Corporation elects to exercise this option, it shall give the Employee and/or his authorized transferee written notice to that effect and the Employee and/or his authorized transferee shall sell and deliver the amount of stock specified in such notice to the Corporation within ten (10) days after the date of the notice, with payment to be made for such stock within sixty (60) days after the date of said notice, without interest.

    (e) Pledges. Notwithstanding anything contained in this subparagraph (D)(3) to the contrary, an Employee may pledge Common Stock for loans in connection with the ownership of the Corporation's stock.

    (f) Authorized Transferee. For purposes of this subparagraph (D)(3), the term "authorized transferee" shall mean any stockholder permitted to own stock of the Corporation pursuant to paragraph (D)(1) above.

    (g) Failures to Meet Time Limits. No failure by the Corporation, a stockholder, an authorized transferee, or the estate, successor, or personal representative of a stockholder to take any action within any time period prescribed by this subparagraph (D)(3) shall render the Common Stock of the Corporation transferable other than in conformance with the provisions of this subparagraph (D)(3) or preclude the Corporation from exercising its right to purchase any such stock.

    (4) Stock Price. The Corporation shall purchase or sell any share of Common Stock for a price equal to the Common Share Price. The consideration paid for such Common Stock shall be in cash or such other form as mutually agreed upon by the Corporation and the Common stockholder.

    (5) Limitations On Amount of Ownership. No more than ten (10%) percent of the shares of the Common Stock issued and outstanding shall at any time be owned of record, or voted, by or for the account of any one Employee as hereinbefore described. For purposes of calculation of said ten (10%) percent limitations Common Stock of the Corporation owned by an Employee's spouse, children, grandchildren, parents, grandparents and spouses of such persons (collectively, an Employee's "family members"), fiduciaries for the benefit of an Employee or his family members, fiduciaries for charities designated by an Employee or his family members, and any entity which an Employee or his family members have created or control, directly or indirectly, or in which an Employee or his family members have a beneficial or reversionary interest, shall be counted as being owned by the Employee. All calculations regarding the ten (10%) percent limitation (including both the numerator and denominator of the calculations) shall be on a fully diluted basis (i.e., all stock that in the future will be issued upon the conversion of any then-issued and outstanding Convertible Debentures of the Corporation shall be included in the calculations). The ten (10%) percent limitations shall be calculated as of the 1st day of January of each year, and any stockholder who owns more Common Stock than the ten (10%) percent limitation permits shall be so notified by the Corporation and shall, at the stockholder's option, be permitted to hold the excess stock until the next succeeding January 1, and on or before said January 1, the stockholder shall take the action described in subparagraph (D)(6) below .

    (6) Sales of Excess Stock. In the event that any stockholder through his own action or the action of others becomes an owner of more than ten (10%) percent, as defined in subparagraph (D)(5) above, of the Common Stock, he shall offer to the Corporation, and the Corporation shall purchase within sixty (60) days of such offer, at the price defined in subparagraph (D)(4) above, such amount of his stock that is in excess of said ten (10%) percent limitation. In the event that a stockholder shall fail to offer such stock to the Corporation within the period described in subparagraph (D)(5) above, the Corporation shall, within sixty (60) days following the end of such period, purchase such excess stock holdings.

    (7) Termination of Certain Owners. Any stockholder-Employee of the Corporation who owns two (2%) percent or more of the Common Stock issued and outstanding shall not be terminated from employment of the Corporation except by an affirmative vote of two-thirds of the whole Board of Directors. The Board of Directors shall have the right to reduce said two (2%) percent requirement in the by-laws of the Corporation to a lower percentage requirement by an affirmative vote of two-thirds of the whole Board of Directors. For purposes of calculation of this percentage requirement, the attribution rules specified in paragraph (D)(5) above regarding the ten (10%) percent limitation on ownership shall apply.

    (8) Suspension of Repurchase Duties. Notwithstanding anything in this ARTICLE SIXTH to the contrary, in the event that the Board of Directors determines that the Formula Value to be determined at the end of the fiscal year during which such determination is made is likely to be less than (i) the Formula Value determined at the end of the prior fiscal year less (ii) the aggregate amount of dividends declared on the Common Stock since the end of the prior fiscal year, the Board may suspend the Corporation's duty to repurchase shares of Common Stock in accordance with this paragraph (D)(8). Any such suspension shall not extend for a period longer than three hundred sixty-five
(365) days from the date of the Board's declaration of suspension. During any such suspension period, the Corporation shall not repurchase any shares of Common Stock tendered or required to be tendered for repurchase pursuant to the second sentence of subparagraph (D)(3)(a). During any such suspension period, the Corporation shall continue to repurchase Common Stock tendered to the Corporation pursuant to any other provision of this Certificate of Incorporation, but (a) payment for such repurchases shall not be required until sixty (60) days after the end of the suspension period, (b) such payment shall be made without interest, and (c) the repurchase price shall be the Common Share Price determined as of (i) the end of the prior fiscal year, in the case of a suspension period that ends before July 1 of the fiscal year, (provided that such computation of the Share Price shall be reduced by the amount of dividends per share declared on the Common Stock since the end of the prior fiscal year), or (ii) in the case of a suspension period that ends after June 30 of a fiscal year, the end of the fiscal year during which the suspension period ends.


    (9) Notwithstanding any other provision hereof with respect to the Common Stock, in no event shall (i) any holder of Common Stock, Non-Redeemable Series have any right to require the Corporation to repurchase such holder's shares of Common Stock, Non-Redeemable Series or be required to offer such shares to the Corporation for repurchase; or (ii) Common Stock, Non-Redeemable Series be subject to any redemption.


    (E) Payments Where Stock Price Not Yet Computed. If the price at which the Corporation is to purchase stock pursuant to any provision in this Certificate of Incorporation has not been computed within the time period prescribed for payment for such stock because the preparation of the audited Consolidated Financial Statements of the Corporation and Consolidated Subsidiaries has not yet been completed, the Corporation shall, within the time period prescribed for payment for such stock, make an initial payment in an amount equal to the price that would have been paid for such stock if it had been purchased by the Corporation during the next preceding fiscal year. The balance shall be paid within ten (10) days after the date on which the price at which the Corporation is to purchase such stock has been computed. In the event that the price at which the Corporation is to purchase such stock is less than the amount paid by the Corporation, in the "initial payment" provided for in this paragraph (E), the Corporation shall be entitled to recover the difference between the two amounts. Such difference shall be paid by the person or entity to whom the Corporation made the "initial payment" within ten (10) days of the date of a written notice from the Corporation to pay such amount, without interest.

    (F) Ratification By Stockholders. Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.

    (G) Meetings, Offices, and Books Outside State of Delaware. The stockholders and the Board of Directors may hold their meetings and the Corporation may have one or more offices outside of the State of Delaware, and subject to the provisions of the laws of said state, may keep the books of the Corporation outside of said state and at such places as may be from time to time designated by the Board of Directors.

    (H) Removal of Directors. At any meeting of the holders of the Common Stock called for the purpose, any one or more of the directors may, by a majority vote of the holders of the Common Stock at the time, be removed from office, with or without cause, and another director or other directors be elected by such majority vote of said holders of the Common Stock in the place or places of the person or persons so removed, to serve for the remainder of his or their term or terms, as the case may be; provided, however, that if less than all the directors are to be removed, no individual director shall be removed without cause when the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an annual election of all the directors.

    (I) By-Law Provisions for Conduct of Business. The Corporation may in its by-laws make any other provisions or requirements for the conduct of the business of the Corporation, provided the same be not inconsistent with the provisions of this Certificate of Incorporation, or contrary to the laws of the State of Delaware. The by-laws may be amended by affirmative vote of two-thirds of the whole Board of Directors or by affirmative vote of the holders of two-thirds of the Common Stock issued and outstanding

    (J) Requirements of Votes Greater Than Required By-Law. Whenever this Certificate of Incorporation contains provisions requiring for any corporate action the vote of a larger portion of the stock or a larger portion of the directors than is required by the General Corporation Law of the State of Delaware, the provisions of this Certificate of Incorporation shall govern and control.

    (K) Amendments of Certificate. Subject to any limitations herein contained, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or in any amendment thereto by an affirmative vote of the holders of two-thirds of the Common Stock issued and outstanding,, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto, are granted subject to this reservation; provided, however, that the provisions of this Certificate of Incorporation requiring for action by the stockholders a vote greater than such two-thirds vote shall not be amended except by such greater vote; and provided further that this Paragraph (K) shall not be amended except by an affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.

                                ARTICLE SEVENTH

                            LIMITATION OF LIABILITY

    A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this ARTICLE SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE EIGHTH

                                  DEFINITIONS

    As used in this Certificate of Incorporation, the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

    "Formula Value" means the sum of:


    (a) the total stockholders' equity as shown on the consolidated balance sheet contained in the Consolidated Financial Statements of the Corporation and Consolidated Subsidiaries, prepared in conformity with generally accepted accounting principles applied on a consistent basis for the Corporation and its consolidated Subsidiaries as of the fiscal year end immediately preceding the date of determination (the "prior year end") and audited and certified by an independent firm of certified public accountants selected and engaged by the Board of Directors; minus


    (b) the sum of: (i) the book value of Property, Plant and Equipment as of the prior year end; plus (ii) the total stockholders' equity attributable to any issued and outstanding Preferred Stock, as reflected on the consolidated balance sheet, plus the amount of any accrued, accumulated and undeclared dividends thereon, all as of the date of determination.

    "Common Share Price" with respect to any share of Common Stock, means the amount determined by dividing:

    (a) the sum of (i) the Formula Value plus (ii) the face amount of any outstanding Convertible Debentures convertible into Common Stock , determined as of the fiscal year end immediately preceding the date of determination (the "prior year end"); by

    (b) the sum of (i) the total number of issued and outstanding shares of Common Stock, plus (ii) the total number of shares of Common Stock reserved for the conversion of outstanding Convertible Debentures convertible into Class C Stock, in each case determined as of the prior year end;

and deducting from the quotient (rounded to the nearest $0.05) the amount of any dividends per share declared on Common Stock subsequent to the prior year end.

    "Convertible Debenture" means any debenture or other instrument evidencing indebtedness of the Corporation convertible at any time into shares of the Common Stock.


    "Employee" means an individual employed (i) by the Corporation, any Subsidiary or Twenty Percent Subsidiary or any joint venture in which the Corporation and/or any Subsidiary or Twenty Percent Subsidiary has a twenty percent or more interest or (ii) Kiewit Coal Properties, Inc. or any subsidiary thereof or any joint venture in which Kiewit Coal Properties, Inc. or any such subsidiary has a twenty percent or more interest. An Employee shall also include any person serving on the Board of Directors of the Corporation or of any Subsidiary; provided, however, that such person shall have previously owned stock of Peter Kiewit Sons', Inc. or the Corporation as an employee; and, provided further, that such person shall not be eligible to purchase additional stock of the Corporation.


    "Property, Plant and Equipment" means those assets included within such classification as reflected on the consolidated balance sheets contained as a part of the Consolidated Financial Statements of the Corporation and Consolidated Subsidiaries, that are utilized in or associated with the Corporation's ordinary and regular course of construction activities.

    "Subsidiary" means a corporation, partnership or other entity with respect to which the Corporation holds, directly or indirectly, at least a majority of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such entity has outstanding more than one class of capital stock or other equity interests.

    "Twenty Percent Subsidiary" means a corporation, partnership, or other entity with respect to which the Corporation owns, directly or indirectly, twenty percent or more of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such corporation, partnership or other entity has outstanding more than one class of capital stock or other equity interests.

    IN WITNESS WHEREOF, PKS Holdings, Inc. has caused this Restated Certificate of Incorporation, to be signed and attested by its duly authorized officers as
of the   day of           , 1997.

                                          PKS HOLDINGS, INC.

                                          By:
--------------------------------------------------------------------------------

                                             Kenneth E. Stinson, President

ATTEST:

By:
--------------------------------------

   Thomas C. Stortz, Secretary

                                  APPENDIX E-I
                        FORM OF CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PETER KIEWIT SONS', INC.

    Peter Kiewit Sons', Inc. (the "Corporation"), a corporation organized under the laws of the State of Delaware, hereby certifies that the following amendments to the Corporation's Restated Certificate of Incorporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

    FIRST: ARTICLE FOURTH of the Corporation's Restated Certificate of Incorporation is amended by deleting the first three paragraphs thereof, and replacing them with the following:

                                 CAPITAL STOCK

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 641,750,000 shares; of which 250,000 shares shall be Preferred Stock, with no par value per share; of which 8,000,000 shares shall be Class B Construction & Mining Group Nonvoting Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share (the "Class B Stock"); of which 125,000,000 shares shall be Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share (the "Class C Stock"); of which 500,000,000 shares shall be Class D Diversified Group Convertible Exchangeable Common Stock, par value $0.0625 per share, issuable in two series (the "Class D Stock"); and of which 8,500,000 shares shall be Class R Convertible Common Stock, par value $0.01 per share (the "Class R Stock").


        Ten shares of the authorized but unissued shares of Class D Stock as of the date of the filing of this Certificate of Amendment of the Corporation's Restated Certificate of Incorporation are hereby designated as Class D Stock, Non-Redeemable Series. The rights, powers, preferences, privileges, qualifications and limitations of Class D Stock, Non-Redeemable Series shall be identical to those of all other shares of Class D Stock, except as described in ARTICLE NINTH hereof.



        Shares of Class R Stock shall have such rights, powers, preferences, privileges, qualifications and limitations as are set forth in ARTICLE TENTH hereof, and all of the rights, powers, preferences, privileges, qualifications and limitations of the other classes of capital stock of the Corporation shall be subject to such rights, powers, preferences, privileges, qualifications and limitations of the Class R Stock.


        Certain terms used herein, each of which is capitalized, are defined in ARTICLE EIGHTH.

        A description of certain of the different classes of stock and a statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions of each of said classes of stock are as follows:


    SECOND: ARTICLE FOURTH of the Corporation's Restated Certificate of Incorporation is amended by deleting Subparagraph (III)(D)(1)(c) thereof in its entirety.



    THIRD: ARTICLE EIGHTH of the Corporation's Restated Certificate of Incorporation is amended by deleting the definition of "Effective Time" in its entirety.



    FOURTH: The Corporation's Restated Certificate of Incorporation is amended to insert a new ARTICLE NINTH to read as follows:

                                 ARTICLE NINTH
                            SERIES OF CLASS D STOCK


        Notwithstanding any other provision hereof (i) with respect to the Class D Stock, other than the next paragraph of this ARTICLE NINTH, in no event shall (a) any holder of Class D Stock, Non-Redeemable Series have any right to require the Corporation to repurchase such holder's shares of Class D Stock, Non-Redeemable Series; (b) Class D Stock, Non-Redeemable Series be convertible into Class C Stock; (c) Class D Stock, Non-Redeemable Series be subject to exchange for Class C Stock by the Corporation; or (d) Class D Stock, Non-Redeemable Series be subject to any redemption, and (ii) holders of Class D Stock, Non-Redeemable Series shall be entitled to vote with, and on the same terms as, holders of Class C Stock in the election and removal of Class C Directors.



        In the event that the Class D Stock is Publicly Traded, (i) each share of Class D Stock, Non-Redeemable Series shall automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of any share of Class D Stock, Non-Redeemable Series, be converted into a share of Class D Stock which is not Class D Stock, Non-Redeemable Series, and the rights, powers, preferences, privileges, qualifications and limitations of such shares so converted shall be identical to those of all other shares of Class D Stock in all respects and (ii) Class D Stock, Non-Redeemable Series shall no longer be designated as a separate series of Class D Stock.



    FIFTH: The Corporation's Restated Certificate of Incorporation is amended to insert a new ARTICLE TENTH to read as follows:


                                 ARTICLE TENTH
                                 CLASS R STOCK

    A. Certain Definitions.


        "Appraised Value" shall have the meaning given to it in paragraph E.3.


        "Attached Class R Stock" shall mean Class R Stock which is attached to Construction Stock pursuant to the terms hereof.


        "Attached Transfer" shall mean the simultaneous transfer to the same transferee of a share of Class R Stock (or fraction thereof) and the share of Construction Stock to which such share of Class R Stock (or fraction thereof) is attached; provided that such transfer of such share of Construction Stock is permitted by the Certificate of Incorporation of the Corporation or PKS Holdings, as applicable.


        "Base Conversion Value" shall mean $25.00.

        "Base Price" shall mean $82.00 per share, subject to adjustment as provided in paragraph F. hereof.


        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Corporation's transfer agent maintains its principle office or a place of payment are authorized by law, regulation or executive order to remain closed.


        "Change of Control" shall mean the occurrence of any of the following:
    (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation)

                                     E-I-2
    the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the total outstanding voting power of the Corporation or the surviving corporation of any such merger or consolidation (if other than the Corporation); (iv) the first day on which a majority of the members of the board of directors of the Corporation are not Continuing Directors; or (v) the adoption by the Board of Directors of the Corporation of a plan for the distribution of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to stockholders of the Corporation; PROVIDED, HOWEVER, that the Class C Exchange shall not be considered a Change of Control.


        "Class C Exchange" shall mean the exchange by the Corporation, pursuant to the Separation Agreement, of one share of PKS Holdings Stock for each outstanding share of Class C Stock.


        "Construction Stock" shall mean (i) prior to the Class C Exchange, Class C Stock, and (ii) after the Class C Exchange, PKS Holdings Stock and any other capital stock to which Class R Stock may be attached as provided in paragraph B.3 hereof.



        "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors immediately following the consummation of the Class C Exchange or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.



        "Conversion Condition" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the occurrence of the earliest of: (i) the repurchase or redemption by the Corporation or PKS Holdings of the share of Construction Stock to which it is attached; (ii) the exchange of the share of Construction Stock to which it is attached into another class of stock or securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; (iii) April 15, 2006; and (iv) a Change of Control of the Corporation; PROVIDED, HOWEVER, that the Conversion Condition shall not be deemed to have occurred as a result of the Class C Exchange.


        "Conversion Ratio" shall have the meaning given to it in paragraph E.


        "Conversion Ratio Certificate" shall mean either a Private Conversion Ratio Certificate or a Public Conversion Ratio Certificate, each having the meaning given to it in paragraph E. hereof.



        "Conversion Value" shall mean, as of any given date, the Conversion Value set forth in the most recent Conversion Ratio Certificate delivered pursuant to paragraph E. hereof on or prior to such date, subject to any adjustment required by paragraph F. hereof. The Conversion Value set forth in any such Conversion Ratio Certificate shall be equal to: (i) in the event that the Trading Price is greater than or equal to the Base Price, the Base Conversion Value; (ii) in the event that the Trading Price is less than the Base Price, an amount equal to (a) the Base Conversion Value minus (b) an amount equal to (x) the Excess Amount Factor, multiplied by (y) the amount by which the Base Price exceeds the Trading Price; PROVIDED, HOWEVER, that in no event shall the Conversion Value be less than the Minimum Value.



        "Convertible Security" shall mean any right or warrant to subscribe for or to purchase, or any option for the purchase of, shares of Class D Stock or any stock, or other securities convertible into or exchangeable for shares of Class D Stock PROVIDED, HOWEVER, that Class R Stock shall not be a Convertible Security.



        "Current Trading Value" of any Publicly Traded security on a given date shall mean the arithmetic mean of the daily Mean Reported Prices of such security for each Business Day during the period commencing on and including the fourteenth Business Day preceding such date and ending on and including such date.


                                     E-I-3

        "Excess Amount Factor" shall mean 1.0, subject to adjustment as provided in paragraph F. hereof.

        "Exchange Act" shall mean the Securities Exchange Act of 1934.


        "Extraordinary Dividend" shall mean any dividend, or portion thereof, on the Class D Stock (i) paid in property other than (a) cash, (b) shares of Class D Stock or in a subdivision of the outstanding shares of Class D Stock (by reclassification or otherwise), or (c) pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors of the Corporation; or (ii) paid in cash, to the extent that such dividend, together with all cash dividends paid on the Class D Stock during the twelve month period ending on date of payment of such dividend exceeds, on a per share basis, 10% of the Trading Price of the Class D Stock as of the record date of such dividend; PROVIDED, HOWEVER, that in no event shall such excess be greater than the amount of such dividend.


        "Fixed Conversion Value" shall mean $25.00, as adjusted pursuant to paragraph F. hereof.

        "Fixed Terms" shall mean each of the Fixed Conversion Value and the Base Price, each as adjusted pursuant to paragraph F. hereof.


        "Initial Issuance Date" shall mean the date of issuance of the first share of Class R Stock (or fraction thereof) to be issued.



        "Inverse Fixed Terms" shall mean each of the Excess Amount Factor and the Minimum Conversion Liquidation Ratio, each as adjusted pursuant to paragraph F. hereof.


        "Investment Bank" shall mean any investment bank of national reputation selected by the Board of Directors of the Corporation.


        "Liquidation Ratio" shall mean, as of any date, a fraction, the numerator of which is the product of (i) the number of shares of Class R Stock outstanding as of such date and (ii) the Conversion Ratio, and the denominator of which is sum of (a) the number of shares of Class D Stock outstanding as of such date and (b) the numerator of such fraction; PROVIDED, HOWEVER, that in no event shall the Conversion Ratio used to calculate such Liquidation Ratio be less than the Minimum Conversion Liquidation Ratio.


        "Mandatory Conversion Date" shall mean April 15, 2010.


        "Mandatory Redemption Date" shall mean October 15, 1998, or such later date as shall be determined by resolution of the Board of Directors, a copy of which shall be made available to any stockholder of the Corporation upon request thereby.



        "Mean Reported Price" shall mean on a given day with respect to any Publicly Traded security, the arithmetic mean between the highest reported sales price and the lowest reported sales price, in each case regular way, for such security, as reported on the Composite Quotation System, or, if such security is not reported on the Composite Quotation System, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any national securities exchange, reported by the Nasdaq National Market or Nasdaq SmallCap Market, as appropriate, or a similar organization if Nasdaq is no longer reporting such information.



        "Minimum Conversion Liquidation Ratio" shall mean 0.25, as adjusted pursuant to paragraph F. hereof.


        "Minimum Value" shall mean $15.00.

                                     E-I-4

        "Permitted Transfer" shall mean any transfer of Class R Stock to the Corporation or any designee of the Corporation, including the Mandatory Redemption, a Forced Conversion or the Mandatory Conversion.


        "PKS Holdings" shall mean PKS Holdings, Inc., together with its successors and assigns.

        "PKS Holdings Stock" shall mean common stock, par value $.01 per share, of PKS Holdings.


        "Private Conversion Period" shall mean the 25-day period commencing on and including the first day following the Corporation's mailing to the registered holders of Class R Stock of a Private Conversion Ratio Certificate; PROVIDED, HOWEVER, that in 2006 such term shall run through May 15, 2006, regardless of the date of such mailing.



        "Public Conversion Period" shall mean the period commencing on and including the first Business Day of each calendar month, through and including the fifth Business Day thereafter, except for the calendar month of April 2010, for which the Public Conversion Period shall mean the period from and including the first Business Day of such month, through and including April 15, 2010.



        "Regular Dividend" shall mean any dividend on the Class D Stock paid in cash that is not an Extraordinary Dividend.


        "Restricted Period Termination Date" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the date on which the Conversion Condition with respect to such share of Class R Stock (or fraction thereof) has been satisfied.

        "Separation Agreement" shall mean that certain Separation Agreement
    dated as of       , 1997 among the Corporation, PKS Holdings, Kiewit
    Diversified Group, Inc. and Kiewit Construction Group, Inc.

        "Trading Price" shall mean, as of any date, the Trading Price set forth in the most recent Conversion Ratio Certificate, as described in paragraphs
    E.3. and E.4.

    B.  Issuance and Attachment.


        1. When issued, each share of Class R Stock (or fraction thereof) shall attach to the share of Class C Stock with respect to which it was distributed.



        2. Upon the occurrence of the Class C Exchange, each share of Class R Stock (or fraction thereof) attached to a share of Class C Stock shall, automatically and without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Class R Stock, Class C Stock or PKS Holdings Stock, attach to the share of PKS Holdings Stock for which such share of Class C Stock was exchanged.



        3. In the event that the Corporation or PKS Holdings shall (i) pay a dividend on Construction Stock in shares of Construction Stock, (ii) subdivide its outstanding shares of Construction Stock, (iii) combine its outstanding shares of Construction Stock into a smaller number of shares of Construction Stock or (iv) issue any shares of capital stock in a reclassification of Construction Stock (including any such reclassification in connection with a consolidation or merger), shares of Class R Stock (or fractions thereof) which were attached to Construction Stock immediately prior to the occurrence of any such event shall, upon the effectiveness of any such event, attach on a pro rata basis to (x) the Construction Stock held by such holder to which such shares of Class R Stock (or fractions thereof) were attached; and/or (y) any capital stock so issued having ownership restrictions comparable to those applicable to the Class C Stock at the time of the Class C Exchange to which such shares of Class R Stock (or fractions thereof) were attached at such time, as appropriate.


        Except as described in paragraph B.2., a share of Class R Stock (or fraction thereof) shall detach from the share of Construction Stock to which it is attached only upon the occurrence of (i) the

                                     E-I-5

    Conversion Condition with respect to such share of Class R Stock (or fraction thereof), or (ii) a Permitted Transfer. If, prior to one year after the Class C Exchange, any holder who has sold or transferred to the Corporation prior to the Class C Exchange shares of Class C Stock to which Class R Stock was attached, purchases or acquires Construction Stock, the number of shares of Class R Stock (or fractions thereof) held by such holder which are not attached to Construction Stock multiplied by the Reattachment Ratio shall, unless otherwise determined by the Board of Directors, immediately attach, without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Construction Stock, to such newly purchased or acquired shares of Construction Stock on a pro rata basis, and the Conversion Condition and the Restricted Period Termination Date shall be deemed not to have occurred with respect to such shares of Class R Stock (and fractions thereof) so attached.



        "Reattachment Ratio" shall mean the lesser of (i) 1.0 or (ii) a fraction, the numerator of which equals the purchase price paid to the Corporation or PKS Holdings, as applicable, for such newly purchased or acquired shares of Construction Stock or PKS Holdings Stock; and the denominator of which equals the purchase price paid to such holder by the Corporation or PKS Holdings for such repurchase of such shares of Class C Stock or PKS Holdings Stock, as applicable, sold or transferred to the Corporation or PKS Holdings, as applicable.



        4. Certificates representing Attached Class R Stock shall contain such legends as the Corporation shall deem appropriate.


    C.  Transfer Restrictions.


        1. Except for an Attached Transfer, no share of Class R Stock (or fraction thereof) may be transferred prior to the Class C Exchange other than pursuant to the Mandatory Redemption. Following the Class C Exchange and prior to the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), any attempted transfer of such share of Class R Stock (or fraction thereof), except an Attached Transfer, a Permitted Transfer or pursuant to the Mandatory Redemption, shall be void and of no effect. Neither the Corporation nor its transfer agent shall register any attempted transfer of any certificate representing a share of Class R Stock (or fraction thereof) prior to the occurrence of the Restricted Period Termination Date for such share of Class R Stock (or fraction thereof), except an Attached Transfer or a Permitted Transfer. For purposes hereof, neither the Class C Exchange, the attachment of Class R Stock to PKS Holdings Stock upon the occurrence of the Class C Exchange nor the reattachment of Class R Stock to PKS Holdings Stock pursuant to paragraph B.3. hereof shall be considered a transfer of Class R Stock.



        2. Following the Class C Exchange and the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) shall separate from the share of PKS Holdings Stock to which it was attached and, until the close of business on the Mandatory Conversion Date, shall be freely transferable, and the Corporation or its transfer agent shall from time to time register the transfer of the certificate representing such share of Class R Stock (or fraction thereof) upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock (or fraction thereof).


                                     E-I-6

        3. In the event of an Attached Transfer or a Permitted Transfer of a share of Class R Stock (or fraction thereof) following the Class C Exchange and prior to the Restricted Period Termination Date of such share of Class R Stock (or fraction thereof), the Corporation or its transfer agent shall from time to time register such Attached Transfer or Permitted Transfer of the certificate representing such share of Class R Stock (or fraction thereof) upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing the Attached Transfer or Permitted Transfer, as the case may be, of such Class R Stock.


    D. Optional Conversion.


        1. Subject to the provisions hereof, each share of Class R Stock may be converted, at the option of the holder thereof (an "Optional Conversion"), into the number of fully paid and nonassessable shares of Class D Stock which are not Class R Stock, Non-Redeemable Series, equal to the Conversion Ratio then in effect, and each fraction of a share of Class R Stock may be converted into the number of fully paid and nonassessable shares of such Class D Stock equal to such fraction multiplied by the Conversion Ratio then in effect. No share of Class R Stock (or fraction thereof) may be converted into Class D Stock prior to the occurrence of the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), except as provided in paragraph K. hereof.



        2. Other than as set forth in paragraphs K. and L. hereof, Class R Stock may not be converted into Class D Stock except as follows:


             a) In the event that the Class D Stock is not Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Class D Stock on any Business Day during any Private Conversion Period following the earlier of (i) December 31, 1999, or (ii) a Change of Control; and


             b) In the event that the Class D Stock is Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Class D Stock on any Business Day during any Public Conversion Period after the Blackout Period. The "Blackout Period" shall mean the 90-day period commencing on the first day on which the Class D Stock is Publicly Traded; PROVIDED, HOWEVER, that the Board of Directors may, by resolution, extend the Blackout Period up to 180 days from the first day on which the Class D Stock is Publicly Traded if so requested by a managing underwriter of Class D Stock in connection with an underwritten initial public offering thereof. A copy of such resolution of the Board of Directors shall be made available to any stockholder of the Corporation upon request thereby.



        3. Upon the occurrence of any Mandatory Redemption, Forced Conversion or Mandatory Conversion of Class R Stock or any liquidation of the Corporation, the right of Optional Conversion shall terminate at the close of business on the full Business Day next preceding the date fixed for such Mandatory Redemption, Forced Conversion or Mandatory Conversion or for the payment of any amounts distributable on liquidation to the holders of Class R Stock.


        4. The Corporation may issue fractions of shares of Class R Stock. The Corporation shall not issue fractions of shares of Class D Stock or scrip in lieu thereof upon conversion of Class R Stock. If any fraction of a share of Class D Stock would, except for the provisions of this paragraph D.4., be issuable upon conversion of any Class R Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Trading Price then in effect multiplied by the fraction represented by such fraction of a share of Class D Stock.


        5. In order to exercise the Optional Conversion privilege, the holder of any Class R Stock to be converted shall surrender such holder's certificate or certificates therefor to the principal office of the


                                     E-I-7
    transfer agent for the Class R Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Class R Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class D Stock which shall be issuable on such conversion, and for any shares of Class R Stock (or fractions thereof) represented by the certificate or certificates so surrendered which are not to be converted, shall be issued, subject to any restrictions on transfer relating to such shares of the Class R Stock (or fractions thereof). If so required by the Corporation, certificates surrendered for conversion shall be duly endorsed and accompanied by documentation satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R
    Stock.



        6. As soon as practicable after receipt during a Conversion Period of such notice and documentation and the surrender of the certificate or certificates for Class R Stock for which the Conversion Condition has been met, as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class D Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and a certificate or certificates for the number of shares of Class R Stock (or fractions thereof) representing the shares of Class R Stock (or fractions thereof) surrendered pursuant to paragraph D.5 hereof but not so converted. Such shares of Class D Stock, when issued, shall be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Corporation with respect to the issuance and holding thereof.



        7. The Corporation shall at all times when the Class R Stock shall be outstanding reserve and keep available out of its authorized but unissued Class D Stock, for the purposes of effecting the conversion of the Class R Stock, such number of its duly authorized shares of Class D Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class R Stock. Before taking any action which would cause an adjustment reducing the Conversion Value below the then par value of the shares of Class D Stock issuable upon conversion of the Class R Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Class D Stock at such adjusted Conversion Value.



        8. All shares of Class R Stock (and fractions thereof) which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Class D Stock and cash for fractional shares of Class D Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Class R Stock (and fractions thereof) so converted shall be retired and canceled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized Class R Stock accordingly.


    E. Determination of Conversion Ratio; Obligation of the Corporation to Provide Conversion Ratio Certificates and Appraisals.


        1. The Conversion Ratio, Conversion Value and Trading Price used for any purpose, including with respect to the conversion of Class R Stock, shall be as set forth in the most recent Conversion Ratio Certificate, and shall in any case be as adjusted pursuant to paragraph F. hereof; PROVIDED, HOWEVER, that prior to the delivery of the first Conversion Ratio Certificate, the Conversion Value shall be the Fixed Conversion Value, the Trading Price shall be the Base Price and the Conversion Ratio


                                     E-I-8
    shall be equal to the Fixed Conversion Value divided by the Base Price, as each of such terms shall be adjusted pursuant to the terms hereof.



        2. The "Conversion Ratio" shall be equal to (i) the Conversion Value divided by (ii) the Trading Price.



        3. If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Class D Stock is not Publicly Traded, the Corporation shall, no earlier than 20 days nor later than 60 days following the end of such fiscal year, cause to be provided to each office designated for conversion of Class R Stock, a copy of a certificate (the "Private Conversion Ratio Certificate") signed by two officers of the Corporation setting forth the Conversion Ratio, Conversion Value and Trading Price as of the end of such fiscal year, calculated in each case pursuant to this paragraph E. In addition, if a Change of Control occurs when the Class D Stock is not Publicly Traded, the Corporation shall within 60 days following such Change of Control, cause to be provided to each office designated for conversion of Class R Stock, such a Private Conversion Ratio Certificate.


        The "Trading Price" set forth in such Private Conversion Ratio Certificate shall be the Appraised Value set forth in the most recent Appraisal delivered to the Corporation and approved by the Board of Directors.


        If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Class D Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, prior to 60 days following the end of such fiscal year, an appraisal (an "Appraisal") of the per share value of the Class D Stock as of the last day of such fiscal year by an Investment Bank. If a Change of Control occurs or the Board of Directors should determine to cause a Forced Conversion, and the Class D Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, within 60 days following such Change of Control or determination of the Board of Directors, an Appraisal of the per share value of the Class D Stock as of the date of such Change of Control or determination of the Board of Directors. Such Investment Bank shall determine the per share value of the Class D Stock as if the Class D Stock was Publicly Traded and shall submit such per share value to the Board of Directors for its approval. The value per share of the Class D Stock as approved by the Board of Directors shall be the "Appraised Value." In determining the Appraised Value, the Investment Bank shall place substantial, but not exclusive, emphasis on valuations of comparable companies in the public equity markets, and shall not take into account factors such as control premiums, minority discounts or illiquidity discounts that would not generally apply to such companies.


        As promptly as practicable following its delivery of any Private Conversion Ratio Certificate, the Corporation shall cause to be given to each of the registered holders of Class R Stock at such holder's address appearing upon the books of the Corporation a copy of such Private Conversion Ratio Certificate by first class mail, postage prepaid.

        4. During any period in which the Class D Stock is Publicly Traded, the Corporation shall, on the last Business Day of each calendar month, cause to be provided to each office designated for conversion of Class R Stock, a copy of a certificate (the "Public Conversion Ratio Certificate"), signed by two officers of the Corporation, setting forth the Conversion Ratio, Conversion Value and Trading Price as of the close of business on such Business Day, calculated in each case pursuant to this paragraph E.

        The "Trading Price" set forth in such Public Conversion Ratio Certificate shall be equal to the Current Trading Value of one share of Class D Stock as of the close of business on the last Business Day of such calendar month. Notwithstanding anything herein to the contrary, if, during any period being used to calculate such Current Trading Value (the "Calculation Period"), any event has occurred

                                     E-I-9
    to cause the Conversion Ratio and/or the Conversion Value to be adjusted pursuant to paragraph F. hereof (an "Adjustment Event"), the Corporation shall in good faith determine such Conversion Ratio and/or the Conversion Value, as appropriate, so as to give pro forma effect to the Adjustment Event immediately prior to the Calculation Period.


        The Corporation shall provide any holder of Class R Stock with a copy of any Public Conversion Ratio Certificate upon request. Beginning on the day on which the first Public Conversion Ratio Certificate is provided pursuant to this paragraph E.4., the Corporation shall maintain a reasonable means to allow holders to be informed of the value of the Conversion Ratio as set forth in the most recent Public Conversion Ratio Certificate on an immediate basis during business hours on each Business Day on which Class R Stock is issued and outstanding.


        5. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.

        6. Conversion Ratio Certificates may, at the Corporation's discretion, be prepared by an agent of the Corporation. In such case each such Conversion Ratio Certificate shall be signed by an authorized signatory of such agent and countersigned by two officers of the Corporation.


        7. Upon any conversion of Class R Stock into Class D Stock, in no event shall any such Class R Stock be converted into Class D Stock, Non-Redeemable Series.


    F.  Anti-dilution Provisions.


        1. If the Corporation shall (a) pay a dividend on any of its shares of capital stock (including Class D Stock) in shares of Class D Stock, (b) subdivide its outstanding shares of Class D Stock, (c) combine its outstanding shares of Class D Stock into a smaller number of shares of Class D Stock or (d) in an event or manner not set forth in paragraph F.4. below, issue any shares of its capital stock in a reclassification of the Class D Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) (each, a "Conversion Term Adjustment Event"):



             a) Each of the Fixed Terms shall be adjusted to the value determined by multiplying (x) the Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Class D Stock outstanding immediately prior to such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Class D Stock outstanding immediately after such Conversion Term Adjustment Event; and



             b) Each of the Inverse Fixed Terms shall be adjusted to the value determined by multiplying (x) such Inverse Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Class D Stock outstanding immediately after such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Class D Stock outstanding immediately prior to such Conversion Term Adjustment Event.



        2. If the Corporation shall issue Convertible Securities to all holders of its outstanding Class D Stock (other than pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors of the Corporation), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Class D Stock at a price per share that is lower than the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date) (a "Discounted Stock Adjustment Event"):


                                     E-I-10

             a) The Fixed Term shall be adjusted to the value determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Class D Stock so offered would purchase at the price per share of Class D Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date), and (ii) the denominator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Class D Stock offered for subscription or purchase.



             b) Each of the Inverse Fixed Terms shall be adjusted to the value determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Class D Stock offered for subscription or purchase, and (ii) the denominator of which shall be the number of shares of Class D Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Class D Stock so offered would purchase at the price per share of Class D Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date).



Such adjustment shall be made whenever such Convertible Securities are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such Convertible Securities.



        3. If the Corporation shall pay any Regular Dividend or Extraordinary Dividend (a "Dividend Adjustment Event"):



             a) Each of the Fixed Terms shall be adjusted to such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Class D Stock in connection with such dividend, and (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event.



             b) Each of the Inverse Fixed Terms shall be adjusted to such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event, and (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Class R Stock in connection with such dividend.



        4. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or share exchange involving the outstanding shares of the Corporation's capital stock or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Class D Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Class D Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, share exchange or sale, lawful and adequate provision shall be made whereby the holders of the Class R Stock shall have the right to acquire and receive upon conversion of the Class R Stock (after and subject to the rights of holders of Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, share exchange or sale)


                                     E-I-11
    with respect to or in exchange for such number of outstanding shares of Class D Stock as would have been received upon conversion of the Class R Stock at the Conversion Ratio immediately prior to such event. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Class R Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive upon conversion of such holder's shares of Class R Stock.



        5. The Corporation shall not conduct a reclassification of the Class R Stock without the approval of holders of a majority of the shares of Class R Stock.



        6. The provisions of this paragraph F. shall not apply to any Class D Stock issued, issuable or deemed outstanding pursuant hereto: (a) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation; (b) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date; or (c) on conversion of the Class R Stock.



        7. In the event of:



             a) the occurrence of any event causing the adjustment of the Fixed Term or any Inverse Fixed Term pursuant to paragraphs F.1, F.2. or F.3.; any dividend upon its stock payable in stock; or



             b) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Class D Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or



             c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or



             d) the occurrence of a Change of Control;


    then, in connection with such event, the Corporation shall give to the holders of the Class R Stock:


           (1) in the case of a), b) or c) above, at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, provided that if the Class R Stock is Publicly Traded, such notice must be given prior to the end of the Public Exercise Period prior to such record date; and



           (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Class D Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Class D Stock shall be entitled to exchange their Class D Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Class R Stock at the address of each such holder as shown on the books of the Corporation; and


                                     E-I-12

           (3) in the case of d) above, five days after such Change of Control, unless notice is required sooner by (1) above; provided that if stockholder approval is required to effect such Change of Control, notice shall be provided concurrently with the notice to stockholders in connection with obtaining such stockholder approval.



        8. If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this paragraph F. are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Class R Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.


    G. Rank.

        After the Class C Exchange, the Class R Stock shall, with respect to dividend distributions and with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank on a parity with Class D Stock and junior to Preferred Stock.

    H. Dividends.


        1. Prior to the Class C Exchange, no dividends may be declared or paid with respect to Class R Stock. After (i) the Class C Exchange and (ii) dividends payable on any Preferred Stock have been declared and set aside on any such Preferred Stock having a preference over the Class D Stock and Class R Stock with respect to the payment of such dividends, holders of Class R Stock shall only be entitled to receive dividends, out of any assets or funds legally available therefor, in an amount per share of Class R Stock (and proportionally to such amount for fractional shares thereof) as set forth below:



             a) If and when a Regular Dividend is declared, an amount which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) the aggregate per share amount of such Regular Dividend declared on a share of Class D Stock; and



             b) Subject to paragraph K. hereof, if and when an Extraordinary Dividend is declared, an amount which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) one-fourth of the sum of (A) the aggregate per share amount of all cash portions of such Extraordinary Dividend plus (B) the aggregate per share amount (based upon the fair market value of the non-cash portion of such Extraordinary Dividend at the time such Extraordinary Dividend is declared or paid as determined in good faith by the Board of Directors of the Corporation) of all non-cash portions of such Extraordinary Dividend, in each case as declared on a share of Class D Stock.



        Such dividends shall be declared and paid contemporaneously with the declaration and payment of the related dividend on the Class D Stock; and the foregoing are the only times when dividends shall be declared and paid with respect to the Class R Stock.


        2. All dividends paid with respect to shares of Class R Stock pursuant to this paragraph H. shall be paid pro rata and in like manner to all of the holders entitled thereto.

        3. No Regular or Extraordinary Dividends shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation on Class D Stock unless, contemporaneously therewith, a like ratable dividend calculated in accordance with this paragraph H. is declared and paid, or declared and a sum set apart sufficient for such payment, on the Class R Stock, payable as set forth herein.

                                     E-I-13

    I.  Liquidation Rights.


        1. Prior to the Class C Exchange, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Class R Stock then outstanding shall not be entitled to receive any property, assets or funds of the Corporation.



        2. In the event of a Liquidation following the Class C Exchange, holders of Class R Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon such Liquidation, an amount equal to (a) the Liquidation Ratio then in effect multiplied by (b) the aggregate amount of all assets and funds remaining available for distribution to holders of Class D Stock and Class R Stock.


    J.  Voting.

        1. Prior to the Class C Exchange, except as required by law, holders of Class R Stock shall not be entitled to vote on any matter.


        2. After the Class C Exchange, each issued and outstanding share of Class R Stock (and fraction thereof) shall be entitled to vote only (i) for the election of directors, and (ii) as required by law. On matters on which the holders of Class R Stock are entitled to vote, (a) each issued and outstanding share of Class R Stock shall be entitled to the number of votes equal to the Conversion Ratio as of the record date for determination of shareholders entitled to vote on such matter, and (b) each issued and outstanding fraction of a share of Class R Stock shall be entitled to (x) such fraction, multiplied by (y) the number of votes equal to the Conversion Ratio as of the record date for determination of shareholders entitled to vote on such matter. Except as required by law, holders of Class R Stock shall vote together with the holders of Class D Stock as a single class on all matters on which holders of Class R Stock are entitled to vote.



    K.  Forced Conversion.



        1. In the event that the Board of Directors of the Corporation determines that the Corporation should (i) take any action which would require a vote of the Class R Stock as a separate class, (ii) pay an Extraordinary Dividend, or (iii) convert all issued and outstanding shares of Class R Stock (and fractions thereof) into Class D Stock, the Corporation may at its option, elect to cause all, but not less than all, shares of Class R Stock (and fractions thereof) to be converted (a "Forced Conversion") into Class D Stock at the Conversion Ratio (a) in the event that the Class D Stock is not Publicly Traded, set forth in the Private Conversion Ratio Certificate delivered pursuant to paragraph 5.3. as a result of such determination by the Board of Directors, and (b) in the event that the Class D Stock is Publicly Traded, in effect on the date the Board of Directors determines to cause such a conversion; PROVIDED, HOWEVER, that if such Conversion Ratio in effect was calculated using a Conversion Value of less than $25.00, such Conversion Ratio shall be recalculated using a Conversion Value of $25.00.



        2. All holders of record of shares of Class R Stock (or fractions thereof) will be given at least ten (10) days prior written notice of the date fixed and the place designated for such conversion of Class R Stock pursuant to this paragraph K. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fractions thereof) at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Class R Stock (or fractions thereof) shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class D Stock and cash in lieu of any fractional share of Class D Stock to which such holder is entitled pursuant to this paragraph K. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of


                                     E-I-14
    shares of Class D Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (or fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (or fractions thereof) represented thereby converted into Class D Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Class D Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.


    L.  Mandatory Conversion.


        1. Each share of Class R Stock (and fraction thereof) outstanding as of the Mandatory Conversion Date shall, automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of such share of Class R Stock, be converted (the "Mandatory Conversion") into shares of Class D Stock (and cash in lieu of any fractions of shares of Class D Stock as provided in paragraph D.4. hereof) at the Conversion Ratio in effect as of such Mandatory Conversion Date.



        2. All holders of record of shares of Class R Stock (or fractions thereof) will be given written notice at least ten (10) days prior to the Mandatory Conversion Date stating the place designated for mandatory conversion of all of such shares of Class R Stock pursuant to this paragraph
    L. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fractions thereof) at such holder's address appearing on the stock register. On or before the Mandatory Conversion Date, each holder of Class R Stock shall surrender his or its certificate or certificates for all such shares (or fractions thereof) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class D Stock and cash in lieu of any fractional shares of Class D Stock to which such holder is entitled pursuant to this paragraph L. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class D Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (or fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (and fractions thereof) represented thereby converted into Class D Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such Mandatory Conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a


                                     E-I-15
    certificate or certificates for the number of full shares of Class D Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Class D Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.



    M. Mandatory Redemption. If the Class C Exchange (i) is abandoned by the Board of Directors of the Corporation prior to the Class C Exchange, or (ii) has not occurred by the close of business on the Mandatory Redemption Date, the Corporation shall redeem (to the extent funds are legally available therefor), all shares of Class R Stock (and fractions thereof) then outstanding for a per share price equal to the par value thereof) (such amount is hereinafter referred to as the "Redemption Price"). Such Redemption Price shall be paid to each record holder of Class R Stock as of the Mandatory Redemption Date, promptly after such date, by certified or Bank cashier's check, sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock at such holder's address appearing on the stock register. If the Corporation is unable at such date to redeem all shares of Class R Stock (and fractions thereof) because funds are not legally available therefor, then the Corporation shall redeem such shares as soon thereafter as funds are legally available for redemption of such shares.



    N. Taxes. The Corporation will pay all documentary stamp taxes attributable to the initial issuance of Class R Stock and of the shares of Class D Stock issuable upon conversion of Class R Stock; provided that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates representing shares of Class R Stock (or fractions thereof) or Class D Stock in a name other than the holder of the certificate or certificates surrendered upon conversion of Class R Stock, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.


    In witness whereof, Peter Kiewit Sons', Inc. has caused this Certificate of
Amendment to be signed by             , its             this     day of
            , 199 .

                                          PETER KIEWIT SONS', INC.
                                          By:
                                          ____________________________________
                                             Name:
                                             Title:

                                     E-I-16

                                 APPENDIX E-II
                                    FORM OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        [                          ](1)


                            Pursuant to Section 245
                    of the Delaware General Corporation Law


    [                   ](1), a corporation organized and existing under the
laws of the State of Delaware (the "Corporation"), hereby certifies as follows:



        1. The name of the Corporation is [                   ](1). The
    Corporation was originally incorporated under the name Peter Kiewit Sons', Inc.


        2. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 1, 1941 and the Restated Certificate of Incorporation of the Corporation was filed in such office on January 5, 1992.


        3. This Restated Certificate of Incorporation, which was duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.


        4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I
                                      NAME


    The name of the Corporation is: [                      ](1)


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSES

    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

------------------------

1. The name of the Corporation is in effect immediately prior to the filing of this Restated Certificate of Incorporation. Prior to such filing, the Board of Directors of the Corporation will, without action by stockholders, effect a change of the Corporation's name from "Peter Kiewit Sons', Inc." to a name selected by such board.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

    The total number of shares of capital stock which the Corporation shall have the authority to issue is 518,500,000 shares, consisting of 500,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 8,500,000 shares shall be Class R Convertible Common Stock, par value $0.01 per share (the "Class R Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").


    Ten shares of the Common Stock are hereby designated as Common Stock, Non-Redeemable Series. The rights, powers, preferences, privileges and limitations of Common Stock, Non-Redeemable Series shall be identical to those of all other shares of Common Stock, except as described in Articles V and IX hereof.


    Upon the filing of this Second Restated Certificate of Incorporation with the office of the Secretary of the State of Delaware (the "Effective Time"), (i) each share of the Corporation's Class D Diversified Group Convertible Exchangeable Common Stock, par value of $.0625 per share ("Class D Stock"), that is issued and outstanding, reserved for issuance or held in the Corporation's treasury at the Effective Time, shall be automatically redesignated and reclassified, without any action on the part of the respective holders thereof, as Common Stock, and (ii) each share of Class D Stock that is designated as Class D Stock, Non-Redeemable Series and that is issued and outstanding, reserved for issuance or held in the Corporation's treasury at the Effective Time, shall be automatically redesignated and reclassified, without any action on the part of the respective holders thereof, as Common Stock, Non-Redeemable Series.

                                   ARTICLE V
                                  COMMON STOCK

        A. Dividends. After dividends have been declared and set aside on any Preferred Stock having a preference over the Common Stock with respect to the payment of such dividends, the holders of Common Stock shall be entitled to receive, together with holders of Class R Stock, when and as declared, out of assets and funds legally available therefor, cash or non-cash dividends payable as and when the Board of Directors in its sole business judgment so declares. Any such dividend shall be payable ratably to all record holders of Common Stock as of the record date fixed by the Board of Directors in accordance with the By-laws of the Corporation for the payment thereof.

        B. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Common Stock, together with holders of Class R Stock, then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon Liquidation, an amount equal to their share (including any declared but unpaid dividends on the Common Stock, subject to proportionate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of such assets and funds.

        C. Voting.

           1. Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation with respect to all matters other than the election of directors shall be vested in the holders of Common Stock voting together as a single class. Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting

                                     E-II-2
       power of the Corporation with respect to the election of directors shall be vested in the holders of Common Stock and Class R Stock voting together as a single class.

           2. Each holder of Common Stock entitled to vote shall at every meeting of the stockholders of the Corporation be entitled to one vote for each share of Common Stock registered in his or her name on the record of stockholders.

        D. Designation of Common Stock, Non-Redeemable Series.

        In the event that the Common Stock is Publicly Traded, (i) each share of Common Stock, Non-Redeemable Series shall automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of any share of Common Stock, Non-Redeemable Series, be converted into an equal number of shares of Common Stock which are not Common Stock, Non-Redeemable Series, and the rights, powers, preferences, privileges and limitations of such shares so converted shall be identical to those of all other shares of Common Stock in all respects, and (ii) Common Stock, Non-Redeemable Series shall no longer be designated as a separate series of Common Stock.

                                   ARTICLE VI
                                 CLASS R STOCK

    A. Certain Definitions.


           "Appraised Value" shall have the meaning given to it in paragraph
       E.3.


           "Attached Class R Stock" shall mean Class R Stock which is attached to PKS Holdings Stock pursuant to the terms hereof.


           "Attached Transfer" shall mean the simultaneous transfer to the same transferee of a share of Class R Stock (or fraction thereof) and the share of PKS Holdings Stock to which such share of Class R Stock (or fraction thereof) is attached; provided that such transfer of such share of PKS Holdings Stock is permitted by the Certificate of Incorporation of PKS Holdings.


           "Base Conversion Value" shall mean $25.00.

           "Base Price" shall mean $82.00 per share, subject to adjustment as provided in paragraph F. hereof.


           "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Corporation's transfer agent maintains its principle office or a place of payment are authorized by law, regulation or executive order to remain closed.



           "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
       Act), directly or indirectly, of shares representing more than 50% of the total outstanding voting power of the Corporation or the surviving corporation of any such merger or consolidation (if other than the Corporation); (iv) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors; or (v) the adoption by the Board of


                                     E-II-3

       Directors of the Corporation of a plan for the distribution of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to stockholders of the Corporation; PROVIDED, HOWEVER, that the Class C Exchange shall not be considered a Change of Control.


           "Class C Exchange" shall mean the exchange by the Corporation, pursuant to the Separation Agreement, of one share of PKS Holdings Stock for each outstanding share of Class C Stock.

           "Class C Stock" shall mean the Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share, of the Corporation which was exchanged for PKS Holdings Stock pursuant to the Class C Exchange.


           "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors immediately following the consummation of the Class C Exchange or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.



           "Conversion Condition" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the occurrence of the earliest of:
       (i) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which it is attached; (ii) the exchange of the share of PKS Holdings Stock to which it is attached into another class of stock or securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; (iii) April 15, 2006; and (iv) a Change of Control of the Corporation; PROVIDED, HOWEVER, that the Conversion Condition shall not be deemed to have occurred as a result of the Class C Exchange.


           "Conversion Ratio" shall have the meaning given to it in paragraph E.


           "Conversion Ratio Certificate" shall mean either a Private Conversion Ratio Certificate or a Public Conversion Ratio Certificate, each having the meaning given to it in paragraph E.



           "Conversion Value" shall mean, as of any given date, the Conversion Value set forth in the most recent Conversion Ratio Certificate delivered pursuant to paragraph E. hereof on or prior to such date, subject to any adjustment required by paragraph F. hereof. The Conversion Value set forth in any such Conversion Ratio Certificate shall be equal to: (i) in the event that the Trading Price is greater than or equal to the Base Price, the Base Conversion Value; (ii) in the event that the Trading Price is less than the Base Price, an amount equal to (a) the Base Conversion Value minus (b) an amount equal to (x) the Excess Amount Factor, multiplied by (y) the amount by which the Base Price exceeds the Trading Price; PROVIDED, HOWEVER, that in no event shall the Conversion Value be less than the Minimum Value.



           "Convertible Security" shall mean any right or warrant to subscribe for or to purchase, or any option for the purchase of, shares of Common Stock or any stock, or other securities convertible into or exchangeable for shares of Common Stock PROVIDED, HOWEVER, that Class R Stock shall not be a Convertible Security.



           "Current Trading Value" of any Publicly Traded security on a given date shall mean the arithmetic mean of the daily Mean Reported Prices of such security for each Business Day during the period commencing on and including the fourteenth Business Day preceding such date and ending on and including such date.


           "Excess Amount Factor" shall mean 1.0, subject to adjustment as provided in paragraph F. hereof.

           "Exchange Act" shall mean the Securities Exchange Act of 1934.

                                     E-II-4

           "Extraordinary Dividend" shall mean any dividend, or portion thereof, on the Common Stock (i) paid in property other than (a) cash, (b) shares of Common Stock in a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), or (c) pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors of the Corporation; or (ii) paid in cash, to the extent that such dividend, together with all cash dividends paid on the Common Stock during the twelve month period ending on date of payment of such dividend exceeds, on a per share basis, 10% of the Trading Price of the Common Stock as of the record date of such dividend PROVIDED, HOWEVER, that in no event shall such excess be greater than the amount of such dividend.


           "Fixed Conversion Value" shall mean $25.00, as adjusted pursuant to paragraph F. hereof.

           "Fixed Terms" shall mean each of the Fixed Conversion Value and the Base Price, each as adjusted pursuant to paragraph F. hereof.


           "Initial Issuance Date" shall mean the date of issuance of the first share of Class R Stock (or fraction thereof) to be issued.



           "Inverse Fixed Terms" shall mean each of the Excess Amount Factor and the Minimum Conversion Liquidation Ratio, each as adjusted pursuant to paragraph F. hereof.


           "Investment Bank" shall mean any investment bank of national reputation selected by the Board of Directors of the Corporation.


           "Liquidation Ratio" shall mean, as of any date, a fraction, the numerator of which is the product of (i) the number of shares of Class R Stock outstanding as of such date and (ii) the Conversion Ratio, and the denominator of which is sum of (a) the number of shares of Common Stock outstanding as of such date and (b) the numerator of such fraction; PROVIDED, HOWEVER, that in no event shall the Conversion Ratio used to calculate such Liquidation Ratio be less than the Minimum Conversion Liquidation Ratio.


           "Mandatory Conversion Date" shall mean April 15, 2010.


           "Mean Reported Price" shall mean on a given day with respect to any Publicly Traded security, the arithmetic mean between the highest reported sales price and the lowest reported sales price, in each case regular way, for such security, as reported on the Composite Quotation System, or, if such security is not reported on the Composite Quotation System, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any national securities exchange, reported by the Nasdaq National Market or Nasdaq SmallCap Market, as appropriate, or a similar organization if Nasdaq is no longer reporting such information.



           "Minimum Conversion Liquidation Ratio" shall mean 0.25, as adjusted pursuant to paragraph F. hereof.


           "Minimum Value" shall mean $15.00.


           "Permitted Transfer" shall mean any transfer of Class R Stock to the Corporation or any designee of the Corporation, including a Forced Conversion or the Mandatory Conversion.


           "PKS Holdings" shall mean PKS Holdings, Inc., together with its successors and assigns.

           "PKS Holdings Stock" shall mean common stock, par value $.01 per share, of PKS Holdings.


           "Private Conversion Period" shall mean the 25-day period commencing on and including the first day following the Corporation's mailing to the registered holders of Class R Stock of a Private Conversion Ratio Certificate; PROVIDED, HOWEVER, that in 2006 such term shall run through May 15, 2006, regardless of the date of such mailing.


                                     E-II-5

           "Public Conversion Period" shall mean the period commencing on and including the first Business Day of each calendar month, through and including the fifth Business Day thereafter, except for the calendar month of April 2010, for which the Public Conversion Period shall mean the period from and including the first Business Day of such month, through and including April 15, 2010.


           "Publicly Traded" shall mean, with respect to any security, that such security is listed on a national securities exchange, or is traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, and has been so listed or traded for at least 15 Business Days prior to the date in question.


           "Regular Dividend" shall mean any dividend on the Common Stock paid in cash that is not an Extraordinary Dividend.


           "Restricted Period Termination Date" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the date on which the Conversion Condition with respect to such share of Class R Stock (or fraction thereof) has been satisfied.

           "Separation Agreement" shall mean that certain Separation Agreement
       dated as of       , 1997 among the Corporation, PKS Holdings, Kiewit
       Diversified Group, Inc. and Kiewit Construction Group, Inc.

           "Trading Price" shall mean, as of any date, the Trading Price set forth in the most recent Conversion Ratio Certificate, as described in paragraphs E.3. and E.4.

    B. Issuance and Attachment.


           1. When issued, each share of Class R Stock (or fraction thereof) shall attach to the share of Class C Stock with respect to which it was distributed.



           2. Upon the occurrence of the Class C Exchange, each share of Class R Stock (or fraction thereof) attached to a share of Class C Stock shall, automatically and without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Class R Stock, Class C Stock or PKS Holdings Stock, attach to the share of PKS Holdings Stock for which such share of Class C Stock was exchanged.



           3. In the event that PKS Holdings shall (i) pay a dividend on PKS Holdings Stock in shares of PKS Holdings Stock, (ii) subdivide its outstanding shares of PKS Holdings Stock, (iii) combine its outstanding shares of PKS Holdings Stock into a smaller number of shares of PKS Holdings Stock or (iv) issue any shares of capital stock in a reclassification of PKS Holdings Stock (including any such reclassification in connection with a consolidation or merger), shares of Class R Stock (or fractions thereof) which were attached to PKS Holdings Stock immediately prior to the occurrence of any such event shall, upon the effectiveness of any such event, attach on a pro rata basis to (x) the PKS Holdings Stock held by such holder to which such shares of Class R Stock (or fractions thereof) were attached; and/or (y) any capital stock so issued having ownership restrictions comparable to those applicable to the PKS Holdings Stock at the time of the Class C Exchange to which such shares of Class R Stock (or fractions thereof) were attached at such time, as appropriate.



           Except as described in paragraph B.2., a share of Class R Stock (or fraction thereof) shall detach from the share of PKS Holdings Stock to which it is attached only upon the occurrence of (i) the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), or (ii) a Permitted Transfer. If, prior to one year after the Class C Exchange, any holder who has sold or transferred to the Corporation prior to the Class C Exchange shares of Class C Stock to which Class R Stock was attached purchases or acquires PKS Holdings Stock, the number of shares of Class R Stock (or fractions thereof) held by such holder which are not attached to PKS


                                     E-II-6

       Holdings Stock multiplied by the Reattachment Ratio shall, unless otherwise determined by the Board of Directors, immediately attach, without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Construction Stock, to such newly purchased or acquired shares of PKS Holdings Stock on a pro rata basis, and the Conversion Condition and the Restricted Period Termination Date shall be deemed not to have occurred with respect to such shares of Class R Stock (and fractions thereof) so attached.



           "Reattachment Ratio" shall mean the lesser of (i) 1.0 or (ii) a fraction, the numerator of which equals the purchase price paid to PKS Holdings, for such newly purchased or acquired shares of PKS Holdings Stock; and the denominator of which equals the purchase price paid to such holder by the Corporation or PKS Holdings, as applicable for such repurchase of such shares of PKS Holdings Stock, sold or transferred to the Corporation or PKS Holdings as applicable.



           4. Certificates representing Attached Class R Stock shall contain such legends as the Corporation shall deem appropriate.


    C. Transfer Restrictions.


           1. Prior to the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), any attempted transfer of such share of Class R Stock (or fraction thereof), except an Attached Transfer, or a Permitted Transfer, shall be void and of no effect. Neither the Corporation nor its transfer agent shall register any attempted transfer of any certificate representing a share of Class R Stock (or fraction thereof) prior to the occurrence of the Restricted Period Termination Date for such share of Class R Stock (or fraction thereof), except an Attached Transfer or a Permitted Transfer. For purposes hereof, neither the Class C Exchange, the attachment of Class R Stock to PKS Holdings Stock upon the occurrence of the Class C Exchange nor the reattachment of Class R Stock to PKS Holdings Stock pursuant to paragraph B.3. hereof shall be considered a transfer of Class R Stock.



           2. Following the Class C Exchange and the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) shall separate from the share of PKS Holdings Stock to which it was attached and, until the close of business on the Mandatory Conversion Date, shall be freely transferable, and the Corporation or its transfer agent shall from time to time register the transfer of the certificate representing such share of Class R Stock (or fraction thereof) upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock (or fraction thereof).



           3. In the event of an Attached Transfer or a Permitted Transfer of a share of Class R Stock (or fraction thereof) following the Class C Exchange and prior to the Restricted Period Termination Date of such share of Class R Stock (or fraction thereof), the Corporation or its transfer agent shall from time to time register such Attached Transfer or Permitted Transfer of the certificate representing such share of Class R Stock or fraction thereof upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing the Attached Transfer or Permitted Transfer, as the case may be, of such Class R Stock.


                                     E-II-7

    D. Optional Conversion.


           1. Subject to the provisions hereof, each share of Class R Stock may be converted, at the option of the holder thereof (an "Optional Conversion"), into the number of fully paid and nonassessable shares of Common Stock, which are not Class R Stock, Non-Redeemable Series, equal to the Conversion Ratio then in effect, and each fraction of a share of Class R Stock may be converted into the number of fully paid and nonassessable shares of such Common Stock equal to such fraction multiplied by the Conversion Ratio then in effect. No share of Class R Stock (or fraction thereof) may be converted into Common Stock prior to the occurrence of the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), except as provided in paragraph K. hereof.



           2. Other than as set forth in paragraphs K. and L. hereof, Class R Stock may not be converted into Common Stock except as follows:


               a) In the event that the Common Stock is not Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Common Stock on any Business Day during any Private Conversion Period following the earlier of (i) December 31, 1999, or (ii) a Change of Control; and


               b) In the event that the Common Stock is Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Common Stock on any Business Day during any Public Conversion Period after the Blackout Period. The "Blackout Period" shall mean the 90-day period commencing on the first day on which the Common Stock is Publicly Traded; PROVIDED, HOWEVER, that the Board of Directors may, by resolution, extend the Blackout Period up to 180 days from the first day on which the Common Stock is Publicly Traded if so requested by a managing underwriter of Common Stock in connection with an underwritten initial public offering thereof. A copy of such resolution of the Board of Directors shall be made available to any stockholder of the Corporation upon request thereby.



           3. Upon the occurrence of any Forced Conversion or Mandatory Conversion of Class R Stock or any liquidation of the Corporation, the right of Optional Conversion shall terminate at the close of business on the full Business Day next preceding the date fixed for such Forced Conversion or Mandatory Conversion or for the payment of any amounts distributable on liquidation to the holders of Class R Stock.


           4. The Corporation may issue fractions of shares of Class R Stock. The Corporation shall not issue fractions of shares of Common Stock or scrip in lieu thereof upon conversion of Class R Stock. If any fraction of a share of Common Stock would, except for the provisions of this paragraph D.4., be issuable upon conversion of any Class R Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Trading Price then in effect multiplied by the fraction represented by such fraction of a share of Common Stock.


           5. In order to exercise the Optional Conversion privilege, the holder of any Class R Stock to be converted shall surrender such holder's certificate or certificates therefor to the principal office of the transfer agent for the Class R Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Class R Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion, and for any shares of Class R Stock (or fractions thereof) represented by the certificate or certificates so surrendered which are not to be converted, shall be issued, subject to any restrictions on transfer relating to such shares of the Class R Stock (or fractions thereof). If so


                                     E-II-8
       required by the Corporation, certificates surrendered for conversion shall be duly endorsed and accompanied by documentation satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock.


           6. As soon as practicable after receipt during a Conversion Period of such notice and documentation and the surrender of the certificate or certificates for Class R Stock for which the Conversion Condition has been met, as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and a certificate or certificates for the number of shares of Class R Stock (or fractions thereof) representing the shares of Class R Stock (or fractions thereof) surrendered pursuant to paragraph D.5. hereof but not so converted. Such shares of Common Stock, when issued, shall be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Corporation with respect to the issuance and holding thereof.



           7. The Corporation shall at all times when the Class R Stock shall be outstanding reserve and keep available out of its authorized but unissued Common Stock, for the purposes of effecting the conversion of the Class R Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class R Stock. Before taking any action which would cause an adjustment reducing the Conversion Value below the then par value of the shares of Common Stock issuable upon conversion of the Class R Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Value.



           8. All shares of Class R Stock (and fractions thereof) which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock and cash for fractional shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Class R Stock (and fractions thereof) so converted shall be retired and canceled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized Class R Stock accordingly.


    E. Determination of Conversion Ratio; Obligation of the Corporation to Provide Conversion Ratio Certificates and Appraisals.


           1. The Conversion Ratio, Conversion Value and Trading Price used for any purpose, including with respect to the conversion of Class R Stock, shall be as set forth in the most recent Conversion Ratio Certificate, and shall in any case be as adjusted pursuant to paragraph F. hereof; PROVIDED, HOWEVER, that prior to the delivery of the first Conversion Ratio Certificate, the Conversion Value shall be the Fixed Conversion Value, the Trading Price shall be the Base Price and the Conversion Ratio shall be equal to the Fixed Conversion Value divided by the Base Price, as each of such terms shall be adjusted pursuant to the terms hereof.



           2. The "Conversion Ratio" shall be equal to (i) the Conversion Value divided by (ii) the Trading Price.



           3. If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Common Stock is not Publicly Traded, the Corporation shall, no earlier than 20 days nor later than 60 days following the end of such fiscal year, cause to be provided to


                                     E-II-9
       each office designated for conversion of Class R Stock, a copy of a certificate (the "Private Conversion Ratio Certificate") signed by two officers of the Corporation setting forth the Conversion Ratio, Conversion Value and Trading Price as of the end of such fiscal year, calculated in each case pursuant to this paragraph E. In addition, if a Change of Control occurs when the Common Stock is not Publicly Traded, the Corporation shall within 60 days following such Change of Control, cause to be provided to each office designated for conversion of Class R Stock, such a Private Conversion Ratio Certificate.

           The "Trading Price" set forth in such Private Conversion Ratio Certificate shall be the Appraised Value set forth in the most recent Appraisal delivered to the Corporation and approved by the Board of Directors.


           If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Common Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, prior to 60 days following the end of such fiscal year, an appraisal (an "Appraisal") of the per share value of the Common Stock as of the last day of such fiscal year by an Investment Bank. If a Change of Control occurs or the Board of Directors should determine to cause a Forced Conversion, and the Common Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, within 60 days following such Change of Control or determination of the Board of Directors, an Appraisal of the per share value of the Common Stock as of the date of such Change of Control or determination of the Board of Directors. Such Investment Bank shall determine the per share value of the Common Stock as if the Common Stock was Publicly Traded and shall submit such per share value to the Board of Directors for its approval. The value per share of the Common Stock as approved by the Board of Directors shall be the "Appraised Value." In determining the Appraised Value, the Investment Bank shall place substantial, but not exclusive, emphasis on valuations of comparable companies in the public equity markets, and shall not take into account factors such as control premiums, minority discounts or illiquidity discounts that would not generally apply to such companies.


           As promptly as practicable following its delivery of any Private Conversion Ratio Certificate, the Corporation shall cause to be given to each of the registered holders of Class R Stock at such holder's address appearing upon the books of the Corporation a copy of such Private Conversion Ratio Certificate by first class mail, postage prepaid.

           4. During any period in which the Common Stock is Publicly Traded, the Corporation shall, on the last Business Day of each calendar month, cause to be provided to each office designated for conversion of Class R Stock, a copy of a certificate (the "Public Conversion Ratio Certificate"), signed by two officers of the Corporation, setting forth the Conversion Ratio, Conversion Value and Trading Price as of the close of business on such Business Day, calculated in each case pursuant to this paragraph E.

           The "Trading Price" set forth in such Public Conversion Ratio Certificate shall be equal to the Current Trading Value of one share of Common Stock as of the close of business on the last Business Day of such calendar month. Notwithstanding anything herein to the contrary, if, during any period being used to calculate such Current Trading Value (the "Calculation Period"), any event has occurred to cause the Conversion Ratio and/or the Conversion Value to be adjusted pursuant to paragraph F. hereof (an "Adjustment Event"), the Corporation shall in good faith determine such Conversion Ratio and/or the Conversion Value, as appropriate, so as to give pro forma effect to the Adjustment Event immediately prior to the Calculation Period.

           The Corporation shall provide any holder of Class R Stock with a copy of any Public Conversion Ratio Certificate upon request. Beginning on the day on which the first Public

                                    E-II-10

       Conversion Ratio Certificate is provided pursuant to this paragraph E.4., the Corporation shall maintain a reasonable means to allow holders to be informed of the value of the Conversion Ratio as set forth in the most recent Public Conversion Ratio Certificate on an immediate basis during business hours on each Business Day on which Class R Stock is issued and outstanding.


           5. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.

           6. Conversion Ratio Certificates may, at the Corporation's discretion, be prepared by an agent of the Corporation. In such case each such Conversion Ratio Certificate shall be signed by an authorized signatory of such agent and countersigned by two officers of the Corporation.


           7. Upon any conversion of Class R Stock into Common Stock, in no event shall any such Class R Stock be converted into Common Stock, Non-Redeemable Series.


    F. Anti-dilution Provisions.


           1. If the Corporation shall (a) pay a dividend on any of its shares of capital stock (including Common Stock) in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) in an event or manner not set forth in paragraph F.4. below issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) (each, a "Conversion Term Adjustment Event"):



               a) Each of the Fixed Terms shall be adjusted to the value determined by multiplying (x) the Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such Conversion Term Adjustment Event; and



               b) Each of the Inverse Fixed Terms shall be adjusted to the value determined by multiplying (x) such Inverse Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Conversion Term Adjustment Event.



           2. If the Corporation shall issue Convertible Securities to all holders of its outstanding Common Stock (other than pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors of the Corporation), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share that is lower than the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date) (a "Discounted Stock Adjustment Event"):



               a) The Fixed Term shall be adjusted to the value determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at


                                    E-II-11
           the price per share of Common Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date), and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Common Stock offered for subscription or purchase.



               b) Each of the Inverse Fixed Terms shall be adjusted to the value determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the price per share of Common Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date).



           Such adjustment shall be made whenever such Convertible Securities are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such Convertible Securities.



           3. If the Corporation shall pay any Regular Dividend or Extraordinary Dividend (a "Dividend Adjustment Event"):



               a) Each of the Fixed Terms shall be adjusted to such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Common Stock in connection with such dividend, and (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event.



               b) Each of the Inverse Fixed Terms shall be adjusted to such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event, and (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Class R Stock in connection with such dividend.



           4. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or share exchange involving the outstanding shares of the Corporation's capital stock or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, share exchange or sale, lawful and adequate provision shall be made whereby the holders of the Class R Stock shall have the right to acquire and receive upon conversion of the Class R Stock (after and subject to the rights of holders of Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, share exchange or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Class R Stock at the Conversion Ratio immediately prior to such event. The Corporation


                                    E-II-12
       shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Class R Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive upon conversion of such holder's shares of Class R Stock.



           5. The Corporation shall not conduct a reclassification of the Class R Stock without the approval of holders of a majority of the shares of Class R Stock.



           6. The provisions of this paragraph F. shall not apply to any Common Stock issued, issuable or deemed outstanding pursuant hereto: (a) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation; (b) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date; or (c) on conversion of the Class R Stock.



           7. In the event of:



               a) the occurrence of any event causing the adjustment of the Fixed Term or any Inverse Fixed Term pursuant to paragraphs F.1.,
           F.2. or F.3.; any dividend upon its Common Stock payable in stock; or



               b) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or



               c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or



               d) the occurrence of a Change of Control


           then, in connection with such event, the Corporation shall give to the holders of the Class R Stock:


               (1) in the case of (a), (b), or (c) above, at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, provided that if the Class R Stock is Publicly Traded, such notice must be given prior to the end of the Public Exercise Period prior to such record date; and



               (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Class R Stock at the address of each such holder as shown on the books of the Corporation; and


                                    E-II-13

               (3) in the case of d) above, five days after such Change of Control, unless notice is required sooner by (1) above; provided that if stockholder approval is required to effect such Change of Control, notice shall be provided concurrently with the notice to stockholders in connection with obtaining such stockholder approval.



           8. If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this paragraph F. are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Class R Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.


        G. Rank.

           The Class R Stock shall, with respect to dividend distributions and with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank on a parity with Common Stock and junior to Preferred Stock.

        H. Dividends.


           1. After dividends payable on any Preferred Stock have been declared and set aside on such Preferred Stock having a preference over the Common Stock and Class R Stock with respect to the payment of such dividends, holders of Class R Stock shall only be entitled to receive dividends, out of any assets or funds legally available therefor, in an amount per share of Class R Stock (and proportionally to such amount for fractional shares thereof) as set forth below:



               a) If and when a Regular Dividend is declared, an amount which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) the aggregate per share amount of such Regular Dividend declared on a share of Common Stock; and



               b) Subject to Paragraph K. hereof, if and when an Extraordinary Dividend is declared, an amount which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) one-fourth of the sum of (A) the aggregate per share amount of all cash portions of such Extraordinary Dividend plus (B) the aggregate per share amount (based upon the fair market value of the non-cash portion of such Extraordinary Dividend at the time such Extraordinary Dividend is declared or paid as determined in good faith by the Board of Directors of the Corporation) of all non-cash portions of such Extraordinary Dividend, in each case as declared on a share of Common Stock.



    Such dividends shall be declared and paid contemporaneously with the declaration and payment of the related dividend on the Common Stock; and the foregoing are the only times when dividends shall be declared and paid with respect to the Class R Stock.


           2. All dividends paid with respect to shares of Class R Stock pursuant to this paragraph H. shall be paid pro rata and in like manner to all of the holders entitled thereto.

           3. No Regular or Extraordinary Dividends shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation on Common Stock unless, contemporaneously therewith, a like ratable dividend calculated in accordance with this paragraph H. is declared and paid, or declared and a sum set apart sufficient for such payment, on the Class R Stock, payable as set forth herein.

                                    E-II-14

        I. Liquidation Rights.


           1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Class R Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon such Liquidation, an amount equal to (a) the Liquidation Ratio then in effect multiplied by (b) the aggregate amount of all assets and funds remaining available for distribution to holders of Common Stock and Class R Stock.


        J. Voting.


        Each issued and outstanding share of Class R Stock (and fraction thereof) shall be entitled to vote only (i) for the election of directors, and (ii) as required by law. On matters on which the holders of Class R Stock are entitled to vote, (a) each issued and outstanding share of Class R Stock shall be entitled to the number of votes equal to the Conversion Ratio as of the record date for determination of shareholders entitled to vote on such matter, and (b) each issued and outstanding fraction of a share of Class R Stock shall be entitled to (x) such fraction, multiplied by (y) the number of votes equal to the Conversion Ratio as of the record date for determination of shareholders entitled to vote on such matter. Except as required by law, holders of Class R Stock shall vote together with the holders of Common Stock as a single class on all matters on which holders of Class R Stock are entitled to vote.



        K. Forced Conversion.



           1. In the event that the Board of Directors of the Corporation determines that the Corporation should (i) take any action which would require a vote of the Class R Stock as a separate class, (ii) pay an Extraordinary Dividend, or (iii) convert all issued and outstanding shares of Class R Stock (and fractions thereof) into Common Stock, the Corporation may at its option, elect to cause all, but not less than all, shares of Class R Stock (and fractions thereof) to be converted (a "Forced Conversion") into Common Stock at the Conversion Ratio (a) in the event that the Common Stock is not Publicly Traded, set forth in the Private Conversion Ratio Certificate delivered pursuant to paragraph 5.3. as a result of such determination by the Board of Directors, and (b) in the event that the Common Stock is Publicly Traded, in effect on the date the Board of Directors determines to cause such a conversion; PROVIDED, HOWEVER, that if such Conversion Ratio in effect was calculated using a Conversion Value of less than $25.00, such Conversion Ratio shall be recalculated using a Conversion Value of $25.00.



           2. All holders of record of shares of Class R Stock (or fractions thereof) will be given at least ten (10) days prior written notice of the date fixed and the place designated for such conversion of Class R Stock pursuant to this paragraph K. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fractions thereof) at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Class R Stock (or fractions thereof) shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock and cash in lieu of any fractional shares of Common Stock to which such holder is entitled pursuant to this paragraph K. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates


                                    E-II-15
       surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (or fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (or fractions thereof) represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.


        L. Mandatory Conversion.


           1. Each share of Class R Stock (and fraction thereof) outstanding as of the Mandatory Conversion Date shall, automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of such share of Class R Stock, be converted (the "Mandatory Conversion") into shares of Common Stock (and cash in lieu of any fractions of shares of Common Stock as provided in paragraph
       D.4. hereof) at the Conversion Ratio in effect as of such Mandatory Conversion Date.



           2. All holders of record of shares of Class R Stock (or fraction thereof) will be given written notice at least ten (10) days prior to the Mandatory Conversion Date stating the place designated for mandatory conversion of all of such shares of Class R Stock pursuant to this paragraph L. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fraction thereof) at such holder's address appearing on the stock register. On or before the Mandatory Conversion Date, each holder of Class R Stock shall surrender his or its certificate or certificates for all such shares (or fractions thereof) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock and cash in lieu of any fractional shares of Common Stock to which such holder is entitled pursuant to this paragraph
       L. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (and fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (and fractions thereof) represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such Mandatory Conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a


                                    E-II-16
       share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.



        N. Taxes. The Corporation will pay all documentary stamp taxes attributable to the initial issuance of Class R Stock and of the shares of Common Stock issuable upon conversion of Class R Stock; provided that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates representing shares of Class R Stock (or fractions thereof) or Common Stock in a name other than the holder of the certificate or certificates surrendered upon conversion of Class R Stock, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.


                                  ARTICLE VII
                                PREFERRED STOCK

    The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors is hereby expressly granted authority, subject to the provisions of this Article VII, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

        A. the designation of the series and the number of shares to constitute each series;

        B. the dividend rate on the shares of each series, conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including preferences over dividends on the Common Stock or any other class or classes);

        C. whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

        D the terms and amount of any sinking, retirement or purchase fund;

        E. the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

        F. the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

        G. any restrictions on the issue or reissue or sale of additional Preferred Stock;

        H. the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or any other class or classes or series of stock); and

        I. such other special rights and privileges, if any, for the benefit of the holders of Preferred Stock, as shall not be inconsistent with provisions of this Second Restated Certificate of Incorporation.

                                    E-II-17

    All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs A. to I. inclusive above.

                                  ARTICLE VIII
                                   DIRECTORS

        A. The Board of Directors shall consist of no fewer than six persons and no more than fifteen persons, and such number shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

        B. Upon the Effective Time, the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

        C. A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors.


        D. Any vacancy on the Board of Directors, however resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.


                                   ARTICLE IX
               DUTY OF THE CORPORATION TO REPURCHASE COMMON STOCK

        A. Subject to the limitations set forth below in this Article IX, and only until such time as the Common Stock has become Publicly Traded, holders of Common Stock may at any time on or prior to the fifteenth day of any calendar month offer to sell part or all of their shares of Common Stock to the Corporation by delivering the certificate or certificates for such stock with a written notice offering such stock to the Corporation. Any such offer shall be accepted by the Corporation, and payment shall be made for such stock within 60 days after receipt of such certificates and such written notice by the corporation, without interest.

        B. Suspension of Repurchase Duties.

        If the Board of Directors determines that the Formula Value at the end of the fiscal year during which such determination is made is likely to be less than (i) the Formula Value at the end of the prior fiscal year less
    (ii) the aggregate amount of dividends declared on the Common Stock since the end of

                                    E-II-18
    the prior fiscal year, the Board may suspend the Corporation's duty to repurchase shares of Common Stock in accordance with this Article IX. Any such suspension shall not extend for a period longer than 365 days from the date of the Board's declaration of suspension. During any such suspension period, the Corporation shall not repurchase any shares of Common Stock tendered for repurchase pursuant to subparagraph A, of this Article IX.

        C. Limitations on Cash Repurchase Duties.

           1. For purposes of this paragraph C., the "10% Threshold" means a number of shares of Common Stock equal to 10% of the aggregate number of such shares outstanding as of the end of the fiscal year ending immediately prior to the date of determination.

           2. If, after taking into account the number of shares of Common Stock tendered for repurchase by the Corporation during the first 15 days of any calendar month (the "Tendered Shares"), the aggregate number of shares of such stock that have been tendered for repurchase during the fiscal year during which such month falls equals or exceeds the 10% Threshold, the Board of Directors may declare that cash payments for the repurchase of Common Stock are not in the best interests of the Corporation. The Board of Directors shall make any such declaration prior to the last day of the relevant calendar month and shall promptly provide to the holders of Tendered Shares with respect to such calendar month a notice specifying:

               (a) the percentage (the "Specified Percentage") of the Tendered Shares that will be purchased for cash (which may, in the discretion of the Board of Directors, be a percentage calculated to limit the aggregate number of shares purchased for cash during the relevant fiscal year to the 10% Threshold or a greater percentage); and

               (b) the terms (including interest rate and prepayment rights, if any) of promissory notes maturing on a date to be determined by the board of Directors, but not later than ten years after the date upon which the holder of such note tendered the Tendered Shares, which will be issued by the Corporation in payment for any Tendered Shares that are not purchased for cash and the tender of which is not withdrawn pursuant to subparagraph 3, below.

           3. Upon receipt of the notice required by subparagraph 2, each holder of Tendered Shares may elect to withdraw such holder's tender of a number of shares of Common Stock not exceeding the number of shares in excess of the number determined by multiplying the Specified Percentage by the number of shares tendered by such holder. Notice of any such election shall be provided to the Corporation not later than ten days after the date upon which such holder receives the notice provided by the Corporation pursuant to subparagraph 2, above.

           4. After the date of any declaration by the Board of Directors pursuant to subparagraph 2, the Corporation shall continue to be obligated to purchase shares of Common Stock subsequently tendered for repurchase during the relevant fiscal year, but payment for any such shares shall be made in the form of a promissory note maturing on a date to be determined by the Board of Directors, but not later than ten years after the date upon which such shares are tendered. The terms of any such notes shall be determined by the Board of Directors at the time at which any of the Common Stock is tendered; PROVIDED, HOWEVER, that the Corporation shall provide notice to any tendering stockholder of the terms of such note not later than ten days after the date of tender, and such stockholder shall be entitled to withdraw the tender of any or all of such shares by providing written notice of such withdrawal to the Corporation not later than ten days after the date upon which such holder receives the notice of such terms from the Corporation.

        D. Common Stock Per Share Price.

        Subject to the limitations set forth in this Article IX, the Corporation shall purchase any share of Common Stock pursuant to this Article IX for a price equal to the Common Stock Per Share Price.

                                    E-II-19

        E. Definitions for purposes of Article IX.


           1. "Common Stock Per Share Price" with respect to any share of Common Stock, means the amount determined by dividing:



               (a) the sum of (i) the Formula Value PLUS (ii) the face amount of any outstanding Convertible Debentures, determined as of the fiscal year end immediately preceding the date of determination (the "prior year end"); by


               (b) the sum of (i) the total number of issued and outstanding shares of Common Stock, PLUS (ii) the total number of shares reserved for the conversion of outstanding Convertible Debentures convertible into Common Stock, in each case determined as of the prior year end; and

          deducting from the quotient (rounded to the nearest $0.05) the amount of any dividends per share declared on Common Stock subsequent to the prior year end.

           2. "Convertible Debenture" means any debenture or other instrument evidencing indebtedness of the Corporation convertible at any time into shares of Common Stock.

           3."Formula Value" means:


               (a)(i) if such Formula Value is being determined at or prior to the end of the fiscal year during which the date of the exchange (the "Exchange Date") of the shares of the Corporation's then outstanding Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share, for shares of common stock of PKS Holdings, Inc. has occurred, the total stockholders' equity of the Corporation and its consolidated Subsidiaries, determined by independent certified public accountants in conformity with generally accepted accounting principles applied on a consistent basis as of the Exchange Date, after giving effect to the exchange on that date; or



               (ii) if such Formula Value is being determined after the end of the fiscal year during which the Exchange Date occurs, the total stockholders' equity as shown on the consolidated balance sheet contained in the Consolidated Financial Statements of the Corporation and consolidated Subsidiaries, prepared in conformity with generally accepted accounting principles applied on a consistent basis for the Corporation and its consolidated Subsidiaries as of the fiscal year end immediately preceding the date of determination (the "prior year end") and audited and certified by an independent firm of certified public accountants selected and engaged by the Board of Directors; MINUS



               (b) the sum of (x) such total stockholders' equity attributable to any issued and outstanding Preferred Stock, plus (y) the amount of any accrued, accumulated and undeclared dividends thereon, all as of the date of determination.


           4. "Publicly Traded" means as to the Common Stock, that (x) the stock has been listed on a United States national or regional stock exchange,
       (y) the stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or (z) the Board of Directors determines that the stock has otherwise become publicly traded. In making such a determination, the Board may consider the frequency and means of trading in the stock.

           5. "Subsidiary" means a corporation, partnership or other entity with respect to which the Corporation holds, directly or indirectly, at least a majority of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such entity has outstanding more than one class of capital stock or other equity interests.

    F. Notwithstanding any other provision hereof with respect to the Common Stock, other than as set forth in Article V, paragraph D., in no event shall (i) any holder of Common Stock, Non-Redeemable

                                    E-II-20

Series have any right to require the Corporation to repurchase such holder's shares of Common Stock, Non-Redeemable Series or (ii) Common Stock, Non-Redeemable Series be subject to any redemption.


                                   ARTICLE X
                               STOCKHOLDERS' VOTE

    Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.

                                   ARTICLE XI
                                INDEMNIFICATION

    The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Subsections 145(a), (b), and (c) of the DGCL or any successor statute.

    The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE XII
                            LIMITATION OF LIABILITY

    A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article XII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XIV
                                SPECIAL MEETINGS

    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the President, the Chief Executive Officer or the Chairman of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                    E-II-21

                                   ARTICLE XV
                          RATIFICATION BY STOCKHOLDERS

    Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.

                                  ARTICLE XVI
                           AMENDMENTS OF CERTIFICATE

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation or in any amendment hereto by the affirmative vote of a majority of the outstanding stock entitled to vote thereon; provided, however, that the provisions of this Second Restated Certificate of Incorporation requiring for action by the stockholders a vote of at least sixty-six and two-thirds percent (66 2/3%) shall not be amended except by such vote; and PROVIDED FURTHER, that (A) the formulae for determining Formula Value or Common Stock Per Share Price shall not be amended except by the affirmative vote of at least eighty percent (80%) of the outstanding stock entitled to vote thereon and (B) this Article XVI shall not be amended except by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

                                  ARTICLE XVII
                                   CREDITORS

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                 ARTICLE XVIII
                                    BY-LAWS

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

    IN WITNESS WHEREOF, the Corporation has caused this Second Restated
Certificate of Incorporation to be signed by                  , its President,
this   day of         , 1997.

                                By:  -----------------------------------------
                                                     PRESIDENT

                                    E-II-22

                            PETER KIEWIT SONS', INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             THE SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 8, 1997


PROXY


    The undersigned hereby appoints                     ,
and                     , or any of them or their substitutes, as proxies, each
with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Peter Kiewit Sons', Inc. held of record by the undersigned at the close of business on November 10, 1997, at the Special Meeting of Stockholders to be held December 8, 1997, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.


    The undersigned hereby acknowledges receipt of the Notice of Special Meeting
and the Proxy Statement/Joint Prospectus, dated November   , 1997.


/X/  PLEASE MARK YOUR

   VOTES AS IN THIS EXAMPLE.


                                                          FOR      AGAINST     ABSTAIN
1. Ratification of the decision of the Board of           / /        / /         / /
Directors of PKS (the "PKS Board") to separate the
construction business of PKS and the diversified
business of PKS into two independent companies. The
PKS Board would effect this separation by (i)
declaring a dividend of eight-tenths of one share of
newly created Class R Convertible Common Stock, par
value $.01 per share ("Class R Stock"), of PKS with
respect to each outstanding share of Class C
Construction & Mining Group Restricted Redeemable
Convertible Exchangeable Common Stock, par value
$.0625 per share ("Class C Stock") of PKS, and (ii)
causing each outstanding share of Class C Stock to be
mandatorily exchanged by resolution of the PKS Board
pursuant to existing provisions of the PKS Restated
Certificate of Incorporation (the "PKS Certificate")
for one share of Common Stock, par value $.01 per
share, of PKS Holdings, Inc., a newly formed, direct,
wholly owned subsidiary of PKS ("PKS Holdings"), to
which the Class R Stock would attach (collectively,
the "Transaction").

                                                          FOR      AGAINST     ABSTAIN
2. Approval of amendments of the PKS Certificate, to      / /        / /         / /
be implemented promptly following approval at the
Special Meeting, to (i) create the Class R Stock to
be distributed in the Class R Stock Distribution
pursuant to the Transaction, (ii) increase from
50,000,000 to 500,000,000 the number of shares of
Class D Stock which PKS is authorized to issue, (iii)
designate 10 shares of Class D Stock as "Class D
Stock, Non-Redeemable Series" and (iv) eliminate the
requirement that the Certificate of Incorporation of
PKS Holdings as in effect at the time of the Share
Exchange be substantially similar to the PKS
Certificate.

                                                          FOR      AGAINST     ABSTAIN

3. Approval of amendments of the PKS Certificate, to      / /        / /         / /
be implemented only if the Transaction is
consummated, to (i) redesignate Class D Stock as
"Common Stock, par value $.01 per share"; (ii)
authorize the issuance of series of preferred stock,
the terms of which are to be determined by the
Diversified Holdings Board; (iii) modify the
repurchase rights to which the holders of Class D
Stock are entitled; (iv) delete the provisions
regarding Class C Stock; (v) classify the Diversified
Holdings Board; (vi) prohibit stockholder action by
written consent; (vii) empower the Diversified
Holdings Board, exclusively, to call special meetings
of the stockholders; (viii) require a super-majority
vote of stockholders to amend the Diversified
Holdings by-laws; and (ix) make certain other
changes, consistent with the implementation of the
foregoing.

                                                          FOR      AGAINST     ABSTAIN
4. Approval of the amendment and restatement to the       / /        / /         / /
Peter Kiewit Sons', Inc. 1995 Class D Stock Plan, as
the Restated Plan (i) increasing the number of shares
of Class D Stock reserved for issuance upon the
exercise of stock-based awards from 1,000,000 to
7,000,000, (ii) providing for the acceleration of
vesting of such awards in the event of a Change
Control of PKS (as defined in the Restated Plan),
(iii) providing for a tax gross-up in the event that
options awards granted or vesting pursuant to the
Restated Plan are deemed to be "excess parachute
payments" within the meaning of Section 280G of the
Code and (iv) allowing for the grant of stock-based
awards to directors of PKS and KDG who are not also
employees of PKS or KDG.


SIGNATURE(S)                                              DATE
SIGNATURE(S)                                              DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. Please mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he or she in not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudicated to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

    Section 145 of the DGCL empowers a Delaware corporation to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them incurred while acting in such capacities or arising out of their status as such.

    In accordance with Section 145 of the DGCL, Article Sixth of the PKS Certificate and Section 51 of the PKS By-laws provide that PKS shall indemnify each person who is or was a director, officer or employee of PKS (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of PKS as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the DGCL or any successor statute. The indemnification provided by the PKS Certificate and the PKS By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Article [seventh] of the PKS Certificate provides that a director of PKS shall not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended further eliminating or limiting the personal liability of directors, then the liability of a director of PKS shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    The PKS Holdings Certificate and PKS By-laws will contain provisions with respect to the indemnification and limitation on liability of directors indentical to those included in the PKS Certificate and PKS By-laws.

    In accordance with Section 145 of the DGCL, pursuant to the Certificate Amendments, Article VIII of the Diversified Holdings Certificate and Article VIII the Diversified Holdings By-Laws will provide that Diversified Holdings shall indemnify each person who is or was a director, officer or employee of Diversified Holdings (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of Diversified Holdings as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification to be provided by the Diversified Holdings Certificate and the Diversified Holdings By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Diversified Holdings. The Diversified Holdings Certificate will further provide that a director of Diversified Holdings shall not be personally liable to Diversified Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Diversified Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Diversified Holdings shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

    The Diversified Holdings By-Laws will provide that Diversified Holdings may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

ITEM 21.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    Exhibits


                                                                                                           SEQUENTIAL
 EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
-----------------  -----------------------------------------------------------------------------------  -----------------

           2.1     Form of Separation Agreement between PKS Holdings and PKS

           3.1**   Restated Certificate of Incorporation of PKS (incorporated by reference to Exhibit
                   3.1 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28,
                   1996 which incorporates by reference Exhibit 3.1 to the PKS Annual Report on Form
                   10-K for the fiscal year ended December 28, 1991)

           3.2**   Amended and Restated By-laws of PKS (incorporated by reference to Exhibit 3.4 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28, 1996 which incorporates by reference Exhibit 3.4 to the PKS Annual Report on Form 10-K for the fiscal year ended December 26, 1992)

           3.3     Form of Proposed Second Restated Certificate of Incorporation of PKS (included as
                   Appendix E-II to the Proxy Statement/Joint Prospectus contained herein)

           3.4     Form of Proposed Amended and Restated By-laws of PKS

           3.5**   Certificate of Incorporation of PKS Holdings

           3.6**   By-laws of PKS Holdings

           3.7     Form of Proposed Restated Certificate of Incorporation of PKS Holdings (included as
                   Appendix D to the Proxy Statement/Joint Prospectus contained herein)

           3.8     Form of Proposed Restated By-laws of PKS Holdings

           5       Opinion of Willkie Farr & Gallagher relating to legality of the PKS Holdings Stock, the Class R Stock and the Diversified Holdings Stock issuable upon conversion of the Class R Stock

           8       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to certain U.S. income tax matters

          15       Letter of Coopers & Lybrand L.L.P. relating to unaudited pro forma financial information of PKS and Kiewit Construction and Mining Group

          23.1     Consent of Coopers & Lybrand L.L.P. relating to PKS and PKS Holdings financial statements

          23.2     Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 5)

          23.3     Consent of Gleacher NatWest, Inc.

          23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)

          24 **    Powers of Attorney (included on the signature pages of the Registration Statement as filed with the Commission on August 29, 1997)

                                                                                                           SEQUENTIAL
 EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
-----------------  -----------------------------------------------------------------------------------  -----------------
          99.2     Executive Engagement Agreement among James Q. Crowe, PKS and KDG

          99.3**   Consent of R. Douglas Bradbury

          99.4**   Consent of Robert E. Julian

          99.5**   Consent of David C. McCourt

          99.6**   Consent of Michael B. Yanney

          99.7*    Opinion of Gleacher NatWest, Inc.


------------------------

 *  To be Filed by Amendment

**  Previously Filed

ITEM 22.       UNDERTAKINGS

    1. The undersigned registrants hereby undertake:

        a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    4. Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the joint prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    5. Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    6. Each of the undersigned registrants hereby undertakes that:

        a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by MFS pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska on November 6, 1997.



  PETER KIEWIT SONS', INC.                         PKS HOLDINGS, INC.

                /s/  MATTHEW J. JOHNSON                           /s/  THOMAS C. STORTZ
  By:                                              By:
        ----------------------------------------         ----------------------------------------
                   Matthew J. Johnson                                Thomas C. Stortz
                 Vice President--Legal                                Vice President

                PETER KIEWIT SONS', INC. DIRECTORS AND OFFICERS

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chairman of the Board and    November 6, 1997
------------------------------    President
      Walter Scott, Jr.           (Principal Executive
                                  Officer and
                                  Principal Financial
                                  Officer)

              *                 Vice Chairman and Director   November 6, 1997
------------------------------
     William L. Grewcock

              *                 Executive Vice President     November 6, 1997
------------------------------    and Director
      Kenneth E. Stinson

              *                 Controller                   November 6, 1997
------------------------------    (Principal Accounting
      Eric J. Mortensen           Officer)

              *                 Director                     November 6, 1997
------------------------------
        Richard Geary

              *                 Director                     November 6, 1997
------------------------------
       Richard R. Jaros

              *                 Director                     November 6, 1997
------------------------------
     George B. Toll, Jr.

              *                 Director                     November 6, 1997
------------------------------
       Richard W. Colf

              *                 Director                     November 6, 1997
------------------------------
      Bruce E. Grewcock

              *                 Director                     November 6, 1997
------------------------------
       Tait P. Johnson

              *                 Director                     November 6, 1997
------------------------------
      Allen K. Kirkwood

              *                 Director                     November 6, 1997
------------------------------
        James Q. Crowe

              *                 Director                     November 6, 1997
------------------------------
     Robert B. Daugherty

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Director                     November 6, 1997
------------------------------
      Charles M. Harper

              *                 Director                     November 6, 1997
------------------------------
      Peter Kiewit, Jr.



    Matthew J. Johnson, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in Registrants' Registration Statement on August 29, 1997.



    /s/ MATTHEW J. JOHNSON      Attorney-in-fact
------------------------------
      Matthew J. Johnson

                   PKS HOLDINGS, INC. DIRECTORS AND OFFICERS

    Pursuant to the requirements of Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Director                     November 6, 1997
------------------------------
      Walter Scott, Jr.

              *                 President (Principal         November 6, 1997
------------------------------    Executive Officer) and
      Kenneth E. Stinson          Director

              *                 Executive Vice President     November 6, 1997
------------------------------    and Director
        Richard Geary

              *                 Executive Vice President     November 6, 1997
------------------------------    and Director
     George B. Toll, Jr.

              *                 Executive Vice President     November 6, 1997
------------------------------    and Director
      Bruce E. Grewcock

     /s/ THOMAS C. STORTZ       Vice President and           November 6, 1997
------------------------------    Director
       Thomas C. Stortz

              *                 Director                     November 6, 1997
------------------------------
       Richard W. Colf

              *                 Director                     November 6, 1997
------------------------------
       Tait P. Johnson

SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Director                     November 6, 1997
------------------------------
     Allan Keith Kirkwood

              *                 Director                     November 6, 1997
------------------------------
     William L. Grewcock

              *                 Director                     November 6, 1997
------------------------------
        James Q. Crowe

              *                 Director                     November 6, 1997
------------------------------
      Peter Kiewit, Jr.

              *                 Vice President and           November 6, 1997
------------------------------    Treasurer (Principal
        Kenneth Jantz             Accounting Officer)

              *                 Vice President (Principal    November 6, 1997
------------------------------    Financial Officer)
        Stephen Sharpe



    Thomas C. Stortz, by signing his name below, signs this document on behalf of each of the above-named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in Registrants' Registration Statement on August 29, 1997.



            /s/ THOMAS C. STORTZ               Attorney-in-fact
--------------------------------------------
              Thomas C. Stortz

                                 EXHIBIT INDEX


                                                                                                           SEQUENTIAL
 EXHIBIT NO.                                           DESCRIPTION                                          PAGE NO.
-----------------  -----------------------------------------------------------------------------------  -----------------
           2.1     Form of Separation Agreement between PKS Holdings and PKS
           3.1**   Restated Certificate of Incorporation of PKS (incorporated by reference to Exhibit
                     3.1 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28,
                     1996 which incorporates by reference to Exhibit 3.1 to the PKS Annual Report on
                     Form 10-K for the fiscal year ended December 28, 1991)
           3.2**   Amended and Restated By-laws of PKS (incorporated by reference to Exhibit 3.4 to the PKS Annual Report on Form 10-K for the fiscal year ended December 28, 1996 which incorporates by reference to Exhibit 3.4 to the PKS Annual Report on Form
                     10-K for the fiscal year ended December 26, 1992)
           3.3     Form of Proposed Second Restated Certificate of Incorporation of PKS (included as
                     Appendix E-II to the Proxy Statement/Joint Prospectus contained herein)
           3.4     Form of Proposed Amended and Restated By-laws of PKS
           3.5**   Certificate of Incorporation of PKS Holdings
           3.6**   By-laws of PKS Holdings
           3.7     Form of Proposed Restated Certificate of Incorporation of PKS Holdings (included as
                     Appendix D to the Proxy Statement/Joint Prospectus contained herein)
           3.8     Form of Proposed Restated By-laws of PKS Holdings
           5       Opinion of Willkie Farr & Gallagher relating to legality of the PKS Holdings Stock, the Class R Stock and the Diversified Holdings Stock issuable upon conversion of the Class R Stock
           8       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to certain U.S. income tax matters
          15       Letter of Coopers & Lybrand L.L.P. relating to unaudited pro forma financial information of PKS and Kiewit Construction and Mining Group
          23.1     Consent of Coopers & Lybrand L.L.P. relating to PKS and PKS Holdings financial statements
          23.2     Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 5)
          23.3     Consent of Gleacher NatWest, Inc.
          23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)
          24 **    Powers of Attorney (included on the signature pages of the Registration Statement as filed with the Commission on August 29, 1997)
          99.2     Executive Engagement Agreement among James Q. Crowe, PKS and KDG
          99.3**   Consent of R. Douglas Bradbury
          99.4**   Consent of Robert E. Julian
          99.5**   Consent of David C. McCourt
          99.6**   Consent of Michael B. Yanney
          99.7*    Opinion of Gleacher NatWest, Inc.


------------------------

 *  To be Filed by Amendment

**  Previously Filed